                                                                     Exhibit 4.6
                 PUTNAM FIDUCIARY TRUST COMPANY
[PUTNAM LOGO]    PROTOTYPE DEFINED CONTRIBUTION PLAN

                 PUTNAM PREFERRED PROFIT SHARING/401(k) PLAN
                 Non-Standardized (005)


ADOPTION AGREEMENT


     AMENDED FOR THE URUGUAY ROUND AGREEMENTS ACT ("GATT"), THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994 ("USERRA"), THE SMALL BUSINESS JOB PROTECTION ACT OF 1996 ("SBJPA"), THE TAXPAYER RELIEF ACT OF 1997 ("TRA '97"), THE INTERNAL REVENUE SERVICE RESTRUCTURING AND REFORM ACT OF 1998 ("RRA '98"), AND THE COMMUNITY RENEWAL TAX RELIEF ACT OF 2000 (COLLECTIVELY REFERRED TO AS "GUST").

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                         PUTNAM FIDUCIARY TRUST COMPANY
                       PROTOTYPE DEFINED CONTRIBUTION PLAN

                                TABLE OF CONTENTS

     A.   PREAMBLE....................................................................................1

     B.   LEAD EMPLOYER...............................................................................1

               Lead Employer: [Plan Sec. 2.33]........................................................1

     C.   PLAN INFORMATION............................................................................1

               Plan: [Plan Sec. 1.1]..................................................................1
               Plan Year: [Plan Sec. 2.51]............................................................1
               Trustee: [Plan Secs. 1.3 and 2.65].....................................................1

     D.   ELIGIBILITY AND SERVICE REQUIREMENTS........................................................2

               Excluded Employment Categories: [Plan Sec. 2.13(a)]....................................2
               Age and Service Requirements: [Plan Sec. 3.1(a)].......................................2
               Entry: [Plan Secs. 2.23 and 3.1(a)]....................................................3
               Hours of Service: [Plan Sec. 2.29].....................................................3
               Method to Determine Service for Eligibility Purposes: [Plan Sec. 2.57].................3
               Method to Determine Service for Vesting Purposes: [Plan Sec. 2.57].....................4
               Break in Service Rules: [Plan Secs. 2.7, 3.3 and 10.2(m)]..............................4
               Waiver of Entry Requirements: [Plan Sec. 3.1(f)].......................................4

     E.   PLAN COMPENSATION...........................................................................4

               Plan Compensation: [Plan Sec. 2.49]....................................................5
               Plan Compensation for the Plan Year: [Plan Sec. 2.50]..................................6

     F.   EMPLOYEE PRE-TAX COMPONENT..................................................................6

               Employee Pre-tax Contributions: [Plan Sec. 4.1]........................................6
               Service Requirement: [Plan Sec. 3.1(a)]................................................6
               Pay Reduction Contributions - Minimums/maximums: [Plan Secs. 4.1(A) and (b)]...........6
               Pay Reduction Agreements: [Plan Sec. 4.1(a)]...........................................7
               Cash or Deferred Contributions: [Plan Sec. 4.1(c)].....................................7
               In-service Hardship Withdrawals: [Plan Sec. 11.2]......................................8

     G.   EMPLOYEE AFTER-TAX COMPONENT................................................................8

               Employee After-Tax Contributions: [Plan Sec. 4.2]......................................8
               Service Requirement: [Plan Sec. 3.1(a)]................................................8
               Payroll Withholding Contributions: [Plan Sec. 4.2(a)]..................................8

     H.   EMPLOYER SAFE-HARBOR COMPONENT..............................................................8

               Employer Safe-Harbor Contributions: [Plan Secs. 5.1 and 6.1]...........................8
               Employer Safe-Harbor Contributions: [Plan Secs. 5.1 and 6.1]...........................9


     I.   EMPLOYER REGULAR MATCHING COMPONENT.........................................................10

               Employer Regular Matching Contributions: [Plan Sec. 5.2]...............................10
               Service Requirement: [Plan Sec. 3.1(A)]................................................10
               Requirements to Receive an Employer Regular Matching Contribution:
                  [Plan Sec 5.2(a) or (b)]............................................................11
               Matching Formula: [Plan Sec. 5.2(a) or (b)]............................................11
               Vesting Schedule for Employer Regular Matching Component: [Plan Sec. 10.2(e)]..........15
               In-Service Hardship Withdrawals: [Plan Sec. 11.2]......................................15

     J.   EMPLOYER REGULAR PROFIT SHARING COMPONENT...................................................15

               Profit Sharing Contributions: [Plan Sec. 6.2]..........................................15
               Service Requirement: [Plan Sec. 3.1(a)]................................................16
               Requirements to Share in the Employer Regular Profit Sharing Contribution:
                  [Plan Sec. 6.2(a) or (b)]...........................................................16
               Contribution/allocation Formula: [Plan Sec. 6.2(a) or (b)].............................17
               Vesting Schedule for Employer Regular Profit Sharing Component: [Plan Sec. 10.2(e)]....17
               In-Service Hardship Withdrawals: [Plan Sec. 11.2]......................................18

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

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
     K.   EMPLOYER QUALIFIED MATCHING AND PROFIT SHARING COMPONENT....................................18

               Employer Qualified Contributions: [Plan Secs. 5.3 and 6.3].............................18
               Employer Qualified Matching Contributions (Qmacs): [Plan Sec. 5.3].....................18
               Employer Qualified Profit Sharing Contributions (Qnecs): [Plan Sec. 6.3]...............18

     L.   RETIREMENT AND IN-SERVICE WITHDRAWALS.......................................................19

               Retirement Age: [Plan Secs. 2.15 and 2.40].............................................19
               In-service Withdrawals: [Plan Sec. 11.2]...............................................19

     M.   SPECIAL VESTING RULES.......................................................................19

               Vesting: [Plan Sec. 10.2(e)]...........................................................20
               Service Disregarded for Vesting: [Plan Sec. 10.2(f)]...................................20
               Treatment of Forfeitures: [Plan Sec. 5.2(g)]...........................................20

     N.   EMPLOYER SECURITIES.........................................................................20

               Employer Securities: [Plan Secs. 14.13 and 14.14]......................................20
               Voting Provisions: [Plan Secs. 14.13(d) and 14.14].....................................20
               Tender Provisions: [Plan Secs. 14.13(e)  and 14.14]....................................20

     O.   PAYMENT OF BENEFITS.........................................................................21

               Balances Less Than Cash Out Amount: [Plan Sec. 12.4]...................................21
               Payment Forms: [Plan Secs. 12.3(b) and 12.6]...........................................21

     P.   TOP  HEAVY PROVISIONS.......................................................................21

               Coordination With Other Qualified Plans: [Plan Sec. 17.1]..............................21

     Q.   CODE SECTION 415 COORDINATION...............................................................21

               Correction Method: [Plan Sec. 18.1(b)].................................................21
               Coordination With Other Plans: [Plan Sec. 18.2]........................................22

     R.   SPECIAL TESTING RULES.......................................................................22

               Highly Compensated Employees: [Plan Sec. 2.27].........................................22
               ADP/ACP Testing Method:................................................................22

     S.   SPECIAL EFFECTIVE DATE RULES................................................................23

     T.   FROZEN ACCOUNTS.............................................................................23

     U.   OTHER INFORMATION FOR THE PARTICIPATING EMPLOYERS...........................................23

     V.   SPONSOR OF THE PROTOTYPE....................................................................23

     W.   RELIANCE ON IRS OPINION LETTER..............................................................25

     X.   LEAD EMPLOYER SIGNATURE.....................................................................25

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                 PUTNAM FIDUCIARY TRUST COMPANY
[PUTNAM LOGO]    PROTOTYPE DEFINED CONTRIBUTION PLAN

                 PUTNAM PREFERRED PROFIT SHARING/401(k) PLAN
                 Non-Standardized (005)


ADOPTION AGREEMENT

A.   PREAMBLE

A.1.  BY THIS AGREEMENT, THE LEAD EMPLOYER HEREBY...[CHECK ONE]:

a.   / / adopts a new plan effective as of...[COMPLETE]:
     i.  Original Effective Date:___________[MONTH, DAY, YEAR].

b.   /X/ amends/restates its existing plan effective as of...[COMPLETE]:
     i.  Amendment Effective Date: 05/01/2004 [MONTH, DAY, YEAR].

B.   LEAD EMPLOYER

LEAD EMPLOYER:                          B.1. Lead Employer Name: Hospira, Inc.
[PLAN SEC. 2.33]
                                             [NOTE: THE LEAD EMPLOYER IS A PARTICIPATING EMPLOYER IN THE PLAN. THE CONTROLLED
                                             GROUP MEMBERS THAT ARE PARTICIPATING EMPLOYERS AS OF THE ORIGINAL EFFECTIVE DATE
                                             (SPECIFIED IN A.I.a.i.), THE AMENDMENT EFFECTIVE DATE (SPECIFIED IN A.I.b.i.) OR, IF
                                             APPLICABLE, A LATER EFFECTIVE DATE (SPECIFIED IN THE PARTICIPATING EMPLOYER ADOPTION
                                             SUPPLEMENT TO THE ADOPTION AGREEMENT) ARE AS SPECIFIED IN THE PARTICIPATING EMPLOYER
                                             ADDENDUM.]

C.   PLAN INFORMATION

PLAN:                                   C.1. Plan Name:  Hospira Ashland Union 401(K) Plan and Trust
[PLAN SEC. 1.1]
[PLAN YEAR]                             C.2. The Plan Year is the twelve-consecutive-month period ending each  12/31 [MONTH, DAY]
[PLAN SEC. 2.51]                             [CHECK EACH THAT APPLIES]:

                                        a.   / /  The first Plan Year is a short year that began on the Original Effective Date and ended___________[MONTH, DAY, YEAR].
                                        b.   / /  The Plan Year has been amended. The last Plan Year before the amendment ended
                                                  [MONTH, DAY, YEAR], and the short Plan Year resulting from the amendment began the next day and ended___________[MONTH, DAY, YEAR].

                                        C.3. The Plan is funded by a Trust Fund with...[CHECK EACH THAT APPLIES]:
TRUSTEE:
[PLAN SECS. 1.3 AND 2.65]               a.   /X/  Putnam Fiduciary Trust Company serving as a Directed Trustee.
                                        b.   / /  individual trustee(s) serving as a...[CHECK ONE]:

                                             i.   / / Directed Trustee.
                                             ii.  / / Discretionary Trustee.

                                        c.   / /  a financial organization (other than Putnam Fiduciary Trust Company) serving as a ...[CHECK ONE]:

                                             i.   / / Directed Trustee.
                                             ii.  / / Discretionary Trustee.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

D.   ELIGIBILITY AND SERVICE REQUIREMENTS

EXCLUDED EMPLOYMENT                     D.1. Covered Employment does NOT include employment as...[CHECK EACH OF a. THROUGH k. THAT
CATEGORIES:                                  APPLIES, OR CHECK l. IF IT APPLIES]:
[PLAN SEC. 2.13(a)]                          [NOTE: COVERED EMPLOYMENT ONLY INCLUDES EMPLOYMENT WITH A PARTICIPATING EMPLOYER.
                                             HOWEVER, IT DOES NOT INCLUDE EMPLOYMENT AS A COLLECTIVE BARGAINING EMPLOYEE UNLESS
                                             THE COLLECTIVE BARGAINING AGREEMENT PROVIDES FOR PARTICIPATION IN THE PLAN UNDER THE
                                             TERMS SET FORTH IN THIS ADOPTION AGREEMENT.]

                                        a.   / /  a non-resident alien who receives no earned income (within the meaning of Code
                                                  Section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)), or who receives such earned income but it is all exempt from income tax in the
                                                  United States under the terms of an income tax convention.
                                        b.   / /  a Highly Compensated Employee.

                                                  [NOTE: EXCLUDING ANY OF THE FOLLOWING CATEGORIES MAY RESULT IN FAILURE TO
                                                  SATISFY THE COVERAGE REQUIREMENTS OF CODE SECTION 410(b).]

                                        c.   / /  a Key Employee.
                                        d.   / /  a Leased Employee.
                                        e.   / /  a Self-Employed Individual (that is, a sole proprietor or partner with respect to a Participating Employer).
                                        f.   / /  a salaried Employee.
                                        g.   / /  an hourly-wage Employee.
                                        h.   / /  an Employee paid primarily on a commission basis.
                                        i.   / /  an Employee working outside the United States.
                                        j.   / /  an Employee in any of the following units or locations [SPECIFY]:___________.
                                                    [NOTE: TO EXCLUDE ALL EMPLOYEES OF A CONTROLLED GROUP MEMBER, DO NOT DESIGNATE
                                                  THAT CONTROLLED GROUP MEMBER AS A PARTICIPATING EMPLOYER.]

                                        k.   / /  other [SPECIFY]:_________. [NOTE: OTHER EXCLUDED CATEGORIES MAY NOT BE BASED ON
                                                  HOURS WORKED BY AN EMPLOYEE OR THE EMPLOYEE'S AGE.]

     Collective Bargaining              l.   /X/  The Plan is exclusively a collective bargaining plan - thus, the only Employees
     Only Plan                                    in Covered Employment are those Collective Bargaining Employees who are covered by the following collective bargaining agreement(s) that provide(s) for participation in the Plan...[COMPLETE]: [NOTE: ALL OTHER EMPLOYEES ARE EXCLUDED
                                                  FROM ALL COMPONENTS.]

                                             United Steelworkers of America Local Union No. 196-L

                                        D.2. Covered Employment...[CHECK ONE]:

                                        a.   / /  does NOT include employment during the transition period following a stock or asset acquisition described in Code Section 410(b)(6)(C)...[CHECK IF APPLICABLE]:

                                             i.  / / subject to the following exceptions...[COMPLETE]: [NOTE: FOR EACH LISTED
                                                     ACQUISITION, EMPLOYMENT BECOMES COVERED EMPLOYMENT AS OF THE EFFECTIVE DATE
                                                     LISTED FOR THAT ACQUISITION (UNLESS THE EMPLOYMENT IS EXCLUDED UNDER D.1.).]

                                                  ACQUISITION                                   EFFECTIVE DATE

                                        b.   /X/  includes employment during the transition period following a stock or asset acquisition described in Code Section 410(b)(6)(C) (unless the employment is excluded under D.1.).

                                        [NOTE: THIS PROVISION APPLIES ONLY TO AN INDIVIDUAL WHO BECOMES AN EMPLOYEE AS A RESULT OF
                                        THE ACQUISITION. THE "TRANSITION PERIOD" BEGINS ON THE DATE OF SUCH ACQUISITION AND ENDS
                                        ON THE LAST DAY OF THE FIRST PLAN YEAR BEGINNING AFTER THE DATE OF SUCH ACQUISITION (OR,
                                        IF EARLIER, UPON ANY SIGNIFICANT CHANGE IN COVERAGE OF THE PLAN OTHER THAN AS A RESULT OF
                                        SUBSEQUENT ACQUISITION).]

AGE AND SERVICE REQUIREMENTS:           D.3. For an Employee to participate in any Component, he/she must have attained age...

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

[PLAN SEC. 3.1(a)]                           [CHECK ONE]:

                                        a.   / / _________[21 OR LESS].
                                        b.   /X/ N/A - there is no age requirement.

                                        D.4. The service requirement for participation will be determined separately for each
                                             Component, as specified in F.2., G.2., I.2. and J.2. [NOTE: THE SERVICE REQUIREMENT
                                             FOR THE EMPLOYER SAFE-HARBOR MATCHING OR PROFIT SHARING COMPONENT WILL BE THE SAME AS
                                             FOR THE EMPLOYEE PRE-TAX COMPONENT.]

ENTRY:                                  D.5. The Entry Dates for the Plan are the...[CHECK ONE]:
[PLAN SECS. 2.23 AND 3.1(a)]

                                        a.   / /  first day of each Plan Year and the first day of the seventh month of each Plan
                                                  Year.
                                        b.   / /  first day of each quarter of each Plan Year.
                                        c.   / /  first day of each month.
                                        d.   /X/  day on which the age and service requirements are satisfied.
                                        e.   / /  first day of each Plan Year. [NOTE: THIS OPTION IS PERMITTED ONLY IF (i) THERE
                                                  IS NO AGE REQUIREMENT OR THE AGE REQUIREMENT SPECIFIED IN D.3.A. DOES NOT EXCEED
                                                  20 1/2, AND (ii) THERE IS NO SERVICE REQUIREMENT OR THE SERVICE REQUIREMENTS
                                                  SPECIFIED IN F.2.B. OR C., I.2.C. OR D. AND J.2.C. OR D. DO NOT EXCEED 6 MONTHS,
                                                  OR 18 MONTHS IF FULL AND IMMEDIATE VESTING.]

HOURS OF SERVICE:                       D.6. An Employee for whom a record of actual hours is NOT maintained or available (E.G.,
[PLAN SEC. 2.29]                             SALARIED EMPLOYEES) will be credited with...[CHECK ONE]:

                                        a.   / /  190 Hours of Service for each month
     [COMPLETE IF HOURS ARE USED        b.   / /  95 Hours of Service for each semi-monthly payroll period
     FOR ANY PURPOSE - E.G.,            c.   /X/  45 Hours of Service for each week
     ELIGIBILITY, VESTING OR            d.   / /  10 Hours of Service for each day
     ALLOCATIONS]

                                        ... in which he/she has one or more Hours of Service.

                                        D.7. An Employee for whom a record of actual hours is maintained and available will be credited with...[CHECK ONE]:

                                        a.   /X/  actual Hours of Service.
                                        b.   / /  the same equivalency as specified in D.6.

METHOD TO DETERMINE SERVICE             D.8. One year of Service will be determined for eligibility purposes using the ... [CHECK
FOR ELIGIBILITY PURPOSES:                    ONE]:
[PLAN SEC. 2.57]
                                        a.   / /  hour count method...[COMPLETE AS NECESSARY]: [NOTE: THE HOUR COUNT METHOD SHOULD
                                                  BE ELECTED IF IT APPLIES TO ANY EMPLOYEES.]
     [COMPLETE IF A SERVICE
     REQUIREMENT IS IMPOSED ON               i.   An Employee must complete at least 1,000 Hours of Service during an eligibility
     PARTICIPATION IN ANY                         computation period for it to count as one year of Service.
     COMPONENT FOR ANY EMPLOYEES]
                                             ii.  The eligibility computation period is the twelve-consecutive-month period beginning on the Service Commencement Date and each...[CHECK ONE]:

                                                  A.  / / Plan Year beginning after the Service Commencement Date.
                                                  B.  / / anniversary of the Service Commencement Date.

                                             iii. The hour count method applies...[CHECK ONE]:

                                                  A.  / / to all Employees.
                                                  B.  / / only to those Employees who are...[CHECK EACH THAT APPLIES]:

                                                      1.  / / classified as "full-time"
                                                      2.  / / classified as "part-time"
                                                      3.  / / classified as "temporary" or "seasonal"
                                                      4.  / / paid on an hourly-wage basis
                                                      5.  / / paid on a salaried basis

                                                      ... and the elapsed time method applies to all other Employees.

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                                        3

                                        b.   /X/  elapsed time method. [NOTE: THE ELAPSED TIME METHOD CREDITS SERVICE BASED ON THE
                                                  TIME ELAPSED BETWEEN THE EMPLOYEE'S SERVICE COMMENCEMENT DATE AND THE START OF
                                                  ANY BREAK IN SERVICE, REGARDLESS OF THE ACTUAL AMOUNT OF SERVICE DURING THAT
                                                  PERIOD.]

METHOD TO DETERMINE SERVICE             D.9. One year of Service will be determined for vesting purposes using the... [CHECK ONE]:
FOR VESTING PURPOSES:
[PLAN SEC. 2.57]                        a.   / / hour count method...[COMPLETE AS NECESSARY]:

     [COMPLETE IF A VESTING                  i.   An Employee must complete at least 1,000 Hours of Service during a vesting
     SCHEDULE APPLIES WITH RESPECT                computation period for it to count as one year of Service.
     TO ANY COMPONENT]
                                             ii.  The vesting computation period is the...[CHECK ONE OF A. OR B., AND CHECK C. IF
                                                  IT APPLIES]:

                                                  A.  / / Plan Year.
                                                  B.  / / twelve-consecutive-month period beginning on the Service Commencement
                                                      Date and each anniversary of the Service Commencement Date.

                                                  [CHECK C. IF THE VESTING COMPUTATION PERIOD HAS BEEN AMENDED]

                                                  C.  / / The vesting computation period has been amended. The last vesting computation period before the amendment ended _______[MONTH, DAY, YEAR], the special vesting computation period resulting from the amendment began ________[MONTH, DAY, YEAR] and ended [MONTH, DAY, YEAR], and the vesting computation period after the amendment is specified above beginning _______[MONTH, DAY, YEAR]. [NOTE: THE SPECIAL VESTING
                                                          COMPUTATION PERIOD MUST BE TWELVE MONTHS IN LENGTH.]

                                        b.   /X/  elapsed time method. [NOTE: THE ELAPSED TIME METHOD CREDITS SERVICE BASED ON THE
                                                  TIME ELAPSED BETWEEN THE EMPLOYEE'S SERVICE COMMENCEMENT DATE AND THE START OF
                                                  ANY BREAK IN SERVICE, REGARDLESS OF THE ACTUAL AMOUNT OF SERVICE DURING THAT
                                                  PERIOD.]

BREAK IN SERVICE RULES:                 D.10.     In the case of a Participant who had no vested interest in his/her Account prior
[PLAN SECS. 2.7, 3.3 AND                          to a Break in Service of five years or more (other than a vested interest in an
10.2(m)]                                          Employee After-Tax, Deductible, Forfeiture Restoration or Rollover Contribution
                                                  Account), Service prior to the Break in Service... [CHECK ONE]:

                                        a.   /X/  will not
                                        b.   / /  will

                                             ... be taken into account for eligibility or vesting purposes after a subsequent return to employment. [NOTE: IN ALL OTHER CASES AND FOR ALL PARTICIPANTS WITH A
                                             VESTED INTEREST IN THEIR ACCOUNTS, SERVICE PRIOR TO A BREAK IN SERVICE WILL BE
                                             COUNTED AFTER A SUBSEQUENT RETURN TO EMPLOYMENT.]

WAIVER OF ENTRY REQUIREMENTS:           D.11.     An Employee in Covered Employment...[CHECK ONE]:
[PLAN SEC. 3.1(f)]
                                        a.   /X/  must always satisfy the age and/or service requirements to become an Active
                                                  Participant.
                                        b.   / /  will become an Active Participant on the...[CHECK ONE]:

                                             i.   / / Original Effective Date specified in A.1.
                                             ii.  / / following date:_________[MONTH, DAY, YEAR]

                                             ... even if he/she has not satisfied the...[CHECK EACH THAT APPLIES]:

                                             iii. / / age
                                             iv.  / / service

                                             ... requirement for participation in the Component.

E.   PLAN COMPENSATION

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                                        4

[NOTE: PLAN COMPENSATION WILL BE USED FOR NONDISCRIMINATION TESTING UNLESS THE PLAN ADMINISTRATOR EXPRESSLY DIRECTS THAT A DIFFERENT DEFINITION OF COMPENSATION BE USED FOR SUCH TESTING FOR A PARTICULAR PLAN YEAR.]

PLAN COMPENSATION:                      E.1. Plan Compensation means...[CHECK ONE]:  SEE COMPENSATION ADDENDUM
[PLAN SEC. 2.49]
                                        a.   / /  earnings required to be reported in the Wages, Tips and Other Compensation box of Form W-2.
                                        b.   /X/  earnings for purposes of Code Section 415(c)(3).
                                        c.   / /  earnings for purposes of federal income tax withholding.

                                        [NOTE: UNLESS SPECIFICALLY EXCLUDED BELOW, PLAN COMPENSATION INCLUDES EMPLOYEE PRE-TAX
                                        CONTRIBUTIONS, OTHER ELECTIVE DEFERRALS AND ELECTIVE CONTRIBUTIONS THAT ARE EXCLUDED FROM
                                        INCOME UNDER CODE SECTION 125.]

                                        E.2. Plan Compensation does NOT include...[CHECK EACH THAT APPLIES]: [NOTE: THE FOLLOWING
                                             EXCLUSIONS (a. THROUGH i.) DO NOT APPLY FOR PURPOSES OF THE EMPLOYER SAFE-HARBOR
                                             MATCHING OR SAFE-HARBOR PROFIT SHARING COMPONENT, OR THE QUALIFIED PROFIT SHARING
                                             COMPONENT.]

                                             With respect to
                                             the Employer      With respect to
                                             Regular or        the Employer
                                             Qualified         Regular
                                             Matching          Profit Sharing
                                             Component         Component
                                             ---------         ---------
                                        a.        / /                / /             Employee Pre-Tax Contributions and other
                                                                                     Elective Deferrals, and elective
                                                                                     contributions that are excluded from income
                                                                                     under Code Section 125 (cafeteria plan).
                                        b.        / /                / /             reimbursements or other expense allowances,
                                                                                     fringe benefits (cash and non-cash), moving
                                                                                     expenses, deferred compensation and welfare
                                                                                     benefits.

                                        [NOTE: THE FOLLOWING EXCLUSIONS (c. THROUGH i.) DO NOT APPLY FOR PURPOSES OF THE EMPLOYER
                                        REGULAR PROFIT SHARING COMPONENT IF EMPLOYER REGULAR PROFIT SHARING CONTRIBUTIONS ARE
                                        ALLOCATED UNDER AN INTEGRATED FORMULA. ALSO, EXCLUDING ANY OF THE FOLLOWING ITEMS MAY
                                        REQUIRE THE DEFINITION OF PLAN COMPENSATION TO BE TESTED FOR DISCRIMINATION UNDER CODE
                                        SECTION 414(s).]

                                        c.        / /                / /             amounts in excess of $_________. [NOTE: THE
                                                                                     AMOUNT THAT MAY BE TAKEN INTO ACCOUNT FOR A
                                                                                     PLAN YEAR IS ALREADY LIMITED UNDER CODE
                                                                                     SECTION 401(a)(17). INCLUDE AN AMOUNT HERE
                                                                                     ONLY IF A LIMIT LESS THAN THE OTHERWISE
                                                                                     APPLICABLE LIMIT IS INTENDED.]
                                        d.        / /                / /             severance pay paid at or prior to Termination
                                                                                     of Service. [NOTE: SEVERANCE PAY OR OTHER
                                                                                     AMOUNTS PAID AFTER TERMINATION OF SERVICE ARE
                                                                                     AUTOMATICALLY EXCLUDED.]
                                        e.        / /                / /             bonuses.

                                        f.        / /                / /             commissions.
                                        g.        / /                / /             overtime. [NOTE: EXCLUDING OVERTIME PAYMENTS
                                                                                     WITH RESPECT TO CERTAIN CONTRIBUTION TYPES
                                                                                     MAY RAISE ISSUES UNDER FEDERAL AND/OR STATE
                                                                                     WAGE AND HOUR LAWS.]
                                        h.        /X/                / /             other [SPECIFY]: prorated vacation, medical
                                                                                     credit, weekly sick, hourly sick and
                                                                                     supplemental worker's compensation.
                                        i.        / /                / /             other [SPECIFY]:__________.

                                             [NOTE: THE PLAN ADMINISTRATOR MAY, IN ITS SOLE DISCRETION, INCLUDE OR EXCLUDE ITEMS
                                             FROM PLAN COMPENSATION AGAINST WHICH A PAY REDUCTION OR WITHHOLDING AGREEMENT APPLIES
                                             FOR PURPOSES OF DETERMINING EMPLOYEE PRE-TAX AND AFTER-TAX CONTRIBUTIONS, REGARDLESS
                                             OF THE ELECTIONS MADE IN E.1. AND E.2.]

                                             [NOTE: AMOUNTS PAID AFTER AN EMPLOYEE CEASES TO BE AN ACTIVE PARTICIPANT IN ANY
                                             COMPONENT ARE AUTOMATICALLY EXCLUDED FROM PLAN COMPENSATION FOR THAT COMPONENT.]

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

 PLAN COMPENSATION FOR THE PLAN         E.3. Plan Compensation for the Plan Year ... [CHECK ONE]:
 YEAR:
 [PLAN SEC. 2.50]                       a.   / /  does not
                                        b.   /X/  does

                                        ... include amounts paid prior to the Entry Date for purposes of any Employer Contribution
                                        Component.

F.   EMPLOYEE PRE-TAX COMPONENT

EMPLOYEE PRE-TAX                        F.1. Employee Pre-Tax Contributions...[CHECK ONE]:
CONTRIBUTIONS:
[PLAN SEC. 4.1]                         a.   / /  will not [SKIP TO SECTION G.]
                                        b.   /X/  will

                                        ... be allowed under the Plan.

SERVICE REQUIREMENT:                    F.2. For an Employee to participate in the Employee Pre-Tax Component, he/she must have
[PLAN SEC. 3.1(a)]                      completed...  [CHECK ONE]: [NOTE: WHETHER AN EMPLOYEE HAS "ONE YEAR" OF SERVICE IS
                                        DETERMINED USING THE METHOD ELECTED IN D.8.]

                                        a.   / /  one year of Service.
                                        b.   /X/  1 [12 OR LESS] months of elapsed time Service.
                                        c.   / /  the lesser of one year of Service or the completion of a... [COMPLETE]:

                                             i.   ________[LESS THAN 12] month

                                             ... eligibility computation period during which the Employee has a number oF Hours of
                                             Service equal to at least 1,000 multiplied by a fraction, the numerator of which is the number of months in the eligibility computation period, and the denominator of which is 12.

                                        d.   / /  N/A - there is no service requirement.

PAY REDUCTION CONTRIBUTIONS             F.3. Employee Pre-Tax Contributions are permitted by means of pay reduction in any
- MINIMUMS/MAXIMUMS:                         whole...[CHECK ONE]:
[PLAN SEC. 4.1(a) AND (b)]

                                        a.   /X/  percentage, subject to the following minimum and maximum per payroll period...[CHECK EACH OF i. AND ii. THAT APPLIES, OR CHECK iii. IF IT APPLIES]:

                                             i.   /X/ Minimum: 1 % of Plan Compensation.
                                             ii.  /X/ Maximum...[COMPLETE A. AND B.]:

                                                     A.   15 % of Plan Compensation with respect to any NON-HIGHLY COMPENSATED
                                                          EMPLOYEE, and
                                                     B.   15 % [NOT TO EXCEED THE PERCENTAGE IN A.] of Plan Compensation with respect to any HIGHLY COMPENSATED EMPLOYEE.

                                             iii. / / such minimum and maximum, if any, as the Lead Employer may specify in written action taken PRIOR TO the first day of the Plan Year.

                                        b.   / /  dollar amount, subject to the following minimum and maximum per payroll period
                                                  ... [CHECK EACH OF i. AND ii. THAT APPLIES, OR CHECK iii. IF IT APPLIES]:

                                             i.   / / Minimum: $____________.
                                             ii.  / / Maximum: $____________.
                                             iii. / / such minimum and maximum, if any, as the Lead Employer may specify in written action taken PRIOR TO the first day of the Plan Year.

                                        [NOTE: IF a. IS ELECTED ABOVE, a. ALSO MUST BE ELECTED IN F.8. AND G.3. (IF EITHER SUCH
                                        ITEM IS COMPLETED). SIMILARLY, IF b. IS ELECTED ABOVE, b. ALSO MUST BE ELECTED IN F.8. AND
                                        G.3. (IF EITHER SUCH ITEM IS COMPLETED).]

                                        [NOTE: EMPLOYEE PRE-TAX CONTRIBUTIONS ARE LIMITED BY CODE Section 402(g).]

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                                        6

                                        [NOTE: IF THE PLAN PROVIDES FOR EMPLOYER SAFE-HARBOR MATCHING CONTRIBUTIONS, THE MAXIMUM
                                        ABOVE FOR A NON-HIGHLY COMPENSATED EMPLOYEE MUST BE AT LEAST SUFFICIENT TO ALLOW THE
                                        PARTICIPANT TO RECEIVE THE MAXIMUM EMPLOYER SAFE-HARBOR MATCHING CONTRIBUTION.]

     Make-Up Election                   F.4. If a Participant has contributed less than the maximum amount for prior payroll periods within the Plan Year, he/she...[CHECK ONE IF A PAYROLL PERIOD MAXIMUM IS
                                             SPECIFIED IN F.3.a.ii. OR b.ii]:

                                        a.   / /  may not
                                        b.   /X/  may at any time

                                        ... increase his/her pay reductions above the maximum in subsequent payroll periods to account for no prior pay reductions, or prior pay reductions at less than the maximum.
                                        [NOTE: IN SUCH CASE, THE TOTAL PAY REDUCTIONS FOR THE PLAN YEAR MAY NOT EXCEED THE
                                        MAXIMUM(S) SPECIFIED ABOVE APPLIED BY REFERENCE TO PLAN COMPENSATION FOR THE PLAN YEAR.]

     Automatic Enrollment               F.5. Upon initial entry into the Employee Pre-Tax Component, a Participant will be deemed to have elected a pay reduction of...[CHECK ONE]: [NOTE: SOME STATE LAWS MAY PROHIBIT
                                             OR LIMIT AUTOMATIC ENROLLMENTS.]

                                        a.   /X/  N/A - the automatic enrollment provision does not apply.
                                        b.   / /  _________% [5% OR LESS] of Plan Compensation per payroll period unless he/she affirmatively elects a different percentage or amount or elects not to receive
                                                  Employee Pre-Tax Contributions.

                                             SPECIAL EFFECTIVE DATE [COMPLETE IF DESIRED]:
                                             This provision will be effective as of ____________ [MONTH, DAY, YEAR] with respect to individuals who become...[CHECK ONE OF i. OR ii., AND CHECK iii. IF IT APPLIES]

                                             i.   / /  Employees
                                             ii.  / /  Active Participants in the Employee Pre-Tax Component

                                             ... on or after that date.

                                             iii. / / This provision will also apply effective as of that date to each then current Active Participant in the Employee Pre-Tax Component for whom
                                                      Employee Pre-Tax Contributions are not then being made.

PAY REDUCTION AGREEMENTS:               F.6. The initial pay reduction agreement made by a Participant may be effective as soon as
[PLAN SEC. 4.1(a)]                           administratively practicable after his/her initial Entry Date. Thereafter, a pay reduction agreement may be EFFECTIVE, or once effective may be MODIFIED, as soon as administratively practicable after...[CHECK ONE]:

                                        a.   / /  any Entry Date.
                                        b.   / /  the first day of any Plan Year or the first day of the seventh month of any Plan
                                                  Year.
                                        c.   / /  the first day of any Plan Year.
                                        d.   / /  the first day of any quarter of any Plan Year.
                                        e.   /X/  the first day of any month.
                                        f.   / /  the date the election is made.

                                        [NOTE: A PAY REDUCTION AGREEMENT MAY BE REVOKED AT ANY TIME, WITH THE REVOCATION EFFECTIVE
                                        AS SOON AS ADMINISTRATIVELY PRACTICABLE AFTER THE DATE THE REVOCATION ELECTION IS MADE.]

CASH OR DEFERRED CONTRIBUTIONS:         F.7. A cash or deferred option is available with respect to...[CHECK ONE]: [NOTE: IF A
[PLAN SEC. 4.1(c)]                           CASH OR DEFERRED OPTION IS AVAILABLE WITH RESPECT TO AN ITEM OF COMPENSATION, A
                                             GENERAL PAY REDUCTION AGREEMENT WILL NOT APPLY TO THAT ITEM.]

                                        a.   /X/  N/A - a cash or deferred option is not available. [SKIP TO F.9.]
                                        b.   / /  bonuses paid during the Plan Year and designated as eligible for this option by the Lead Employer.

                                        F.8. The contributions made pursuant to this cash or deferred option may not exceed...
                                             [CHECK ONE]:

                                        a.   / /  ________% of the bonus payments subject to the cash or deferred option.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                        b.   / /  $____________per Plan Year.

                                        [NOTE: IF a. IS ELECTED ABOVE, a. ALSO MUST BE ELECTED IN F.3., AND ALSO IN G.3. (IF SUCH
                                        ITEM IS COMPLETED). SIMILARLY, IF b. IS ELECTED ABOVE, b. ALSO MUST BE ELECTED IN F.3.,
                                        AND ALSO IN G.3. (IF SUCH ITEM IS COMPLETED).]

IN-SERVICE HARDSHIP                     F.9. Withdrawals from Employee Pre-Tax Contribution Accounts on account of Hardship
WITHDRAWALS: [PLAN SEC. 11.2]                are...[CHECK ONE]:

                                        a.   /X/  not allowed.
                                        b.   / /  allowed.

G.   EMPLOYEE AFTER-TAX COMPONENT

EMPLOYEE AFTER-TAX                      G.1. Employee After-Tax Contributions...[CHECK ONE]:
CONTRIBUTIONS:
[PLAN SEC. 4.2]                         a.   / /  will not [SKIP TO SECTION H.]
                                        b.   /X/  will

                                        ...  be allowed under the Plan.

SERVICE REQUIREMENT:                    G.2. The service requirement for the Employee After-Tax Component is the same as for
[PLAN SEC. 3.1(a)]                           the...[CHECK ONE]:

                                        a.   /X/  Employee Pre-Tax Component.
                                        b.   / /  Employer Regular Matching Component.
                                        c.   / /  Employer Regular Profit Sharing Component.

PAYROLL WITHHOLDING                     G.3. Employee After-Tax Contributions will be allowed by means of payroll withholding in
CONTRIBUTIONS:                               any whole...[CHECK ONE]:
[PLAN SEC. 4.2(a)]
                                        a.   /X/  percentage, subject to the following minimum and maximum per payroll period...
                                                  [CHECK EACH OF i. AND ii. THAT APPLIES, OR CHECK iii. IF IT APPLIES]:

                                             i.   /X/ Minimum: 1% of Plan Compensation.
                                             ii.  /X/ Maximum...[COMPLETE A. AND B.]:

                                                      A.  12% of Plan Compensation with respect to any Non-Highly Compensated
                                                          EMPLOYEE, and
                                                      B.  12% [NOT TO EXCEED THE PERCENTAGE IN A.] of Plan Compensation with respect to any Highly Compensated Employee.

                                             iii. / / such minimum and maximum, if any, as the Lead Employer may specify in written action taken PRIOR TO the first day of the Plan Year.

                                        b.   / /  dollar amount, subject to the following minimum and maximum per payroll period
                                                  ... [CHECK EACH OF I. AND II. THAT APPLIES, OR CHECK III. IF IT APPLIES]:

                                             i.   / / Minimum: $____________.
                                             ii.  / / Maximum: $____________.
                                             iii. / / such minimum and maximum, if any, as the Lead Employer may specify in written action taken PRIOR TO the first day of the Plan Year.

                                        [NOTE: IF A. IS ELECTED ABOVE, A. ALSO MUST BE ELECTED IN F.3. AND F.8. (IF EITHER SUCH
                                        ITEM IS COMPLETED). SIMILARLY, IF B. IS ELECTED ABOVE, B. ALSO MUST BE ELECTED IN F.3. AND
                                        F.8. (IF EITHER SUCH ITEM IS COMPLETED).]

H.   EMPLOYER SAFE-HARBOR COMPONENT

EMPLOYER SAFE-HARBOR                    H.1.      This Plan...[CHECK ONE]:
CONTRIBUTIONS:
[PLAN SECS. 5.1 AND 6.1]                a.   /X/  is not intended to be a Safe-Harbor Plan. [SKIP TO SECTION I.]
                                        b.   / /  is intended to be a Safe-Harbor Plan, and safe-harbor contributions will be made under...[CHECK ONE]:

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                        i.   / /  this Plan.
                                        ii.  / /  the following defined contribution plan [SPECIFY]: _______. [COMPLETE THE
                                                  'SPECIAL EFFECTIVE DATE' BELOW, IF APPLICABLE, AND SKIP TO SECTION I.] [NOTE:
                                                  THE OTHER PLAN MUST HAVE THE SAME PLAN YEAR AS THIS PLAN.]

                                             [NOTE: EMPLOYEE AFTER-TAX CONTRIBUTIONS (IF ANY) WILL REMAIN SUBJECT TO THE ACTUAL
                                             CONTRIBUTION PERCENTAGE TEST OF CODE SECTION 401(m) REGARDLESS OF WHETHER THIS PLAN
                                             IS A SAFE-HARBOR PLAN. FURTHER, EMPLOYER SAFE-HARBOR OR REGULAR MATCHING
                                             CONTRIBUTIONS WILL REMAIN SUBJECT TO THE ACTUAL CONTRIBUTION PERCENTAGE TEST OF CODE
                                             SECTION 401(m) IF ANY SUCH CONTRIBUTION IS MADE BASED ON EMPLOYEE PRE-TAX AND/OR
                                             AFTER-TAX CONTRIBUTIONS IN EXCESS OF 6% OF PLAN COMPENSATION OR THE PLAN OTHERWISE
                                             FAILS TO SATISFY THE REQUIREMENTS OF CODE SECTION 401(m)(11)(B).]

                                        SPECIAL EFFECTIVE DATE [COMPLETE IF APPLICABLE]:

                                        The designation as a Safe-Harbor Plan is effective as of _______ [MONTH, DAY, YEAR] [NO
                                        EARLIER THAN THE FIRST DAY OF THE FIRST PLAN YEAR BEGINNING ON OR AFTER JANUARY 1, 1999].
                                        [NOTE: A DESIGNATION AS A SAFE-HARBOR PLAN CAN BE EFFECTIVE ONLY AS OF THE FIRST DAY OF A
                                        PLAN YEAR (INCLUDING A SHORT FIRST PLAN YEAR) OR AS OF THE DATE ON WHICH THE EMPLOYEE
                                        PRE-TAX COMPONENT IS FIRST EFFECTIVE UNDER THE PLAN. THE ADOPTION AGREEMENT ADDING AN
                                        EMPLOYER SAFE-HARBOR MATCHING COMPONENT TO THIS PLAN MUST BE EXECUTED BEFORE THE COMPONENT
                                        BECOMES EFFECTIVE. THE ADOPTION AGREEMENT ADDING AN EMPLOYER SAFE-HARBOR PROFIT SHARING
                                        COMPONENT TO THIS PLAN MUST BE EXECUTED AT LEAST 30 DAYS BEFORE THE END OF THE PLAN YEAR IN
                                        WHICH THE COMPONENT BECOMES EFFECTIVE.]

EMPLOYER SAFE-HARBOR                    H.2.      The Employer Safe-Harbor Contribution will be an...[CHECK ONE]:
CONTRIBUTIONS:
[PLAN SECS. 5.1 AND 6.1]                a.   / /  Employer Safe-Harbor Matching Contribution made in accordance with... [CHECK i.
                                                  OR ii., AND COMPLETE iii. - v.]:

     Basic Matching Formula                  i.   / / the following schedule...[COMPLETE SCHEDULE]:

                                                                         THE EMPLOYER                              OF MATCH
                                                                     SAFE-HARBOR MATCHING                          ELIGIBLE
                                                                     CONTRIBUTION WILL BE:                      CONTRIBUTIONS*:
                                                                     --------------------                       -------------
                                                                              A                                       B
                                                      1           100%                          of the first:         3%

                                                      2        ______%  [50% OR MORE, BUT       of the next:    _______% [NOT LESS
                                                                        NOT MORE THAN 1A%]                       THAN 2% OR MORE
                                                                                                                     THAN 3%]

                                                                 *OF MATCH ELIGIBLE CONTRIBUTIONS EXPRESSED AS A PERCENTAGE OF
                                                                 PLAN COMPENSATION FOR PAYROLL PERIODS ENDING WITHIN THE MATCHING
                                                                 CONTRIBUTION PERIOD.

                                                                 [NOTE: TO SATISFY THE MINIMUM REQUIREMENTS FOR AN EMPLOYER
                                                                 SAFE-HARBOR MATCHING CONTRIBUTION, 2.A. AND B. MUST BE
                                                                 COMPLETED.]

     Enhanced Matching Formula               ii.  / / the following schedule...[COMPLETE SCHEDULE]:

                                                                         THE EMPLOYER                              OF MATCH
                                                                     SAFE-HARBOR MATCHING                          ELIGIBLE
                                                                     CONTRIBUTION WILL BE:                      CONTRIBUTIONS*:
                                                                     --------------------                       -------------
                                                                              A                                       B
                                                      1           100%                          of the first:         4%
                                                      2        ______%  [NOT MORE THAN 1A%]     of the next:    _______% [NOT
                                                                                                                  MORE THAN 2%]

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                                                 *OF MATCH ELIGIBLE CONTRIBUTIONS EXPRESSED AS A PERCENTAGE OF
                                                                 PLAN COMPENSATION FOR PAYROLL PERIODS ENDING WITHIN THE MATCHING
                                                                 CONTRIBUTION PERIOD.

                                                                 [NOTE: TO SATISFY THE MINIMUM REQUIREMENTS FOR AN EMPLOYER
                                                                 SAFE-HARBOR MATCHING CONTRIBUTION, NO ITEMS NEED TO BE
                                                                 COMPLETED.]

                                        iii. The Match Eligible Contributions are the Employee Pre-Tax Contributions...
                                             [CHECK IF APPLICABLE]:

                                             A.   / / and Employee After-Tax Contributions.

                                        iv.  The Matching Contribution Period is...[CHECK ONE]:

                                             A.   / / each Plan Year.
                                             B.   / / each payroll period.
                                             C.   / / each month.
                                             D.   / / each quarter of each Plan Year.

                                        [NOTE: EMPLOYER SAFE-HARBOR MATCHING CONTRIBUTIONS WILL BE CALCULATED BASED ON THE RATIO
                                        OF MATCH ELIGIBLE CONTRIBUTIONS TO PLAN COMPENSATION FOR EACH MATCHING CONTRIBUTION PERIOD
                                        -- "TRUE-UP" CONTRIBUTIONS MAY BE ELECTED UNDER v. IF THE MATCHING CONTRIBUTION PERIOD IS
                                        THE PLAN YEAR, BUT EMPLOYER SAFE-HARBOR MATCHING CONTRIBUTIONS ARE MADE ON A MORE FREQUENT
                                        BASIS (E.G., EACH PAYROLL PERIOD OR MONTH), "TRUE-UP" CONTRIBUTIONS ARE REQUIRED BASED ON
                                        THE RATIO OF MATCH ELIGIBLE CONTRIBUTIONS TO PLAN COMPENSATION FOR THE PLAN YEAR.]

                                        v.   The Employer Safe-Harbor Matching Contributions will be calculated separately for each Matching Contribution Period and...[CHECK ONE]:

                                             A.   / / N/A - the Matching Contribution Period is the Plan Year.
                                             B.   / / "true-up" contributions will NOT be made.
                                             C.   / / then will be recalculated based on the ratio of Match Eligible Contributions to Plan Compensation for the Plan Year, and "true-up" contributions will be made accordingly with respect to each eligible Participant in the Employer
                                                      Safe-Harbor Matching Component.

     Profit Sharing Formula         b.   / / Employer Safe-Harbor Profit Sharing Contribution in the amount of ________%
                                             [3% OR MORE] of the Participant's Plan Compensation for the Plan Year. [NOTE: IF THE
                                             PLAN IS TOP-HEAVY, THE CONTRIBUTION FORMULA FOR THE EMPLOYER SAFE-HARBOR PROFIT SHARING
                                             CONTRIBUTIONS WILL BE APPLIED WITH THE APPLICABLE MODIFICATIONS DESCRIBED IN PLAN SEC.
                                             17.1(b)]

I.   EMPLOYER REGULAR MATCHING COMPONENT

EMPLOYER REGULAR MATCHING           I.1. Employer Regular Matching Contributions...[CHECK ONE]:
CONTRIBUTIONS:
[PLAN SEC. 5.2]                     a.   / /  may not [SKIP TO SECTION J.]
                                    b.   /X/  may

                                         ... be made under the Plan as provided in this Section.

SERVICE REQUIREMENT:                1.2. For an Employee to participate in the Employer Regular Matching Component, he/she
[PLAN SEC. 3.1(a)]                       must have completed...[CHECK ONE]: [NOTE: WHETHER AN EMPLOYEE HAS "ONE YEAR" OR "TWO
                                         YEARS" OF SERVICE IS DETERMINED USING THE METHOD ELECTED IN D.8.] [NOTE: IF MORE THAN
                                         ONE YEAR OF SERVICE (OR 12 MONTHS OF ELAPSED TIME SERVICE) IS ELECTED, THE PLAN MUST
                                         PROVIDE FOR FULL AND IMMEDIATE VESTING OF EMPLOYER REGULAR MATCHING CONTRIBUTION
                                         ACCOUNTS.]

                                    a.   / /  one year of Service.
                                    b.   / /  two years of Service.
                                    c.   /X/  1 [24 OR LESS] months of elapsed time Service.
                                    d.   / /  the lesser of one year of Service or the completion of a... [COMPLETE]:

                                         i.   ________ [LESS THAN 12] month

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                         ... eligibility computation period during which the Employee has a number of Hours of
                                         Service equal to at least 1,000 multiplied by a fraction, the numerator of which is the number of months in the eligibility computation period, and the denominator of which is
                                         12.

                                    e.   / /  N/A - there is no service requirement.

REQUIREMENTS TO RECEIVE AN          1.3.   A Participant will receive an Employer Regular Matching Contribution for a Plan Year
EMPLOYER REGULAR MATCHING                  if (and only if) he/she is an Active Participant in the Employer Regular Matching
CONTRIBUTION:                              Component at some time during the Plan Year...[CHECK ONE]: [NOTE: EMPLOYER REGULAR
[PLAN SEC. 5.2(a) OR (b)]                  MATCHING CONTRIBUTIONS SHOULD NOT BE MADE ON BEHALF OF ANY PARTICIPANT UNTIL HE/SHE
                                           HAS SATISFIED THE CONDITIONS IMPOSED ON THE RECEIPT OF SUCH CONTRIBUTIONS.]

                                    a.   /X/  even if he/she is not an Employee on the last day of the Plan Year, and regardless of the number of Hours of Service he/she completes during the Plan
                                              Year.
                                    b.   / /  and EITHER is an Employee on the last day of the Plan Year OR completes at least...[CHECK ONE OF i. OR ii., AND CHECK iii. IF IT APPLIES]:

                                         i.   / / 501
                                         ii.  / / 1,000

                                         ... Hours of Service during the Plan Year.

                                         iii. / / However, the last day and hours requirements do not apply if the
                                                  Participant's Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                    c.   / /  and BOTH is an Employee on the last day of the Plan Year AND completes at least... [CHECK ONE OF i. OR ii., AND CHECK iii. IF IT APPLIES]:

                                         i.   / / 501
                                         ii.  / / 1,000

                                         ... Hours of Service during the Plan Year.

                                         iii. / / However, the last day and hours requirements do not apply if the
                                                  Participant's Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                    d.   / /  and is an Employee on the last day of the Plan Year. [CHECK IF APPLICABLE]:

                                         i.   / / However, the last day and hours requirements do not apply if the
                                                  Participant's Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                    e.   / /  and has completed at least...[CHECK ONE OF  I. OR II., AND CHECK III. IF IT
                                              APPLIES]:

                                         i.   / / 501
                                         ii.  / / 1,000

                                         ... Hours of Service during the Plan Year.

                                         iii. / / However, the hours requirement does not apply if the Participant's
                                                  Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                         [NOTE: IN THE EVENT OF A SHORT PLAN YEAR, ANY MINIMUM NUMBER OF HOURS OF SERVICE WILL
                                         BE PROPORTIONATELY REDUCED.]

MATCHING FORMULA:                   1.4. Employer Regular Matching Contributions will be...[CHECK ONE]:
[PLAN SEC. 5.2(a) OR (b)]

     Fixed Contributions - as       a.   /X/ determined under the following schedule...[COMPLETE SCHEDULE AND THE ITEMS THAT
     ratio of Match Eligible                 FOLLOW]:
     Contributions to Plan
     Compensation

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                                       11

       Optional:                                  THE EMPLOYER REGULAR                                OF MATCH
       - Discretionary                                  MATCHING                                      ELIGIBLE
       Contributions                             CONTRIBUTION WILL BE:                             CONTRIBUTIONS*:
                                                 --------------------                              -------------

                                                          A                                               B

                                             1          50%                     of the first:              3%

                                             2        ____%    [LESS THAN 1A%]  of the next:            ____%

                                                  *OF MATCH ELIGIBLE CONTRIBUTIONS EXPRESSED AS A PERCENTAGE OF PLAN COMPENSATION
                                                  FOR PAYROLL PERIODS ENDING WITHIN THE MATCHING CONTRIBUTION PERIOD.


                                        i.   The Match Eligible Contributions are the...[CHECK EACH THAT APPLIES]:

                                             A.   /X/ Employee Pre-Tax Contributions.
                                             B.   / / Employee After-Tax Contributions...[CHECK IF APPLICABLE]:

                                                  1.  / / except that the Employer Regular Matching Contributions made on Employee
                                                          After-Tax Contributions will be a discretionary amount determined by the
                                                          Lead Employer. [NOTE: THE LEAD EMPLOYER MAY SPECIFY IN A WRITTEN ACTION
                                                          TAKEN PRIOR TO THE FIRST DAY OF THE PLAN YEAR THAT THE EMPLOYER REGULAR
                                                          MATCHING CONTRIBUTIONS WILL BE MADE ON EMPLOYEE AFTER-TAX CONTRIBUTIONS
                                                          IN ACCORDANCE WITH A SCHEDULE THAT CONFORMS WITH A SCHEDULE IN a., b. OR
                                                          c. OTHERWISE, THE EMPLOYER REGULAR MATCHING CONTRIBUTIONS MADE FOR A
                                                          PLAN YEAR ON EMPLOYEE AFTER-TAX CONTRIBUTIONS WILL BE ALLOCATED IN
                                                          PROPORTION TO THE EMPLOYEE AFTER-TAX CONTRIBUTIONS FOR PAYROLL PERIODS
                                                          ENDING WITHIN THE PLAN YEAR.]

                                        ii.  The Matching Contribution Period is...[CHECK ONE]:

                                             A.   / / each Plan Year.
                                             B.   /X/ each payroll period.
                                             C.   / / each month.
                                             D.   / / each quarter of each Plan Year.
                                             E.   / / each half of each Plan Year.

                                             [NOTE: EMPLOYER REGULAR MATCHING CONTRIBUTIONS WILL BE CALCULATED BASED ON THE RATIO
                                             OF MATCH ELIGIBLE CONTRIBUTIONS TO PLAN COMPENSATION FOR EACH MATCHING CONTRIBUTION
                                             PERIOD - "TRUE-UP" CONTRIBUTIONS MAY BE ELECTED UNDER III. IF THE MATCHING
                                             CONTRIBUTION PERIOD IS THE PLAN YEAR, BUT EMPLOYER REGULAR MATCHING CONTRIBUTIONS ARE
                                             MADE ON A MORE FREQUENT BASIS (E.G., EACH PAYROLL PERIOD OR MONTH), "TRUE-UP"
                                             CONTRIBUTIONS ARE REQUIRED AND WILL BE CALCULATED BASED ON THE RATIO OF MATCH
                                             ELIGIBLE CONTRIBUTIONS TO PLAN COMPENSATION FOR THE PLAN YEAR.]

                                        iii. The Employer Regular Matching Contribution will be calculated separately for each
                                             Matching Contribution Period and...[CHECK ONE]:

                                             A.   / / N/A - the Matching Contribution Period is the Plan Year.
                                             B.   /X/ "true-up" contributions will NOT be made.
                                             C.   / / then will be recalculated based on the ratio of Match Eligible Contributions to Plan Compensation for the Plan Year, and "true-up" contributions will be made accordingly, with respect to each eligible Participant described in
                                                      I.3....[CHECK IF APPLICABLE]:

                                                  1.  / / who is an Employee on the last day of the Plan Year.

                                        iv.  The Lead Employer may direct that an additional Employer Regular Matching
                                             Contribution be made for a Plan Year which, if made, will be allocated in proportion to the ... [CHECK ONE]:

                                             A.   /X/ N/A - such contributions will not be made.
                                             B.   / / Employer Regular Matching Contributions received under the above schedule for the Plan Year. The allocation will be made among all eligible

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                                      Participants described in I.3....[CHECK IF APPLICABLE]:

                                             i.   / / who are Non-Highly Compensated Employees.

     Fixed Contributions -              b.   / /  determined under the following schedule...[COMPLETE SCHEDULE AND THE ITEMS THAT
     based on Dollar Amount of                    FOLLOW]:
     Match Eligible
     Contributions

       Optional:                                  THE EMPLOYER REGULAR                                OF MATCH
       - Discretionary                                  MATCHING                                      ELIGIBLE
         Contributions                           CONTRIBUTION WILL BE:                             CONTRIBUTIONS*:
                                                 --------------------                              -------------

                                                          A                                               B

                                             1        ____%                     of the first:           $_____.

                                             2        ____%    [LESS THAN 1A%]  of the next:            $_____.

                                                      *OF MATCH ELIGIBLE CONTRIBUTIONS (EXPRESSED AS A DOLLAR AMOUNT) FOR PAYROLL
                                                      PERIODS ENDING WITHIN THE MATCHING CONTRIBUTION PERIOD.

                                        i.   The Match Eligible Contributions are the...[CHECK EACH THAT APPLIES]:

                                             A.   / / Employee Pre-Tax Contributions.
                                             B.   / / Employee After-Tax Contributions...[CHECK IF APPLICABLE]:

                                                  1.  / / except that the Employer Regular Matching Contributions made on Employee
                                                          After-Tax Contributions will be a discretionary amount determined by the
                                                          Lead Employer. [NOTE: THE LEAD EMPLOYER MAY SPECIFY IN A WRITTEN ACTION
                                                          TAKEN PRIOR TO THE FIRST DAY OF THE PLAN YEAR THAT THE EMPLOYER REGULAR
                                                          MATCHING CONTRIBUTIONS WILL BE MADE ON EMPLOYEE AFTER-TAX CONTRIBUTIONS IN
                                                          ACCORDANCE WITH A SCHEDULE THAT CONFORMS WITH A SCHEDULE IN a., b. OR c.
                                                          OTHERWISE, THE EMPLOYER REGULAR MATCHING CONTRIBUTIONS MADE FOR A PLAN
                                                          YEAR ON EMPLOYEE AFTER-TAX CONTRIBUTIONS WILL BE ALLOCATED IN PROPORTION
                                                          TO THE EMPLOYEE AFTER-TAX CONTRIBUTIONS FOR PAYROLL PERIODS ENDING WITHIN
                                                          THE PLAN YEAR.]

                                        ii.  The Matching Contribution Period is...[CHECK ONE]:

                                             A.   / / each Plan Year.
                                             B.   / / each payroll period.
                                             C.   / / each month.
                                             D.   / / each quarter of each Plan Year.
                                             E.   / / each half of each Plan Year.

                                        [NOTE: EMPLOYER REGULAR MATCHING CONTRIBUTIONS WILL BE CALCULATED BASED ON THE MATCH
                                        ELIGIBLE CONTRIBUTIONS FOR EACH MATCHING CONTRIBUTION PERIOD.]

                                        iii. The Lead Employer may direct that an additional Employer Regular Matching
                                             Contribution be made for a Plan Year which, if made, will be allocated in proportion to the ... [CHECK ONE]:

                                             A.   / / N/A - such contributions will not be made.
                                             B.   / / Employer Regular Matching Contributions received under the above schedule for the Plan Year. The allocation will be made among all eligible
                                                      Participants described in I.3....[CHECK IF APPLICABLE]:

                                                  i.  / / who are Non-Highly Compensated Employees.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

     Fixed Contributions -              c.   / /  determined under the following schedule...[COMPLETE SCHEDULE AND THE ITEMS THAT
     based on Years of                            FOLLOW]:  [NOTE:  USE OF THIS OPTION WILL REQUIRE BENEFITS, RIGHTS, AND FEATURES
     Credited Service:                            TESTING UNDER CODE SECTION  401(a)(4), IN ADDITION TO ACP TESTING.] [NOTE:  IF
                                                  THIS OPTION IS ELECTED, THE MATCHING CONTRIBUTION PERIOD IS THE PLAN YEAR AND
                                                  CONTRIBUTIONS SHOULD NOT BE DEPOSITED OR ALLOCATED UNTIL AFTER THE END OF THE
                                                  PLAN YEAR.]

                                                                                    OF MATCH ELIGIBLE CONTRIBUTIONS
     Optional:                                    THE EMPLOYER REGULAR            FOR PARTICIPANTS WITH AT LEAST THE
     - Discretionary                                    MATCHING                         FOLLOWING NUMBER OF
       Contributions                             CONTRIBUTION WILL BE:                YEARS OF CREDITED SERVICE:
                                                 --------------------                 -------------------------

                                                           A                                       B
                                             1    ___%                          1 yr. [NOTE: IF MORE THAN ONE YEAR OF
                                                                                SERVICE IS REQUIRED TO PARTICIPATE IN
                                                                                THE EMPLOYER REGULAR MATCHING COMPONENT,
                                                                                THAT SERVICE REQUIREMENT MUST BE
                                                                                SATISFIED TO RECEIVE A CONTRIBUTION.]

                                             2    ___% [MORE THAN 1A%]                    ___ yrs. [MORE THAN 1B]

                                             3    ___% [MORE THAN 2A%]                    ___ yrs. [MORE THAN 2B]

                                             4    ___% [MORE THAN 3A%]                    ___ yrs. [MORE THAN 3B]

                                             5    ___% [MORE THAN 4A%]                    ___ yrs. [MORE THAN 4B]




                                             i.   The Match Eligible Contributions are the...[CHECK EACH THAT APPLIES]:

                                                  A.  / / Employee Pre-Tax Contributions.
                                                  B.  / / Employee After-Tax Contributions...[CHECK IF APPLICABLE]:

                                                      1.  / /  except that the Employer Regular Matching Contributions made on
                                                               Employee After-Tax Contributions will be a discretionary amount determined by the Lead Employer. [NOTE: THE LEAD EMPLOYER MAY
                                                               SPECIFY IN A WRITTEN ACTION TAKEN PRIOR TO THE FIRST DAY OF THE
                                                               PLAN YEAR THAT THE EMPLOYER REGULAR MATCHING CONTRIBUTIONS WILL BE
                                                               MADE ON EMPLOYEE AFTER-TAX CONTRIBUTIONS IN ACCORDANCE WITH A
                                                               SCHEDULE THAT CONFORMS WITH A SCHEDULE IN a., b. OR c. OTHERWISE,
                                                               THE EMPLOYER REGULAR MATCHING CONTRIBUTIONS MADE FOR A PLAN YEAR ON
                                                               EMPLOYEE AFTER-TAX CONTRIBUTIONS WILL BE ALLOCATED IN PROPORTION TO
                                                               THE EMPLOYEE AFTER-TAX CONTRIBUTIONS FOR PAYROLL PERIODS ENDING
                                                               WITHIN THE PLAN YEAR.]

                                             ii.  The Participant's years of credited service for this purpose means
                                                  ...[CHECK ONE]:

                                                  A.  / / the number of Plan Years in which the Participant had______[1,000
                                                          OR LESS] or more Hours of Service.
                                                  B.  / / the number of years of elapsed time Service of the Participant as of the last day of the Plan Year.

                                             iii. The Lead Employer may direct that an additional Employer Regular Matching
                                                  Contribution be made for a Plan Year which, if made, will be allocated in proportion to the ... [CHECK ONE]:

                                                  A.  / / N/A - such contributions will not be made.
                                                  B.  / / Employer Regular Matching Contributions received under the above schedule for the Plan Year.  The allocation will be made among all eligible Participants described in I.3....[CHECK IF APPLICABLE]:

                                                      i.  / /  who are Non-Highly Compensated Employees.

     Discretionary Contributions        d.   / /  a discretionary amount determined by the Lead Employer.

                                                  The Lead Employer may specify in a written action taken PRIOR TO the first day of the Plan Year that Employer Regular Matching Contributions will be made for such Plan Year in accordance with a schedule that conforms with a schedule specified in a., b. or

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                                  c., above. A separate schedule may apply to Employee Pre-Tax Contributions and
                                                  Employee After-Tax Contributions.

                                                  If such written action is NOT taken prior to the first day of the Plan Year, then any Employer Regular Matching Contribution made for the Plan Year on
                                                  Employee Pre-Tax Contributions will be allocated in proportion to Employee
                                                  Pre-Tax Contributions for payroll periods ending within the Plan Year that do not exceed ... [CHECK ONE]:

                                                  i.   / / N/A - no limit.
                                                  ii.  / / $____________.
                                                  iii. / / ___________% of Plan Compensation for the Plan Year.
                                                  iv.  / / the lesser of $_________or__________ % of Plan Compensation for the Plan
                                                           Year.

                                                  Any Employer Regular Matching Contribution made for the Plan Year on Employee
                                                  After-Tax Contributions will be allocated in proportion to Employee After-Tax
                                                  Contributions for payroll periods ending within the Plan Year.

VESTING SCHEDULE FOR EMPLOYER           I.5. A Participant's vested percentage in his/her Employer Regular Matching Contribution
REGULAR MATCHING COMPONENT:                  Account will be...[CHECK ONE]:
[PLAN SEC. 10.2(e)]
                                        a.   /X/  100% at all times.
                                        b.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                                      YEARS OF                  VESTED
                                                      SERVICE                   PERCENTAGE
                                                      --------                  ----------
                                                         0                           0%
                                                         1                    ________%
                                                         2                    ________%
                                                         3                    ________%  [20% OR MORE]
                                                         4                    ________%  [40% OR MORE]
                                                         5                    ________%  [60% OR MORE]
                                                         6                    ________%  [80% OR MORE]
                                                    7 or more                      100%

                                        c.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                                  YEARS OF                      VESTED
                                                  SERVICE                       PERCENTAGE
                                                  --------                      ----------
                                                     0                               0%
                                                     1                        ________%
                                                     2                        ________%
                                                     3                        ________%
                                                     4                        ________%
                                                5 or more                          100%

                                        [NOTE: IF THE PLAN IS TOP-HEAVY, THE VESTED PERCENTAGE OF THE PARTICIPANT WILL BE THE
                                        GREATER OF THE VESTED PERCENTAGE DETERMINED UNDER THE VESTING SCHEDULE SPECIFIED ABOVE OR
                                        THE APPLICABLE VESTING SCHEDULE SPECIFIED IN PLAN SEC. 17.2.]

IN-SERVICE HARDSHIP                     I.6. Withdrawals from Employer Regular Matching Contribution Accounts on account of Hardship
WITHDRAWALS: [PLAN SEC. 11.2]                are...[CHECK ONE]:

                                        a.   /X/  not allowed.
                                        b.   / /  allowed.

J.   EMPLOYER REGULAR PROFIT SHARING COMPONENT

PROFIT SHARING CONTRIBUTIONS:           J.1. Employer Regular Profit Sharing Contributions...[CHECK ONE]:
[PLAN SEC. 6.2]

                                        a.   / / may
                                        b.   /X/ may not  [SKIP TO SECTION K.]

                                             ... be made under the Plan as provided in this Section.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

SERVICE REQUIREMENT:                    J.2. For an Employee to participate in the Employer Regular Profit Sharing Component,
[PLAN SEC. 3.1(a)]                           he/she must have completed...[CHECK ONE]: [NOTE: WHETHER AN EMPLOYEE HAS "ONE YEAR"
                                             OR "TWO YEARS" OF SERVICE IS DETERMINED USING THE METHOD ELECTED IN D.8.] [NOTE: IF
                                             MORE THAN ONE YEAR OF SERVICE (OR 12 MONTHS OF ELAPSED TIME SERVICE) IS ELECTED, THE
                                             PLAN MUST PROVIDE FOR FULL AND IMMEDIATE VESTING OF EMPLOYER REGULAR PROFIT SHARING
                                             CONTRIBUTION ACCOUNTS.]

                                        a.   / /  one year of Service.
                                        b.   / /  two years of Service.
                                        c.   / /  ______[24 OR LESS] months of elapsed time Service.
                                        d.   / /  the lesser of one year of Service or the completion of a... [COMPLETE]:

                                             i.   _______ [LESS THAN 12] month

                                             ... eligibility computation period during which the Employee has a number oF Hours of
                                             Service equal to at least 1,000 multiplied by a fraction, the numerator of which is the number of months in the eligibility computation period, and the denominator of which is 12.

                                        e.   / /  N/A - there is no service requirement.

REQUIREMENTS TO SHARE IN THE            J.3. A Participant will share in the Employer Regular Profit Sharing Contribution for a
EMPLOYER REGULAR PROFIT                      Plan Year if (and only if) he/she is an Active Participant in the Employer Regular
SHARING CONTRIBUTION:                        Profit Sharing Component at some time during the Plan Year...[CHECK ONE]:
[PLAN SEC. 6.2(a) OR (b)]
                                        a.   / /  even if he/she is not an Employee on the last day of the Plan Year, and regardless of the number of Hours of Service he/she completes during the Plan Year.
                                        b.   / /  and EITHER is an Employee on the last day of the Plan Year OR completes at least...[CHECK ONE OF i. OR ii., AND CHECK iii. IF IT APPLICABLE]:

                                             i.   / / 501
                                             ii.  / / 1,000

                                             ... Hours of Service during the Plan Year.

                                             iii. / / However, the last day and hours requirements do not apply if the
                                                      Participant's Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                        c.   / /  and BOTH is an Employee on the last day of the Plan Year AND completes at least...
                                                  [CHECK ONE OF i. OR ii., AND CHECK iii. IF IT APPLICABLE]:

                                             i.   / / 501
                                             ii.  / / 1,000

                                             ... Hours of Service during the Plan Year.

                                             iii. / / However, the last day and hours requirements do not apply if the Participant's
                                                      Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                        d.   / /  and is an Employee on the last day of the Plan Year.

                                             i.   / / However, the last day requirement does not apply if the Participant's
                                                      Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                        e.   / /  and has completed at least...[CHECK ONE OF  I. OR II., AND CHECK III. IF IT
                                                  APPLICABLE]:

                                             i.   / / 501
                                             ii.  / / 1,000

                                             ... Hours of Service during the Plan Year.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                             iii. / / However, the hours requirement does not apply if the Participant's Termination of Service occurs during the Plan Year because he/she dies, becomes Disabled or retires after Normal Retirement Age.

                                             [NOTE: IN THE EVENT OF A SHORT PLAN YEAR, ANY MINIMUM NUMBER OF HOURS OF SERVICE
                                             WILL BE PROPORTIONATELY REDUCED.]

CONTRIBUTION/ALLOCATION                 J.4. The Employer Regular Profit Sharing Contribution for each Plan Year will... [CHECK
FORMULA:                                     ONE. DO NOT CHECK b. IF ANY CONTROLLED GROUP MEMBER MAINTAINS ANY OTHER PLAN THAT IS
[PLAN SEC. 6.2(a) OR (b)]                    INTEGRATED AND THAT COVERS ANY OF THE SAME PARTICIPANTS]: [NOTE: IF THE PLAN IS
                                             TOP-HEAVY, THE CONTRIBUTION FORMULA OR ALLOCATION METHOD FOR THE EMPLOYER REGULAR
                                             PROFIT SHARING CONTRIBUTIONS WILL BE APPLIED WITH THE APPLICABLE MODIFICATIONS
                                             DESCRIBED IN PLAN SEC. 17.1(b).]

     Non-Integrated Variable            a.   / /  be allocated among the eligible Participants...[CHECK ONE]:
     Formula -
     Discretionary                           i.   / / in proportion to Plan Compensation for the Plan Year
                                             ii.  / / as an equal dollar amount (subject to the limits of Code Section 415)

                                             ... using the non-integrated allocation formula in Plan Sec. 6.2(a)(1).

                                             The amount of the contribution will be a discretionary amount determined by the Lead
                                             Employer (not contingent on Net Profits).

     Integrated                         b.   / /  be allocated among the eligible Participants using an integrated allocation
     Variable Formula -                           formula in Plan Sec. 6.2(a)(2).
     Discretionary
                                                  The amount of the contribution will be a discretionary amount determined by the
                                                  Lead Employer (not contingent on Net Profits).

                                             i.   The Integration Level is...[CHECK ONE]:

                                                  A.  / / the Taxable Wage Base in effect at the beginning of the Plan Year.
                                                  B.  / / $________ [NOT MORE THAN THE TAXABLE WAGE BASE IN EFFECT AT THE BEGINNING
                                                          OF THE PLAN YEAR IN WHICH THIS DOLLAR AMOUNT IS FIRST EFFECTIVE].
                                                  C.  / / _________ % [LESS THAN 100%] of the Taxable Wage Base in effect at the beginning of the Plan Year.

                                             ii.  The integrated allocation formula used is the...[CHECK ONE]:

                                                  A.  Two-step formula (non-top-heavy method).
                                                  B.  Four-step formula (top-heavy method).

     Non-Integrated                     c.   / /  equal a fixed amount for each eligible Participant. The amount of the
     Fixed Formula -                              contribution will be...[CHECK ONE]:
     Non-Discretionary
                                             i.   / / $________ for the Plan Year.
                                             ii.  / / $________ for each...[CHECK ONE]:

                                                  A.  / / Hour of Service
                                                  B.  / / day
                                                  C.  / / week

                                                  ... as an Active Participant in the Employer Profit Sharing Component during the
                                                  Plan Year.

                                             iii. / / _________ % [NOT TO EXCEED 25%] of Plan Compensation for the Plan Year.

VESTING SCHEDULE FOR EMPLOYER           J.5. A Participant's vested percentage in his/her Employer Regular Profit Sharing
REGULAR PROFIT SHARING COMPONENT:            Contribution Account will be...[CHECK ONE]:
[PLAN SEC. 10.2(e)]
                                        a.   / /  100% at all times.
                                        b.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

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                                       17

                                                      Years of                  Vested
                                                      Service                   Percentage
                                                      --------                  ----------
                                                         0                     0%
                                                         1               _______%
                                                         2               _______%
                                                         3               _______%  [20% OR MORE]
                                                         4               _______%  [40% OR MORE]
                                                         5               _______%  [60% OR MORE]
                                                         6               _______%  [80% OR MORE]
                                                     7 or more               100%

                                        c.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                                  Years of                      Vested
                                                  Service                       Percentage
                                                  --------                      ----------
                                                     0                         0%
                                                     1                   _______%
                                                     2                   _______%
                                                     3                   _______%
                                                     4                   _______%
                                                 5 or more                   100%

                                        [NOTE: IF THE PLAN IS TOP-HEAVY, THE VESTED PERCENTAGE OF THE PARTICIPANT WILL BE THE
                                        GREATER OF THE VESTED PERCENTAGE DETERMINED UNDER THE VESTING SCHEDULE SPECIFIED ABOVE OR
                                        THE APPLICABLE VESTING SCHEDULE SPECIFIED IN PLAN SEC. 17.2.]

IN-SERVICE HARDSHIP                     J.6. Withdrawals from Employer Regular Profit Sharing Contribution Accounts on account of
WITHDRAWALS: [PLAN SEC. 11.2]                Hardship are ... [CHECK ONE]:

                                        a.   / /  not allowed.
                                        b.   / /  allowed.

K.   EMPLOYER QUALIFIED MATCHING AND PROFIT SHARING COMPONENT

[NOTE: CONTRIBUTIONS ELECTED UNDER THIS SECTION K. ARE IN ADDITION TO ANY EMPLOYER SAFE-HARBOR MATCHING, REGULAR MATCHING, SAFE-HARBOR PROFIT SHARING OR REGULAR PROFIT SHARING CONTRIBUTIONS.]

EMPLOYER QUALIFIED                      K.1. Employer Qualified Matching and/or Qualified Profit Sharing Contributions may be made
CONTRIBUTIONS: [PLAN SECS. 5.3               under the Plan at the discretion of the Lead Employer.
AND 6.3]

                                             [NOTE: EMPLOYER QUALIFIED MATCHING AND/OR QUALIFIED PROFIT SHARING CONTRIBUTIONS MUST
                                             BE MADE WITHIN TWELVE MONTHS FOLLOWING THE CLOSE OF THE APPLICABLE PLAN YEAR.
                                             HOWEVER, CONTRIBUTIONS MADE LATER THAN 30 DAYS AFTER THE EMPLOYER'S TAX FILING
                                             DEADLINE MUST BE TREATED AS ANNUAL ADDITIONS IN THE LIMITATION YEAR MADE FOR PURPOSES
                                             OF CODE SECTION 415.]

                                             [NOTE: THE "APPLICABLE" PLAN YEAR IS THE CURRENT PLAN YEAR IF THE CURRENT YEAR
                                             TESTING METHOD IS USED, OR THE PRIOR PLAN YEAR IF THE PRIOR YEAR TESTING METHOD IS
                                             USED.]

EMPLOYER QUALIFIED MATCHING             K.2. Employer Qualified Matching Contributions (QMACs) will be allocated among the
CONTRIBUTIONS (QMACs):                       Non-Highly Compensated Employees who are eligible Participants described in I.3. with
[PLAN SEC. 5.3]                              respect to the applicable Plan Year. The allocation will be made in proportion to the
                                             Employer Regular Matching Contributions of each eligible Participant. [NOTE: EMPLOYER
                                             QUALIFIED MATCHING CONTRIBUTIONS WILL BE MADE ONLY IF THE PLAN INCLUDES AN EMPLOYER
                                             REGULAR MATCHING COMPONENT.]

EMPLOYER QUALIFIED PROFIT               K.3. Employer Qualified Profit Sharing Contributions (QNECs) will be allocated among the
SHARING CONTRIBUTIONS (QNECs):               Non-Highly Compensated Employees who benefit under the applicable Component for the
[PLAN SEC. 6.3]                              applicable Plan Year. [NOTE: THE "APPLICABLE" COMPONENT IS THE EMPLOYEE PRE-TAX
                                             COMPONENT IN THE CASE OF A CONTRIBUTION MADE TO SATISFY THE ACTUAL DEFERRAL
                                             PERCENTAGE (ADP) TEST OF CODE SECTION 401(k); OR THE EMPLOYER REGULAR MATCHING
                                             COMPONENT IN THE CASE OF A CONTRIBUTION MADE TO SATISFY THE ACTUAL CONTRIBUTION
                                             PERCENTAGE (ACP) TEST OF CODE SECTION 401(m).] [NOTE: IF A COMPONENT IS DISAGGREGATED
                                             INTO TWO OR MORE SEPARATE COMPONENTS FOR PURPOSES OF THE COVERAGE REQUIREMENTS OF
                                             CODE SECTION 410(b), THE CONTRIBUTION WILL BE DETERMINED SEPARATELY FOR EACH
                                             DISAGGREGATED COMPONENT. ]

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

                                             [NOTE: AN EMPLOYEE "BENEFITS" UNDER THE EMPLOYEE PRE-TAX COMPONENT IF HE/SHE IS
                                             ELIGIBLE TO MAKE EMPLOYEE PRE-TAX CONTRIBUTIONS DURING THE APPLICABLE PLAN YEAR. AN
                                             EMPLOYEE "BENEFITS" UNDER THE EMPLOYER REGULAR MATCHING COMPONENT IF HE/SHE SATISFIES
                                             THE REQUIREMENTS IN I.3. FOR THE APPLICABLE PLAN YEAR.]

                                        K.4. Employer Qualified Profit Sharing Contributions (QNECs) will be allocated ... [CHECK
                                             ONE]:

                                        a.   /X/  as a uniform percentage of Plan Compensation for the Plan Year, using testing compensation as the definition of Plan Compensation for the Plan Year instead of the definition in Section E.
                                        b.   / /  as an equal dollar amount.
                                        c.   / /  first to the eligible Participant with the lowest Plan Compensation for the Plan
                                                  Year, then to the eligible Participant with the next lowest Plan Compensation for the Plan Year, etc. until the applicable test is met, using testing compensation as the definition of Plan Compensation for the Plan Year instead of the definition in Section E, and with the allocation to each eligible
                                                  Participant limited to the amount permitted under Code Section 415. [NOTE: THIS
                                                  OPTION c. IS NOT APPROPRIATE IF THE "PRIOR YEAR" TESTING METHOD IS USED.]

                                                  [NOTE: FOR THIS PURPOSE, "TESTING COMPENSATION" MEANS THE DEFINITION OF
                                                  COMPENSATION USED FOR PURPOSES OF APPLYING THE ACTUAL DEFERRAL PERCENTAGE TEST
                                                  OR ACTUAL CONTRIBUTION PERCENTAGE TEST FOR THE APPLICABLE PLAN YEAR.]

L.   RETIREMENT AND IN-SERVICE WITHDRAWALS

RETIREMENT AGE:                         L.1. The Normal Retirement Age is...[CHECK ONE]:
[PLAN SECS. 2.15 AND 2.40]
                                        a.   /X/  age  65 [65 OR LESS].
                                        b.   / /  the later of age________[65 OR LESS] or the________[5TH OR LESS] anniversary of the first day of the Plan Year in which the Participant commenced participation in the Plan.

                                        L.2. The Early Retirement Age is...[CHECK ONE]:

                                        a.   / /  N/A - early retirement is not recognized under the Plan.
                                        b.   / /  age________ [LESS THAN NORMAL RETIREMENT AGE].
                                        c.   the later of age________ [LESS THAN NORMAL RETIREMENT AGE] or the date on which the
                                             Participant completes_________ years of vesting Service.

IN-SERVICE WITHDRAWALS:                 L.3. Withdrawals prior to Termination of Service, other than on account of Hardship, are...
[PLAN SEC. 11.2]                             [CHECK a., OR CHECK EACH OF b. AND c. THAT APPLIES]:

                                        a.   /X/  not allowed from any Contribution Account, except as provided in the In-Service
                                                  Withdrawals of After-Tax and Rollover Contributions Addendum.
                                        b.   / /  allowed from any Contribution Account for any reason after...[CHECK ONE]:

                                             i.   / / Normal Retirement Age.  [NOTE: THIS OPTION IS NOT APPROPRIATE IF THE NORMAL
                                                      RETIREMENT AGE DESIGNATED IN L.1. IS LESS THAN 59 1/2.]
                                             ii.  / / age 59 1/2.

                                        c.   / /  allowed from an Employer Regular Matching or Regular Profit Sharing Contribution
                                                  Account at any age and for any reason, provided the withdrawal may not include amounts allocated to the Contribution Account within two years prior to the withdrawal, unless the Participant has completed five years of participation in the Plan. [NOTE: THE CALCULATION OF THE MAXIMUM AMOUNT AVAILABLE FOR WITHDRAWAL
                                                  IS SET FORTH IN PLAN SEC. 11.2(b).]

                                                  [NOTE: AVAILABILITY OF IN-SERVICE WITHDRAWALS ON ACCOUNT OF HARDSHIP WITH
                                                  RESPECT TO CERTAIN COMPONENTS IS ADDRESSED UNDER F.9., I.6., AND J.6. AND
                                                  THE FROZEN ACCOUNT ADDENDUM, RESPECTIVELY.]

M.   SPECIAL VESTING RULES

[NOTE: DO NOT COMPLETE IF THE PLAN PROVIDES FOR FULL AND IMMEDIATE VESTING OF ALL CONTRIBUTION ACCOUNTS. SKIP TO SECTION N.]

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

VESTING:                                M.1. A Participant's vested percentage in his/her Employee Pre-Tax, After-Tax, Forfeiture
[PLAN SEC. 10.2(e)]                          Restoration, Deductible and Rollover Contribution Accounts, and in his/her Employer
                                             Safe-Harbor Matching, Qualified Matching, Safe-Harbor Profit Sharing and Qualified
                                             Profit Sharing Contribution Accounts, will be 100% at all times.

                                             A Participant's vested percentage in his/her Employer Regular Matching Contribution
                                             Account will be determined under I.5.

                                             A Participant's vested percentage in his/her Employer Regular Profit Sharing
                                             Contribution Account will be determined under J.5.

SERVICE DISREGARDED FOR                 M.2. To determine the vested percentage of a Participant in his/her Employer Regular
VESTING:                                     Matching or Regular Profit Sharing Contribution Account, Service...[CHECK EACH THAT
[PLAN SEC. 10.2(f)]                          APPLIES]:

                                        a.   / /  before the Participant attained the age of___________ [18 OR LESS]
                                        b.   / /  before any Controlled Group Member first maintained this Plan (or a predecessor plan)

                                             ... will be disregarded. [NOTE: THESE EXCLUSIONS WILL NOT APPLY FOR PURPOSES OF
                                             DETERMINING A PARTICIPANT'S EARLY RETIREMENT AGE.]

TREATMENT OF FORFEITURES:               M.3. A Pending Allocation Account that reflects Forfeitures from Employer Regular Matching
[PLAN SEC. 5.2(g)]                           and/or Regular Profit Sharing Contribution Accounts can be applied to pay recordkeeping administrative expenses of the Plan if so directed by the Plan
                                             Administrator. Any amounts not used to pay administrative expenses will be...[CHECK
                                             ONE]:

                                        a.   / /  applied as a credit against Employer Contributions that are made under the Plan, as and when directed by the Lead Employer.
                                        b.   / /  allocated as of the last day of each Plan Year as an additional Employer Regular
                                                  Matching Contribution if the Forfeitures are from Employer Regular Matching
                                                  Contribution Accounts, or allocated as an additional Employer Regular Profit
                                                  Sharing Contribution if the Forfeitures are from Employer Regular Profit Sharing
                                                  Accounts. The allocation will be made in the same manner as (and as part of) any variable contribution, or in proportion to any fixed contribution, under the
                                                  Plan. [NOTE: IF THE PLAN PROVIDES FOR A DISCRETIONARY CONTRIBUTION, AND A
                                                  CONTRIBUTION IS NOT MADE FOR A PLAN YEAR, THE ALLOCATION WILL BE MADE IN THE
                                                  SAME MANNER AS THE DISCRETIONARY CONTRIBUTION WOULD HAVE BEEN ALLOCATED.]

N.   EMPLOYER SECURITIES

EMPLOYER SECURITIES:                    N.1. The Plan...[CHECK ONE]:
[PLAN SECS. 14.13 AND 14.14]

                                        a.   / /  may not [SKIP TO SECTION O.]
                                        b.   /X/  may

                                        ... hold Qualifying Employer Securities.

VOTING PROVISIONS:                      N.2. A Participant will be allowed to direct the vote on Qualifying Employer Securities
[PLAN SECS. 14.13(d) AND 14.14]              credited to his/her Account on...[CHECK ONE]:

                                        a.   /X/  any matter put to the vote of shareholders.  [NOTE: QUALIFYING EMPLOYER SECURITIES
                                                  FOR WHICH PARTICIPANTS FAIL TO PROVIDE TIMELY DIRECTION WILL BE VOTED IN THE
                                                  SAME PROPORTION AS THE VOTES CAST ON SECURITIES FOR WHICH OTHER PARTICIPANTS
                                                  PROVIDE TIMELY DIRECTION.]
                                        b.   / /  N/A - not allowed to direct any vote.

TENDER PROVISIONS:                      N.3. A Participant will be allowed to direct the hold or sell/exchange decision on
[PLAN SECs. 14.13(e)                         Qualifying Employer Securities credited to his/her Account in...[CHECK ONE]:
AND 14.14]

                                        a.   /X/  any tender or exchange offer, or any cash or stock offer made in connection with a merger or other corporate transaction.

                                                  Qualifying Employer Securities for which Participants fail to provide timely direction ... [CHECK ONE]:

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                                       20

                                             i.   / / will be held or sold/exchanged in the same proportion as the securities for which other Participants provide timely direction.
                                             ii.  / / will be held or sold/exchanged at the discretion of the Lead Employer, or a
                                                      Named Fiduciary or Investment Manager designated by the Lead Employer.
                                             iii. /X/ will NOT be sold/exchanged.

                                        b.   / /  N/A - not allowed to direct the hold or sell/exchange decision in any corporate transaction.

O.   PAYMENT OF BENEFITS

BALANCES LESS THAN CASH-OUT             O.1. The Benefit subject to involuntary cash-out is...[CHECK ONE]:
AMOUNT:
[PLAN SEC. 12.4]                        a.   /X/  $5,000 or less.
                                        b.   N/A - involuntary cash-out distributions will not be made.

PAYMENT FORMS:                          O.2.     A lump-sum payment...[CHECK ONE]:
[PLAN SECS. 12.3(b) AND 12.6]
                                        a.   /X/  is the ONLY form of payment permitted to a Participant or Beneficiary (except partial payments in the minimum amount necessary to satisfy Code Section
                                                  401(a)(9)).
                                        b.   / /  or partial payments are permitted to a Participant or Beneficiary. [NOTE:  A
                                                  PARTICIPANT OR BENEFICIARY MUST SEPARATELY REQUEST EACH PARTIAL PAYMENT UNLESS A
                                                  METHODOLOGY FOR SYSTEMATIC PARTIAL PAYMENTS IS ESTABLISHED BY THE PLAN
                                                  ADMINISTRATOR, INCLUDING PARTIAL PAYMENTS IN THE MINIMUM AMOUNT NECESSARY TO
                                                  SATISFY CODE SECTION 401(a)(9).]

P.   TOP-HEAVY PROVISIONS

COORDINATION WITH OTHER                 P.1. Does any Controlled Group Member maintain another qualified plan? [CHECK ONE]:
QUALIFIED PLANS:
[PLAN SEC. 17.1]                        a.   / /  No.  [SKIP TO SECTION Q.]
                                        b.   /X/  Yes.

                                        P.2. If this Plan is Top-Heavy, and if a Participant also is covered under another qualified defined contribution plan, the defined contribution minimum will be provided under ...
                                             [CHECK ONE]:

                                        a.   /X/  N/A - no such defined contribution plan exists.
                                        b.   / /  the other plan.
                                        c.   / /  this Plan.

                                        P.3. If this Plan is Top-Heavy, and if a Participant also is covered under a qualified defined benefit plan,...[CHECK ONE]:

                                        a.   /X/  N/A - no such defined benefit plan exists.
                                        b.   / /  a defined benefit minimum of 2% per year of Service (up to 20%) will be provided under the defined benefit plan.
                                        c.   a defined contribution minimum of 5% will be provided under the defined contribution plan designated in P.2. (or if there is no other defined contribution plan, or if another defined contribution plan is designated in P.2. but the Participant is not covered under such plan, then under this Plan).
                                        d.   other [SPECIFY MANNER IN WHICH TOP-HEAVY BENEFIT WILL BE PROVIDED; ATTACH ADDENDUM
                                             IF NECESSARY]: __________.

Q.   CODE Section  415 COORDINATION

CORRECTION METHOD:                      Q.1. If Excess Annual Additions have been made under the Plan, the correction will be made
[PLAN SEC. 18.1(b)]                          using the...[CHECK ONE]: [NOTE: THE FOLLOWING CORRECTION METHOD APPLIES ONLY AFTER
                                             EMPLOYEE PRE-TAX AND AFTER-TAX CONTRIBUTIONS FOR THE LIMITATION YEAR HAVE BEEN REFUNDED
                                             TO THE PARTICIPANT.]

                                        a.   / /  suspense account method - that is, the Excess Annual Additions will be placed in the Pending Allocation Account and will reduce Employer Contributions of all

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                                       21
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
                                                  Participants in future Limitation Years.

                                        b.   /X/  current allocation method - that is, the Excess Annual Additions will be reallocated among other Active Participants as of the last day of the current
                                                  Limitation Year in proportion to Plan Compensation.

COORDINATION WITH OTHER PLANS:          Q.2. Does any Controlled Group Member maintain (i) another qualified defined contribution
[PLAN SEC. 18.2]                             plan (other than another master or prototype plan), (ii) a simplified employee pension as defined in Code Section 408(a), (iii) a welfare benefit fund as defined in
                                             Code Section 419(e), or (iv) an individual medical account as defined in Code Section
                                             415(l)(2), under which amounts are treated as Annual Additions with respect to any
                                             Participant in this Plan? ... [CHECK ONE]:

                                        a.   / /  No.  [SKIP TO SECTION R.]
                                        b.   /X/  Yes.

                                        Q.3. If a Participant is covered under another qualified defined contribution plan (other than a master or prototype plan) or under a simplified employee pension, welfare benefit fund or individual medical account of a Controlled Group Member, ... [CHECK
                                             ONE]:

                                        a.   / /  the method used to coordinate the limit on Annual Additions will be the same method that would be used for a master or prototype plan under Plan Sec. 18.2(a).
                                        b.   /X/  the Excess Annual Additions will be attributed...[CHECK ONE]:

                                             i.   / / last
                                             ii.  /X/ first

                                             ... to this Plan.

                                        c.   / /  other [SPECIFY THE METHOD THAT WILL BE USED TO COORDINATE THE ANNUAL ADDITION
                                                  LIMITS IN A MANNER THAT PRECLUDES DISCRETION; ATTACH ADDENDUM IF necessary]:
                                                  ________.

R.   SPECIAL TESTING RULES

[NOTE: IF THIS ADOPTION AGREEMENT AMENDS THE PLAN TO COMPLY RETROACTIVELY WITH THE SMALL BUSINESS JOB PROTECTION ACT OF 1996 AND
THE TAXPAYER RELIEF ACT OF 1997, COMPLETE AND ATTACH THE "SPECIAL TESTING RULES ADDENDUM".]

HIGHLY COMPENSATED EMPLOYEES:           R.1. An Employee will be a Highly Compensated Employee if he/she is a more than five-percent
[PLAN SEC. 2.27]                             owner at any time during the current Plan Year or the twelve-consecutive-month period immediately preceding the current Plan Year. [NOTE: THE CONSTRUCTIVE OWNERSHIP RULES
                                             UNDER CODE SECTION 318 APPLY FOR DETERMINING WHO IS A MORE THAN FIVE-PERCENT OWNER.]

                                             An Employee also will be a Highly Compensated Employee if his/her Compensation during the look-back period exceeded the limit in effect under Code Section 414(q)(1)(B) ...
                                             [CHECK IF APPLICABLE]: [NOTE: THE FOLLOWING ELECTION CAN ONLY BE MADE IF IT IS MADE
                                             IN ALL PLANS OF ALL CONTROLLED GROUP MEMBERS.]

                                        a.   / /  and the Employee was in the top-paid group for the look-back period.

                                        R.2. The look-back period is the...[CHECK ONE]:

                                        a.   /X/  twelve-consecutive-month period immediately preceding the current Plan Year.
                                                  [NOTE: THIS ELECTION IS REQUIRED IF THE PLAN YEAR IS THE CALENDAR YEAR; THE
                                                  LOOK-BACK PERIOD IS THE PRIOR CALENDAR YEAR.]
                                        b.   / /  calendar year ending within the current Plan Year. [NOTE:  THIS ELECTION IS NOT
                                                  APPROPRIATE IF THE PLAN YEAR IS THE CALENDAR YEAR, AND CAN ONLY BE MADE IF IT IS
                                                  MADE IN ALL PLANS (OTHER THAN CALENDAR YEAR PLANS) OF ALL CONTROLLED GROUP
                                                  MEMBERS.]

ADP/ACP TESTING METHOD: [PLAN           R.3. The Actual Deferral Percentage Test and the Actual Contribution Percentage Test will
SECS. 19.2 AND 19.3]                         be applied using the...[SELECT THE METHOD BEING USED FOR THE PLAN YEAR FOR WHICH THIS
                                             ADOPTION AGREEMENT IS EFFECTIVE]: [NOTE: IF THE PLAN IS DESIGNATED AS A SAFE-HARBOR
[COMPLETE ONLY IF THE PLAN HAS AN            PLAN, IT WILL BE DEEMED TO BE USING THE CURRENT YEAR TESTING METHOD - THUS, B. MUST
EMPLOYEE PRE-TAX OR AFTER-TAX                BE ELECTED BELOW.]
COMPONENT]
                                        a.   / /  prior year testing method.  [NOTE:  IF THE PLAN IS FIRST REQUIRED TO APPLY THE
                                                  ACTUAL

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

                                                  DEFERRAL PERCENTAGE TEST OR ACTUAL CONTRIBUTION PERCENTAGE TEST IN A PLAN YEAR
                                                  BEGINNING ON OR AFTER JANUARY 1, 1997 (AND THE PLAN IS NOT A SUCCESSOR PLAN),
                                                  AND THE PRIOR YEAR TESTING METHOD IS USED FOR SUCH PLAN YEAR, THEN THE TEST WILL
                                                  BE APPLIED FOR SUCH PLAN YEAR USING THE GREATER OF (i) 3%, OR (ii) THE ACTUAL
                                                  DEFERRAL PERCENTAGE OR ACTUAL CONTRIBUTION PERCENTAGE, AS APPROPRIATE, OF THE
                                                  NON-HIGHLY COMPENSATED EMPLOYEES FOR SUCH PLAN YEAR.]

                                        b.   /X/  current year testing method. [NOTE: THE CURRENT YEAR TESTING ELECTION CAN BE
                                                  CHANGED ONLY UNDER CIRCUMSTANCES PRESCRIBED BY THE IRS.]

S.   SPECIAL EFFECTIVE DATE RULES

                                        S.1. The following Components are added and effective after the Original Effective Date or
                                             Amendment Effective Date specified in Section A...[CHECK EACH THAT APPLIES]:

                                        a.   / /  Employee Pre-Tax Component.
                                                  Effective Date:_________.

                                        b.   / /  Employee After-Tax Component.
                                                  Effective Date:_________.

                                        c.   / /  Employer Regular Matching Component.
                                                  Effective Date:_________ [MUST BE THE FIRST DAY OF A MATCHING CONTRIBUTION
                                                  PERIOD].

                                        d.   / /  Employer Regular Profit Sharing Component.
                                                  Effective Date:_________.

                                        S.2. The effective date for the following provisions is different than the Original
                                             Effective Date or Amendment Effective Date specified in Section A...[COMPLETE AS
                                             APPROPRIATE]:

                                              Provision                                        Effective Date
                                              ---------                                        --------------
T.   FROZEN ACCOUNTS

                                        T.1. The following Components have been removed, but Contribution Accounts still exist under the Plan for contributions made under the Component (these are referred to as
                                             "Frozen" Contribution Accounts)...[CHECK EACH THAT APPLIES]: [NOTE: COMPLETE THE
                                             FROZEN ACCOUNT ADDENDUM.]

                                        a.   / /  Employee Pre-Tax Component.
                                        b.   / /  Employer Regular Matching Component.
                                        c.   / /  Employer Regular Profit Sharing Component.

U.   OTHER INFORMATION FOR THE PARTICIPATING EMPLOYERS

                                        Failure to fill out this Adoption Agreement completely and correctly may result in failure of the Plan to qualify under Code Section 401(a).

                                        The Plan Administrator is responsible for administration of the Plan, including the filing of the annual report on Form 5500 and the preparation and delivery of summary plan descriptions, summaries of material modifications and summary annual reports. The Lead
                                        Employer and other fiduciaries agree to obtain bonds as required by law. [ERISA Section
                                        412.]

                                        Inquiries regarding the adoption of the Plan or the effect of the opinion letter should be directed to the Sponsor of the Prototype.

V.   SPONSOR OF THE PROTOTYPE

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
                                        The Sponsor of the Prototype is:

                                          Putnam Fiduciary Trust Company
                                          One Post Office Square
                                          Boston, Massachusetts 02109
                                          Telephone:    1-800-752-5766

                                        Putnam Fiduciary Trust Company (or its designee) will inform the Lead Employer if any amendments are made to the Prototype Defined Contribution Plan, or if the Prototype
                                        Defined Contribution Plan is discontinued or abandoned.

                                        [THE REMAINING PORTION OF THE PAGE IS INTENTIONALLY BLANK]

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                                       24

W.   RELIANCE ON IRS OPINION LETTER

                                        The Participating Employers may rely on an opinion letter issued by the Internal Revenue
                                        Service ("IRS") as evidence that the Plan is qualified under Code Section 401(a) only to the extent provided in Announcement 2001-77, 2001-30 I.R.B.

                                        The Participating Employers may not rely on the opinion letter in certain other circumstances or with respect to certain qualification requirements, which are specified in the opinion letter issued with respect to the Plan and in Announcement 2001-77.

                                        In order to have reliance in such circumstances or with respect to such qualification requirements, application for a determination letter must be made to Employee Plans
                                        Determinations of the Internal Revenue Service.

                                        This Adoption Agreement may be used only in conjunction with Basic Plan Document #01.

X.   LEAD EMPLOYER SIGNATURE

The Lead Employer has executed this Adoption Agreement effective as of the dates specified in the Adoption Agreement.

YOU SHOULD CONSULT WITH AN ATTORNEY OR OTHER INDEPENDENT QUALIFIED ADVISOR AS TO THE LEGAL AND TAX EFFECT OF ADOPTING THE PLAN.

Date Signed:
             ---------------------------     Lead Employer: Hospira, Inc.
                                                           --------------

                                             By
                                                -------------------------------------------------------
                                             Name (Print):
                                                           --------------------------------------------
                                             Title:
                                                    ---------------------------------------------------

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                                       25

PROTOTYPE TRUST AGREEMENT

The Trustee hereby accepts its appointment as such in accordance with Article XX of the Basic Plan Document (for Putnam Fiduciary
Trust Company) or separate Trust Agreement (for any other Trustee).

PUTNAM FIDUCIARY TRUST COMPANY:                       INDIVIDUAL TRUSTEES:

By                                                    Name (Print):
    -----------------------------------------                       -------------------------------------

    Name (Print):
                  ---------------------------

                                                      ---------------------------------------------------
    Title:                                            Signature
           ----------------------------------

 Date Signed:                                         Date Signed:
              -------------------------------                      --------------------------------------

                                                      Name (Print):
                                                                    -------------------------------------

                                                      ---------------------------------------------------
                                                      Signature

                                                      Date Signed:
                                                                   --------------------------------------

                                                      Name (Print):
                                                                    -------------------------------------

                                                      ---------------------------------------------------
                                                      Signature

                                                      Date Signed:
                                                                   --------------------------------------

                                                      FINANCIAL ORGANIZATION TRUSTEE:

                                                      Name:
                                                            ---------------------------------------------

                                                      By
                                                          -----------------------------------------------

                                                          Name (Print):
                                                                        ---------------------------------

                                                          Title:
                                                                 ----------------------------------------

                                                          Date Signed:
                                                                       ----------------------------------

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                                       26

                         PUTNAM FIDUCIARY TRUST COMPANY
                       PROTOTYPE DEFINED CONTRIBUTION PLAN

                        SUPPLEMENT TO ADOPTION AGREEMENT
                         PARTICIPATING EMPLOYER ADOPTION

Effective as of ____________ the undersigned Controlled Group Member adopts the Putnam Fiduciary Trust Company Prototype Defined Contribution Plan as established by the Lead Employer and agrees to be a "Participating Employer" under the Plan. The Section of the Adoption Agreement entitled "Reliance on IRS Opinion Letter" is incorporated herein by reference and applies to the adoption of the Plan by the undersigned Participating Employer.

Date Signed:                                 Participating Employer:
            ----------------------------                             ------------------------------------
                                             By
                                                ---------------------------------------------------------

                                                Name (Print):
                                                              -------------------------------------------
                                                Title:
                                                       --------------------------------------------------

OPTIONAL - CONSENT MAY BE GIVEN IN ANY MANNER DEEMED APPROPRIATE BY THE LEAD EMPLOYER.

The Lead Employer hereby consents to the adoption of the Plan by the above Controlled Group Member.

Date Signed:                                 Lead Employer: Hospira, Inc.
            ----------------------------                   --------------

                                             By
                                                ---------------------------------------------------------
                                                Name (Print):
                                                              -------------------------------------------
                                                Title:
                                                       --------------------------------------------------

           ATTACH ADDITIONAL SHEET(S) FOR EACH PARTICIPATING EMPLOYER.

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                                       27

                         PUTNAM FIDUCIARY TRUST COMPANY
                       PROTOTYPE DEFINED CONTRIBUTION PLAN

                         PARTICIPATING EMPLOYER ADDENDUM

Any action required or permitted to be taken under the Plan by the Company shall be by a resolution of the Hospira, Inc. Employee Benefit Board of Review, or by a person or persons authorized by resolution of the Board of Review. Notwithstanding anything contained herein, any material revision (within the meaning of the New York Stock Exchange rules) to the Plan or Trust shall be subject to the approval of the Corporation's compensation committee or a majority of the Corporation's independent directors (within the meaning of the New York Stock Exchange rules).

The Board of review shall appoint a Committee to serve as Plan Administrator of the Plan. The current Committee members shall: be the Vice President, Compensation or, if there is no such person by such title, such other person acting in a similar capacity; and the Director of Human Resources at the Ashland facility of Hospira, Inc. or, if there is no such title, such other person acting in a similar capacity.

The following Controlled Group Members are Participating Employers in the Plan as of the Original Effective Date (specified in A.1.a.i.), the Amendment Effective Date (specified in A.1.b.i.), or, if applicable, the effective date specified in a Participating Employer Adoption Supplement to the Adoption
Agreement:

Participating Employer:

     Name:

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                                       28
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                         PUTNAM FIDUCIARY TRUST COMPANY
                       PROTOTYPE DEFINED CONTRIBUTION PLAN

                             FROZEN ACCOUNT ADDENDUM

The following vesting and withdrawal rules apply to frozen accounts under this Plan.

A.   FROZEN EMPLOYEE PRE-TAX COMPONENT

VESTING:                                A.1. A Participant's vested percentage in his/her Frozen Employee Pre-Tax Contribution
[PLAN SEC. 10.2(e)]                          Account will be 100% at all times.

IN-SERVICE WITHDRAWALS:                 A.2. Withdrawals from Frozen Employee Pre-Tax Contribution Accounts on account of Hardship
[PLAN SEC. 11.2]                             are...[CHECK ONE]:

                                        a.   / /  not allowed.
                                        b.   / /  allowed.

B.   FROZEN EMPLOYER REGULAR MATCHING COMPONENT

VESTING:                                B.1. / /  A Participant's vested percentage in his/her Frozen Employer Regular Matching
[PLAN SEC. 10.2(e)]                               Contribution Account will be...[CHECK ONE]:

                                        a.   / /  100% at all times.
                                        b.   / /  determined under the following schedule... [COMPLETE AS DESIRED]:

                                             YEARS OF                        VESTED
                                             SERVICE                       PERCENTAGE
                                             --------                      ----------
                                                0                               0%
                                                1                          ______%
                                                2                          ______%
                                                3                          ______%  [20% OR MORE]
                                                4                          ______%  [40% OR MORE]
                                                5                          ______%  [60% OR MORE]
                                                6                          ______%  [80% OR MORE]
                                                7 or more                     100%

                                        c.   / /  determined under the following schedule... [COMPLETE AS DESIRED]:

                                             YEARS OF                        VESTED
                                             SERVICE                       PERCENTAGE
                                             --------                      ----------
                                                0                               0%
                                                1                          ______%
                                                2                          ______%
                                                3                          ______%
                                                4                          ______%
                                                5 or more                     100%

                                        [NOTE: IF THE PLAN IS TOP-HEAVY, THE VESTED PERCENTAGE OF THE PARTICIPANT WILL BE THE
                                        GREATER OF THE VESTED PERCENTAGE DETERMINED UNDER THE VESTING SCHEDULE SPECIFIED ABOVE OR
                                        THE APPLICABLE VESTING SCHEDULE SPECIFIED IN PLAN SEC. 17.2.]

                                        [NOTE: A PENDING ALLOCATION ACCOUNT THAT REFLECTS FORFEITURES FROM FROZEN EMPLOYER REGULAR
                                        MATCHING CONTRIBUTION ACCOUNTS CAN BE APPLIED TO PAY ADMINISTRATIVE EXPENSES OF THE PLAN
                                        IF SO DIRECTED BY THE PLAN ADMINISTRATOR. ANY AMOUNTS NOT USED TO PAY ADMINISTRATIVE
                                        EXPENSES WILL BE APPLIED IN THE SAME MANNER AS FORFEITURES FROM EMPLOYER REGULAR PROFIT
                                        SHARING CONTRIBUTION ACCOUNTS OR, IF THE PLAN DOES NOT INCLUDE AN EMPLOYER REGULAR PROFIT
                                        SHARING COMPONENT, OR IF EMPLOYER REGULAR PROFIT SHARING CONTRIBUTIONS ARE 100% VESTED AT
                                        ALL TIMES, WILL BE APPLIED AS PROVIDED IN THE BASIC PLAN DOCUMENT.]

IN-SERVICE WITHDRAWALS:                 B.2. Withdrawals from Frozen Employer Regular Matching Contribution Accounts on account of
[PLAN SEC. 11.2]                             Hardship are...[CHECK ONE]:

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

                                        a.   / /  not allowed.
                                        b.   / /  allowed.

C.   FROZEN EMPLOYER REGULAR PROFIT SHARING COMPONENT

VESTING:                                C.1. A Participant's vested percentage in his/her Frozen Employer Regular Profit Sharing
[PLAN SEC. 10.2(e)]                          Contribution Account will be...[CHECK ONE]:

                                        a.   / /  100% at all times.
                                        b.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                             YEARS OF                         VESTED
                                             SERVICE                        PERCENTAGE
                                             --------                       ----------
                                                 0                               0%
                                                 1                          ______%
                                                 2                          ______%
                                                 3                          ______% [20% OR MORE]
                                                 4                          ______% [40% OR MORE]
                                                 5                          ______% [60% OR MORE]
                                                 6                          ______% [80% OR MORE]
                                                 7 or more                     100%

                                        c.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                             YEARS OF                         VESTED
                                             SERVICE                        PERCENTAGE
                                             --------                       ----------
                                                 0                               0%
                                                 1                          ______%
                                                 2                          ______%
                                                 3                          ______%
                                                 4                          ______%
                                                 5 or more                     100%

                                        [NOTE: IF THE PLAN IS TOP-HEAVY, THE VESTED PERCENTAGE OF THE PARTICIPANT WILL BE THE
                                        GREATER OF THE VESTED PERCENTAGE DETERMINED UNDER THE VESTING SCHEDULE SPECIFIED ABOVE OR
                                        THE APPLICABLE VESTING SCHEDULE SPECIFIED IN PLAN SEC. 17.2.]

                                        [NOTE: A PENDING ALLOCATION ACCOUNT THAT REFLECTS FORFEITURES FROM FROZEN EMPLOYER REGULAR
                                        PROFIT SHARING CONTRIBUTION ACCOUNTS CAN BE APPLIED TO PAY ADMINISTRATIVE EXPENSES OF THE
                                        PLAN IF SO DIRECTED BY THE PLAN ADMINISTRATOR. ANY AMOUNTS NOT USED TO PAY ADMINISTRATIVE
                                        EXPENSES WILL BE APPLIED IN THE SAME MANNER AS FORFEITURES FROM EMPLOYER REGULAR MATCHING
                                        CONTRIBUTION ACCOUNTS OR, IF THE PLAN DOES NOT INCLUDE AN EMPLOYER REGULAR MATCHING
                                        COMPONENT, OR IF EMPLOYER REGULAR MATCHING CONTRIBUTIONS ARE 100% VESTED AT ALL TIMES,
                                        WILL BE APPLIED AS PROVIDED IN THE BASIC PLAN DOCUMENT.]

IN-SERVICE WITHDRAWALS:                 C.2. / /  Withdrawals from Frozen Employer Regular Profit Sharing Contribution Accounts on
[PLAN SEC. 11.2]                                  account of Hardship are...[CHECK ONE]:

                                        a.   / /  not allowed.
                                        b.   / /  allowed.

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                                       30

D.   FROZEN EMPLOYER PENSION COMPONENT

VESTING:                                D.1. A Participant's vested percentage in his/her Frozen Employer Pension Contribution
[PLAN SEC. 10.2(e)]                          Account will be...[CHECK ONE]:

                                        a.   / /  100% at all times.
                                        b.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                             YEARS OF                         VESTED
                                             SERVICE                        PERCENTAGE
                                             --------                       -----------
                                                 0                               0%
                                                 1                          ______%
                                                 2                          ______%
                                                 3                          ______%  [20% OR MORE]
                                                 4                          ______%  [40% OR MORE]
                                                 5                          ______%  [60% OR MORE]
                                                 6                          ______%  [80% OR MORE]
                                                 7 or more                     100%

                                        c.   / /  determined under the following schedule...[COMPLETE AS DESIRED]:

                                             YEARS OF                         VESTED
                                             SERVICE                        PERCENTAGE
                                             --------                       ----------
                                                 0                               0%
                                                 1                          ______%
                                                 2                          ______%
                                                 3                          ______%
                                                 4                          ______%
                                                 5 or more                     100%


                                        [NOTE: IF THE PLAN IS TOP-HEAVY, THE VESTED PERCENTAGE OF THE PARTICIPANT WILL BE THE
                                        GREATER OF THE VESTED PERCENTAGE DETERMINED UNDER THE VESTING SCHEDULE SPECIFIED ABOVE OR
                                        THE APPLICABLE VESTING SCHEDULE SPECIFIED IN PLAN SEC. 17.2.]

                                        [NOTE: A PENDING ALLOCATION ACCOUNT THAT REFLECTS FORFEITURES FROM FROZEN EMPLOYER PENSION
                                        CONTRIBUTION ACCOUNTS CAN BE APPLIED TO PAY ADMINISTRATIVE EXPENSES OF THE PLAN IF SO
                                        DIRECTED BY THE PLAN ADMINISTRATOR. ANY AMOUNTS NOT USED TO PAY ADMINISTRATIVE EXPENSES
                                        WILL BE APPLIED IN THE SAME MANNER AS FORFEITURES FROM EMPLOYER REGULAR MATCHING AND/OR
                                        REGULAR PROFIT SHARING CONTRIBUTION ACCOUNTS OR, IF THE PLAN DOES NOT INCLUDE AN EMPLOYER
                                        REGULAR MATCHING OR REGULAR PROFIT SHARING COMPONENT, OR IF EMPLOYER REGULAR MATCHING AND
                                        REGULAR PROFIT SHARING CONTRIBUTIONS ARE 100% VESTED AT ALL TIMES, WILL BE APPLIED AS
                                        PROVIDED IN THE BASIC PLAN DOCUMENT.]

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                                       31

                         SPECIAL TESTING RULES ADDENDUM

THIS SPECIAL TESTING RULES ADDENDUM MUST BE COMPLETED IF THIS AMENDMENT TO THE PLAN IS BEING MADE IN ORDER TO RETROACTIVELY DOCUMENT THE ADMINISTRATIVE CHOICES MADE IN RESPONSE TO CHANGES IN THE LAW RESULTING FROM THE URUGUAY ROUND AGREEMENTS ACT ("GATT"), THE UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994 ("USERRA"), THE SMALL BUSINESS JOB PROTECTION ACT OF 1996 ("SBJPA"), THE TAXPAYER RELIEF ACT OF 1997 ("TRA '97") AND THE INTERNAL REVENUE SERVICE RESTRUCTURING AND REFORM ACT OF 1998 ("RRA '98") (COLLECTIVELY REFERRED TO AS "GUST").

THE ELECTIONS OR RULES SET FORTH IN THE ADOPTION AGREEMENT WILL CONTROL FOR PLAN YEARS BEGINNING ON AND AFTER THE AMENDMENT EFFECTIVE DATE OF THE ADOPTION AGREEMENT THAT IMPLEMENTS THE CHANGES REQUIRED BY GUST. THE FOLLOWING ELECTIONS OR RULES RELATE ONLY TO PLAN YEARS BEGINNING PRIOR TO SUCH AMENDMENT EFFECTIVE DATE.

HIGHLY COMPENSATED EMPLOYEES

EXPLANATION: Code Section 414(q) allows two elections for purposes of determining the Highly Compensated Employees. First, a "top-paid group" election generally limits the Highly Compensated Employees (other than more than five-percent owners) to the top 20% of employees when ranked by compensation. Second, if the Plan Year is other than the calendar year, a "calendar year" election generally requires the Highly Compensated Employees to be determined based on calendar year compensation instead of Plan Year compensation. These elections are first available for Plan Years beginning on or after January 1, 1997.

ELECTION (1): Specify whether the "top-paid group" election did or did not apply for the specified Plan Year ... [COMPLETE]:

  For the Plan Year
  beginning on or after
  January 1 of the following year:                             Did the top-paid group election apply?
  --------------------------------                             --------------------------------------
  1997                             a.   /X/   N/A         b.   / /  did            c.   / / did not         ... apply
  1998                             d.   /X/   N/A         e.   / /  did            f.   / / did not         ... apply
  1999                             g.   /X/   N/A         h.   / /  did            i.   / / did not         ... apply
  2000                             j.   /X/   N/A         k.   / /  did            l.   / / did not         ... apply
  2001                             m.   /X/   N/A         n.   / /  did            o.   / / did not         ... apply

[NOTE: DEPENDING ON YOUR ADOPTION AGREEMENT, THE "TOP-PAID GROUP" ELECTION MAY AUTOMATICALLY APPLY FOR PLAN YEARS BEGINNING ON OR AFTER THE AMENDMENT EFFECTIVE DATE OF YOUR NEW ADOPTION AGREEMENT.]

ELECTION (2): Specify whether the "calendar year" election did or did not apply for the specified Plan Year...[COMPLETE]: [NOTE: DO NOT COMPLETE FOR ANY YEAR FOR WHICH THE CALENDAR YEAR WAS THE PLAN YEAR.]

  For the Plan Year
  beginning on or after
  January 1 of the following year:                                  Did the calendar year election apply?
  --------------------------------                                  -------------------------------------
  1997                             a.   /X/   N/A         b.   / /  did            c.   / / did not         ... apply
  1998                             d.   /X/   N/A         e.   / /  did            f.   / / did not         ... apply
  1999                             g.   /X/   N/A         h.   / /  did            i.   / / did not         ... apply
  2000                             j.   /X/   N/A         k.   / /  did            l.   / / did not         ... apply
  2001                             m.   /X/   N/A         n.   / /  did            o.   / / did not         ... apply

[NOTE: DEPENDING ON YOUR ADOPTION AGREEMENT, THE "CALENDAR YEAR" ELECTION MAY NOT BE AVAILABLE FOR PLAN YEARS BEGINNING ON OR AFTER THE AMENDMENT EFFECTIVE DATE OF YOUR NEW ADOPTION AGREEMENT.]

ACTUAL DEFERRAL/CONTRIBUTION PERCENTAGE TEST

EXPLANATION: Code Section 401(k) requires that elective deferrals annually satisfy an Actual Deferral Percentage (ADP) Test. Further, Code Section 401(m) requires that employee after-tax contributions and matching contributions annually satisfy an Actual Contribution Percentage (ACP) Test. Starting with the first Plan Year beginning on or after January 1, 1997, the ADP and ACP Tests must either be applied using a "prior year" or "current year" testing methodology.

ELECTION (1): For each specified Plan Year in which the Plan was subject to the ADP Test, specify whether the "prior year" or "current year" testing methodology applied for purposes of the ADP Test ... [COMPLETE]: [NOTE: IF THE PLAN WAS A SAFE-HARBOR PLAN UNDER CODE SECTION 401(k)(12) FOR ANY PLAN YEAR BEGINNING ON OR AFTER JANUARY 1, 1999, THE "CURRENT YEAR" METHOD MUST BE SPECIFIED FOR THAT PLAN YEAR.]

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                                       32

  For the Plan Year
  beginning on or after
  January 1 of the following year:                    Which testing method was used to apply the ADP test?
  --------------------------------                    ----------------------------------------------------
  1997                             a.   / /   N/A         b.   /X/  current year       c.  / /  prior year      ...method
  1998                             d.   / /   N/A         e.   /X/  current year       f.  / /  prior year      ...method
  1999                             g.   / /   N/A         h.   /X/  current year       i.  / /  prior year      ...method
  2000                             j.   / /   N/A         k.   /X/  current year       l.  / /  prior year      ...method
  2001                             m.   / /   N/A         n.   /X/  current year       o.  / /  prior year      ...method

ELECTION (2): For each specified Plan Year in which the Plan was subject to the ACP Test, specify whether the "prior year" or "current year" testing methodology applied for purposes of the ACP Test ... [COMPLETE]: [NOTE: IF THE PLAN WAS A SAFE-HARBOR PLAN UNDER CODE SECTION 401(m)(11) FOR ANY PLAN YEAR BEGINNING ON OR AFTER JANUARY 1, 1999, THE "CURRENT YEAR" METHOD MUST BE SPECIFIED FOR THAT PLAN YEAR.]

  For the Plan Year
  beginning on or after
  January 1 of the following year:                        Which testing method was used to apply the ACP test?
  --------------------------------                        ----------------------------------------------------
  1997                             a.   / /   N/A         b.   /X/  current year       c.  / /  prior year      ...method
  1998                             d.   / /   N/A         e.   /X/  current year       f.  / /  prior year      ...method
  1999                             g.   / /   N/A         h.   /X/  current year       i.  / /  prior year      ...method
  2000                             j.   / /   N/A         k.   /X/  current year       l.  / /  prior year      ...method
  2001                             m.   / /   N/A         n.   /X/  current year       o.  / /  prior year      ...method

FAMILY AGGREGATION RULES

EXPLANATION: Code Section 401(a)(17) previously applied certain "family aggregation rules" to determine the annual compensation limit of a Participant. Those family aggregation rules were repealed effective as of the first Plan Year beginning on or after January 1, 1997. However, the Plan voluntarily may have continued to apply the family aggregation rules until it is amended for GUST. This Special Testing Rules Addendum assumes that the repeal of the family aggregation rules was recognized effective as of the first Plan Year beginning on or after January 1, 1997. If your Plan voluntarily applied the family aggregation rules after that date, contact Putnam to obtain a different Special Testing Rules Addendum.

CASH-OUT AMOUNT

EXPLANATION: Code Section 411(a)(11) previously allowed involuntary "cash-out" of amounts not in excess of $3,500. This limit was raised to $5,000 effective as of the first Plan Year beginning after August 5, 1997. However, the Plan voluntarily may have applied a lower cash-out amount (below $5,000) until it is amended for GUST. This Special Testing Rules Addendum assumes that, if cash-out distributions are allowed, the cash-out amount was increased to $5,000 effective as of the first day of the first Plan Year beginning after August 5, 1997. If your Plan voluntarily applied a lower cash-out amount after that date, contact Putnam to obtain a different Special Testing Rules Addendum.

REQUIRED BEGINNING DATE

EXPLANATION: Code Section 401(a)(9) previously required that minimum distributions commence to any Participant as of the April 1 of the calendar year after the calendar year in which he/she attained age 70 1/2 (even if he/she remained employed with the employer sponsoring the plan). This "Required Beginning Date" was changed for Participants who are still employed after age 70 1/2 (but not for more than five percent owners) effective January 1, 1997. However, the Plan voluntarily may have continued to determine the Required Beginning Date based on the definition in effect prior to January 1, 1997, until it is amended for GUST. This Special Testing Rules Addendum assumes that the new definition of "Required Beginning Date" was used starting January 1, 1997, and that Participants who had not yet reached the Required Beginning Date (under the new definition) were allowed to stop minimum distributions. If either of these conditions is not true, contact Putnam to obtain a different Special Testing Rules Addendum.

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                                       33

COMBINED PLAN LIMIT

EXPLANATION: Code Section 415(e) previously imposed a "combined plan limit" if an employer maintained both a defined contribution plan and a defined benefit plan. This limit was repealed effective for Limitation Years beginning on or after January 1, 2000. However, the Plan voluntarily may have continued to apply the limit until it is amended for GUST. This Special Testing Rules Addendum assumes that the repeal of the combined plan limit was recognized effective as of the first Limitation Year beginning on or after January 1, 2000. If your Plan voluntarily applied the combined plan limit after that date, contact Putnam to obtain a different Special Testing Rules Addendum.


Subject: Definition of Compensation

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                                       34

                   Hospira Ashland Union 401(k) Plan and Trust
                                    ADDENDUM

Effective September 1, 2001 the current Bargaining Agreement now in effect will differentiate between the eligible Compensation tht will be used for purposes of Employee Before Tax Contributions and the Employer Matching Contributions. The listing is below and includes the Earnings code used by the Company for sake of clarification (number in parenthesis after narrative description).

Employee Before Tax Contributions will include the following earnings for purposes of Compensation eligible for deferrals:
Regular Earnings (100), Adjusted Earnings (102), Adjusted Earnings (103), Premium Earnings (232), Overtime 100% (339), Overtime 50% (340), Doubletime 100% (both 341 and 342), Overtime 100% (eligible srp 343), Overtime 50% (eligible srp
344), Holiday Earnings (400), Vacation Taken (433), Vacation Sold (438), Funeral Earnings (510), Military Earnings (520), Jury Duty (530), Meeting earnings (both 570 and 571, PIR ( 721), June Bonus (723), Grievance Pay (727), Union Business
(728), and Awards (both 744 and 746).

All earning codes used by the Company will be included for 401(k) Employee Before Tax Contributions.

Employer Matching Contributions will include the following earnings for purposes of Compensation eligible for Match:
Regular Earnings (100), Overtime 100% (eligible srp 343), Overtime 50% (eligible srp 344), Holiday Earnings (400), Funeral Earnings (510), Military Earnings
(520), Jury Duty (530), Meeting Earnings (571, and Union Business (728).

This Addendum will be in effect for as long as the current Bargaining Agreement is also in effect.

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                                       35

                       PROTOTYPE DEFINED CONTRIBUTION PLAN
                      PUTNAM FIDUCIARY TRUST LEAD EMPLOYER

                            TRUST INVESTMENT ADDENDUM

TRUST INVESTMENTS IN SHARES OF COMMON STOCK OF HOSPIRA, INC. Investments pursuant to Section N of the Adoption Agreement made in Qualifying Employer Securities shall be subject to the following terms and conditions:

     (a) ACQUISITION LIMIT. Pursuant to the Plan, the Plan assets may be invested in shares of Hospira, Inc. common stock ("Hospira Stock") to the extent necessary to comply with investment directions of Participants under the Plan.

     (b) FIDUCIARY DUTIES OF NAMED FIDUCIARIES. The Hospira Stock Committee as named fiduciaries, shall continually monitor the suitability of acquiring and holding Hospira Stock under the fiduciary duty rules of
          Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or by reason of any breach, that arises from the direction of the Hospira Stock Committee with respect to the acquisition and holding of Hospira Stock, unless it is clear on the face of the direction that the actions to be taken under the direction would be prohibited under ERISA. The Hospira Stock Committee shall be responsible for determining whether, under the circumstances prevailing at a given time, their fiduciary duty to Participants and beneficiaries under the Plan and ERISA requires that the Lead Employer follow the advice of independent counsel as to the voting and tender or retention of Hospira Stock. The Hospira, Inc. Employee Benefit Board of Review (the "Board of Review") shall certify to the Trustee the names and specimen signatures of the Hospira Stock Committee. The Board of Review shall give prompt notice to the Trustee of changes in the Hospira Stock Committee, and until such notice is received by the Trustee, the Trustee shall be fully protected in assuming that the membership of the Hospira Stock Committee is unchanged and its members are acting accordingly. The Hospira Stock Committee may certify to the Trustee the names of persons authorized to act for it in relation to the Trustee and may designate a person, corporation or other entity, whether or not affiliated with the Participating Employer, to so act. Whenever the Trustee is required or authorized to take any action hereunder pursuant to any written direction or determination of the Hospira Stock Committee, such direction or determination shall be sufficient protection to the Trustee if contained in a writing signed by any one or more of the persons authorized to execute documents on behalf of the Hospira Stock Committee, as the case may be. A majority of the members of the Hospira Stock Committee may act by a meeting or by writing signed without meeting. The Trustee shall act, and shall be fully protected in acting, in accordance with such orders, requests and instructions of the Hospira Stock Committee. The Hospira Stock Committee shall consist of the then acting Co-Trustees of the Hospira 401(k) Retirement Savings Trust.

     (c) EXECUTION OF PURCHASES AND SALES. To implement transactions regarding investments in Hospira Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Hospira Stock on the open market, as the case may be, as soon as practicable following the receipt by the Trustee in good order all information and documentation necessary to effect such purchase or sale. However, the Trustee may accumulate all like purchases into a single batch and may accumulate all like sales as a result of receiving instructions for redemptions and exchanges out of Hospira Stock into a single batch, but shall not be required to do so.

          The Trustee may purchase or sell Hospira Stock from or to the Participating Employer if the purchase or sale is for no more than adequate consideration (within the meaning of Section 3(18) of ERISA) and no commission is charged. To the extent that Employer Contributions under the Plan are to be invested in Hospira Stock, the Participating Employer may transfer Hospira Stock to the Trust in lieu of cash. The number of shares so transferred shall be determined by dividing the amount of the contribution

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                                       36
          by the closing price of Hospira Stock on any national securities exchange on the trading day immediately preceding the date as of which the contribution is made.

          The Trustee and the Lead Employer may, in an appendix to this Addendum, or in a separate services agreement, agree upon such prescribed dates for purchases and sales of Hospira Stock and such rules and conventions in connection with such purchases and sales as they may find mutually acceptable.

     (d) SECURITIES LAW REPORTS. The Lead Employer shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Hospira Stock, including, without limitation any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Hospira Stock pending the filing of any report. The Trustee shall provide to the Lead Employer such information on the Trust's ownership of Hospira Stock as the Lead Employer may reasonably request in order to comply with federal or state securities laws.

     (e) VOTING OF STOCK. Notwithstanding Section 14.13 and 14.14 of the Basic Plan Document, the provisions of this Addendum shall govern the voting of Hospira Stock. When the issuer of Hospira Stock files preliminary proxy solicitation materials with the Securities and Exchange Commission (or final proxy solicitation materials where no preliminary proxy solicitation materials are filed), the Lead Employer shall cause a copy of all the materials to be simultaneously sent to the Trustee, and the Trustee shall prepare a voting instruction form on behalf of the Hospira Stock Committee based upon these materials. The Hospira Stock Committee shall vote or not vote shares of Hospira Stock; provided, however, in the event that the Hospira Stock Committee in its sole judgment determines that any matter that is to be voted on at any general or special meeting of the shareholders of the Lead Employer could materially affect the interests of Participants, the Hospira Stock Committee shall promptly distribute copies of such proxy solicitation materials for such meeting to the Participants and shall solicit the voting directions of Participants on such matter.

          In those cases where the Hospira Stock Committee determines that any matter to be voted on could materially affect the interests of the Participants, the Hospira Stock Committee shall vote or not vote shares of Hospira Stock credited to Participants' accounts as directed by such Participants. Such directions shall be communicated in writing or by facsimile or similar means and shall be held in confidence by the Trustee and the Hospira Stock Committee and not divulged to the Lead Employer or the Participating Employers, or any officer or employee thereof, or any other person (other than members of the Hospira Stock Committee itself), or any other person except to the extent necessary for the Hospira Stock Committee to act on the directions. The Hospira Stock Committee shall vote those shares of Hospira Stock not credited to Participants' accounts for which no voting directions are received in the same proportion on each issue as they vote those shares credited to Participants' accounts for which they received voting directions from Participants.

     (f) TENDER OFFERS. Upon commencement of a tender offer for any Hospira Stock, the Lead Employer shall notify each Participant, and use its best efforts to timely distribute or cause to be distributed to Participants the same information that is distributed to shareholders of the issuer of Hospira Stock in connection with the tender offer, and after consulting with the Hospira Stock Committee, shall provide at the Lead Employer's expense a means by which Plan Participants may direct the Hospira Stock Committee whether or not to tender the Hospira Stock credited to their accounts (whether or not vested). The Lead Employer will provide to the Trustee and the Hospira Stock Committee a copy of any material provided to Participants and shall certify to the Trustee and the Hospira Stock Committee that the materials have been mailed or otherwise sent to Plan Participants.

          Each Participant shall have the right to direct the Hospira Stock Committee to tender or not tender some or all of the shares of Hospira Stock credited to the Participant's accounts. Directions from a Plan Participant to the Hospira Stock Committee concerning the tender of Hospira Stock shall be communicated in writing or by facsimile or such similar means and shall be held in confidence by the

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                                       37

          Trustee and the Hospira Stock Committee and not divulged to the Lead Employer or Participating Employers, or any officer or employee thereof (other than the members of the Hospira Stock Committee), or any other person except to the extent necessary for the Hospira Stock Committee to act on the directions. The Hospira Stock Committee shall tender or not tender shares of Hospira Stock as directed by the Participant. The Hospira Stock Committee shall not tender shares of Hospira Stock credited to a Participant's accounts for which they have received no directions from the Participant.

          The Hospira Stock Committee shall tender that number of shares of Hospira Stock not credited to Participants' accounts determined by multiplying the total number of such shares by a fraction, of which the numerator is the number of shares of Hospira Stock credited to Participants' accounts for which the Hospira Stock Committee have received directions from Participants to tender (which directions have not been withdrawn as of the date of this determination), and of which the denominator is the total number of shares of Hospira Stock credited to Participants' accounts.

          A Participant who has directed the Hospira Stock Committee to tender some or all of the shares of Hospira Stock credited to his accounts may, at any time before the tender offer withdrawal date, direct the Hospira Stock Committee to withdraw the directed number of shares from the tender offer before the tender offer withdrawal deadline. A Participant shall not be limited as to the number of directions to tender or withdraw that he may give to the Hospira Stock Committee.

          A direction by a Participate to the Hospira Stock Committee to tender shares of Hospira Stock credited to his accounts shall not be considered a written election under the Plan by a Participant to withdraw or have distributed to him any or all of such shares. The Hospira Stock Committee shall credit to each account of the Participant from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of Hospira Stock tendered from that account. Pending receipt of directions from the Participant as to the investment of the proceeds of the tendered shares, the Trustee shall invest the proceeds as set forth in the Basic Plan Document.

TRUST INVESTMENTS IN ABBOTT STOCK. Plan assets may include common shares of Abbott Laboratories ("Abbott Stock"). Abbott Stock is available under the Plan in connection with the spin-off of the hospital products businesses of Abbott Laboratories, prior sponsor of the Plan. Investments in Abbott Stock shall be subject to the following terms and conditions:

     (a) ACQUISITION LIMIT. A Participant may elect that shares of Abbott Stock in his or her Plan account be sold and the proceeds transferred to an investment fund available under the plan in accordance with the Plan. No Participant may elect that a portion of his Plan accounts that is not invested in Abbott Stock be invested in Abbott Stock. In accordance with rules established by the Hospira Stock Committee, cash dividends on Abbott Stock shall be reinvested in Abbott Stock.

     (b) FIDUCIARY DUTIES OF NAMED FIDUCIARIES. The Hospira Stock Committee as named fiduciaries, shall continually monitor the suitability of acquiring and holding Abbott Stock under the fiduciary duty rules of
          Section 404(a)(1) of ERISA (as modified by Section 404(a)(2) of ERISA). The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the direction of the Hospira Stock Committee with respect to the acquisition and holding of Abbott Stock, unless it is clear on the face of the direction that the actions to be taken under the direction would be prohibited under ERISA. The Hospira Stock Committee shall be responsible for determining whether, under the circumstances prevailing at a given time, their fiduciary duty to Participants and beneficiaries under the Plan and ERISA requires that the Hospira Stock Committee follow the advice of independent counsel as to the voting and tender or retention of Abbott Stock.

     (c) EXECUTION OF SALES. To implement transactions regarding investments in Abbott Stock, including purchases, redemptions and exchanges, the Trustee shall purchase or sell Abbott Stock on the open market, as the case may be, as soon as practicable following the date on which the Trustee receives from

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                                       38
          the Hospira Stock Committee in good order all information and documentation necessary to effect such purchase or sale. However, the Trustee may accumulate all like purchases into an single batch and may accumulate all like sales as a result of receiving instructions for redemptions and exchanges out of Abbott Stock into a single batch, but shall not be required to do so.

          The Trustee may purchase or sell Abbott Stock from or to the Lead Employer if the sale is for at least adequate consideration (within the meaning of Section 3(18) of ERISA), the purchase is fir no more than adequate consideration, and no commission is charged. The Trustee and the Hospira Stock Committee may, in an appendix to this Addendum, agree upon such prescribed dates for sales of Abbott Stock and such rules and conventions in connection with such purchases or sales as they may find mutually acceptable.

     (d) SECURITIES LAW REPORTS. The Lead Employer shall be responsible for filing all reports required under federal or state securities laws with respect to the Trust's ownership of Abbott Stock, including, without limitation any reports required under Section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Abbott Stock pending the filing of any report. The Trustee shall provide to the Lead Employer such information on the Trust's ownership of Abbott Stock as the Lead Employer may reasonably request in order to comply with federal or state securities laws.

     (e) VOTING. Notwithstanding Section 14.13 and 14.14 of the Basic Plan Document, the provisions of this Addendum shall govern the voting of Abbott Stock. The Hospira Stock Committee shall vote or not vote shares of Abbott Stock at their sole discretion.

     (f) TENDER OFFERS. The Hospira Stock Committee shall tender or not tender shares of Abbott Stock at their sole discretion.

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                                       39

     IN-SERVICE WITHDRAWALS OF AFTER-TAX AND ROLLOVER CONTRIBUTIONS ADDENDUM

Subject to the following conditions, a Participant may make in-service withdrawals in a minimum amount of $1,000 of his or her after-tax contributions to the Plan:

     (i) the Participant has made no such in-service withdrawals in the preceding twelve months; and

     (ii) the Participant may not make additional in-service withdrawals for the six months following any such after-tax withdrawal;

Notwithstanding the foregoing, subject to such rules as the Administrator may establish, a Participant may make an in-service withdrawal in any amount from his or her Rollover Contribution Account no more than once each calendar year.

(C) 2001                                      THIS IS NOT A PUTNAM PROTOTYPE 005

[PUTNAM LOGO]                     PUTNAM FIDUCIARY TRUST COMPANY
                                  PROTOTYPE DEFINED CONTRIBUTION PLAN


BASIC PLAN DOCUMENT #01


     AMENDED FOR THE URUGUAY ROUND AGREEMENTS ACT ("GATT"), THE UNIFORM SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT OF 1994 ("USERRA"), THE SMALL BUSINESS JOB PROTECTION ACT OF 1996 ("SBJPA"), THE TAXPAYER RELIEF ACT OF 1997 ("TRA '97"), THE INTERNAL REVENUE SERVICE RESTRUCTURING AND REFORM ACT OF 1998 ("RRA '98") AND THE COMMUNITY RENEWAL TAX RELIEF ACT OF 2000 (COLLECTIVELY REFERRED TO AS "GUST").


                                                       NATIONAL OFFICE LETTER
                                                       DATE: __________
                                                       SERIAL NUMBER: __________

(C) 2001                                                 Basic Plan Document #01

                         PUTNAM FIDUCIARY TRUST COMPANY
                      PROTOTYPE DEFINED CONTRIBUTION PLAN

                                TABLE OF CONTENTS

ARTICLE I - GENERAL ...........................................................1

1.1    Plan ...................................................................1
1.2    Effective Dates ........................................................1
1.3    Funding ................................................................1
1.4    Construction and Controlling State Law .................................1

ARTICLE II - DEFINITIONS ......................................................2

2.1    Account ................................................................2
2.2    Active Participant .....................................................2
2.3    Adoption Agreement .....................................................2
2.4    Basic Plan Document ....................................................2
2.5    Beneficiary ............................................................2
2.6    Benefit ................................................................2
2.7    Break in Service .......................................................2
2.8    Code ...................................................................2
2.9    Collective Bargaining Employee .........................................2
2.10   Component ..............................................................2
2.11   Contribution Account ...................................................2
2.12   Controlled Group Member ................................................3
2.13   Covered Employment .....................................................3
2.14   Disabled ...............................................................3
2.15   Early Retirement Age ...................................................3
2.16   Earned Income ..........................................................3
2.17   Elective Deferral ......................................................4
2.18   Employee ...............................................................4
2.19   Employee Contribution ..................................................4
2.20   Employee Contribution Account ..........................................4
2.21   Employer Contribution ..................................................4
2.22   Employer Contribution Account ..........................................4
2.23   Entry Date .............................................................4
2.24   ERISA ..................................................................4
2.25   Forfeiture .............................................................4
2.26   Hardship ...............................................................4
2.27   Highly Compensated Employee ............................................5
2.28   Highly Compensated Former Employee .....................................5
2.29   Hour of Service ........................................................5
2.30   Inactive Participant ...................................................6
2.31   Integration Level ......................................................6
2.32   Investment Manager .....................................................6
2.33   Lead Employer ..........................................................6
2.34   Leased Employee ........................................................6
2.35   Match Eligible Contribution ............................................6
2.36   Matching Contribution Period ...........................................6
2.37   Named Fiduciary ........................................................6
2.38   Net Profits ............................................................6
2.39   Non-Highly Compensated Employee ........................................6
2.40   Normal Retirement Age ..................................................6
2.41   Owner-Employee .........................................................7
2.42   Participant ............................................................7
2.43   Participating Employer .................................................7
2.44   Pending Allocation Account .............................................7
2.45   Person .................................................................7
2.46   Plan ...................................................................7
2.47   Plan Administrator .....................................................7
2.48   Plan Asset .............................................................7
2.49   Plan Compensation ......................................................7
2.50   Plan Compensation for the Plan Year ....................................8
2.51   Plan Year ..............................................................8
2.52   Predecessor Employer ...................................................8
2.53   Predecessor Employer Securities ........................................8
2.54   Qualifying Employer Securities .........................................8
2.55   Required Beginning Date ................................................8
2.56   Self-Employed Individual ...............................................9
2.57   Service ................................................................9
2.58   Service Commencement Date .............................................11
2.59   Spouse ................................................................11
2.60   Surviving Spouse ......................................................11
2.61   Taxable Wage Base .....................................................11
2.62   Termination of Service ................................................11
2.63   Trust Agreement .......................................................11
2.64   Trust Fund ............................................................11
2.65   Trustee ...............................................................11
2.66   Valuation Date ........................................................11

ARTICLE III - PLAN PARTICIPATION .............................................12

3.1    Start of Participation ................................................12
3.2    Duration of Participation .............................................13
3.3    Break in Service Rules for Participation ..............................13
3.4    Special Rules for Certain Components ..................................13
3.5    Election Not to Participate ...........................................14
3.6    Participation Errors ..................................................14

ARTICLE IV - EMPLOYEE CONTRIBUTIONS ..........................................15

4.1    Pre-Tax Contributions .................................................15
4.2    After-Tax Contributions ...............................................16
4.3    Deductible Contributions ..............................................17
4.4    Forfeiture Restoration Contributions ..................................17
4.5    Rollover Contributions ................................................17
4.6    Controlled Group Transfers ............................................17

ARTICLE V - EMPLOYER MATCHING CONTRIBUTIONS ..................................18

5.1    Safe-Harbor Matching Contributions ....................................18
5.2    Regular Matching Contributions ........................................18
5.3    Qualified Matching Contributions ......................................20

ARTICLE VI - EMPLOYER PROFIT SHARING CONTRIBUTIONS ...........................21

6.1    Safe-Harbor Profit Sharing Contributions ..............................21
6.2    Regular Profit Sharing Contributions ..................................21
6.3    Qualified Profit Sharing Contributions ................................23
6.4    Prevailing Wage Contributions .........................................24

ARTICLE VII - EMPLOYER PENSION CONTRIBUTIONS .................................25

7.1    Safe-Harbor Pension Contributions .....................................25

(C) 2001                                                 Basic Plan Document #01

7.2    Regular Pension Contributions .........................................25
7.3    Prevailing Wage Contributions .........................................25

ARTICLE VIII - ACCOUNTS AND INVESTMENTS ......................................26

8.1    Contribution Accounts .................................................26
8.2    Contribution Subaccounts ..............................................26
8.3    Pending Allocation Accounts (Forfeiture and Suspense Accounts) ........27
8.4    Investment of Accounts ................................................27
8.5    Mutual Funds, Pooled Investment Funds and Employer Stock Funds ........28
8.6    Segregated Investment Portfolios ......................................28
8.7    Processing Transactions ...............................................28
8.8    Valuation of Accounts .................................................29
8.9    Permissible Accounting Practices ......................................30
8.10   Timing of Contributions ...............................................31
8.11   Participant Statements ................................................31

ARTICLE IX - INCIDENTAL INSURANCE BENEFITS ...................................32

9.1    Life Insurance Policies ...............................................32
9.2    Method of Acquisition .................................................32
9.3    Application of the Incidental Benefit Limit to the
          Payment of Premiums ................................................32
9.4    Special Vesting Rules .................................................33
9.5    Designation of the Policy Beneficiary .................................33
9.6    Disposition of Life Insurance Policies ................................33
9.7    In-Kind Distribution of Life Insurance Policies .......................33
9.8    Sale to Participant or Others .........................................33
9.9    Other Provisions Applicable to the Acquisition, Retention
          and Disposition of Life Insurance Policies .........................33
9.10   Accounting for Insurance Policies .....................................34

ARTICLE X - VESTING ..........................................................35

10.1   Contribution Accounts That Are Fully Vested ...........................35
10.2   Contribution Accounts Subject to Vesting Schedule .....................35
10.3   Special Vesting Provisions Related to Life Insurance
          Policies ...........................................................38

ARTICLE XI - WITHDRAWALS AND LOANS ...........................................39

11.1   Withdrawals Prior to Termination of Service -
          Money Purchase Pension Plan ........................................39
11.2   Withdrawals Prior to Termination of Service - Profit
          Sharing Plan .......................................................39
11.3   Minimums/Maximums; Source of Funds ....................................40
11.4   Participant Loan Program ..............................................40

ARTICLE XII - DISTRIBUTIONS AFTER TERMINATION OF SERVICE .....................42

12.1   Distributions to Participants .........................................42
12.2   Distributions to Beneficiaries ........................................42
12.3   Time, Method and Medium of Payment ....................................42
12.4   Cash-Out of Small Benefits ............................................42
12.5   Consent Requirements ..................................................43
12.6   Annuity Requirements ..................................................43
12.7   Minimum Distributions .................................................46
12.8   Direct Rollovers ......................................................50
12.9   Source of Fund ........................................................51
12.10  Accounting Following Termination of Service ...........................51
12.11  Reemployment ..........................................................51
12.12  Benefits Limited to Plan Assets .......................................51
12.13  Minors and Incompetent Payees .........................................51
12.14  Benefits May Not Be Assigned or Alienated .............................51
12.15  Conditions Precedent to Receipt of a Benefit ..........................52
12.16  Transfer to Other Qualified Plan ......................................52
12.17  Special Distribution Provisions .......................................52
12.18  Tax Withholding .......................................................52
12.19  Disputed Payments .....................................................53

ARTICLE XIII - DESIGNATION OF BENEFICIARY ....................................54

13.1   Beneficiary Designation ...............................................54
13.2   Special Requirements for Married Participants .........................54
13.3   No Designation ........................................................54
13.4   Successor Beneficiary .................................................54
13.5   Insurance Contract ....................................................54

ARTICLE XIV - ADMINISTRATION OF PLAN .........................................55

14.1   Administration ........................................................55
14.2   Fiduciary Provisions ..................................................56
14.3   Compensation, Fees and Expenses .......................................56
14.4   Records ...............................................................56
14.5   Communications to Payees ..............................................56
14.6   Correction of Errors ..................................................56
14.7   Claims Procedure ......................................................56
14.8   Bonding ...............................................................57
14.9   Waiver of Notice ......................................................57
14.10  Agent for Legal Process ...............................................57
14.11  Actions Against the Secretary of Labor ................................57
14.12  Effect of Criminal Conviction .........................................58
14.13  Qualifying Employer Securities ........................................58
14.14  Predecessor Employer Securities .......................................59
14.15  Exercise of Discretionary Authority ...................................59

ARTICLE XV - PARTICIPATING EMPLOYERS .........................................60

15.1   Participating Employers and Agreement to be Bound .....................60
15.2   Contributions by Participating Employers ..............................60
15.3   Administrative Expenses ...............................................60
15.4   Lead Employer Acts on Behalf of Participating Employers ...............60
15.5   Discontinuance of Joint Participation of a Participating
          Employer ...........................................................60
15.6   Reorganizations of Participating Employers ............................60
15.7   Acquisition of a Controlled Group Member ..............................61

ARTICLE XVI - AMENDMENT, TERMINATION AND MERGER ..............................62

16.1   Amendment .............................................................62
16.2   Effect of Amendment in Event of a Prior Termination
          of Service .........................................................62
16.3   Nonconformity to Prototype Plan .......................................62
16.4   Permanent Discontinuance of Contributions or Termination
          of Plan ............................................................62
16.5   Termination Without Action by the Lead Employer .......................63
16.6   Merger, Consolidation, or Transfer of Assets ..........................63

ARTICLE XVII - TOP-HEAVY RULES ...............................................65

17.1   Minimum Contribution ..................................................65

(C) 2001                                                 Basic Plan Document #01

17.2   Vesting................................................................66
17.3   Code Section 415 Adjustment for Limitation Years Beginning
          Before January 1, 2000 .............................................67
17.4   Defined Terms .........................................................67

ARTICLE XVIII - LIMITATIONS ON ALLOCATIONS ...................................70

18.1   If Covered Only Under The Plan ........................................70
18.2   If Also Covered Under Another Defined Contribution Plan ...............71
18.3   If Also Covered Under Defined Benefit Plan ............................72
18.4   Defined Terms .........................................................72

ARTICLE XIX - LIMIT ON ELECTIVE DEFERRALS, ADP/ACP TESTS .....................75

19.1   Return of Excess Deferrals ............................................75
19.2   Adjustment of Contributions Required by Code
          Section 401(k) .....................................................75
19.3   Adjustment of Contributions Required by Code
          Section 401(m) .....................................................78
19.4   No Multiple Use of Alternative Limitations ............................80
19.5   Exception to Information and Consent Requirements .....................81
19.6   Defined Terms .........................................................81

ARTICLE XX - TRUST PROVISIONS ................................................85

20.1   Appointment and Acceptance of Putnam Fiduciary
          Trust Company ......................................................85
20.2   Trust Fund ............................................................85
20.3   Putnam's Role with Respect to Contributions ...........................85
20.4   Putnam's Role with Respect to Investments .............................86
20.5   Putnam's Role with Respect to Distributions ...........................88
20.6   Nondiscretionary Trustee Powers .......................................88
20.7   Ministerial Trustee Powers ............................................90
20.8   Use of Affiliates .....................................................91
20.9   Administrative Matters ................................................91
20.10  Compensation and Expenses .............................................92
20.11  Indemnification .......................................................92
20.12  Change in Trustee .....................................................93
20.13  Miscellaneous .........................................................93

ARTICLE XXI - MISCELLANEOUS PROVISIONS .......................................95

21.1   Offset For Leased Employee Benefits ...................................95
21.2   Coverage Failures .....................................................95
21.3   Qualified Military Service ............................................95
21.4   No Diversion ..........................................................95
21.5   Qualified Domestic Relations Orders ...................................95
21.6   Insurance Company Not Responsible for Validity of
          Plan ...............................................................96
21.7   Adjustment of Dollar Limits ...........................................96
21.8   No Guarantee of Employment ............................................96
21.9   Headings ..............................................................96
21.10  Capitalized Definitions ...............................................96
21.11  Gender ................................................................96
21.12  Use of Compounds of Word "Here" .......................................96
21.13  Plan Construed as a Whole .............................................96
21.14  Benefiting ............................................................96

(C) 2001                                                 Basic Plan Document #01

                             INDEX OF DEFINED TERMS

414(s) Compensation for the Plan Year: 19.6, 75
415 Compensation: 18.4, 65
415 Compensation for the Limitation Year: 18.4, 65
Account: 2.1, 2
ACP Amounts: 19.6, 72
Active Participant: 2.2, 2
Actual Contribution Percentage: 19.6, 73
Actual Deferral Percentage: 19.6, 73
Adoption Agreement: 2.3, 2
ADP Amounts: 19.6, 74
Amendment Effective Date: 1.2, 1
Annual Additions: 18.4, 65
Basic Plan Document: 2.4, 2
Beneficiary: 2.5, 2
Benefit: 2.6, 2
Benefit Starting Date: 12.6, 42
Benefiting: 21.14, 86
Break in Service: 2.7, 2
Code: 2.8, 2
Collective Bargaining Employee: 2.9, 2
Component: 2.10, 2
Contribution Account: 2.11, 2
Contribution Percentage: 19.6, 74
Controlled Group Member: 2.12, 2
Covered Employment: 2.13, 3
Deferral Percentage: 19.6, 74
Defined Benefit Fraction: 18.4, 65
Defined Contribution Fraction: 18.4, 65
Determination Date: 17.4, 61
Disabled: 2.14, 3
Early Retirement Age: 2.15, 3
Earned Income: 2.16, 3
Elective Deferral: 2.17, 3
Eligible Employee: 19.6, 74
Eligible Retirement Plan: 12.8, 47
Eligible Rollover Distributee: 12.8, 47
Eligible Rollover Distribution: 12.8, 46
Employee: 2.18, 3
Employee After-Tax Contribution: 4.2, 15
Employee Contribution: 2.19, 4
Employee Contribution Account: 2.20, 4
Employee Deductible Contribution: 4.3, 16
Employee Forfeiture Restoration Contribution: 4.4, 16
Employee Pre-Tax Contribution: 4.1, 14
Employee Rollover Contribution: 4.5, 16
Employer Contribution: 2.21, 4
Employer Contribution Account: 2.22, 4
Employer Prevailing Wage Contribution (for money purchase plan): 7.3, 23 Employer Prevailing Wage Contribution (for profit sharing plan): 6.4, 22 Employer Qualified Matching Contribution: 5.3, 19
Employer Qualified Profit Sharing Contribution: 6.3, 22
Employer Regular Matching Contribution: 5.2, 17
Employer Regular Pension Contribution: 7.2, 23
Employer Regular Profit Sharing Contribution: 6.2, 20
Employer Safe-Harbor Matching Contribution: 5.1, 17
Employer Safe-Harbor Pension Contribution: 7.1, 23
Employer Safe-Harbor Profit Sharing Contribution: 6.1, 20
Employer Stock Fund: 8.5, 25
Entry Date: 2.23, 4
ERISA: 2.24, 4
Excess Amount: 18.4, 66
Excess Deferrals: 19.6, 75
Forfeiture: 2.25, 4
Hardship: 2.26, 4
Highest Average Compensation: 18.4, 66
Highly Compensated Employee: 2.27, 4
Highly Compensated Former Employee: 2.28, 5
Hour of Service: 2.29, 5
Inactive Participant: 2.30, 5
Integration Level: 2.31, 5
Investment Manager: 2.32, 5
Key Employee: 17.4, 61
Lead Employer: 2.33, 6
Leased Employee: 2.34, 6
Limitation Year: 18.4, 66
Master or Prototype Plan: 18.4, 66
Match Eligible Contribution: 2.35, 6
Matching Contribution Period: 2.36, 6
Maximum Permissible Amount: 18.4, 66
Mutual Fund: 8.5, 25
Named Fiduciary: 2.37, 6
Net Profits: 2.38, 6
Non-Highly Compensated Employee: 2.39, 6
Non-Key Employee: 17.4, 61
Normal Retirement Age: 2.40, 6
Original Effective Date: 1.2, 1
Owner-Employee: 2.41, 6
Participant: 2.42, 6
Participating Employer: 2.43, 6
Pending Allocation Account: 2.44, 6
Permissive Aggregation Group: 17.4, 61
Person: 2.45, 6
Plan: 2.46, 6
Plan Administrator: 2.47, 6
Plan Asset: 2.48, 6
Plan Compensation: 2.49, 6
Plan Compensation for the Plan Year: 2.50, 8
Plan Year: 2.51, 8
Pooled Investment Fund: 8.5, 25
Predecessor Employer: 2.52, 8
Predecessor Employer Securities: 2.53, 8
Present Value: 17.4, 61
Projected Annual Benefit: 18.4, 66
Qualified Election: 12.6, 42
Qualified Joint and Survivor Annuity: 12.6, 43
Qualified Preretirement Survivor Annuity: 12.6, 42
Qualifying Employer Securities: 2.54, 8
Required Aggregation Group: 17.4, 61
Required Beginning Date: 2.55, 8
Segregated Investment Portfolio: 8.6, 26
Self-Employed Individual: 2.56, 8
Service: 2.57, 8
Service Commencement Date: 2.58, 10
Special Effective Dates: 1.2, 1
Spouse: 2.59, 10
Surviving Spouse: 2.60, 10
Taxable Wage Base: 2.61, 10
Tender Agent: 14.13, 53
Termination of Service: 2.62, 10
Top-Heavy: 17.4, 61
Top-Heavy Compensation: 17.4, 61
Top-Heavy Compensation for the Plan Year: 17.4, 61
Top-Heavy Determination Period: 17.4, 62
Top-Heavy Eligible Participant: 17.4, 62
Top-Heavy Ratio: 17.4, 62
Trust Agreement: 2.63, 10
Trust Fund: 2.64, 10
Trustee: 2.65, 10
Valuation Date: 2.66, 10
Voting Agent: 14.13, 53

(C) 2001                                                 Basic Plan Document #01

[PUTNAM LOGO]                            PUTNAM FIDUCIARY TRUST COMPANY
                                         PROTOTYPE DEFINED CONTRIBUTION PLAN


BASIC PLAN DOCUMENT #01
This prototype defined contribution plan is made available to employers by Putnam Fiduciary Trust Company. By executing the appropriate Adoption Agreement, an employer may adopt a prototype plan in the form of a profit sharing plan or a money purchase pension plan, or the employer may amend and restate an existing profit sharing plan or money purchase pension plan in the form of this prototype plan. THIS BASIC PLAN DOCUMENT SUPPORTS SEVERAL ADOPTION AGREEMENTS, AND NOT ALL PROVISIONS AND FEATURES IN THIS BASIC PLAN DOCUMENT APPLY TO ALL ADOPTION AGREEMENTS. IN ADDITION, THIS BASIC PLAN DOCUMENT AND THE ADOPTION AGREEMENTS MAY CONTAIN FEATURES THAT PUTNAM FIDUCIARY TRUST COMPANY DOES NOT SUPPORT ADMINISTRATIVELY FOR ALL EMPLOYERS.

ARTICLE I - GENERAL

     1.1 PLAN. The Plan will be referred to by the name specified in the Adoption Agreement.

     1.2  EFFECTIVE DATES

          (a) ORIGINAL EFFECTIVE DATE. The Original Effective Date is the date as of which the Plan was initially adopted, whether in the form of this prototype or in some other form (e.g., as another prototype, volume submitter or individually designed plan).


          (b) AMENDMENT EFFECTIVE DATE. The Amendment Effective Date is the date specified in the Adoption Agreement as of which an amendment is effective with respect to the Plan.

          (c) SPECIAL EFFECTIVE DATES. A Special Effective Date may apply to any given provision if so specified in the Adoption Agreement or in this Basic Plan Document, and this Special Effective Date will control over the Original Effective Date or Amendment Effective Date with respect to such provision of the Plan. Further, any provision necessary to comply with any change in law resulting from federal legislation or the issuance of regulations or other guidance by federal agencies, or to conform to any changes in administration consistent with any such change in law will be effective as of the date required by the law, regulation or other guidance, even if earlier than an Amendment Effective Date.

     1.3 FUNDING. The Plan will be funded by one or more Trust Funds as specified in the Adoption Agreement.

     1.4 CONSTRUCTION AND CONTROLLING STATE LAW. The Plan is intended to meet the requirements for qualification under Code Section 401 and to comply with ERISA (unless exempt under the provisions thereof), and will be administered and construed consistent with this intent.

     The Plan also will be administered and construed according to the laws of the State or Commonwealth (applied without regard to its conflict of law principles) in which is located the main administrative office of the Lead Employer, or such other State or Commonwealth as may be specified in the Adoption Agreement, to the extent such laws are not preempted by ERISA or other laws of the United States of America. However, with respect to any dispute involving the Trust Agreement or the duties of the Trustee, the controlling state law will be determined in accordance with the Trust Agreement, and if Putnam Fiduciary Trust Company is the Trustee, the controlling law will be the laws of the Commonwealth of Massachusetts.

(C) 2001                                                 Basic Plan Document #01

ARTICLE II - DEFINITIONS

     2.1 ACCOUNT - means a Contribution Account or a Pending Allocation Account (including any subaccount established thereunder).

     2.2 ACTIVE PARTICIPANT - means an Employee who has become an Active Participant in any Component pursuant to the terms of the Plan and who remains in Covered Employment with respect to such Component.

     2.3 ADOPTION AGREEMENT - means the agreement appropriately adopted by the Participating Employer(s) and the Trustee(s) that establishes the Plan and creates the Trust Fund(s).

     2.4  BASIC PLAN DOCUMENT - means this document.

     2.5 BENEFICIARY - means the Person or Persons designated as such pursuant to the terms of the Plan.

     2.6 BENEFIT - means the value of the vested portion of the Participant's Contribution Accounts, whether vested before or upon death, including the cash value, or death benefit proceeds, of any life insurance contracts that are reflected in any such Contribution Account.

     2.7  BREAK IN SERVICE - means a period which satisfies subsection (a) or
(b), depending on which method of calculating Service is specified in the Adoption Agreement.

          (a) HOUR COUNT METHOD. If the hour count method is specified in the Adoption Agreement, a Break in Service is the following:

               (1) For purposes of determining eligibility to participate, a Break in Service is an eligibility computation period beginning on or after the Employee's Service Commencement Date during which his/her Hours of Service do not exceed 500 or, if this option is available and is elected in the Adoption Agreement, such lesser number as may be specified in the Adoption Agreement for determining a Break in Service for vesting purposes under the Plan.

               (2) For purposes of determining vesting, a Break in Service is a vesting computation period beginning on or after the Employee's Service Commencement Date during which his/her Hours of Service do not exceed 500 or, if this option is available and is elected in the Adoption Agreement, such lesser number as may be specified in the Adoption Agreement for determining a Break in Service.

          For purposes of determining whether a Break in Service has occurred, an Employee who has an absence from active employment for maternity or paternity reasons, but who has not had a Termination of Service, will receive credit for the Hours of Service which would otherwise have been credited to him/her but for such absence, or in any case in which such hours cannot be determined, eight Hours of Service per day of such absence. However, no more than 501 Hours of Service will be credited under this paragraph to an Employee on account of any one period of absence. The Hours of Service credited under this paragraph will be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period or, in all other cases, in the following computation period.

          (b) ELAPSED TIME METHOD. If the elapsed time method is specified in the Adoption Agreement, a Break in Service is a period of at least twelve-consecutive-months duration that starts on the earlier of the day after Termination of Service or the first anniversary of the date on which an Employee is first absent from active employment for any other reason, and ends (if ever) on the day on which the Employee again is credited with an Hour of Service. Notwithstanding the above, if an Employee is absent from active employment for maternity or paternity reasons, a Break in Service starts on the earlier of the day after Termination of Service or the second anniversary of the date on which an Employee is first absent from employment for maternity or paternity reasons.

     An absence from active employment "for maternity or paternity reasons" for this purpose means an absence that began on or after the first day of the first Plan Year beginning in 1985 by reason of the pregnancy of the Employee, by reason of a birth of a child of the Employee, by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or for purposes of caring for such child for a period beginning immediately following such birth or placement.

     Notwithstanding the above, an Employee who is reemployed under Chapter 43 of Title 38 of the United States Code will be treated as not having a Break in Service by reason of his/her qualified military service (as defined in Code
Section 414(u)).

     2.8 CODE - means the Internal Revenue Code of 1986, as from time to time amended.

     2.9 COLLECTIVE BARGAINING EMPLOYEE - means an Employee who is in a unit covered by a collective bargaining agreement if retirement benefits were the subject of good faith bargaining between a Participating Employer and the collective bargaining representative for such unit, and if no more than 2% of the Employees who are covered by the agreement are professionals (as defined in regulations under Code Section 410(b)). A "collective bargaining representative" for this purpose does not include any organization more than one-half of whose members are owners, officers or executives of a Participating Employer.

     2.10 COMPONENT - means the portion of the Plan reflecting contributions of a given type (e.g., Employee Pre-Tax Contributions, Employer Regular Profit Sharing Contributions, Employer Regular Pension Contributions - each reflect a different Component).

     2.11 CONTRIBUTION ACCOUNT - means an account established for a Participant under the Plan to reflect contributions of a given type that are made by or on behalf of the Participant, including an Employee Contribution Account or Employer Contribution Account.

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     2.12 CONTROLLED GROUP MEMBER - means any of the following:

          (a)  The Lead Employer;

          (b) Any corporation that is a member of a controlled group of corporations (as defined in Code Section 414(b)) that includes the Lead Employer;

          (c) Any trade or business (whether or not incorporated) that is under common control (as defined in Code Section 414(c)) with the Lead Employer (in the case of a non-profit, non-stock organization, control will be determined using the standard set forth in Treas. Reg. Section 1.512(b)-1(L)(4)(i)(b), or such other standard as may be established for this purpose by the Internal Revenue Service);

          (d)  Any member of an "affiliated service group" (as defined in Code
     Section 414(m)) that includes the Lead Employer; and

          (e) Any entity required to be aggregated with the Lead Employer pursuant to Code Section 414(o).

     For purposes of applying the contribution and allocation limits of Code
Section 415 as implemented under the Plan, the Plan Administrator will determine the Controlled Group Members under subsections (b) and (c) in the manner described in Code Section 415(h) - that is, by substituting a "more than 50%" ownership standard for the "at least 80%" ownership standard otherwise applicable under Code Section 414(b) and (c).

     2.13 COVERED EMPLOYMENT - means, with respect to any Component, any employment with any Participating Employer (while it is a Participating Employer), subject to the following:

          (a) SPECIFIED EXCLUSIONS. Covered Employment does not include employment in any employment category excluded under the Adoption Agreement.

          (b) COLLECTIVE BARGAINING EMPLOYEES. Covered Employment does not include employment as a Collective Bargaining Employee unless the applicable collective bargaining agreement provides for participation in the Plan (it being the express intent that the eligibility of Collective Bargaining Employees to participate in the Plan is subject to negotiations with the collective bargaining representative).

          A collective bargaining agreement will, for this purpose only, be deemed to continue after its formal expiration during collective bargaining negotiations pending the execution of a new agreement.

          (c) INDEPENDENT CONTRACTORS. Covered Employment does not include service during any period for which an individual (other than a Leased Employee or Self-Employed Individual) is classified by his/her employer as an independent contractor or as having any status other than a common-law employee, regardless of the correct legal status of the individual. This applies to all periods of such service of an individual who is subsequently reclassified as a common-law employee, whether the reclassification is retroactive or prospective.

          (d) LEAVES OF ABSENCE. Covered Employment includes any period of absence from active employment during which the employer-employee relationship continues, provided the Employee was in Covered Employment immediately prior to the start of such period of absence, and until Termination of Service or the happening of any other event or circumstance that would have resulted in loss of Covered Employment status if the individual had not been absent (e.g., the individual dies, or an amendment is made to exclude his/her employment category from Covered Employment).

          A leave of absence under the Family and Medical Leave Act ("FMLA") will be treated in the same manner as any other leave of absence under the Plan.

          (e) SPECIAL RULES FOR CERTAIN COMPONENTS. Covered Employment with respect to the Employer Safe-Harbor Matching, Qualified Matching, Safe-Harbor Profit Sharing or Qualified Profit Sharing Component will be the same as for the Employee Pre-Tax Component.

          Covered Employment with respect to the Employer Safe-Harbor Pension Component will be the same as for the Employee Pre-Tax Component under the Profit Sharing Plan specified in the Adoption Agreement.

          If Employer Prevailing Wage Contributions are available and are elected in the Adoption Agreement, Covered Employment with respect to the Employer Prevailing Wage Component will include employment in a job category on any prevailing wage project specified in the Adoption Agreement. However, it will not include employment as a Highly Compensated Employee unless otherwise specified in the Adoption Agreement.

     When used in the Adoption Agreement and Basic Plan Document, the term "employment" includes service as a Self-Employed Individual, Leased Employee or individual required to be treated as an employee under Code Section 414(o) with respect to a Participating Employer (but does not include service as an independent contractor).

     2.14 DISABLED - means that an individual has a physical or mental condition that makes him/her unable to engage in any substantial gainful activity and that can be expected to result in death or has lasted or can be expected to last for at least a twelve-consecutive-month period, unless a different definition is available and is elected in the Adoption Agreement, in which case such definition will control under the Plan.

     2.15 EARLY RETIREMENT AGE - means the age (if any) specified as such in the Adoption Agreement, or the date on which the Employee has satisfied the age and service requirements (if any) specified as such in the Adoption Agreement.

     2.16 EARNED INCOME - means net earnings from self-employment (as defined in Code Section 1402(a)) which are derived from the trade or business of a Participating Employer with respect to

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which the personal services of the individual are a material income producing factor, and adjusted as provided in Code Section 401(c)(2). Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings will be reduced by the amount of contributions to the Plan or any other employee benefit plan with respect to such earnings which are deductible by the Employee under Code Section 404. Net earnings will be determined with regard to the deduction allowed by Code Section 164(f).

     2.17 ELECTIVE DEFERRAL - means any contribution made by the employer at the election of the individual, to the extent not included in gross income, under a qualified cash or deferred arrangement described in Code Section 401(k), salary reduction simplified employee pension described in Code Section 402(h)(1)(B), SIMPLE IRA Plan described in Code Section 408(p), eligible deferred compensation plan described in Code Section 457 or a plan described in Code Section 501(c)(18), and any contribution made by an employer on behalf of the individual under a salary reduction agreement to purchase an annuity contract or mutual fund under Code Section 403(b).

      2.18 EMPLOYEE - means:

          (a)  Any common-law employee of any Controlled Group Member;

          (b) Any Self-Employed Individual with respect to any Controlled Group Member;

          (c)  Any Leased Employee with respect to any Controlled Group Member;
     and

          (d) Any individual required to be treated as an employee of any Controlled Group Member under Code Section 414(o).

     Notwithstanding the above, a Leased Employee will not be considered an Employee if Leased Employees do not constitute more than 20% of the recipient's non-highly compensated workforce, and the Leased Employee is covered by a money purchase pension plan providing a nonintegrated employer contribution rate of at least 10% of compensation (as defined in Code Section 415(c)(3)), immediate participation, and full and immediate vesting.

     2.19 EMPLOYEE CONTRIBUTION - means any of the following types of contributions made to the Plan:

        Employee Pre-Tax Contributions
        Employee After-Tax Contributions
        Employee Rollover Contributions
        Employee Deductible Contributions
        Employee Forfeiture Restoration Contributions

     2.20 EMPLOYEE CONTRIBUTION ACCOUNT - means a Contribution Account established to reflect amounts attributable to Employee Contributions.

     2.21 EMPLOYER CONTRIBUTION - means any of the following types of contributions made to the Plan:

        Employer Safe-Harbor Matching Contributions
        Employer Regular Matching Contributions
        Employer Qualified Matching Contributions
        Employer Safe-Harbor Profit Sharing Contributions
        Employer Regular Profit Sharing Contributions
        Employer Qualified Profit Sharing Contributions
        Employer Safe-Harbor Pension Contributions
        Employer Regular Pension Contributions
        Employer Prevailing Wage Contributions

     2.22 EMPLOYER CONTRIBUTION ACCOUNT - means a Contribution Account established to reflect amounts attributable to Employer Contributions.

     2.23 ENTRY DATE - means each date specified as such in the Adoption Agreement, subject to the special rules set forth in Secs. 3.1(d) and (f). The Entry Date with respect to a Component will not be more than six months after the date on which the Participant satisfies the maximum age and service requirement permitted under Code Section 410(a)(1) with respect to such Component.

     If an age and service requirement is imposed on participation in an Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or on participation in an Employer Safe-Harbor Pension Component, and no age and service requirement (or a lesser age and service requirement) is imposed on participation in the Employee Pre-Tax Component, the Entry Dates for the Employer Safe-Harbor Matching or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, will be the first day of each Plan Year and the first day of the seventh month of each Plan Year.

     If Employer Prevailing Wage Contributions are available and are elected in the Adoption Agreement, the Entry Date for a Prevailing Wage Component will be the date on which the Employee begins service on the project and in the job category for which contributions are made under such Component.

     2.24 ERISA - means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     2.25 FORFEITURE - means the non-vested portion of a Contribution Account that is forfeited by the Participant as a result of a Break in Service of five years or a distribution of his/her Benefit, or any other amount treated as a Forfeiture under the terms of the Plan.


     2.26 HARDSHIP - means one of the following reasons or, if this option is available and is elected in the Adoption Agreement, one of the reasons specified as being a Hardship in the Adoption Agreement (which reasons will apply in lieu of the following):

          (a)  MEDICAL EXPENSES. Expenses for medical care described in Code
     Section 213(d) incurred by the Participant, his/her spouse, or his/her dependents (as defined in Code Section 152), or necessary for any of those persons to obtain such medical care.

          (b) HOME PURCHASE EXPENSES. Costs directly related to the purchase of the Participant's principal residence (excluding mortgage payments).

          (c) EDUCATION EXPENSES. Payment of tuition and related educational fees for the next 12 months of post-

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     secondary education for the Participant, his/her spouse, children, or dependents.

          (d) EVICTION/FORECLOSURE EXPENSES. The need to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of his/her principal residence.

          (e) OTHER SAFE-HARBOR EXPENSES. Any reason permitted under future "safe-harbor" regulations issued under Code Section 401(k).

     2.27 HIGHLY COMPENSATED EMPLOYEE - means an Employee described as such in Code Section 414(q); generally, any Employee who performs services for any Controlled Group Member during the Plan Year and who satisfies one of the following conditions:

          (a) MORE THAN FIVE PERCENT OWNERS. The Employee was a more than five percent owner (as defined in Code Section 414(q)(2)) at any time during the Plan Year or the twelve-consecutive-month period preceding the Plan Year, or was the spouse, child, parent or grandparent of such an owner to whom the owner's stock is attributed pursuant to Code Section 318 (regardless of the compensation of the owner or family member).

          An Employee's ownership will be determined using the ownership attribution rules of Code Section 318.

          (b) HIGHLY-PAID EMPLOYEES. The Employee had compensation for the look-back period in excess of the dollar amount in effect under Code
     Section 414(q)(2) for the look-back period and, if so specified in the Adoption Agreement, was in the top-paid group for the look-back period.

          The "compensation" of an Employee for this purpose means his/her Plan Compensation but determined without regard to any exclusions specified in the Adoption Agreement and without regard to the limit imposed on Plan Compensation under Code Section 401(a)(17).

          The "look-back period" for this purpose is the twelve-consecutive-month period preceding the Plan Year or, if so specified in the Adoption Agreement, the calendar year ending within the Plan Year (this election is available only if the Plan Year is other than the calendar year).

          The "top-paid group" for this purpose is the top 20% of Employees who performed services for any Controlled Group Member during the look-back period, when ranked on the basis of compensation for the look-back period. In determining the number of Employees who performed services for any Controlled Group Member, the following Employees will be disregarded: (i) Employees who have completed less than six months of service by the end of the look-back period (including service completed prior to the look-back period), (ii) Employees who normally work less than 17 1/2 hours per week,
     (iii) Employees who normally work less than six months during any year,
     (iv) Employees who have not attained age 21 by the end of the look-back period, (v) Employees who are non-resident aliens and who receive no earned income (within the meaning of section 911(d)(2)) from any Controlled Group Member that constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)), and (vi) Collective Bargaining Employees if 90% or more of Employees are Collective Bargaining Employees and the Plan covers only Employees who are not Collective Bargaining Employees. The Plan Administrator may elect to modify the exclusions set forth above by substituting a shorter period of service in
     (i), (ii) or (iii), or a lower age in (iv), and/or may elect not to apply the exclusion (vi), for purposes of determining the top-paid group provided that such election is applied on a uniform and consistent basis. The Plan Administrator also may use any option and make any and all elections permitted under regulations under Code Section 414(q).

     This definition of Highly Compensated Employee will apply with respect to any Plan Year beginning on or after January 1, 1997. However, in determining whether an Employee is a Highly Compensated Employee for the first Plan Year beginning on or after January 1, 1997, this definition will be deemed to have been in effect for prior Plan Years.

     2.28 HIGHLY COMPENSATED FORMER EMPLOYEE - means a former Employee who is defined as such in accordance with Temp. Treas. Reg. Section 1.414(q)-1T (A-4), Notice 97-45 and subsequent guidance issued by the Internal Revenue Service.

     2.29 HOUR OF SERVICE - means:

          (a) HOURS FOR WORK PERIODS. Each hour for which the Employee is paid, or entitled to payment, for the performance of services for any Controlled Group Member.

          (b) HOURS FOR NON-WORK PERIODS. Each hour for which the Employee is paid, or entitled to payment, by any Controlled Group Member on account of a period of time during which no services are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence, including the hours for which pay is provided in lieu of notice of termination. However, no more than 501 Hours of Service will be credited on account of any single continuous period during which the Employee performs no services, whether or not such period occurs in a single computation period. Hours of Service will not be credited under this subsection with respect to payments made under a plan maintained solely for the purpose of complying with applicable worker's compensation, unemployment compensation, or disability insurance laws or made solely to reimburse the Employee for medical or medically related expenses incurred by the Employee.

          (c) BACK PAY AWARDS. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by any Controlled Group Member. Such hours will be credited to the computation period or periods to which the award or agreement pertains rather than the computation

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                                        5
     period in which the award, agreement or payment is made. However, no more than 501 Hours of Service will be credited for payments of back pay, to the extent that such back pay is agreed to or awarded for a period of time during which the Employee did not or would not have performed services for any Controlled Group Member.

          (d)  LEASED EMPLOYEES. Each hour that must be recognized under Code
     Section 414(n) for services prior to becoming a Leased Employee or services that must be recognized under Code Section 414(o).

     In lieu of counting the actual number of Hours of Service with respect to a computation period, Hours of Service will be determined using any equivalencies specified in the Adoption Agreement.

     Hours for which credit is received under this subsection will be counted and credited pursuant to DOL Reg. Section 2530.200b-2. The Plan Administrator may round up the number of Hours of Service at the end of each computation period (or more frequently) to the next highest 10 or 100 as long as a uniform practice is followed with respect to all Employees.

     2.30 INACTIVE PARTICIPANT - means an Employee or former Employee who is not an Active Participant but who has a Benefit remaining under the Plan.

     2.31 INTEGRATION LEVEL - means the amount specified as such in the Adoption Agreement (if an integrated formula is available and is elected in the Adoption Agreement). However, for a short Plan Year, the Integration Level will equal the amount specified as such in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the Plan Year and the denominator of which is 12.

     2.32 INVESTMENT MANAGER - means any Person defined as such under ERISA
Section 3(38); generally, any fiduciary (other than a Trustee):

          (a)  Who has the power to manage, acquire, or dispose of any Plan
     Asset;

          (b) Who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the State in which it maintains its principal office and place of business, and, at the time the fiduciary last filed the registration form with such State in order to maintain the fiduciary's registration under the laws of such State, also filed a copy of such form with the Secretary of Labor; (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in paragraph (1) under the laws of more than one State; and

          (c)  Who has acknowledged being a fiduciary with respect to the Plan.

     2.33 LEAD EMPLOYER - means the entity specified as such in the Adoption Agreement.

     2.34 LEASED EMPLOYEE - means an individual identified as such in Code
Section 414(n); generally, any individual who is not otherwise an Employee and who pursuant to an agreement between the recipient and a leasing organization (which may be the individual acting on his/her own behalf) has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of the recipient.

     This definition of Leased Employee will apply with respect to any Plan Year beginning on or after January 1, 1997.

     2.35 MATCH ELIGIBLE CONTRIBUTION - means an Employee Pre-Tax and/or After-Tax Contribution that is specified in the Adoption Agreement as being eligible for Employer Safe-Harbor Matching or Regular Matching Contributions.

     2.36 MATCHING CONTRIBUTION PERIOD - means the period or periods specified as such in the Adoption Agreement. However, if the Plan provides for variable Employer Regular Matching Contributions (that is, discretionary contributions or contributions determined by reference to Net Profits), or if the Plan provides for fixed Employer Regular Matching Contributions that are based on years of credited service or are contingent on Net Profits, then the Matching Contribution Period for any such Employer Regular Matching Contribution is the Plan Year.

     2.37 NAMED FIDUCIARY - means:

          (a)  The Lead Employer;

          (b)  Any Investment Manager;

          (c) Any Participant or Beneficiary to the extent he/she has voting or investment control with respect to Qualifying Employer Securities and/or Predecessor Employer Securities, or to the extent he/she has investment control with respect to his/her Contribution Accounts; and

          (d)  Any Person designated as such by the Lead Employer.

     A Named Fiduciary is such only with respect to, and to the extent of, the discretionary authority delegated to the Named Fiduciary.

     2.38 NET PROFITS - means the earnings and profits of the Participating Employers determined according to generally accepted accounting principles
(GAAP) or, if an alternative definition is available and is elected in the Adoption Agreement, determined in accordance with such definition. Net Earnings will in any event be determined before any contributions to the Plan (or any other qualified plan) and, in the case of a corporation, before any deduction for income taxes (Federal or State). If a Participating Employer is a nonprofit or not-for-profit organization, "Net Profits" means excess revenues (excess of receipts over expenditures).

     2.39 NON-HIGHLY COMPENSATED EMPLOYEE - means an Employee who is not a Highly Compensated Employee.

     2.40 NORMAL RETIREMENT AGE - means the age specified as such in the Adoption Agreement, or the date on which the Employee

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                                        6
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has satisfied the age and participation requirements specified as such in the
Adoption Agreement. However, if any Participating Employer enforces a mandatory retirement age, the Normal Retirement Age will not be later than the mandatory retirement age of any Participating Employer.

     2.41 OWNER-EMPLOYEE - means a sole proprietor or any partner who owns more than 10% of either the capital interest or the profits interest in a Controlled Group Member.

     2.42 PARTICIPANT - means an Active Participant or an Inactive Participant.

     2.43 PARTICIPATING EMPLOYER - means any Controlled Group Member (including the Lead Employer) identified as such in the Adoption Agreement.

     2.44 PENDING ALLOCATION ACCOUNT - means an account established under the Plan, but not attributable to any Participant.

     2.45 PERSON - means an individual, committee of individuals, partnership, limited liability partnership, joint venture, corporation, limited liability corporation, mutual company, joint-stock company, non-profit or not-for-profit organization, trust, estate, unincorporated organization, association, employee organization or other legally recognized entity.

     2.46 PLAN - means the defined contribution plan set forth herein (including the Adoption Agreement, the trust provisions of Article XXI and any separate Trust Agreement(s)) as adopted by the Participating Employers and as amended from time to time.

     2.47 PLAN ADMINISTRATOR - means the Lead Employer or, if this option is available and is elected in the Adoption Agreement, such other Person as may be identified as such in the Adoption Agreement. However, in no event will Putnam Fiduciary Trust Company be the Plan Administrator.

     2.48 PLAN ASSET - means any asset held under any Trust Fund. "Plan Assets" means the sum total of all assets held under all Trust Funds.

     2.49 PLAN COMPENSATION - means the following:

          (a) COMMON-LAW EMPLOYEES. In the case of a common-law employee, compensation determined under whichever of the following definitions is specified in the Adoption Agreement:

               (1) 415(c)(3) COMPENSATION - means earned income, wages, salaries, fees for professional services and other amounts received (without regard to whether an amount is paid in cash) for personal services actually rendered in the course of employment with the Participating Employers to the extent that the amounts are includible in gross income (including, but not limited to, overtime pay, commission paid sales persons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan as described in Treas. Reg.
          Section 1.62-2(c)), and excludes the following:

                    (A) Any employer contributions to a non-qualified plan of deferred compensation which are not includible in gross income for the taxable year in which contributed, employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any contributions to or distributions from a plan of deferred compensation. Amounts received by a Participant pursuant to an unfunded plan of deferred compensation will not be included in Plan Compensation.

                    (B) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture.

                    (C) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                    (D) Any other amounts which receive special tax benefits, or contributions made by a Participating Employer (other than contributions under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Participant).

               (2)  WITHHOLDING WAGES - means wages within the meaning of Code
          Section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

               (3)  FORM W-2 WAGES - means wages within the meaning of Code
          Section 3401(a) and all other payments of compensation to a Participant by a Participating Employer in the course of the trade or business of the Participating Employer for which the Participating Employer is required to furnish the Participant a statement under Code Sections 6041(d) and 6051(a)(3). This compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)).

          Plan Compensation under each of the above definitions includes Elective Deferrals, elective contributions under a cafeteria plan described in Code Section 125, and employee contributions

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                                        7

     (under a governmental plan) described in Code Section 414(h)(2) that are picked up by the employing unit and thus treated as employer contributions. Plan Compensation does not include amounts that are excluded from income as a qualified transportation fringe under Code Section 132(f). For Plan Years beginning on or after January 1, 1998, amounts under a cafeteria plan described in Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an elective contribution under Code Section 125 only if the Employer does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan, as provided in IRS Rev. Ruling 2002-27.

          (b) SELF-EMPLOYED INDIVIDUALS. In the case of a Self-Employed Individual, Earned Income.

          (c) LEASED EMPLOYEE. In the case of a Leased Employee, an amount equal to the amount paid by the leasing organization for services rendered by the Leased Employee to the Participating Employers, or such other amount as the Plan Administrator deems to be appropriate and consistent with regulations or other guidance issued under Code Sections 415(c)(3) and 414(s) with respect to Leased Employees.

          (d) SPECIFIC EXCLUSIONS AND INCLUSIONS. Plan Compensation does not include any amounts that are specifically excluded under the Adoption Agreement, even if such amounts would otherwise be included under subsections (a), (b) or (c). Further, regardless of the definition of Plan Compensation specified in the Adoption Agreement or the exclusions specified in the Adoption Agreement, for purposes of determining Employee Pre-Tax or After-Tax Contributions, the Plan Administrator may include or exclude items from Plan Compensation against which a pay reduction or withholding agreement applies, and may apply an election against Plan Compensation determined before or after reduction for withholding taxes and other pay withholding amounts (e.g., garnishments).

          (e) IMPUTED PAY DURING PERIODS OF DISABILITY. If this option is available and is elected in the Adoption Agreement, Plan Compensation will be imputed to a Participant during periods of total disability (as defined in Code Section 22(e)(3)) for the purposes of determining or allocating Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions. The rate at which Plan Compensation will be imputed is the rate of base pay of the Participant immediately prior to the total disability.

          (f) 401(a)(17) LIMIT. Plan Compensation does not include any amounts in excess of the annual compensation limit in effect under Code Section 401(a)(17); except that, this limit does not apply to Plan Compensation against which a pay reduction or withholding agreement applies for purposes of determining Employee Pre-Tax or After-Tax Contributions. The annual compensation limit that will apply with respect to a determination period is the annual compensation limit in effect for the calendar year in which such determination period begins. If a determination period consists of fewer than 12 months, the annual compensation limit that would otherwise apply will be multiplied by a fraction, the numerator of which is the number of months (full or partial) in the determination period and the denominator of which is 12.

          For Plan Years beginning on or after January 1, 1997, or such later date as may be specified in the Adoption Agreement, the annual compensation limit will be applied without regard to the family aggregation rules that previously applied under Code Section 401(a)(17) whereby certain family members (i.e., a spouse and lineal descendents who have not attained age
     19) were aggregated with certain Highly Compensated Employees and treated as one individual for purposes of applying the annual compensation limit for the Plan Year.

     2.50 PLAN COMPENSATION FOR THE PLAN YEAR - means the Plan Compensation actually paid during, and the Earned Income for, the determination period; provided that, amounts paid prior to the Entry Date with respect to the Component will not be included in Plan Compensation for the Plan Year for such Component unless otherwise specified in the Adoption Agreement.

     The "determination period" for this purpose is the Plan Year or, if this option is available and is elected in the Adoption Agreement with respect to an Employer Contribution Component, such other twelve-consecutive-month period that is specified as such in the Adoption Agreement for such Component.

     2.51 PLAN YEAR - means the period specified as such in the Adoption Agreement.

     2.52 PREDECESSOR EMPLOYER - means any entity for which prior service is required to be recognized under Code Section 414(a), or any other entity (including a sole proprietorship) from which an individual became an Employee in connection with an asset or stock acquisition by a Controlled Group Member, or otherwise.

     2.53 PREDECESSOR EMPLOYER SECURITIES - means any stock that is issued by a Predecessor Employer, that met the requirements of Code Section 409(l) and ERISA
Section 407(d)(5) with respect to the Predecessor Employer, including stock that has been transferred to the Plan from a qualified plan maintained by the Predecessor Employer (e.g., if a location was purchased and account balances of affected employees were spun-off from a plan of the Predecessor Employer and accepted into the Plan).

     2.54 QUALIFYING EMPLOYER SECURITIES - means any stock that is issued by any Controlled Group Member and that meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5).

     2.55 REQUIRED BEGINNING DATE - means the April 1 of the calendar year after the calendar year in which falls the later of the following dates:

          (a)  The date the Participant attains age 70 1/2; or

          (b)  The date of Termination of Service.

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     However, subsection (b) does not apply to any Participant who is more than a five-percent owner (as defined in Code Section 416) with respect to the Plan Year ending in the calendar year in which he/she attains age 70 1/2. Further, if this option is available and is elected in the Adoption Agreement, subsection
(b) will not apply to any Participant under the Plan.

     This definition of Required Beginning Date will apply effective January 1, 1997, or, if the option to delay the effective date is available and is elected in the Adoption Agreement, such later date as may be specified in the Adoption Agreement. However, if a later effective date is specified in the Adoption Agreement or if the option is available and is elected in the Adoption Agreement not to apply subsection (b) to any Participant, then, notwithstanding such election, for purposes of determining whether a distribution is an Eligible Rollover Distribution (and for such other purposes as may be specified by the Internal Revenue Service), the Required Beginning Date will be the date specified in subsection (a) or (b), as applicable (taking into account that subsection (b) does not apply to more than five-percent owners), effective January 1, 1997.

     2.56 SELF-EMPLOYED INDIVIDUAL - means a sole proprietor or any partner who has Earned Income with respect to any Controlled Group Member; also, a sole proprietor or any partner who would have had Earned Income but for the fact that the trade or business had no Net Profits for the taxable year.

     2.57 SERVICE - means eligibility and/or vesting service as determined according to subsection (a) or (b) as specified in the Adoption Agreement:

          (a) HOUR COUNT METHOD. If the hour count method is specified in the Adoption Agreement, an Employee will be credited with a year of Service for each computation period in which he/she completes the number of Hours of Service (not exceeding 1,000) specified in the Adoption Agreement.

               (1) For purposes of determining eligibility to participate, the first eligibility computation period is the twelve-consecutive-month period starting on the Employee's Service Commencement Date. Subsequent eligibility computation periods are each twelve-consecutive-month period specified as such in the Adoption Agreement starting after the Employee's Service Commencement Date. The service credit will occur on either the last day of each computation period or, if this option is available and is elected in the Adoption Agreement, on the date during the computation period on which the Employee has completed the required number of Hours of Service.

               If so specified in the Adoption Agreement, a less than twelve-consecutive-month eligibility computation period may apply with respect to a Component. In such case, an Employee will be credited with a year of Service for purposes of determining eligibility to participate in the applicable Component on the earlier of the following:

                    (A)  The last day of the first less than
               twelve-consecutive-month eligibility computation period during which he/she completes the number of Hours of Service (not exceeding 1,000) specified in the Adoption Agreement. The first such less than twelve-consecutive-month eligible computation period will start on the Employee's Service Commencement Date, and each subsequent computation period will start on the day after the end of the previous computation period.

                    (B) The date on which he/she completes a year of Service determined without regard to the less than twelve-consecutive-month eligibility computation period, and measured using either the hour count or elapsed time method as specified in the Adoption Agreement.

               In the event of any eligibility computation period of less than twelve consecutive months that results from an amendment to change the eligibility computation period, the number of Hours of Service that an Employee must complete for that computation period to count as a year of Service will not be greater than 1,000 multiplied by a fraction, the numerator of which is the number of months (full or partial) in that computation period and the denominator of which is 12.

               (2) For purposes of determining vesting, the vesting computation periods are each twelve-consecutive-month period specified as such in the Adoption Agreement. If it is specified in the Adoption Agreement that the vesting computation period is the Plan Year, the vesting computation periods are each twelve-consecutive-month period that ends on the date specified in the Adoption Agreement as being the last day of the Plan Year - that is, the vesting computation period will be determined without regard to any short Plan Year. If the Plan Year is amended, the vesting computation periods before the amendment will be each twelve-consecutive-month period that ends on the last day of the pre-amendment Plan Year, the twelve-consecutive month period that ends on the last day of the short Plan Year resulting from the amendment will be a special vesting computation period, and the vesting computation periods after the amendment will be each twelve-consecutive-month period that ends on the last day of the post-amendment Plan Year.

          (b) ELAPSED TIME METHOD. If the elapsed time method is specified in the Adoption Agreement, an Employee's Service is equal to the aggregate time elapsed between his/her Service Commencement Date and his/her most recent Termination of Service (or any other date as of which a determination is made), reduced by the period of any Break in Service, further reduced by any period that would have been included in a Break in Service but for the special rule that applies to maternity or paternity absences in Sec. 2.8, and further reduced by any period that would have been included

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     in a Break in Service but for the special rule that applies to qualified military service in Sec. 2.8, except to the extent that service credit is required for such qualified military service under subsection (d). Service under the elapsed time method will be measured in days. To convert days into years:

               (1) For purposes of determining eligibility to participate, 30 completed days equals one month, 91 completed days equals three months, 182 completed days equals six months, and 365 completed days equals one year.

               (2) For purposes of determining vesting, 365 completed days equals one year or, if this option is available and is elected in the Adoption Agreement, 12 completed months equals one year.

          (c) SERVICE WITH PREDECESSOR EMPLOYER. Employment with a Predecessor Employer that maintained the Plan (or a predecessor plan) will be treated as Service to the extent so required by Code 414(a). Employment with a Predecessor Employer that did not maintain the Plan (or a predecessor plan) will be treated as Service as prescribed by the Plan Administrator (provided that all affected Employees will be treated uniformly and the use of employment with the Predecessor Employer may not discriminate in favor of Highly Compensated Employees). If an hour count method is used to determine Service under the Plan and if actual hours with the Predecessor Employer are not available for an Employee, the equivalency method specified in the Adoption Agreement will be used, or if an equivalency is not specified in the Adoption Agreement, the Employee will be credited with 45 Hours of Service for each week in which he/she was paid for at least one hour of service with the Predecessor Employer. The service will be calculated from the most recent date of hire with the Predecessor Employer, or from such other date as may be specified by the Plan Administrator.

          (d) MILITARY SERVICE. Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

          This service credit provision will apply beginning on December 12, 1994.

          (e) TRANSITION FROM HOUR COUNT TO ELAPSED TIME METHOD. If an Employee transfers his/her employment category from one in which the hour count method is used to one in which the elapsed time method is used to determine Service, or if the method of determining Service is changed from an hour count method to an elapsed time method by an amendment to the Plan, the Plan Administrator may direct that either:

               (1) Service as of the last day of the computation period of the transfer or amendment will be the sum of:

                    (A) The Service credited to the Employee under the hour count method as of the last day of the computation period prior to the computation period of the transfer or amendment; plus

                    (B) The greater of (i) the Service credited to the Employee under the elapsed time method during the computation period of the transfer or amendment, or (ii) the Service credited to the Employee under the hour count method for the computation period through the date of the transfer or amendment.

               (2) Service as of the last day of the computation period of the transfer or amendment will be the Service credited to the Employee under the hour count method as of the last day of such computation period increased by one year. This will apply to the Employee affected by the transfer or, in the case of an amendment, to all Employees who remain employed with a Controlled Group Member as of the last day of such computation period.

          An amendment to change from the hour count method to the elapsed time method of measuring Service for purposes of vesting will be subject to Sec. 10.2(k) if it is made using the methodology specified in paragraph (1) (but not if it is made using the methodology specified in paragraph (2)). The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

          (f) TRANSITION FROM ELAPSED TIME TO HOUR COUNT METHOD. If an Employee transfers his/her employment category from one in which the elapsed time method is used to one in which the hour count method is used, or if the method of determining Service is changed from an elapsed time method to an hour count method by an amendment to the Plan, Service as of the last day of the computation period of the transfer or amendment will be the sum of:

               (1) The Service credited to the Employee under the elapsed time method as of the date of the transfer or amendment (disregarding any fractional year of Service); plus

               (2) The Service credited to the Employee under the hour count method for the computation period of the transfer or amendment. For this purpose, Hours of Service for the period from the first day of the computation period through the date of the transfer or amendment will be determined using the equivalency method specified in the Adoption Agreement (even if such equivalency method does not otherwise apply to such Employee), or if an equivalency is not specified in the Adoption Agreement, using an equivalency of 190 Hours of Service for each month in which he/she has one Hour of Service.

          An amendment to change from the elapsed time method to the hour count method of determining Service for

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     purposes of vesting will be subject to Sec. 10.2(k). The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

     2.58 SERVICE COMMENCEMENT DATE - means the date on which an individual is first credited with an Hour of Service as an Employee or, if earlier, the date on which an Hour of Service is first recognized under Code Section 414(n) for service prior to becoming a Leased Employee, or first required to be recognized under Code Section 414(o).

     If Sec. 3.3 provides that an individual is treated as a new hire following a Break in Service, his/her new Service Commencement Date is the date on which he/she is first credited with an Hour of Service after the Break in Service.

     2.59 SPOUSE - means the legal spouse of the Participant, except that a former spouse will be treated as the Spouse to the extent provided under a qualified domestic relations order (as defined in Code Section 414(p)).

     2.60 SURVIVING SPOUSE - means a Spouse who survives after the death of the Participant.

     2.61 TAXABLE WAGE BASE - means the maximum amount of earnings which may be considered wages under Code Section 3121(a)(1) in effect on the first day of the Plan Year (or other determination period under Sec. 2.50(a)).

     2.62 TERMINATION OF SERVICE - means the following:

          (a) In the case of a common-law employee, resignation, discharge, retirement, death, failure to return to work at the end of an authorized leave of absence, or the happening of any other event or circumstance which, under the policy of the employer as in effect from time to time, results in the termination of the employer-employee relationship with respect to all Controlled Group Members, provided that the individual's status as an Employee does not otherwise continue under Sec. 2.18.

           (b) In the case of a Self-Employed Individual, Leased Employee or individual required to be treated as an employee under Code Section 414(o), the end of such status with respect to all Controlled Group Members, provided that the individual's status as an Employee does not otherwise continue under Sec. 2.18.

     Notwithstanding the above, if the Plan is a profit sharing plan that includes (or previously included) an Employee Pre-Tax Component, then solely for purposes of determining whether a Participant who has a balance in an Employee Pre-Tax Contribution Account is entitled to a distribution of his/her Benefit, a Termination of Service will not have occurred unless he/she has had a "separation from service" (within the meaning of Code Section 401(k)(2)(B)) as determined by the Plan Administrator, except as provided in Sec. 12.17.

     2.63 TRUST AGREEMENT - means the provisions of this document governing the relationship with Putnam Fiduciary Trust Company (including, but not limited to, Article XX), or any separate trust agreement that creates a trust with another Trustee to be used as a funding vehicle for the Plan.

     2.64 TRUST FUND - means a fund created pursuant a Trust Agreement.

     2.65 TRUSTEE - means a trustee specified as such in the Adoption Agreement either as a:

          (a) Discretionary Trustee - that is, a trustee that has discretion with respect to the management or investment of Plan Assets.

          (b) Directed Trustee - that is, a trustee that is directed as to the management and investment of Plan Assets by a Named Fiduciary or Investment Manager.

     2.66 VALUATION DATE - means each date on which any Plan Asset (including any Mutual Fund, Pooled Investment Fund, Employer Stock Fund or Segregated Investment Portfolio) is valued for purposes of the Plan.

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ARTICLE III - PLAN PARTICIPATION

     3.1 START OF PARTICIPATION.

          (a) AGE AND SERVICE REQUIREMENTS AND ENTRY DATES. An Employee will be eligible to become an Active Participant in a Component if:

               (1) The Employee is in Covered Employment with respect to such Component;

               (2) The Employee has completed the Service specified in the Adoption Agreement for such Component; and

               (3) The Employee has attained the age specified in the Adoption Agreement for the Plan or for such Component.

          An Employee will actually become an Active Participant in a Component on the Entry Date specified in the Adoption Agreement once he/she has satisfied the age and service requirements for the Component, provided that he/she is in Covered Employment on such Entry Date (if the Entry Date is retroactive to a date prior to the date on which he/she satisfies the age and service requirements for the Component, further provided that he/she is in Covered Employment on the date he/she satisfies the age and service requirements for the Component).

          (b) CHANGE IN EMPLOYMENT STATUS. If an Employee who is not in Covered Employment enters Covered Employment with respect to a Component (by reason of a change in employment classification, an amendment to the definition of Covered Employment, or otherwise), he/she will become an Active Participant in such Component on the date he/she enters Covered Employment provided he/she satisfies the age and/or service requirements for such Component on the immediately preceding Entry Date. If the Employee does not satisfy the age and/or service requirements for such Component on the immediately preceding Entry Date, he/she will become an Active Participant in accordance with subsection (a).

          (c) REEMPLOYMENT. If an Employee has a Termination of Service and subsequently is reemployed in Covered Employment with respect to a
     Component:

               (1) If he/she was an Active Participant in such Component prior to the earlier Termination of Service, he/she will again become an Active Participant in such Component on the date he/she is reemployed in Covered Employment, provided he/she satisfies the age and service requirements on such date after taking into account the Break in Service rules under Sec. 3.3.

               (2) If he/she was not an Active Participant in such Component prior to the earlier Termination of Service, he/she will become an Active Participant in such Component on the date he/she is reemployed in Covered Employment, provided he/she satisfies the age and service requirements both on such date and on the immediately preceding Entry Date after taking into account the Break in Service rules under Sec. 3.3.

               (3) If he/she does not become an Active Participant on the date he/she is reemployed in Covered Employment under paragraph (1) or (2), he/she will become an Active Participant in accordance with subsection
          (a).

          For purposes of determining whether an Employee satisfies the service requirement on and after reemployment, his/her Service, and his/her Service Commencement Date, will be determined after taking into account the Break in Service rules under Sec. 3.3.

          (d) NEW PARTICIPATING EMPLOYERS/TRANSFER FROM PREDECESSOR EMPLOYER. The Lead Employer may establish a special Entry Date for purposes of determining participation in one or more Components by Employees who are employed with a Controlled Group Member when it becomes a Participating Employer, or by those individuals who become Employees of a Participating Employer from a Predecessor Employer.

          (e) AMENDMENT OR RESTATEMENT. If the Plan is amended and the age and/or service requirements are changed, an Active Participant in a Component immediately prior to the date of the amendment will be deemed to have satisfied the age and service requirements in effect after the amendment for such Component - that is, a change in the age and/or service requirements will not result in loss of status as an Active Participant.

          If the Plan is amended and the Entry Date is changed (including any change in the Entry Date resulting from a change in the Plan Year), an Active Participant in a Component immediately prior to the date of the amendment will be deemed to have reached the Entry Date for such Component
     - that is, a change in the Entry Date will not result in loss of status as an Active Participant. Further, if a change in the Entry Date would otherwise result in the delay of the initial entry of any Employee to a date beyond the latest entry permitted under Code Section 410(a)(1), the change in the Entry Date will not apply to such Employee.

          The date of an amendment for this purpose is the later of the effective date or adoption date of the amendment.

          (f) WAIVER OF AGE OR SERVICE REQUIREMENTS AND SP E-CIAL ENTRY DATES FOR NEW OR AMENDED PLANS. If so specified in the Adoption Agreement, an Employee who is in Covered Employment with respect to a Component on the Original Effective Date, or on the Special Effective Date for such Component, or on such other date as is specified in the Adoption Agreement, will become an Active Participant in such Component as of such date even if he/she has not satisfied the age and/or service requirements as of such date, as specified in the Adoption Agreement. Such date will be an Entry Date with respect to such Component.

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          If the first Plan Year is a short Plan Year, then the Original
     Effective Date will be an Entry Date with respect to each Component. Further, if it is specified in the Adoption Agreement that Entry Dates are determined by reference to the Plan Year (e.g., the first day, and the first day of the seventh month, of the Plan Year), then the subsequent Entry Dates for the first Plan Year will be the dates that would have been Entry Dates had the first Plan Year not been a short Plan Year, but instead had been the twelve-consecutive-month period ending on the last day of the short Plan Year.

     3.2 DURATION OF PARTICIPATION. An Active Participant in a Component will continue as such for so long as he/she remains in Covered Employment with respect to such Component. When a Participant ceases to be an Active Participant in all Components, he/she will become an Inactive Participant, and will continue as such until he/she dies, receives full payment of his/her Benefit or again becomes an Active Participant in any Component.

     3.3 BREAK IN SERVICE RULES FOR PARTICIPATION. The following rules will apply for purposes of determining the Service of an Employee following a Break in Service:

          (a) BREAK BEFORE SERVICE SATISFIED. An Employee who incurs a Break in Service before he/she has completed the Service required to become an Active Participant in any Component will be treated as a new hire (with a new Service Commencement Date) on the date he/she again performs an Hour of Service after the Break in Service. In such case, Service prior to the Break in Service will be disregarded for purposes of determining eligibility to participate in such Component.

          (b) BREAKS IN SERVICE OF FIVE OR MORE YEARS - NON-VESTED PARTICIPANTS. If so specified in the Adoption Agreement, in the case of a Participant who had no vested interest in his/her Account prior to a Break in Service of five years or more (other than a vested interest in an Employee After-Tax, Deductible, Forfeiture Restoration or Rollover Contribution Account), Service prior to such Break in Service will be disregarded for eligibility and vesting purposes after a subsequent return to active employment with any Controlled Group Member. If Service prior the Break in Service is disregarded, the Employee will be treated as a new hire (with a new Service Commencement Date) on the date he/she again performs an Hour of Service after the Break in Service.

          (c) SUSPENSION OF SERVICE CREDIT. If this option is available and is elected in the Adoption Agreement, then all years of Service prior to a Break in Service will be disregarded for purposes of determining whether an Employee is eligible to participate in the Employer Regular Matching or Regular Profit Sharing Component, or in the Employer Regular Pension Component, until the Participant completes one year of Service following such Break in Service. Except as provided in subsection (b), once an Employee has completed one year of Service following a Break in Service, Service prior to the Break in Service will be retroactively restored to the Employee for purposes of determining eligibility to participate in such Component.

     3.4  SPECIAL RULES FOR CERTAIN COMPONENTS.

          (a) EMPLOYEE AFTER-TAX COMPONENT. If the Plan is a profit sharing plan, an Employee will become an Active Participant in an Employee After-Tax Component on the date he/she becomes an Active Participant in either the Employee Pre-Tax Component, or the Employer Regular Matching or Regular Profit Sharing Component, as specified in the Adoption Agreement. However, if the Entry Date for such Component is retroactive to a date prior to the date on which the age and service requirements are satisfied, an Employee will become an Active Participant in the Employee After-Tax Component on the date he/she satisfies the age and service requirements.

          If the Plan is a money purchase pension plan, an Employee will become an Active Participant in an Employee After-Tax Component on the date he/she becomes an Active Participant in the Employer Regular Pension Component, or in the Employer Safe-Harbor Pension Component if the Plan does not include an Employer Regular Pension Component. However, if the Entry Date for an Employer Regular Pension Component is retroactive to a date prior to the date on which the age and service requirements are satisfied, an Employee will become an Active Participant in the Employee After-Tax Component on the date he/she satisfies the age and service requirements.

          (b) EMPLOYER SAFE-HARBOR MATCHING AND SAFE-HARBOR PROFIT SHARING COMPONENT, OR EMPLOYER SAFE-HARBOR PENSION COMPONENT. An Employee will become an Active Participant in an Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or an Employer Safe-Harbor Pension Component, on the date he/she becomes an Active Participant in the Employee Pre-Tax Component. However, if this option is available and is elected in the Adoption Agreement, an age and service requirement may be imposed on participation in the Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, and no age or service requirement (or a lesser age or service requirement) may be imposed on participation in the Employee Pre-Tax Component. In such case, an Employee will become an Active Participant in the Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Component, or the Employer Safe-Harbor Pension Component, on the Entry Date after he/she has satisfied the age and service requirements for such Component.

          (c) EMPLOYER QUALIFIED MATCHING AND QUALIFIED PROFIT SHARING COMPONENTS. An Employee will become an Active Participant in an Employer Qualified Matching and/or Qualified Profit Sharing Component on the date he/she becomes an Active Participant in either the Employee Pre-Tax Component or Employer Regular Matching Component.

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                                       13
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          (d)  EMPLOYER PREVAILING WAGE COMPONENT. If Prevailing Wage
     Contributions are available and are elected in the Adoption Agreement, an Employee in Covered Employment with respect to the Prevailing Wage Component will be an Active Participant in such Component -- that is, there are no age and service requirements imposed on participation in the Employer Prevailing Wage Component.

     3.5 ELECTION NOT TO PARTICIPATE. If this option is available and is elected in the Adoption Agreement, an Employee may elect not to participate in the Plan, subject to such rules as may be specified in the Adoption Agreement. An election not to participate is effective as of the Employee's Initial Entry Date, is irrevocable, and applies to all Components.

     If the Plan is amended to remove an option previously provided whereby a Participant could elect not to participate in the Plan, any election not to participate made prior to the removal of such option will continue in effect in accordance with its terms.

     3.6 PARTICIPATION ERRORS. Errors may occur whereby an Employee is erroneously allowed to participate in a Component or is erroneously excluded from participation in a Component.

     If an Employee is erroneously allowed to participate in a Component or is erroneously excluded from participation in a Component, the Lead Employer may correct for such error using any of the correction methods authorized or provided for under the Employee Plans Compliance Resolution System (EPCRS), or successor procedures issued by the Internal Revenue Service, as appropriate for the applicable Component. Compliance with the EPCRS will satisfy all rights of the affected Employee under the Plan.

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                                       14
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ARTICLE IV - EMPLOYEE CONTRIBUTIONS

SEC. 4.1 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

     4.1 PRE-TAX CONTRIBUTIONS. If so specified in the Adoption Agreement, Employee Pre-Tax Contributions will be allowed as follows:

          (a) PAY REDUCTION CONTRIBUTIONS. An Active Participant in the Employee Pre-Tax Component may elect to have his/her Plan Compensation reduced by such amount as he/she may designate, subject to such minimum and maximum as may be specified in the Adoption Agreement, with such amount to be contributed to the Plan as an Employee Pre-Tax Contribution.

          An election hereunder is subject to the following:

               (1) An election (or amendment of an election) may only be made pursuant to a pay reduction agreement between the Participating Employer and the Participant.

               (2) An election (or amendment of an election) may not be made retroactively; it will apply only to Plan Compensation which becomes payable after the election (or amendment) is made by the Participant.

               (3) An election may be effective as soon as administratively practicable after the date on which an Employee becomes or again becomes an Active Participant in the Employee Pre-Tax Component or as soon as administratively practicable after any subsequent date specified in the Adoption Agreement. An election must be made by such deadline in advance of the effective date as will be prescribed by the Plan Administrator. Regardless of the elections in the Adoption Agreement, the Plan Administrator in its sole discretion may designate a period following the date on which an Employee becomes or again becomes an Active Participant in the Employee Pre-Tax Component during which the Participant may make an election to be effective as soon as administratively practicable following the date on which it is made.

                (4) An election will remain in effect until the Participant files a subsequent election modifying or discontinuing his/her pay reductions, subject to the exception for withdrawals for Hardship under Sec. 11.2(c). An election may be amended to increase or decrease the pay reduction rate or to discontinue pay reductions effective as soon as administratively practicable after any date specified in the Adoption Agreement.

               In the event of a withdrawal for Hardship under Sec. 11.2(c), the rules set forth in that section will apply to determine the timing of election reinstatements.

               (5) With respect to a Self-Employed Individual, an election may be applied to a distribution of Earned Income, or to a draw against Earned Income, or to any other amount or in any other manner that the Plan Administrator deems to be appropriate and consistent with the Code.

               (6) With respect to a Leased Employee, an election may be applied against any payment made by a Participating Employer to the leasing organization, or to any other amount or in any other manner that the Plan Administrator deems to be appropriate and consistent with the Code.

          Any minimums or maximums imposed on pay reductions will generally be applied to Plan Compensation payable for each payroll period within the Plan Year. However, if this option is available and is elected in the Adoption Agreement, and subject to the limits specified therein, an Active Participant will be permitted to amend an election, to be effective as soon as administratively practicable after the election is made, to increase the pay reduction rate above the maximum otherwise imposed for a payroll period to account for pay reductions at less than the maximum for prior payroll periods during the Plan Year. In such case, pay reductions for the Plan Year will not exceed the maximum otherwise specified in the Adoption Agreement when applied to Plan Compensation for the Plan Year. If this option is available and is elected in the Adoption Agreement, a catch-up election hereunder may be limited to the final month or quarter of the Plan Year.

          (b) AUTOMATIC ENROLLMENT. If so specified in the Adoption Agreement, a Participant will be deemed to have made an election under subsection (a) upon his/her initial entry into the Employee Pre-Tax Component provided that the Plan Administrator provides information to the Participant that explains the automatic enrollment and his/her right to have a different rate of pay reduction (or no pay reduction), including an explanation of the procedure for exercising that right and the timing for implementation of any such election, and further provided that the Participant is given a reasonable period thereafter to elect to have a different rate of pay reduction (or no pay reduction). If so specified in the Adoption Agreement, each Active Participant in the Employee Pre-Tax Component as of the date specified in the Adoption Agreement will similarly be deemed to have made an election hereunder as of the date so specified, subject to the information and election provisions above, and such limitations as may be imposed in the Adoption Agreement.

          (c) CASH OR DEFERRED CONTRIBUTIONS. If a cash or deferred option is available and is elected in the Adoption Agreement, an Active Participant in the Employee Pre-Tax Component may elect to have all or a portion of a designated payment either paid to him/her in cash or contributed as an Employee Pre-Tax Contribution, subject to such maximum as may be specified in the Adoption Agreement.

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          A "designated payment" for this purpose is any cash amount which is specified in the Adoption Agreement as being subject to this cash or deferred option.

          An election hereunder is subject to the following rules:

               (1) An election may only be made pursuant to a cash or deferred agreement between the Participating Employer and the Participant. The election must be made by such deadline in advance of the payment date for the designated payment as will be prescribed by the Plan Administrator, and will be irrevocable after such filing deadline. If the designated payments are recurring, the Plan Administrator may prescribe that an election will continue to apply to all future designated payments until modified or revoked by the Participant.

               (2) A pay reduction agreement under subsection (a), will not apply to a designated payment which is subject to a cash or deferred option (whether or not the Participant elects to defer any portion of the designated payment into the Plan).

               (3) The Employee Pre-Tax Contributions resulting from designated payments being deferred into the Plan will be eligible for any Employer Safe-Harbor or Regular Matching Contribution, unless an option is available and is elected in the Adoption Agreement not to include such Employee Pre-Tax Contributions as Match Eligible Contributions for purposes of the Employer Regular Matching Contribution, in which case such election will control under the Plan.


          (d) DISCONTINUANCE UPON HARDSHIP OR LOSS OF ACTIVE PARTICIPANT STATUS. Employee Pre-Tax Contributions being made on behalf of a Participant will cease (and his/her pay reduction agreement or cash or deferred agreement will be deemed to have been revoked) on or as soon as administratively practicable after a withdrawal for Hardship under Sec. 11.2(b) or the loss of status as an Active Participant in the Employee Pre-Tax Component.

          (e) TAX LAW LIMIT. Employee Pre-Tax Contributions made on behalf of a Participant for any taxable year of the Participant, together with his/her Elective Deferrals under all other plans maintained by any Controlled Group Member, may not exceed the limit in effect at the beginning of such taxable year under Code Section 402(g), and the Plan Administrator will cause the Employee Pre-Tax Contribution to cease at the point that limit is reached during such taxable year.

          (f) INTEGRATION NOT PERMITTED. Employee Pre-Tax Contributions may not be integrated with Social Security.

          (g) SPECIAL EFFECTIVE DATE. A Special Effective Date will apply to the Employee Pre-Tax Component if the Adoption Agreement that adds the Employee Pre-Tax Component is adopted after the Original Effective Date or Amendment Effective Date of such Adoption Agreement. Such Special Effective Date will be the later of:

               (1)  The date on which the Adoption Agreement is adopted; or

               (2) The Special Effective Date (if any) specified for this purpose in the Adoption Agreement.

          An election under subsection (a) or (b), and any limits applicable to such an election, will apply solely to Plan Compensation or designated payments payable after such Special Effective Date.

     Regardless of the elections made in the Adoption Agreement, the Plan Administrator in its sole discretion may limit the amount of Employee Pre-Tax Contributions that any Active Participant may make during a Plan Year if the Plan Administrator determines that the making of Employee Pre-Tax Contributions has reduced (or may possibly reduce) the amount of other types of contributions that can be allocated to the Participant for such Plan Year as a result of the limits imposed under Code Section 415, or as a result of the Actual Deferral Percentage Test under Code Section 401(k), or that such contributions themselves would exceed such limits.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee Pre-Tax Contribution Account.

     4.2 AFTER-TAX CONTRIBUTIONS. If so specified in the Adoption Agreement, Employee After-Tax Contributions will be allowed as follows:

          (a) VOLUNTARY PAYROLL WITHHOLDING. An Active Participant in the Employee After-Tax Component may elect to have amounts withheld from his/her Plan Compensation and contributed to the Plan as an Employee After-Tax Contribution, subject to such minimum and maximum as may be specified in the Adoption Agreement unless the option is available and is elected in the Adoption Agreement not to allow payroll withholding Employee After-Tax Contributions.

          If the Plan is a profit sharing plan and if Employee Pre-Tax Contributions are allowed by pay reduction, an election to make Employee After-Tax Contributions by means of payroll withholding will be subject to the same procedural rules as apply to pay reduction agreements under Sec. 4.1(a). Otherwise, such election will be subject to such procedural rules as may be prescribed by the Plan Administrator.

          (b) MANDATORY PAYROLL WITHHOLDING - THRIFT PLAN OPTION. If this option is available and is elected in the Adoption Agreement, an Active Participant in the Employee After-Tax Component will be required to have amounts withheld from his/her Plan Compensation and contributed to the Plan as an Employee After-Tax Contribution.

          (c) VOLUNTARY DIRECT CONTRIBUTIONS. If this option is available and is elected in the Adoption Agreement, an Active Participant in the Employee After-Tax Component may make Employee After-Tax Contributions by means other than payroll withholding in such other manner as may be permitted by the Lead Employer (including by means of personal check or electronic funds transfer under circumstances

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                                       16
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     authorized by the Lead Employer), subject to such maximum as may be specified in the Adoption Agreement.

          (d) DISCONTINUANCE UPON HARDSHIP OR LOSS OF ACTIVE PARTICIPANT STATUS. Employee After-Tax Contributions being made by a Participant will cease as soon as administratively practicable after a withdrawal for Hardship under Sec. 11.2(b) or the loss of status as an Active Participant in the Employee After-Tax Component.

     Regardless of the elections made in the Adoption Agreement, the Plan Administrator in its sole discretion may limit the amount of Employee After-Tax Contributions that any Active Participant may make during a Plan Year if the Plan Administrator determines that the making of Employee After-Tax Contributions has reduced (or may possibly reduce) the amount of other types of contributions that can be allocated to the Participant for such Plan Year as a result of the limits imposed under Code Section 415, or as a result of the Actual Contribution Percentage Test under Code Section 401(m), or that such contributions themselves would exceed such limits.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee After-Tax Contribution Account.

     4.3 DEDUCTIBLE CONTRIBUTIONS. Employee Deductible Contributions may not be made after April 15, 1986.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee Deductible Contribution Account.

     4.4 FORFEITURE RESTORATION CONTRIBUTIONS. If repayment of a prior distribution is required under the Plan as a condition to the reinstatement of the nonvested portion of a Contribution Account that became a Forfeiture upon or after a prior Termination of Service, then a Participant will be allowed to make such Employee Forfeiture Restoration Contribution upon his/her subsequent return to employment in accordance with Sec. 10.2(h). Any such repayment made from a "conduit" individual retirement account that reflects the amount of the prior distribution will be on a "pre-tax" basis, will be credited to the reinstated Contribution Account and will be allowed regardless of whether the Plan otherwise allows Employee Rollover Contributions. Otherwise, any such repayment will be on an "after-tax" basis, will be credited to an Employee Forfeiture Restoration Contribution Account, and will be allowed regardless of whether the Plan otherwise allows Employee After-Tax Contributions.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employee Forfeiture Restoration Contribution Account.

     4.5 ROLLOVER CONTRIBUTIONS. An Employee who is in Covered Employment (but regardless of whether he/she is an Active Participant) will be permitted to make Employee Rollover Contributions unless the option is available and is elected in the Adoption Agreement not to allow such contributions under the Plan or to limit such contributions to Active Participants, in which case such election will control under the Plan. An Employee Rollover Contribution will be allowed only in cash, unless the option is available and is elected in the Adoption Agreement to allow such contributions in-kind. An Employee Rollover Contribution must be made in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator (including by means of check or electronic funds transfer under circumstances authorized by the Plan Administrator). An Employee will not become an Active Participant in any Component merely as a result of an Employee Rollover Contribution.

     An "Employee Rollover Contribution" means a rollover contribution or rollover amount from another qualified plan or "conduit" individual retirement account described in Code Section 401(a)(31), 402(c), 403(a)(4) or 408(d)(3), or an elective transfer described in Treas. Reg. Section 1.411(d)-4(Q&A-3), or any other amount described in any other provision added to the Code which authorizes rollover contributions to the Plan.

     4.6 CONTROLLED GROUP TRANSFERS. An Active Participant will be permitted to make a Controlled Group Transfer if such transfers are permitted on a uniform and nondiscriminatory basis by the Lead Employer. Further, the Lead Employer in its sole discretion may direct a Controlled Group Transfer on behalf of any Employee who is in Covered Employment with respect to any Component. Controlled Group Transfers will be allowed only in such form, in such manner and in accordance with such rules as will be prescribed for this purpose by the Plan Administrator. An Employee will not become an Active Participant in any Component merely as a result of a Controlled Group Transfer.

     A "Controlled Group Transfer" means a transfer of account balances and assets from another qualified plan maintained by a Controlled Group Member to the Plan, that is not an Employee Rollover Contribution.

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                                       17
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ARTICLE V - EMPLOYER MATCHING CONTRIBUTIONS

ARTICLE V APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN. SEC. 5.1 APPLIES ONLY IF THE PLAN IS DESIGNATED AS A SAFE-HARBOR PLAN IN THE ADOPTION AGREEMENT.

     5.1 SAFE-HARBOR MATCHING CONTRIBUTIONS. If so specified in the Adoption Agreement, Employer Safe-Harbor Matching Contributions will be made on behalf of each Active Participant in the Employer Safe-Harbor Matching Component during the Plan Year in accordance with the schedule specified in the Adoption Agreement. However, Employer Safe-Harbor Matching Contributions will not be made with respect to refunded contributions described in Sec. 5.2(e) (and the provisions of Sec. 5.2(e) will apply to Employer Safe Harbor Matching Contributions in the same manner as such provisions apply or would apply to Employer Regular Matching Contributions).

     If the Matching Contribution Period for Employer Safe-Harbor Matching Contributions is shorter than the Plan Year and if so specified in the Adoption Agreement, Employer Safe-Harbor Matching Contributions will be recalculated by reference to the Match Eligible Contributions and Plan Compensation for the Plan Year and additional Employer Safe-Harbor Matching Contributions will be made on this basis with respect to each Active Participant in the Employer Safe-Harbor Matching Component during the Plan Year. Such additional "true-up" contributions may be made on a payroll period, monthly, quarterly, semi-annual or annual basis as deemed appropriate by the Lead Employer.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Matching Contribution Account.

     The Plan Administrator will provide the information specified in Sec. 19.2(a)(3).

     5.2 REGULAR MATCHING CONTRIBUTIONS. If so specified in the Adoption Agreement, Employer Regular Matching Contributions will be made as follows:

          (a) VARIABLE CONTRIBUTION FORMULA. If a variable contribution formula is specified in the Adoption Agreement (that is, if Employer Regular Matching Contributions are to be determined on a discretionary basis or by reference to Net Profits), any Employer Regular Matching Contribution made to the Plan for a Plan Year will be allocated among the Active Participants in the Employer Regular Matching Component who have satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Matching Contribution for a Plan Year, then in the event of a short Plan Year, the number of Hours of Service required for that Plan Year will be adjusted to equal the number specified in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the short Plan Year and the denominator of which is 12.

          The Employer Regular Matching Contribution will be allocated in the following manner:

               (1) If the Employer Regular Matching Contribution is a discretionary amount determined by written action taken prior to the start of the Plan Year, the Employer Regular Matching Contribution for such Plan Year will be allocated in such manner as is prescribed by the Lead Employer in the action authorizing the contribution. The Lead Employer will determine in its sole discretion whether an Employer Regular Matching Contribution will be made for each Plan Year and, if made, the action authorizing the contribution will specify:

                    (A) The manner in which the Employer Regular Matching Contribution is to be calculated from among the options allowed for fixed contributions under the Adoption Agreement.

                    (B) The limits that apply on the amount of the Employer Regular Matching Contributions that will be made on behalf of each Participant.

                    (C) The periods for determining the Plan Compensation and the amount of the Match Eligible Contributions on which the Employer Regular Matching Contributions will be based, and, if based on periods shorter than the Plan Year, whether true-up contributions will be made in the manner described in subsection
               (c).

                    (D) The length of the commitment period to continue such contributions under the terms specified (and in the absence of a specific duration, the commitment period will extend for the Plan Year, but not beyond).

               The Lead Employer may discontinue or modify its obligation by written action taken during the Plan Year; provided that, the discontinuance or modification may apply prospectively only, and may not apply to shorten the commitment period specified in a prior written action or otherwise applicable under subparagraph (D).

               (2) If the Employer Regular Matching Contribution is a discretionary amount determined after the start of the Plan Year, or by means other than written action, the Employer Regular Matching Contribution for such Plan Year will be allocated among the eligible Participants in the manner specified in the Adoption Agreement. The Lead Employer will determine in its sole discretion whether an Employer Regular Matching Contribution will be made for each Plan Year and, if so, the amount to be contributed for such Plan Year for allocation as an Employer Regular Matching Contribution. Match Eligible Contributions made by a Participant in excess of the maximum specified in the Adoption Agreement, and Match Eligible Contributions described in subsection (e) will be disregarded for purposes of allocating discretionary Employer Regular Matching Contributions.

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          (b)  FIXED CONTRIBUTION FORMULA. If a fixed contribution formula is specified in the Adoption Agreement, an Employer Regular Matching Contribution will be made on behalf of each Active Participant in the Employer Regular Matching Component who has satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Matching Contribution for a Plan Year, then in the event of a short Plan Year, the number of Hours of Service required for that Plan Year will be adjusted to equal the number specified in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the short Plan Year and the denominator of which is 12.

          The amount of the Employer Regular Matching Contribution will be determined according to the schedule specified in the Adoption Agreement. If so specified in the Adoption Agreement, the Lead Employer may also elect to make a discretionary Employer Regular Matching Contribution for a Plan Year, to be allocated in the manner specified in the Adoption Agreement.

          If Employer Regular Matching Contributions are contingent on Net Profits, and if Net Profits for a Plan Year are not sufficient to allow for the Employer Regular Matching Contributions called for under the schedule specified in the Adoption Agreement, the Employer Regular Matching Contribution made on behalf of each eligible Participant for the Plan Year will equal the total Employer Regular Matching Contributions actually made to the Plan (if any) multiplied by a fraction, the numerator of which is the Employer Regular Matching Contribution that otherwise would have been made on behalf of the eligible Participant under the schedule specified in the Adoption Agreement, and the denominator of which is the total Employer Regular Matching Contributions that would have been made on behalf of all eligible Participants under the schedule specified in the Adoption Agreement.

          If Employer Regular Matching Contributions under a fixed contribution formula are made prior to all events having occurred which entitle the Participants to such contribution, such contribution will be held in a Pending Allocation Account until all events have occurred that entitle the Participants to such contribution. If the Pending Allocation Account has an investment loss, additional Employer Regular Matching Contributions will be made as necessary to ensure that no eligible Participant receives less than the amount called for under the fixed contribution formula. If the Pending Allocation Account has an investment gain, the Plan Administrator may direct that either:

               (1) Such gain will be allocated among the Contribution Accounts of all Participants in proportion to the balance of each Contribution Account as of the last Valuation Date in the Plan Year; or

               (2) Such gain will be credited against and treated as part of the fixed contributions that remain due under the Plan for the Plan Year.

          (c) MATCHING CONTRIBUTION PERIODS OTHER THAN PLAN YEAR AND TRUE-UP CONTRIBUTIONS. If the Matching Contribution Period is shorter than a Plan Year and if so specified in the Adoption Agreement, Employer Regular Matching Contributions will be recalculated by reference to the Match Eligible Contributions and Plan Compensation for the Plan Year and additional Employer Regular Matching Contributions will be made on this basis with respect to eligible Participants specified in the Adoption Agreement. Such additional "true-up" contributions may be made on a payroll period, monthly, quarterly, semi-annual or annual basis as deemed appropriate by the Lead Employer.

          (d) MINIMUM/MAXIMUM CONTRIBUTIONS. If this option is available and is elected in the Adoption Agreement, Employer Regular Matching Contributions for each Participant for each Plan Year will not be less than the minimum amount (if any) or more than the maximum amount (if any) specified in the Adoption Agreement.

          (e) DISREGARD OF CERTAIN EMPLOYEE PRE-TAX AND AFTER-TAX CONTRIBUTIONS. Employer Regular Matching Contributions will not be made or allocated based on:

               (1) Employee Pre-Tax Contributions refunded as Excess Deferrals to comply with Code Section 402(g);

               (2) Employee Pre-Tax Contributions refunded or recharacterized to comply with the Actual Deferral Percentage Test of Code Section 401(k) (or the multiple use test);

               (3) Employee After-Tax Contributions refunded to comply with the Actual Contribution Percentage Test of Code Section 401(m) (or the multiple use test); or

               (4) Employee Pre-Tax or After-Tax Contributions refunded to comply with the Annual Addition limit of Code Section 415.

          For purposes of determining the Employer Regular Matching Contribution, the Employee Pre-Tax or After-Tax Contributions refunded will be deemed to consist first of those contributions for the Plan Year that were not Match Eligible Contributions. Thereafter, the ordering in which any contributions are refunded will be determined at the direction of the Plan Administrator either on a "last-in, first-out" basis, on a "first-in, first-out" basis, on an averaging basis or on any other basis that is deemed appropriate by the Plan Administrator.

          If Employee Pre-Tax Contributions are recharacterized as Employee After-Tax Contributions to comply with the Actual Deferral Percentage Test of Code Section 401(k), the Employee Pre-Tax Contributions so recharacterized will be deemed to consist first of those contributions for the Plan

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                                       19

     Year that were not Match Eligible Contributions. Thereafter, the ordering in which contributions are recharacterized will be determined at the direction of the Plan Administrator either on a "last-in, first-recharacterized" basis, on a "first-in, first-recharacterized" basis, on an averaging basis or on any other basis that is deemed appropriate by the Plan Administrator. The Employer Regular Matching Contribution (if any) with respect to such recharacterized amounts then will be determined based upon the matching schedule for Employee After-Tax Contributions.

          Employer Regular Matching Contributions that are made before the amount of the above refund or recharacterization is determined will be treated as a Forfeiture in the Plan Year in which the refund or recharacterization is made and will be applied in the same manner as Forfeitures that occur with respect to Employer Regular Matching Contribution Accounts. However, if Employer Regular Matching Contribution Accounts are fully vested at all times and Forfeitures therefore do not otherwise occur with respect to such Accounts, then any Forfeiture hereunder will be applied in the manner directed by the Plan Administrator. In the absence of direction from the Plan Administrator, such amounts will first be applied to pay administrative expenses of the Plan, with the remaining amount (if any) to be applied in the first manner of the following that applies: applied in the same manner as Forfeitures that occur with respect to Employer Regular Profit Sharing Contribution Accounts in the Plan Year of the Forfeiture; applied as a credit against any fixed Employer Contribution made after the Forfeiture; allocated as part of (or in the same manner as) any variable Employer Contribution for the Plan Year of the Forfeiture (first as a variable Employer Regular Matching Contribution, then as a variable Employer Regular Profit Sharing Contribution).

          (f) STATUS AS EMPLOYER QUALIFIED MATCHING CONTRIBUTIONS. Unless an option is available and is elected in the Adoption Agreement not to allow such treatment, the Plan Administrator may direct that Employer Regular Matching Contributions be treated as Employer Qualified Matching Contributions for purposes of applying the Actual Deferral Percentage Test of Code Section 401(k) for a Plan Year, but only if Employer Regular Matching Contribution Accounts are fully vested and nonforfeitable at all times and distributions (including distributions for Hardship) are not available from such Contribution Accounts prior to attainment of age 59 1/2, Termination of Service or such other circumstances as may be permitted under Code Section 401(k).

          (g) TREATMENT OF FORFEITURES. A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Matching Contribution Accounts (including "frozen" accounts) may be used to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h) at such time as proper direction to do so is given by the Plan Administrator. Any amount not so used will be used in the manner specified in the Adoption Agreement or, if a use is not specified in the Adoption Agreement, will be used to pay administrative expenses of the Plan, at such time as proper direction to do so is given by the Plan Administrator.

     5.3 QUALIFIED MATCHING CONTRIBUTIONS. If so specified in the Adoption Agreement, Employer Qualified Matching Contributions may be made to the Plan to be allocated among the eligible Participants specified in the Adoption Agreement in accordance with the method specified in the Adoption Agreement. However, Employer Qualified Matching Contributions will not be made with respect to refunded contributions described in Sec. 5.2(e) (and the provisions of Sec. 5.2(e) will apply to Employer Qualified Matching Contributions in the same manner as such provisions apply or would apply to Employer Regular Matching Contributions).

     The Lead Employer will designate at the time of contribution whether an Employer Qualified Matching Contribution is for the current Plan Year or prior Plan Year. However, an Employer Qualified Matching Contribution made for a Plan Year must be actually paid into the Trust Fund within twelve months following the close of the applicable Plan Year.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Qualified Matching Contribution Account.

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                                       20

ARTICLE VI - EMPLOYER PROFIT SHARING CONTRIBUTIONS

ARTICLE VI APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN. SEC. 6.1 APPLIES ONLY IF THE PLAN IS DESIGNATED AS A SAFE-HARBOR PLAN IN THE ADOPTION AGREEMENT.

     6.1 SAFE-HARBOR PROFIT SHARING CONTRIBUTIONS. If so specified in the Adoption Agreement, an Employer Safe-Harbor Profit Sharing Contribution will be made to the Plan on behalf of each Active Participant in the Employer Safe-Harbor Profit Sharing Component during the Plan Year in such percentage (not less than 3%) of Plan Compensation for the Plan Year as is specified in the Adoption Agreement.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Profit Sharing Contribution Account.

     The Plan Administrator will provide the information specified in Sec. 19.2(a)(3).

     6.2 REGULAR PROFIT SHARING CONTRIBUTIONS. If so specified in the Adoption Agreement, Employer Regular Profit Sharing Contributions will be made as follows:

          (a) VARIABLE OR UNIFORM POINTS CONTRIBUTION FORMULA. If a variable contribution formula is specified in the Adoption Agreement (that is, if Employer Regular Profit Sharing Contributions are determined on a discretionary basis or by reference to Net Profits), or if a uniform points contribution formula is specified in the Adoption Agreement, any Employer Regular Profit Sharing Contribution made for a Plan Year will be allocated among the Active Participants in the Employer Regular Profit Sharing Component at any time during the Plan Year who have satisfied the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Profit Sharing Contribution for a Plan Year, then in the event of a short Plan Year, the number of Hours of Service required for that Plan Year will be adjusted to equal the number specified in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the short Plan Year and the denominator of which is 12.

          The Employer Regular Profit Sharing Contribution will be allocated in the following manner:

               (1) NONINTEGRATED ALLOCATION FORMULA. If a non-integrated allocation formula is specified in the Adoption Agreement, the allocation will be made among the eligible Participants either as an equal dollar amount to all eligible Participants (subject to the limits under Code Section 415 as implemented under the Plan) or in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants, as specified in the Adoption Agreement.

               (2) INTEGRATED ALLOCATION FORMULA. If an integrated allocation formula is specified in the Adoption Agreement, the allocation will be made among the eligible Participants using either the two-step, three step, or four-step allocation formula as specified in the Adoption Agreement as follows:

               (A)  TWO-STEP ALLOCATION FORMULA:

                    (i) STEP ONE: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year plus Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, allocations under this step one will cease when the total amount allocated to each eligible Participant equals the sum of (A) the maximum percentage (specified in the table below) multiplied by his/her Plan Compensation for the Plan Year, plus (B) the maximum percentage multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

                    (ii) STEP TWO: Any amount remaining to be allocated will
               then be allocated among all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

               (B)  THREE-STEP ALLOCATION FORMULA:

                    (i) STEP ONE: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants. However, allocations under this step one will cease when the total amount allocated to each eligible Participant equals the maximum percentage (specified in the table below) multiplied by his/her Plan Compensation for the Plan Year.

                    (ii) STEP TWO: Allocations will then be made to the eligible
               Participants in the proportion that the Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amount for all eligible Participants. However, allocations under this step two will cease when the total amount allocated to each eligible Participant equals the maximum percentage (specified in the table below) multiplied by

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                                       21
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               his/her Plan Compensation for the Plan Year in excess of the
               Integration Level.

                    (iii) STEP THREE: Any amount remaining to be allocated will then be allocated to all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

               (C)  FOUR-STEP ALLOCATION FORMULA:

                    (i) STEP ONE: Allocations will first be made to the eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants. However, the allocations under this step one will cease when the total amount allocated to each eligible Participant equals 3% multiplied by his/her Plan Compensation for the Plan Year.

                    (ii) STEP TWO: Allocations will then be made to the eligible
               Participants in the proportion that the Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, the allocations under this step two will cease when the total amount allocated to each eligible Participant equals 3% multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

                    (iii) STEP THREE: Allocations will then be made to the
               eligible Participants in the proportion that the Plan Compensation for the Plan Year plus Plan Compensation for the Plan Year in excess of the Integration Level of each eligible Participant bears to the total of such amounts for all eligible Participants. However, allocations under this step three will cease when the total amount allocated to each eligible Participant equals the sum of (A) the maximum percentage (specified in the table below) minus 3% multiplied by his/her Plan Compensation for the Plan Year, plus (B) the maximum percentage minus 3% multiplied by his/her Plan Compensation for the Plan Year in excess of the Integration Level.

                    (iv) STEP FOUR: Any amount remaining to be allocated will
               then be allocated to all eligible Participants in the proportion that the Plan Compensation for the Plan Year of each eligible Participant bears to the total Plan Compensation for the Plan Year of all eligible Participants.

                           THE MAXIMUM PERCENTAGE IS:

                      If the                                      The maximum
                Integration Level is:                           percentage is:
                --------------------                            -------------
            The Taxable Wage Base for the                            5.7%
                current year ("TWB")

            More than 80% of the TWB but                             5.4%
             less than 100% of the TWB

            More than 20% of the TWB but                             4.3%
            not more than 80% of the TWB

               Less than or equal to                                 5.7%
                  20% of the TWB

               (3) UNIFORM POINTS CONTRIBUTION FORMULA. If a uniform points contribution formula is available and is elected in the Adoption Agreement, the allocation will be among the eligible Participants in the proportion that the points of each eligible Participant bears to the total points of all eligible Participants. The amount of the Employer Regular Profit Sharing Contribution will be a discretionary amount determined by the Lead Employer (not contingent on Net Profits).

          If the Employer Regular Profit Sharing Contribution is determined on a discretionary basis, the Lead Employer will determine whether a contribution is to be made for each Plan Year. If it is determined that such a contribution is to be made, the Lead Employer will also determine the amount of the contribution (or the formula by which the amount of the contribution will be calculated). It is intended that recurring contributions will be made over the Plan Years; but, regardless of the elections made in the Adoption Agreement, the Lead Employer may in its sole discretion determine that an Employer Regular Profit Sharing Contribution will not be made for a particular Plan Year.

          (b) FIXED CONTRIBUTION FORMULA. If a fixed contribution formula is specified in the Adoption Agreement, an Employer Regular Profit Sharing Contribution will be made for each Plan Year on behalf of each Active Participant in the Employer Regular Profit Sharing Component at any time during the Plan Year who satisfies the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Profit Sharing Contribution for a Plan Year, then in the event of a short Plan Year, the number of Hours of Service required for that Plan Year will be adjusted to equal the number specified in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the short Plan Year and the denominator of which is 12.

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                                       22
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          The amount of the Employer Regular Profit Sharing Contributions will be determined according to the formula specified in the Adoption Agreement.

          If an option is available and is elected in the Adoption Agreement that Employer Regular Profit Sharing Contributions are to be contingent on Net Profits, and Net Profits for a Plan Year are not sufficient to allow for the contributions called for under the formula specified in the Adoption Agreement, the contributions made on behalf of each eligible Participant for the Plan Year will be reduced as follows:

               (1) NONINTEGRATED FIXED CONTRIBUTION FORMULA. If a nonintegrated fixed formula is specified in the Adoption Agreement, the Employer Regular Profit Sharing Contribution made on behalf of each eligible Participant will equal the total Employer Regular Profit Sharing Contribution actually made to the Plan (if any) multiplied by a fraction, the numerator of which is the Employer Regular Profit Sharing Contribution that otherwise would have been made on behalf of the eligible Participant under the formula specified in the Adoption Agreement, and the denominator of which is the total Employer Regular Profit Sharing Contributions that would have been made on behalf of all eligible Participants under the formula specified in the Adoption Agreement.

               (2) INTEGRATED FIXED CONTRIBUTION FORMULA. If an integrated fixed formula is specified in the Adoption Agreement, the total Employer Regular Profit Sharing Contribution actually made to the Plan will be allocated among the eligible Participants in accordance with the two-step allocation formula described in (a)(2)(A) (or in accordance with the four-step allocation formula described in
          (a)(2)(C) under the circumstances described in Sec. 17.1(b).

          If this option is available and is elected in the Adoption Agreement, the Lead Employer may at its discretion make an additional Employer Regular Profit Sharing Contribution for a Plan Year, to be allocated in the manner and among the eligible Participants specified in the Adoption Agreement.

          If Employer Regular Profit Sharing Contributions under a fixed contribution formula are made prior to all events having occurred which entitle the Participants to such contribution, such contribution will be held in a Pending Allocation Account until all events have occurred that entitle the Participants to such contribution. If the Pending Allocation Account has an investment loss, additional Employer Regular Profit Sharing Contributions will be made as necessary to ensure that no eligible Participant receives less than the amount called for under the fixed contribution formula. If the Pending Allocation Account has an investment gain, the Plan Administrator may direct that either:

               (1) Such gain will be allocated among the Contribution Accounts of all Participants in proportion to the balance of each Contribution Account as of the last Valuation Date in the Plan Year; or

               (2) Such gain will be credited against and treated as part of the fixed contributions that remain due under the Plan for the Plan Year.

          (c) STATUS AS EMPLOYER QUALIFIED NONELECTIVE CONTRIBUTIONS. Unless an option is available and is elected in the Adoption Agreement not to allow such treatment, the Plan Administrator may direct that Employer Regular Profit Sharing Contributions be treated as Employer Qualified Profit Sharing Contributions for purposes of applying the Actual Deferral Percentage Test of Code Section 401(k), or the Actual Contribution Percentage Test of Code Section 401(m), for a Plan Year, but only if Employer Regular Profit Sharing Contribution Accounts are fully vested and nonforfeitable at all times and distributions (including distributions for Hardship) are not available from such Contribution Accounts prior to attainment of age 59 1/2, Termination of Service or such other circumstances as may be permitted under Code Section 401(k).

          (d) TREATMENT OF FORFEITURES. A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Profit Sharing Contribution Accounts (including "frozen" accounts) may be used to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h) at such time as proper direction to do so is given by the Plan Administrator. Any amount not so used will be used in the manner specified in the Adoption Agreement or, if a use is not specified in the Adoption Agreement, will be used to pay administrative expenses of the Plan, at such time as proper direction to do so is given by the Plan Administrator.

          (e) SPECIAL RULES FOR INTEGRATED FORMULAS. An integrated allocation formula may not be specified in the Adoption Agreement if any Controlled Group Member maintains any other plan that uses permitted disparity under Code Section 401(l) (or that imputes disparity pursuant to the regulations issued under Code Section 401(a)(4)) and that benefits any of the same Participants. Further, if the Plan is a paired plan, only one of the paired plans may provide for permitted disparity under Code Section 401(l).

          If an integrated allocation formula is specified in the Adoption Agreement, Plan Compensation will be determined without regard to any exclusions that would otherwise apply under Sec. 2.49(d) with respect to the Employer Regular Profit Sharing Component. Plan Compensation for the Plan Year will be determined by reference to the determination period in effect under Sec. 2.50 with respect to the Employer Regular Profit Sharing Component and, if so specified in the Adoption Agreement, will include only Plan Compensation for that portion of the determination period after the Entry Date for the Employer Regular Profit Sharing Component.

     6.3 QUALIFIED PROFIT SHARING CONTRIBUTIONS. If so specified in the Adoption Agreement, Employer Qualified Profit Sharing Contributions may be made to the Plan, to be allocated among the eligible Participants specified in the Adoption Agreement

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                                       23
in accordance with the method specified in the Adoption Agreement.

     The Lead Employer will designate at the time of contribution whether an Employer Qualified Profit Sharing Contribution is for the current Plan Year or the prior Plan Year. However, an Employer Qualified Profit Sharing Contribution made for a Plan Year must be actually paid into the Trust Fund within twelve months following the close of the applicable Plan Year.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Qualified Profit Sharing Contribution Account.

     6.4 PREVAILING WAGE CONTRIBUTIONS. If Employer Prevailing Wage Contributions are available and are elected in the Adoption Agreement, such contributions will be made on behalf of each Active Participant in the Employer Prevailing Wage Component. The amount of such contributions will be determined in accordance with the schedule set forth in the Adoption Agreement.

     If so specified in the Adoption Agreement, the Employer Regular Profit Sharing Contribution made on behalf of an Active Participant for a Plan Year will be offset by the Employer Prevailing Wage Contributions made on behalf of such Participant for such Plan Year.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Prevailing Wage Contribution Account.

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                                       24
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ARTICLE VII - EMPLOYER PENSION CONTRIBUTIONS

ARTICLE VII APPLIES ONLY IF THE PLAN IS A MONEY PURCHASE PENSION PLAN. SEC. 7.1 APPLIES ONLY IF THE LEAD EMPLOYER MAINTAINS A SAFE-HARBOR 401(k) PLAN THAT DESIGNATES THE PLAN TO RECEIVE SAFE-HARBOR CONTRIBUTIONS.

     7.1 SAFE-HARBOR PENSION CONTRIBUTIONS. If so specified in the Adoption Agreement, an Employer Safe-Harbor Pension Contribution will be made to the Plan on behalf of each Active Participant in the Employee Safe-Harbor Pension Component during the Plan Year in such percentage (not less than 3%) of Plan Compensation for the Plan Year as is specified in the Adoption Agreement.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Safe-Harbor Pension Contribution Account.

     The Plan Administrator will provide the information specified in Sec. 19.2(a)(3).

     7.2 REGULAR PENSION CONTRIBUTIONS. If so specified in the Adoption Agreement, an Employer Regular Pension Contribution will be made for each Plan Year on behalf of each Active Participant in the Employer Regular Pension Component at any time during the Plan Year who satisfies the requirements specified in the Adoption Agreement. If it is specified in the Adoption Agreement that a given number of Hours of Service must be completed in order to receive an Employer Regular Pension Contribution for a Plan Year, then in the event of a short Plan Year, the number of Hours of Service required for that Plan Year will be adjusted to equal the number specified in the Adoption Agreement multiplied by a fraction, the numerator of which is the number of months (full or partial) in the short Plan Year and the denominator of which is 12.

     The amount of the Employer Regular Pension Contribution will be determined according to the formula specified in the Adoption Agreement

     A Pending Allocation Account that reflects Forfeitures (if any) from Employer Regular Pension Contribution Accounts (including "frozen" accounts) may be used to restore prior Forfeitures of reemployed Participants pursuant to Sec. 10.2(h) at such time as proper direction to do so is given by the Plan Administrator. Any amount not so used will be used in the manner specified in the Adoption Agreement or, if a use is not specified in the Adoption Agreement, will be used to pay administrative expenses of the Plan, at such time as proper direction to do so is given by the Plan Administrator.

     If the Plan is a paired plan, only one of the paired plans may provide for contributions using permitted disparity under Code Section 401(l).

     7.3 PREVAILING WAGE CONTRIBUTIONS. If Employer Prevailing Wage Contributions are available and are elected in the Adoption Agreement, such contributions will be made on behalf of each Active Participant in the Employer Prevailing Wage Component. The amount of such contributions will be determined in accordance with the schedule set forth in the Adoption Agreement.

     If so specified in the Adoption Agreement, the Employer Regular Pension Contribution made on behalf of an Active Participant for a Plan Year will be offset by the Employer Prevailing Wage Contributions made on behalf of such Participant for such Plan Year.

     A Participant will at all times have a fully vested and nonforfeitable interest in his/her Employer Prevailing Wage Contribution Account.

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                                       25
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ARTICLE VIII - ACCOUNTS AND INVESTMENTS

     8.1 CONTRIBUTION ACCOUNTS. The Plan Administrator may direct that one or more of the following Contribution Accounts be established for each Participant to reflect each type of contribution made to the Plan by or for the Participant:

          (a)  EMPLOYEE CONTRIBUTION ACCOUNTS:

               (1) An Employee Pre-Tax Contribution Account to reflect amounts attributable to Employee PreTax Contributions.

               (2) An Employee After-Tax Contribution Account to reflect amounts attributable to Employee After-Tax Contributions.

               (3) An Employee Deductible Contribution Account to reflect amounts attributable to Employee Deductible Contributions made before April 15, 1987.

               (4) An Employee Rollover Contribution Account to reflect amounts attributable to Employee Rollover Contributions.

               (5) An Employee Forfeiture Restoration Contribution Account to reflect amounts attributable to Employee Forfeiture Restoration Contributions that were made on an after-tax basis pursuant to Sec. 4.4.

          (b)  EMPLOYER CONTRIBUTION ACCOUNTS:

               (1) An Employer Safe-Harbor Matching Contribution Account to reflect amounts attributable to Employer Safe-Harbor Matching Contributions.

               (2) An Employer Regular Matching Contribution Account to reflect amounts attributable to Employer Regular Matching Contributions.

               (3) An Employer Qualified Matching Contribution Account to reflect amounts attributable to Employer Qualified Matching Contributions (or, alternatively, such amounts may be credited to an Employee Pre-Tax Contribution Account).

               (4) An Employer Safe-Harbor Profit Sharing Contribution Account to reflect amounts attributable to Employer Safe-Harbor Profit Sharing Contributions.

               (5) An Employer Regular Profit Sharing Contribution Account to reflect amounts attributable to Employer Regular Profit Sharing Contributions.

               (6) An Employer Qualified Profit Sharing Contribution Account to reflect amounts attributable to Employer Qualified Profit Sharing Contributions (or, alternatively, such amounts may be credited to an Employee Pre-Tax Contribution Account).

               (7) An Employer Safe-Harbor Pension Contribution Account to reflect amounts attributable to Employer Safe-Harbor Pension Contributions.

               (8) An Employer Regular Pension Contribution Account to reflect amounts attributable to Employer Regular Pension Contributions.

               (9) An Employer Prevailing Wage Contribution Account to reflect amounts attributable to Employer Prevailing Wage Contributions.

          (c) TRANSFER ACCOUNTS. A Transfer Account to reflect amounts attributable to each type of contribution described in subsection (a) or
     (b) made under the transferor plan of the Controlled Group Member (with each Transfer Account to retain the character of the corresponding account under the transferor plan). A Transfer Account will be subject to the rules (withdrawal restrictions, vesting, etc.) specified in this document for such type of Contribution Account.

     8.2 CONTRIBUTION SUBACCOUNTS. Subaccounts may be established with respect to any Contribution Account whenever the Plan Administrator considers the establishment of subaccounts to be necessary or convenient in the administration of the Plan including, but not limited to, the following:

          (a) SUBACCOUNTS TO REFLECT PRE-1987 EMPLOYEE AFTER-TAX CONTRIBUTIONS. If Employee After-Tax Contributions were allowed both before and after January 1, 1987, separate subaccounts may be established to reflect amounts attributable to Employee After-Tax Contributions made before January 1, 1987, and Employee After-Tax Contributions made on or after January 1, 1987.

          (b) SUBACCOUNTS TO REFLECT DIFFERENCES IN INVESTMENTS. If a portion of a Contribution Account is to be invested differently than the remaining portion of the Contribution Account, either at the direction of a Participant or Beneficiary, or other Named Fiduciary, separate subaccounts may be established to administer the investment of such portions of the Contribution Account.

          (c) SUBACCOUNTS TO REFLECT DIFFERENCES IN WITHDRAWAL OR DISTRIBUTION RIGHTS. If withdrawal rights or distribution rights differ with respect to contributions of a similar type made at different times, separate subaccounts may be established to administer such differences in rights.

          (d) SUBACCOUNTS TO REFLECT DIFFERENCES IN VESTING. If the vesting schedules or rules differ with respect to contributions of a similar type made at different times, separate subaccounts may be established to administer such vesting schedules or rules. Further, if a special vesting election has been made pursuant to Sec. 10.3 with respect to life insurance policies, separate subaccounts may be established to administer such vesting provisions.

          (e) SUBACCOUNTS TO REFLECT TRANSFERS OR MERGERS. If account balances and assets are transferred to the Plan from another plan maintained by a Controlled Group Member or a Predecessor Employer, or if another plan maintained by a Controlled Group Member or a Predecessor Employer is merged into the Plan, and the withdrawal or distribution options, vesting rules or other rights and features with respect

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                                       26
     to such balances are different than the rights and features that apply to a Contribution Account of a similar type under the Plan, separate subaccounts may be established under such Contribution Account to administer the separate rights and features.

          (f) SUBACCOUNTS TO REFLECT REPAYMENT OF DEFAULTED LOANS. If a Participant repays a loan made from the Plan after such loan has been reported as a deemed distribution to the Participant under Code Section 72(p), separate subaccounts may be established to reflect the amount of the repayment attributable to each Contribution Account (based on the amount of the loan drawn and outstanding from such account) and to reflect the resulting "tax basis" of the Participant under the Plan.

     8.3 PENDING ALLOCATION ACCOUNTS (FORFEITURE AND SUSPENSE ACCOUNTS). The Plan Administrator may direct that one or more of the following Pending Allocation Accounts be established for the Plan to reflect Plan Assets that are not allocable to Participant Contribution Accounts as of a Valuation Date, including, but not limited to, the following:

          (a) PENDING ALLOCATION ACCOUNT FOR 415 EXCESS AMOUNTS (415 SUSPENSE ACCOUNT). A Pending Allocation Account may be established to administer the provisions of Code Section 415 as implemented under the Plan.

          (b) FORFEITURES (FORFEITURE ACCOUNT). A Pending Allocation Account may be established to reflect the amount of any Forfeitures that have not been applied as of the Valuation Date to pay administrative expenses, to restore prior Forfeitures of reemployed Participants and/or allocated to Participant Contribution Accounts.

          (c) PENDING ALLOCATIONS OF CONTRIBUTIONS. A Pending Allocation Account may be established to reflect the amount of any contribution which is made prior to the time that the conditions have been satisfied that entitle the Participant to an allocation, or that is made prior to the time it is administratively practicable for any other reason to allocate it to Participant Contribution Accounts.

          (d) PENDING ALLOCATION ACCOUNT TO REFLECT GAINS ON RETURNED CONTRIBUTIONS. A Pending Allocation Account may be established to reflect any investment gains on any contribution that is returned to the Participating Employers pursuant to Sec. 21.4.

     One or more subaccounts of any type of a Pending Allocation Account may be established whenever the Plan Administrator considers the establishment of subaccounts to be necessary or convenient in the administration of the Plan.

     8.4  INVESTMENT OF ACCOUNTS.

          (a) DUTIES. The Lead Employer will control and manage the investment of the Trust Fund except to the extent the Lead Employer permits Participants and Beneficiaries to direct the investment of their Contribution Accounts, or delegates investment authority over part or all of the Plan Assets to one or more Investment Managers or to one or more other Names Fiduciaries. All investment directions that are processed through the Trustee must be delivered to the Trustee in such manner as may reasonably be required by the Trustee.

          (b) INVESTMENT OF CONTRIBUTION ACCOUNTS. The Lead Employer may direct that Participants and Beneficiaries be entitled to direct the investment of all or specific portions of their Contribution Accounts among one or more Mutual Funds, one or more Pooled Investment Funds, one or more Employer Stock Funds or as a Segregated Investment Portfolio. A Contribution Account (or portion thereof) with respect to which a Participant or Beneficiary is not entitled to direct the investment will be invested at the direction of the Lead Employer (or a Named Fiduciary designated by the Lead Employer).

          All investment directions of a Participant or Beneficiary will be made in such manner and in accordance with such rules as are established for this purpose by the Lead Employer subject to, but not limited to, the following:

               (1) No Participating Employer, no fiduciary or no service provider will have any obligation whatsoever to evaluate the suitability of an investment direction; the sole duty of a Participating Employer, fiduciary, or service provider is to follow all proper directions of the Participant which are made in accordance with the Plan and in accordance with the practices and procedures established for such investment direction, which are not contrary to ERISA.

               (2) If a Participant or Beneficiary fails to provide directions as to the investment of any cash held for a Contribution Account over which the Participant has a right to direct investment, that cash will be invested as directed by the Lead Employer or a Named Fiduciary designated by the Lead Employer.

          (c) INVESTMENT OF PENDING ALLOCATION ACCOUNTS. The Lead Employer (or a Named Fiduciary designated by the Lead Employer) will direct the investment of a Pending Allocation Account. Investment gains on a Pending Allocation Account will be applied in the same manner as (and as part of) the principal balance of the Account as otherwise specified in the Plan.

          (e) 404(c) COMPLIANCE. If Participants and Beneficiaries are allowed to the direct the investment of their Contribution Accounts, the Lead Employer is responsible for determining whether the investment program is intended to comply with ERISA Section 404(c) and, if it is intended to comply, for ensuring that its design and operation satisfies the requirements of ERISA Section 404(c), so that no Person who is otherwise a fiduciary will be liable under ERISA for any loss, or by reason of any breach, which results from the exercise of control by such Participant or Beneficiary.

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     8.5  MUTUAL FUNDS, POOLED INVESTMENT FUNDS AND EMPLOYER STOCK FUNDS. If so
permitted by the Trustee, the Lead Employer (or a Named Fiduciary Designated by the Lead Employer) may direct that one or more Mutual Funds, one or more Pooled Investment Funds and one or more Employer Stock Funds be made available as permissible investment options under the Plan for a Participant or Beneficiary.

     A "Mutual Fund" is a registered investment company under the Investment Company Act of 1940.

     A "Pooled Investment Fund" is a fund invested on a commingled basis solely for Accounts under the Plan (and other qualified plans as permitted under the Code and ERISA) and under which the Accounts so invested have a proportionate interest in each asset held in the Pooled Investment Fund, including any common trust fund or collective investment fund maintained by any Trustee, any custodian of Plan Assets, any Named Fiduciary, the Plan Administrator or any affiliate of any such Person.

     An "Employer Stock Fund" is a fund invested primarily or exclusively in Qualifying Employer Securities or Predecessor Employer Securities.

     8.6 SEGREGATED INVESTMENT PORTFOLIOS. If so permitted by the Trustee, the Lead Employer (or a Named Fiduciary Designated by the Lead Employer) may direct that one or more types of Segregated Investment Portfolios be established for the Plan.

     A "Segregated Investment Portfolio" is a brokerage account held in the name of the Participant or Beneficiary with a broker-dealer registered as such under the Investment Company Act of 1940, or any other Plan Asset or aggregation of Plan Assets held solely for a given Participant or Beneficiary. This does not include Mutual Funds, Pooled Investment Funds or Employer Stock Funds described in Sec. 8.5, except to the extent that such funds are held in a brokerage account.

     Segregated Investment Portfolios are subject to all of the following:

          (a) COLLECTIBLES. No investments may be directed in any "collectible" to the extent prohibited by Code Section 408(m).

          (b) CUSTODY OF PLAN ASSETS. A Trustee (or a custodian engaged by the Trustee) will at all times retain custody of Plan Assets held in a Segregated Investment Portfolio subject to the following:

               (1) If so permitted by the Trustee, a Segregated Investment Portfolio may be established as a brokerage account in the name of the Trustee for the benefit of the Participant or Beneficiary or for the benefit of a Pending Allocation Account with a broker-dealer registered as such with the Securities and Exchange Commission. The securities purchased through the brokerage account may be held in the street name of the broker-dealer. If such a brokerage account has been established with a broker-dealer for the investment of a Contribution Account (or a portion thereof), the Participant may be permitted to give investment directions directly to such broker-dealer; subject to such rules as may be established for administrative purposes by the Plan Administrator.

               The Lead Employer acknowledges that, in determining whether to consent to the establishment of brokerage accounts hereunder, the Trustee is acting on its own behalf and in its own interest rather than as a fiduciary of the Trust Fund or the Plan, and the Trustee will have no responsibility with respect to the decision to make brokerage accounts available as an investment option under the Plan or for the selection of broker-dealers, which responsibility belongs solely to the Lead Employer. The Trustee will deliver custody of assets of the Trust Fund to such broker-dealers as directed by the Lead Employer. The Trustee will incur no liability on account of the actions or omissions of any broker-dealer with respect to any assets of the Trust Fund held in a brokerage account with such broker-dealer.

               (2) The Lead Employer may authorize the purchase of non-certificated shares of a Mutual Fund provided such shares are held in an account established at the transfer agent for such Mutual Fund in the name of the Trustee. If such an account has been established with a transfer agent for the investment of a Contribution Account (or a portion thereof), the Participant may be permitted to give investment directions to the transfer agent to invest in various segments of the Mutual Fund or in shares of other Mutual Funds for which the transfer agent also acts as transfer agent; subject to such rules as may be established for administrative purposes by the Plan Administrator.

               (c) GAINS AND LOSSES. All gains and losses on the investments held in a Segregated Investment Portfolio will be credited directly to the Account(s) invested in that portfolio, and such Account(s) will be charged with all expenses attributable to such investments.

               (d) VALUATION DATE. The portion of each Account invested in a Segregated Investment Portfolio will be valued at fair market value as of each Valuation Date that has been established for the Segregated Investment Portfolio and at such other times as may be necessary for the proper administration of the Plan.

     8.7  PROCESSING TRANSACTIONS.

          (a) PROCESSING INVESTMENT TRANSACTIONS. The following will apply with respect to the processing of investment transactions involving Plan Assets:

               (1) ADMINISTRATIVE PRACTICES. Any transaction that is to be processed at the direction of a Participant or Beneficiary, or at the direction of the Lead Employer (or a Named Fiduciary Designated by the Lead Employer) will be processed as soon as administratively practicable after the direction is provided in good order or the scheduled date of processing has arrived.

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          However, the processing of any investment transaction may be delayed for any legitimate business reason (including, but not limited to, "blackout periods" required to facilitate account transitions, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any service provider). With respect to any investment transaction, the processing date of the transaction will be considered to be the Valuation Date for the Plan Assets and Accounts involved in the transaction and will be binding for all purposes of the Plan.

               (2) DUTY WITH RESPECT TO PROCESSING TRANSACTIONS. The Plan Administrator, and all fiduciaries and/or service providers involved in processing any investment transaction with respect to the Plan will have a duty to use reasonable efforts to process the transaction on any scheduled processing date in accordance with practices or procedures established for the Plan by the Plan Administrator. The preceding duty will not override any specific duty undertaken by a fiduciary or service provider to the Plan in an agreement with the Lead Employer, Plan Administrator or Trustee. Neither the Plan Administrator, the Trustee nor any fiduciary or service provider is a guarantor of timely processing with respect to the Plan or any Participant or Beneficiary, nor will they have any responsibility for market fluctuations.

          (b) PROCESSING WITHDRAWALS AND DISTRIBUTIONS. The Plan Administrator, on a uniform and nondiscriminatory basis, may defer the date as of which any withdrawal or the distribution would normally be made for up to 90 days and may further delay a distribution for any business reason specified in subsection (a).

     8.8 VALUATION OF ACCOUNTS. As of each Valuation Date established for a Plan Asset, the value of each Account (or portion thereof) invested in such Plan Asset will be adjusted to reflect investment gains or losses with respect to the Plan Asset, and the contributions and all other transactions involving such Plan Asset with respect to such Account (or portion thereof) since the preceding Valuation Date.

     In the case of a Mutual Fund, an Employer Stock Fund that uses share accounting or a Segregated Investment Portfolio, the fair market value of the Plan Asset will be reflected in the Account as of the Valuation Date. The value of a share or unit in a Mutual Fund will be determined using the methodology set forth in the prospectus for such Mutual Fund.

     In the case of a Pooled Investment Fund or an Employer Stock Fund that uses unit accounting, the result of the valuation procedures will be such that the adjusted value of all Accounts (or portions thereof) invested in the Pooled Investment Fund or Employer Stock Fund on the Valuation Date will equal the fair market value of the assets held in the Pooled Investment Fund or Employer Stock Fund as of the Valuation Date.

     The following will apply with respect to valuations under the Plan:

          (a) DAILY/BALANCE FORWARD ACCOUNTING. To the extent daily accounting is used under the Plan, the balance or value of any Account will equal the balance or value determined as of such date based upon the fair market value of each Plan Asset as of such date.

          To the extent balance forward accounting is used under the Plan, the balance or value of an Account attributable to any Plan Asset as of any date will be determined as follows:

               (1) If the date of determination is not a Valuation Date for such Plan Asset, the balance or value of the Account attributable to such Plan Asset will be determined based upon the fair market value of such Plan Asset as of the next preceding Valuation Date for such Plan Asset, reduced to reflect any distribution that has been made since the next preceding Valuation Date from such Account and drawn from such Plan Asset.

               (2) If the date of determination is a Valuation Date for such Plan Asset, the balance or value of the Account attributable to such Plan Asset will be determined based upon the fair market value of such Plan Asset as of such Valuation Date, and will be adjusted as described below:

                    (A) Positive Adjustments: The balance or value of the Account will be increased to reflect any of the following:

                         (i) Any contribution made since the next preceding Valuation Date and invested in such Plan Asset. For purposes of allocating investment gain or loss, such contribution will be reflected in accordance with Sec. 8.9(a).

                         (ii) Any investment transfer into such Plan Asset
                    from another Plan Asset (including any repayment of a participant loan).

                         (iii) Any other transaction, as appropriate, with
                    respect to such Plan Asset and involving such Account.

                    (B) Negative Adjustments: The balance or value of the Account will be decreased to reflect any of the following:

                         (i) Any distribution that has been made since the next preceding Valuation Date from such Account and drawn from such Plan Asset.

                         (ii) Any investment transfer out of such Plan Asset
                    and into another Plan Asset

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                    (including any participant loan, or payment of a life-
                    insurance premium), or any other investment transactions with respect to such Plan Asset and involving such Account.

                         (iii) Any Forfeiture from such Account.

                         (iv)  Any expenses charged against such Account.

                         (v) Any other transaction, as appropriate, with respect to such Plan Asset and involving such Account.


          (b) PLAN ASSET VALUATION DATES. There will be at least one Valuation Date each Plan Year with respect to each Plan Asset.

          (c) DETERMINING FAIR MARKET VALUE. Each Plan Asset will be valued at fair market value on each Valuation Date for such Plan Asset.

               (1) ASSETS MANAGED BY INVESTMENT MANAGER OR NAMED FIDUCIARY. With respect to the portion of the Trust Fund that is invested by an Investment Manager or Named Fiduciary (other than a Participant or Beneficiary), the Investment Manager or Named Fiduciary will certify the value of any securities or other property in that portion of the Trust Fund. Such certification will be regarded as a direction with respect to the fair market value of such assets, and the Trustee will be entitled to conclusively rely upon such valuation for all purposes of the Plan.

               (2) OTHER ASSETS. With respect to the portion of the Trust Fund that is not managed by an Investment Manager or Named Fiduciary (other than a Participant or Beneficiary), or any Plan Assets for which an Investment Manager or Named Fiduciary refuses or fails to provide a certification, if the fair market value can be determined by reference to readily available sources, the Plan Administrator will direct the Trustee as to the source from which such values will be obtained. For those Plan Assets whose value cannot be determined by reference to a readily available source, the Trustee will identify those assets for the Plan Administrator and the Plan Administrator (or a Named Fiduciary assigned this function by the Lead Employer) will direct the Trustee as to the fair market value of those Plan Assets. Should the Plan Administrator in its sole discretion determine that an independent appraisal of some or all of such assets is necessary, the Plan Administrator will be responsible for hiring a qualified independent appraiser, providing all necessary information to the appraiser, reviewing the report of the appraiser, and reporting the appraised value to the Trustee.

          (d) EXPENSES. An Account will be charged with the expenses that have been assigned to any Pooled Investment Fund, Employer Stock Fund or Segregated Investment Portfolio. An Account will also be charged with such portion of the general expenses of the Plan as is determined to be reasonable by the Plan Administrator.

          (e) TREATMENT OF RECOVERIES. Notwithstanding anything herein to the contrary, if the Plan receives a recovery on an investment (including, but not limited to, a recovery from the Federal Deposit Insurance Corporation, a state insurance guaranty association or the Securities Industry Protection Corporation, or a recovery under federal or state securities laws) and the recovery is identifiable as attributable to one or more specific Participants or Beneficiaries, the amount recovered will be allocated only to the Contribution Account(s) of such Participants or Beneficiaries. If the recovery is not identifiable as attributable to a specific Participant or Beneficiary, the amount recovered will be applied as provided in (f).

          (f) GAIN GENERATED BUT NOT ATTRIBUTABLE TO SPECIFIC ACCOUNTS. Any investment gain or loss of the Plan that is not directly attributable to the investment of an Account (including, for example, any fees paid to the Plan, or any other type of payment received by the Plan or by the Lead Employer for the Plan) will, at the direction of the Plan Administrator, be applied to pay administrative expenses of the Plan, or will be allocated among the Accounts or Contribution Accounts in such manner as is directed by the Plan Administrator.

          (g) SELECTION OF THE VALUATION DATES. The Plan Administrator will determine the Valuation Dates with respect to each Plan Asset, and may at any time change the Valuation Dates, subject to such limits as may be imposed under the Trust Agreement. If the Plan Administrator establishes periodic Valuation Dates (e.g., monthly, quarterly) for any Plan Asset, the Plan Administrator may nonetheless direct that a special Valuation Date be established at any time to determine the fair market value of such Plan Asset and update Accounts accordingly if the Plan Administrator deems it appropriate to equitably reflect any change in the fair market value of the Plan Asset among the Accounts (e.g., to accommodate contributions and/or distributions).

     8.9 PERMISSIBLE ACCOUNTING PRACTICES. The Plan Administrator may from time-to-time establish accounting practices for recording items to an Account including, but not limited to, the following:

          (a) REFLECTING CONTRIBUTIONS. The Plan Administrator may direct that contributions be reflected in a Contribution Account as follows:

               (1) CASH BASIS METHOD. The contributions may be reflected in the appropriate Contribution Account on or as soon as administratively practicable after the date the contribution is received by the Trustee and all information is available to determine the portion

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                                       30
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          of the contribution that is attributable to each Contribution Account.
          If a contribution is received by the Trustee prior to the time that the conditions have been satisfied that entitle the Participant to an allocation, or if it is received prior to the time that it is administratively practicable for other reasons to allocate it to a Contribution Account, the contribution will be reflected in a Pending Allocation Account until it can be allocated to a Contribution
          Account.

               (2) ACCRUAL BASIS METHOD. The contributions may be reflected in the appropriate Contribution Account on the date as of which the contribution is considered to be a "receivable" under general principles applied under the accrual method of accounting. In this case, the fair market value of the receivable will be determined by the Plan Administrator, and when making such determination the Plan Administrator may use either of the following valuation methods:

                    (A) The Plan Administrator may direct that the fair market value of the receivable be reported as the amount of the contribution; that is, without discounting the contribution yet to be made to reflect the fact that the contribution is not yet payable.

                    (B) The Plan Administrator may direct that the fair market value of the receivable be reported as the amount of the contribution discounted to reflect that the contribution yet to be made is not yet payable, using an interest rate determined by the Plan Administrator.

          (b) REFLECTING INVESTMENT GAINS AND LOSSES. The Plan Administrator may direct that investment experience be reflected in an Account using daily or balance forward accounting or on any other basis that reasonably reflects the investment experience of the Account.

          To the extent gains or losses are being reflected on a daily or balance forward basis, the Plan Administrator may direct that amounts due the Plan with respect to any Plan Asset be reflected in Accounts as a "receivable" (e.g., dividends payable on Mutual Funds may be reflected as a receivable as of the record date for such dividends, even if not yet paid into the Trust Fund).

          To the extent gains or losses are being reflected on a balance forward basis, then the Plan Administrator may direct that contributions are to affect the allocation of gains or losses in one of the following ways:

               (1) The contributions may be deemed to have been invested on the Valuation Date that immediately precedes the Valuation Date as of which the Accounts are being valued (even though some or all of the contributions had not been so invested on such prior Valuation Date).

               (2) The contributions may be deemed to have been invested on the Valuation Date as of which the Accounts are being valued (even though some or all of the contributions may have been so invested prior to the Valuation Date).

               (3) Half of the contributions may be deemed to have been invested on the date referred to in (1) and half may be deemed to have been invested on the date referred to in (2) (even though the contributions may not have been so invested on that basis).

               (4) The contributions may share in gain or loss based on a weighting that, in turn, is based on the number of days such contributions have been held by the Trust Fund.

     8.10 TIMING OF CONTRIBUTIONS. A contribution will be deemed to be "for" a Plan Year if it is designated as being for such Plan Year by the Lead Employer. For purposes of applying the nondiscrimination tests under Code Sections 401(a)(4), 401(k) and 401(m), for purposes of determining the maximum allocations under Code Section 415, for purposes of calculating the deductions under Code Section 404, and for any other qualification provision of the Code, a contribution will be treated as having been made for the Plan Year designated by the Lead Employer provided that the contribution is paid to the Trustee by such deadline as may be prescribed for the applicable provision of the Code.

     For purposes of applying the provisions of the Code that are based upon when a contribution is allocated, if a contribution is designated as being for a Plan Year but it is actually received by the Trustee and credited to a Contribution Account after the end of such Plan Year, the contribution is deemed to be allocated "as of" the last day of that Plan Year.

     8.11 PARTICIPANT STATEMENTS. The Plan Administrator may cause benefit statements to be issued from time to time informing Participants of the status of their Accounts, but it is not required to issue benefit statements other than at the request of a Participant or Beneficiary pursuant to ERISA, and the issuance of benefits statements (and any errors that may be reflected on benefit statements) will not in any way alter or affect the rights of Participants with respect to the Plan.

     A Participant or Beneficiary is obligated to review his/her benefit statement and notify the Plan Administrator (or the record-keeper preparing such statements) of any errors or inaccuracies within 60 days of the date of the statement. Neither the Plan Administrator (or its designee) nor the Trustee will be responsible for any losses that a Participant or Beneficiary may incur as a result of errors or inaccuracies of which the Plan Administrator (or its designee) is not notified within this 60-day time period.

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ARTICLE IX - INCIDENTAL INSURANCE BENEFITS

     9.1 LIFE INSURANCE POLICIES. If so permitted by the Trustee, the Lead Employer (or a Named Fiduciary designated by the Lead Employer) may allow Participants to direct that their Contribution Accounts (other than an Employee Deductible Contribution Account) be used to acquire one or more life insurance policies that will be held for the benefit of their Contribution Accounts subject to all of this Article IX, including the following:

          (a) INSURED LIVES. If the Plan is a profit sharing plan, a life insurance policy may provide death (and related disability) benefits on the life of the Participant and/or on the life of any other individual in the Participant's family. If the Plan is a money purchase plan, a life insurance policy may provide benefits only on the life of the Participant.

          (b) TYPES OF INSURANCE POLICIES. A life insurance policy may be evidenced by group policy certificates (whether or not the group policy is issued to the Trustee) or individual policies and can be term life policies or cash value policies.

          (c) NO DISCRIMINATION IN FAVOR OF HIGHLY COMPENSATED EMPLOYEES. The Plan Administrator will not discriminate in favor of Highly Compensated Employees in authorizing and directing the acquisition of life insurance policies. The Plan Administrator will not be considered to have discriminated in favor of a Highly Compensated Employees by reason of any of the following facts:

               (1) A Highly Compensated Employee has a higher value in his/her Contribution Accounts and, therefore, has the ability to direct a larger amount of funds for the acquisition of, or for the payment of premiums on life insurance policies.

               (2) A Highly Compensated Employee is insurable and a Non-Highly Compensated Employee is not insurable.

               (3) A Highly Compensated Employee is insurable at standard rates and a Non-Highly Compensated Employee is insurable at substandard rates.

          (d) OTHER LIFE INSURANCE POLICIES. Nothing in this Article will prevent a life insurance policy on the life of an individual from being acquired as an investment in a Pooled Investment Fund.

     9.2 METHOD OF ACQUISITION. A life insurance policy may be acquired by original issue -- that is, by the insurance company issuing the policy directly to the Trust. If so directed by the Plan Administrator, a life insurance policy also may be acquired by directing that the Trustee purchase a policy from the Participant, provided that such purchases must comply with PTE-92-5, as amended.

     9.3 APPLICATION OF THE INCIDENTAL BENEFIT LIMIT TO THE PAYMENT OF PREMIUMS. No premium paid to the insurance company after the Plan acquires the policy can, on a cumulative basis, exceed the "incidental benefit limit" subject to the following:

          (a) "INCIDENTAL BENEFIT LIMIT". The aggregate amount of premiums paid from the Participant's Contribution Accounts (except an Employee After-Tax Contribution Account) with respect to all ordinary life insurance policies plus twice the total aggregate amount of premiums paid therefrom on life insurance policies which are not ordinary life insurance policies (including any term or universal life insurance policies) may never equal or exceed one-half of the aggregate amount of the Contributions and Forfeitures theretofore allocated under the Plan to such Contribution Accounts. In addition, the aggregate amount of premiums paid from the Participant's Contribution Accounts (except an Employee After-Tax Contribution Account) with respect to all life insurance policies which are not ordinary life insurance policies may never equal or exceed one-fourth of the aggregate amount of the Contributions and Forfeitures theretofore allocated under the Plan to such Contribution Accounts. For purposes of this paragraph, ordinary life insurance policies are policies with both nondecreasing death benefits and nonincreasing premiums.

          If a Participant's Contribution Account is not sufficient under the foregoing limit to continue to pay such premiums from a particular Contribution Account from which the Participant has directed the payment of premiums, the Trustee (at the direction of the Plan Administrator) will pay such premiums out of any of the Participant's other Contribution Accounts from which the Participant could have directed the payment of premiums, subject to the applicable requirements of this subsection (a). If the Plan Administrator does not provide the Trustee with such direction, the Trustee will cause such policy to be put on a paid-up basis if it has cash surrender value or cancelled if the policy does not have cash surrender value.

          (b) APPLICATION TO A PROFIT SHARING PLAN. If the Plan is a profit sharing plan, the incidental benefit limit will not apply with respect to contributions that have been allocated to a Participant's Contribution Account for at least two years.

          (c) APPLICATION TO THE AMOUNT OF UNEARNED PREMIUMS UPON PURCHASE OF AN EXISTING POLICY. The unearned premiums at the time a policy is acquired by purchase (if it is acquired by purchase) will be deemed to be a premium for purposes of applying the incidental benefit limit.

          (d) APPLICATION TO DIVIDENDS APPLIED TO REDUCE PREMIUMS. The amount of a dividend applied to reduce a premium will not be deemed to be a payment of a premium to which the incidental benefit limit is applied.

          (e) APPLICATION TO PREMIUMS PAID FROM AN EMPLOYEE AFTER-TAX CONTRIBUTION ACCOUNT. Employee After-Tax Contribution Accounts can be used to acquire life insurance policies without regard to the incidental benefit limit.

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                                       32
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     9.4  SPECIAL VESTING RULES. The following special vesting rules may apply:

          (a) SPECIAL FULL VESTING. The Lead Employer may specify a special vesting rule in the Adoption Agreement which provides that, as an overriding provision, otherwise non-vested funds that are used to acquire life insurance policies are fully vested. Such special vesting applies to the life insurance policy while such policies are held, to the death benefit proceeds, and to funds attributable to cash value proceeds or attributable to refunded unearned premiums that are retained by the Trustee after surrendering the policy.

          (b) LIMITING ACQUISITION COSTS TO THE VESTED PORTION OF A PARTICIPANT'S CONTRIBUTION ACCOUNT. The Lead Employer may specify that the amounts used to acquire life insurance policies (including the payment of all premiums thereon) consist only of amounts that are fully vested.

          (c) TREATMENTS OF CERTAIN AMOUNTS AS WITHDRAWALS FOR CALCULATION OF VESTED PORTION OF A CONTRIBUTION ACCOUNT. The following amounts will be treated as withdrawals for the purpose of applying Sec. 10.2(c).

               (1) All premiums paid on term insurance less refunded unearned premiums, if any, that are returned to the Trustee.

               (2)  In the case of cash value life insurance, either:

                    (A) If this option is available and is elected in the Adoption Agreement, the excess of the premiums paid over the cash surrender value; or

                    (B) Otherwise, the PS-58 cost charged to the Participant as a result of the holding of the life insurance policy.

     9.5 DESIGNATION OF THE POLICY BENEFICIARY. The designation of the beneficiary under the policy can be handled in either of two ways at the discretion of the Plan Administrator:

          (a) The Trustee can be the named beneficiary under the policy. In the case of death, the Trustee is to distribute the policy proceeds as soon as administratively practical to the Participant or Beneficiary under the Plan, but the distribution to a Beneficiary is subject to the spousal consent rules of the Plan if the Participant has a Spouse.

          (b) The life insurance policy beneficiary does not have to be the Trustee but can be an individual or another entity. The naming of an individual or an other entity as the insurance policy beneficiary requires spousal consent pursuant to the spousal consent rules of the Plan if the Participant has a Spouse.

     9.6 DISPOSITION OF LIFE INSURANCE POLICIES. A life insurance policy acquired pursuant to this Article will be disposed of in accordance with the following as directed by the Plan Administrator:

          (a) WITH THE FIRST DISTRIBUTION FOLLOWING A TERMINATION OF SERVICE. No policy will continue to be held or acquired after the first distribution from the Plan to the Participant following his/her Termination of Service.

          (b) AFTER ANY TERMINATION OF SERVICE. The Plan Administrator may provide that such a policy will be disposed of immediately following Termination of Service.

          (c) AFTER THE DEATH OF AN INSURED JOINT LIFE. A joint life policy insuring the life of the Participant and another individual may not be maintained after the death of such other individual.

     9.7 IN-KIND DISTRIBUTION OF LIFE INSURANCE POLICIES. A life insurance policy may be distributed in-kind to a Participant, even if no other in-kind distributions are permitted under the Plan, subject to the following:

          (a) If the Participant does not agree to be taxed for federal income tax purposes at the time of the distribution on the fair market value of the policy, the policy must be endorsed by the Participant to prevent him/her from electing an annuity option which requires the survival of the Participant or Beneficiary as a condition for receiving benefits unless such an annuity is permitted under Sec. 12.6.

          (b) If the Participant agrees to be taxed for federal income tax purposes at the time of the distribution on the fair market value of the policy, the policy does not have to be endorsed as provided in subsection
     (a). The Plan Administrator will cause an information return to be filed with the Internal Revenue Service reporting such amount as taxable for federal income tax purposes.

     9.8 SALE TO PARTICIPANT OR OTHERS. A life insurance policy may be sold to the Participant, a relative of the Participant, a Participating Employer, or another plan of a Participating Employer if so authorized by the Plan Administrator, provided the sale complies with PTE-92-6, and/or subsequent guidance issued by the Department of Labor.

     9.9 OTHER PROVISIONS APPLICABLE TO THE ACQUISITION, RETENTION AND DISPOSITION OF LIFE INSURANCE POLICIES. The following will apply with respect to the insurance company:

          (a) THE INSURANCE COMPANY IS NOT RESPONSIBLE FOR THE PROVISIONS OF THE PLAN. An insurance company (solely by reason of having its policy held by the Trustee) is not deemed to have assumed any obligations under the Plan. Without limiting the foregoing, the following will apply:

               (1) The insurance company will not be a party to the Plan or any Trust Agreement.

               (2) The insurance company will not be responsible for the validity of the Plan or any Trust Agreement.

               (3) The insurance company will not be obligated to examine the terms of the Plan or the terms of any Trust Agreement.

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               (4)  The insurance company will not be responsible for any actions taken by the Trustee with respect to the policy it has issued to the Trustee (or a policy that it recognized as being owned by the Trustee) including, but not limited to, the power of the Trustee to acquire or hold the life insurance policy.

               (5) The insurance company will not be obligated to see to it that the Trustee properly applies any moneys paid to the Trustee by the life insurance company or that the Trustee has properly directed the insurance company to pay funds to any other party.

               (6) If an individual or an entity other than the Trustee is the beneficiary of the life insurance policy, the insurance company may pay death benefit proceeds to such individual or entity without regard to whether such payment violates any provisions of the Plan.

          (b) THE PLAN ADMINISTRATOR IS TO DIRECT THE TRUSTEE WITH RESPECT TO LIFE INSURANCE POLICIES. All determinations as to the form of such policy, the issuing insurance company, and the amount of coverage will be made by the Plan Administrator, and all directions by the Plan Administrator or Participant to the Trustee to purchase or dispose of a policy or take any action with respect to the insurance policy will be complete with respect to the terms thereof. Without limiting the foregoing, the following will apply:

               (1) The Plan Administrator may specify which insurance companies are acceptable issuers, which policy forms are acceptable policy forms and which insurance agents are acceptable agents to service a policy held in the Trust Fund.

               (2) The Trustee will not take any action with respect to such matters until furnished appropriate instructions by the Plan Administrator, it being intended that the Trustee will have no discretion with respect thereto.

               (3) The Plan Administrator will be responsible for directing the Trustee to exercise all rights, options, and privileges available under such policies and for the ultimate disposition of such policies and policy proceeds in a manner consistent with the standard practices of the life insurance industry and state regulations governing the administration of life insurance policies.

               (4) With the consent of the Trustee, the Plan Administrator may authorize Participants to direct the Trustee with respect to individual matters related to the acquisition, holding or disposition of a life insurance policy.

          (c) OWNERSHIP OF THE POLICY. The application for a policy acquired by original issue will be in the name of a Trustee and the legal ownership of the policy (whether acquired by original issue or by purchase) will be vested in the Trustee for the benefit of the Participant's Contribution Accounts from which the premium for the policy has been paid and (vis-a-vis the insurance company) the Trustee is the entity that exercises all ownership rights.

          (d) APPLICATION OF DIVIDENDS. The Plan Administrator will direct the Trustee with respect to all action to be taken with respect to policy dividends. Without limiting the foregoing, the Plan Administrator may direct the Trustee to take any of the following actions with respect to dividends:

               (1)  Apply dividends to reduce future premiums.

               (2) Apply dividends to purchase any additional insurance benefit available under the policy.

               (3) Pay dividends to the Trustee, in which case the Trustee will hold the payment for the benefit of the Participant's Contribution Accounts as directed by the Plan Administrator.

     9.10 ACCOUNTING FOR INSURANCE POLICIES.

          (a) SUBACCOUNTS MAY BE ESTABLISHED. If required or convenient for the proper administration of the Plan, the Trustee will establish a subaccount (within the meaning of Sec. 8.2) for each of the Participant's Contribution Accounts which have been the source for the acquisition of life insurance policies (including for the payment of premiums).

          (b) ONE OR MORE SEGREGATED INVESTMENT PORTFOLIOS WILL BE ESTABLISHED. The insurance policies acquired for the benefit of a Participant's Contribution Accounts will be held in one or more Segregated Investment Portfolios. For the purpose of applying Sec. 8.8, the fair market value of an insurance policy will be determined by the Plan Administrator as of each Valuation Date established for such a Segregated Investment Portfolio as follows:

               (1) In the case of a term life insurance policy, the fair market value of a policy will be the unearned premium determined as of the Valuation Date (or, if the Participant has died prior to the Valuation Date, the amount of any death benefit proceeds that are payable to the Trustee by the insurance company but which have not yet been paid to the Trustee as of the Valuation Date).

               (2) In the case of a cash value life insurance policy, the fair market value will be the cash surrender value determined as of the Valuation Date (or, if the Participant has died prior to the Valuation Date, the amount of any death benefit proceeds, including the cash surrender value, that are payable to the Trustee by the insurance company but which have not yet been paid to the Trustee as of the Valuation Date).

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ARTICLE X - VESTING

     10.1 CONTRIBUTION ACCOUNTS THAT ARE FULLY VESTED. A Participant will at all times have a fully vested and non-forfeitable interest in the balance of the following Contribution Accounts:

     Employee Contribution Accounts
     Employer Safe-Harbor Matching Contribution Account
     Employer Qualified Matching Contribution Account
     Employer Safe-Harbor Profit Sharing Contribution Account
     Employer Qualified Profit Sharing Contribution Account
     Employer Safe-Harbor Pension Contribution Account
     Employer Prevailing Wage Contribution Account

     10.2 CONTRIBUTION ACCOUNTS SUBJECT TO VESTING SCHEDULE.

          (a) VESTING AT RETIREMENT AGE. A Participant will have a fully vested and non-forfeitable interest in the balance of the following Contribution Accounts upon reaching Normal Retirement Age while employed with a Controlled Group Member (while it is such):

        Employer Regular Matching Contribution Account
        Employer Regular Profit Sharing Contribution Account
        Employer Regular Pension Contribution Account

          (b)  VESTING IN EVENT OF DEATH, DISABILITY OR DESIGNATED AGE.

               (1) DEATH OR DISABILITY. A Participant will have a fully vested and non-forfeitable interest in the balance of his/her Employer Regular Matching and Regular Profit Sharing Contribution Accounts, or Employer Regular Pension Contribution Account, upon Termination of Service as a result of death or Disability, unless an option is available and is elected in the Adoption Agreement not to provide full vesting on death or Disability.

               (2) EARLY RETIREMENT OR OTHER DESIGNATED AGE PRIOR TO NORMAL RETIREMENT AGE. A Participant will have a fully vested and non-forfeitable interest in the balance of his/her Employer Regular Matching and Regular Profit Sharing Contribution Accounts, or Employer Regular Pension Contribution Account, upon reaching Early Retirement Age while employed with a Controlled Group Member (while it is such), unless an option is available and is elected in the Adoption Agreement not to provide full vesting at Early Retirement Age or to provide full vesting at some other age, in which case such election will control under the Plan.

          (c) VESTING BASED ON SERVICE. As of any date prior to an event specified in subsection (a) or (b), the vested portion of an Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, will equal the balance of the Contribution Account as of such date multiplied by the vested percentage. However, if a withdrawal or distribution is made to a Participant who is less than fully vested in a Contribution Account, as of any date after such withdrawal or distribution, the vested portion of the Contribution Account will be determined under the following formulas:

        P(AB + D) - D

     where "P" equals the current vested percentage; "AB" equals the current balance of the Contribution Account; and "D" equals the amount of all withdrawals or distributions made prior to the date of determination. However, if this option is available and is elected in the Adoption Agreement, the formula P[AB + (R X D)] - (R X D) will be used in lieu of the formula above, where "P", "AB" and "D" are as defined above and "R" equals the ratio of AB to the balance of the Contribution Account immediately after the prior withdrawal or distribution from the Plan. If a Participant has received a distribution of the full vested portion of a Contribution Account following Termination of Service, but Forfeiture of the non-vested portion is delayed to a date after distribution of the vested portion, the above formula will not apply and the Participant will be deemed to have no vested interest pending the Forfeiture of the non-vested portion of the Contribution Account.

          An assignment made to an alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) will be treated as a withdrawal or distribution for purposes of applying the above formula with respect to the Contribution Accounts of the Participant.

          (d) THE BALANCE IN A CONTRIBUTION ACCOUNT. For the purpose of determining the vested portion of a Contribution Account, the balance of such Contribution Account will be the amount determined pursuant to Article VIII as of the date the determination is being made for purposes of the Plan.

          (e) VESTED PERCENTAGE. The vested percentage will be determined as follows:

               (1) As of any date prior to Termination of Service, the vested percentage will be determined in accordance with the vesting schedule specified in the Adoption Agreement with respect to the applicable Component applied by reference to completed years of Service (disregarding any fractional year) as of such date. If the hour count method is used to determine Service for vesting purposes, a year of Service will have been completed as of the last day of a vesting computation period.

               (2) As of any date at or after Termination of Service, the vested percentage will be determined in accordance with the vesting schedule specified in the Adoption Agreement with respect to the applicable Component applied by reference to completed years of Service (disregarding any fractional year) as of Termination of Service, or if this option is available and is elected in the Adoption Agreement, based on completed

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          and fractional years of Service as of Termination of Service.

          (f) DISREGARD OF CERTAIN SERVICE FOR VESTING PURPOSES. For the purpose of determining the vested percentage, the Participant's Service will be adjusted as follows:

               (1) If so specified in the Adoption Agreement, the following Service will be disregarded:

                    (A) Service prior to the date on which the Participant attained the age (not more than 18) specified in the Adoption Agreement. However, if the Participant had no Hours of Service on or after the first day of the first Plan Year beginning after December 31, 1984, there will be disregarded any Service prior to the date on which the Participant attained the age specified for this purpose by the Plan in effect at that time.

                    (B) Service prior to the earliest date on which any Controlled Group Member first maintained the Plan (or a predecessor plan). For this purpose, a Controlled Group Member is not deemed to have maintained the Plan (or a predecessor plan) prior to the date on which it becomes a Controlled Group Member with respect to any Employee of another Controlled Group Member.

               (2) Service with an employer prior to the date on which such employer becomes a Controlled Group Member unless recognized under Sec. 2.57 (relating to credit for service with a Predecessor Employer). However, if an employer maintained the Plan (or a predecessor plan) prior to becoming a Controlled Group Member, such prior service with such employer will not be disregarded pursuant to this provision.

               (3) If the Plan was initially effective as of a date prior to the date it first became subject to ERISA, Service before the date the Plan first became subject to ERISA will be disregarded if such Service would have been disregarded under the provisions of the Plan regarding breaks in service in effect from time to time prior to such date, whether or not those provisions were expressly designated as relating to "breaks in service," provided the Participant incurred a loss or forfeiture of prior vesting or benefit accruals or was denied eligibility to participate by reason of separation from service or failure to complete a required period of service within a specified period of time.

          (g) FORFEITURE OF NON-VESTED PORTION. The non-vested portion of a Contribution Account will become a Forfeiture on the earliest of the following dates:

               (1) The date the vested portion of the Contribution Account has been distributed to the Participant in full following Termination of Service (or immediately upon Termination of Service if the Participant is not vested in any portion of such Contribution Account) unless an option is available and is elected in the Adoption Agreement to delay the date of the Forfeiture, in which case the date specified in the Adoption Agreement will control under the Plan. In no event, however, will any portion of a contribution be recognized as a Forfeiture prior to the date the contribution is paid into the Trust Fund.

               (2) The date the Participant incurs a Break in Service of five years.

               (3) The date the Participant dies, if the Participant dies after Termination of Service or if death prior to Termination of Service does not result in full vesting in such Contribution Account.

          If this option is available and is elected in the Adoption Agreement, if a Participant who is partially vested in a Contribution Account receives a distribution of less than the full vested portion of the Contribution Account following Termination of Service, a part of the non-vested portion of the Contribution Account will become a Forfeiture as of the date of the distribution. The amount of the Forfeiture will equal the non-vested portion of the Contribution Account multiplied by a fraction, the numerator of which is the amount of the distribution and the denominator of which is the vested balance of the Contribution Account immediately prior to the distribution. The vested portion of the Contribution Account as of any date after such Forfeiture will equal the balance of the Contribution Account as of such date multiplied by the vested percentage (without regard to the formulas specified in subsection (c) above). Alternatively, if so specified in the Adoption Agreement, the applicable formula specified in subsection
     (c) will apply to determine the vested portion of a Contribution Account following a distribution of less than the full vested portion of such Contribution Account.

          An assignment made to an alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) will be treated as a distribution for purposes of the above paragraph.

          A Participant will lose all claim to the forfeited non-vested portion of a Contribution Account when the Forfeiture occurs. The amount of the Forfeiture will then be transferred to a Pending Allocation Account and will be applied as specified in the Adoption Agreement.

          (h) REINSTATEMENT UPON RETURN TO SERVICE. If a Participant resumes employment with any Controlled Group Member after a Forfeiture but before he/she has a Break in Service of five or more years:

               (1) If the Participant was not vested in any portion of a Contribution Account when the Forfeiture occurred, an amount will be restored to the Contribution Account equal to the balance of the Contribution Account as of the date of the Forfeiture. The restoration

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          will occur at such time as may be deemed appropriate by the Lead
          Employer, but not later than the end of the Plan Year following the Plan Year in which the Participant returns to employment.

               (2) If the Participant received a distribution of all or any portion of a Contribution Account, the Participant may repay to the Plan the full amount of the distribution previously made from the Contribution Account at any time prior to the earlier of the date he/she has a Break in Service of five years, or the fifth anniversary of the date on which he/she resumes employment. If such a repayment is made, an amount will be restored to the Contribution Account equal to the amount of the prior Forfeiture from such Contribution Account. The restoration will occur at such time as may be deemed appropriate by the Lead Employer, but not later than the end of the Plan Year following the Plan Year in which the repayment is made by the Participant.

               If the repayment is made by the Participant on a pre-tax basis from a "conduit" individual retirement account, such repayment will be credited to the Contribution Account to which the restoration will occur under the Plan. Otherwise, if the payment is made by the Participant on an after-tax basis, such repayment will be credited to an Employee Forfeiture Restoration Account established for the Participant, and the Participant will have a tax basis (or an additional tax basis) in the Plan equal to the Employee Forfeiture Restoration Contribution.

               (3) If this option is available and is elected in the Adoption Agreement, a Participant who has received a distribution of all or any portion of a Contribution Account will not be required to repay such distribution as a condition to the restoration of the nonvested portion of the Contribution Account. In such case, an amount will be restored to the Contribution Account equal to the amount of the prior Forfeiture from the Contribution Account. The restoration will occur at such time as may be deemed appropriate by the Lead Employer, but not later than the end of the Plan Year following the Plan Year in which the Participant resumes employment.

               (4) At the direction of the Lead Employer, amounts to be restored pursuant to the above may be obtained from amounts, if any, credited to any Pending Allocation Account that reflects Forfeitures. If such Pending Allocation Account is not sufficient or if the Lead Employer does not direct its use for this purpose, the restoration amount (or the remaining portion thereof) will be obtained as follows:

                    (A) If the Plan is a profit sharing plan, the amount may be obtained from any Employer Regular Profit Sharing Contributions made under a variable formula for the Plan Year before any allocations are made under such formula to Participants. If the Plan does not provide for such contributions or if such contributions would otherwise not be sufficient, an additional contribution will be made equal to the amount remaining to be restored without regard to the limitations of Code Section 415.

                    (B) If the Plan is a money purchase pension plan, an additional contribution will be made equal to the amount to be restored without regard to the limitations of Code Section 415.

          (i) DISREGARD OF CERTAIN POST-BREAK SERVICE FOR PRE-BREAK VESTING. If the Participant has a Break in Service of five years or more (or had a Break in Service of one year or more prior to the first day of the first Plan Year beginning in 1985), for purposes of determining the vested portion of an Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, which accrued before such break, Service after the Break in Service will not be taken into account.

          (j)  SEGREGATED ACCOUNT UPON RETURN TO EMPLOYMENT.

               (1) If an Employee who is less than fully vested in a Contribution Account resumes employment with any Controlled Group Member before distribution of the vested portion of such Contribution Account but after the Forfeiture of the non-vested portion of such Contribution Account, and if at the time of the return such Contribution Account would otherwise be subject to a vesting schedule, such Contribution Account will be retained as a separate Contribution Account which will be fully vested and to which no additional contributions may be allocated.

               (2) If a Participant has an amount restored to a Contribution Account under subsection (h)(3), or if a Participant received a distribution of the full vested portion of a Contribution Account and resumes employment with any Controlled Group Member before the Forfeiture of the non-vested portion of such Contribution Account and does not repay the distribution, such Contribution Account will be retained as a separate Contribution Account to which no additional contributions may be allocated, and the vested portion of such Contribution Account will be determined using the formula in effect under subsection (c).

          (k) AMENDMENT TO VESTING SCHEDULE. If the Plan is amended in a way that directly or indirectly changes the vesting schedule or affects the computation of the vested percentage, each Participant who has at least three years of Service as of the date of the amendment will be permitted to elect within the election period to have his/her vested percentage computed without regard to such amendment or change.

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                                       37
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          The date of the amendment for this purpose is the later of the effective date or adoption date of the amendment.

          The "election period" for this purpose will be a reasonable period determined by the Plan Administrator commencing not later than the date on which the amendment is adopted and ending no earlier than 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment becomes effective, or the date on which the Participant is informed of the amendment. Notwithstanding the foregoing, an election opportunity need not be provided to any Participant whose vested percentage under the Plan, as amended, cannot at any time be less than the vested percentage determined without regard to the amendment, including an amendment to change the method of determining Service for vesting purposes from an hour count to an elapsed time method using the methodology specified in Sec. 2.57(e)(2).

          (l) FORFEITURE IN EVENT OF MISSING PARTICIPANT OR BENEFICIARY. If a Participant or Beneficiary cannot be found after reasonable effort, the Benefit (or remaining portion thereof) of such Participant or Beneficiary will be treated as a Forfeiture or will be applied in such other manner as may be directed by the Plan Administrator and is authorized by the Internal Revenue Service and Department of Labor (including payment to any account authorized by law).

          In the event of a Forfeiture, if the individual is subsequently located, the Contribution Accounts will be restored pursuant to subsection
     (h)(4) either under the Plan (prior to its termination) or under another qualified defined contribution plan then maintained by a Controlled Group Member. If no plan is then being maintained by any Controlled Group Member, restoration will be made by means of a distribution from business assets of the Controlled Group Members or other method deemed appropriate by the Plan Administrator.

          (m) BREAK IN SERVICE RULES FOR VESTING. The Break in Service rules for participation in Sec. 3.3 will apply in the same manner for vesting purposes.

          (n) SPECIAL VESTING FOR CONTRIBUTIONS ON IMPUTED PAY. If Plan Compensation is imputed to a Participant under Sec. 2.49(e) during periods of total disability, the Participant will have a fully vested and nonforfeitable interest in the Contribution Account or subaccount reflecting Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions made or allocated based on such imputed Plan Compensation.

     10.3 SPECIAL VESTING PROVISIONS RELATED TO LIFE INSURANCE POLICIES. Special vesting provisions may apply with respect to life insurance policies held within a Contribution Account as provided in Article IX.

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ARTICLE XI - WITHDRAWALS AND LOANS

SEC 11.1 APPLIES ONLY IF THE PLAN IS A MONEY PURCHASE PENSION PLAN.

     11.1 WITHDRAWALS PRIOR TO TERMINATION OF SERVICE - MONEY PURCHASE PENSION PLAN. A Participant may make a withdrawal from his/her Contribution Accounts prior to Termination of Service as provided in the Adoption Agreement, subject to the following:

          (a) WITHDRAWALS FROM EMPLOYEE AFTER-TAX AND ROLLOVER CONTRIBUTION ACCOUNTS. A withdrawal from an Employee After-Tax or Rollover Contribution Account will be allowed at any time and for any reason unless an option is available and is elected in the Adoption Agreement to limit such withdrawals, in which case such election will control under the Plan.

          (b) WITHDRAWALS FROM EMPLOYER SAFE-HARBOR OR REGULAR PENSION CONTRIBUTION ACCOUNTS. A withdrawal from an Employer Safe-Harbor or Regular Pension Contribution Account will not be allowed prior to Normal Retirement Age or such later age as may be specified in the Adoption Agreement.

      Any withdrawal will be subject to the annuity requirements of Sec. 12.6.

SEC 11.2 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

     11.2 WITHDRAWALS PRIOR TO TERMINATION OF SERVICE - PROFIT SHARING PLAN. A Participant may make a withdrawal from his/her Contribution Accounts prior to Termination of Service as provided in the Adoption Agreement, subject to the following:

          (a) WITHDRAWALS FROM EMPLOYEE AFTER-TAX AND ROLLOVER CONTRIBUTION ACCOUNTS. A withdrawal from an Employee After-Tax or Rollover Contribution Account will be allowed at any time and for any reason unless an option is available and is elected in the Adoption Agreement to limit such withdrawals, in which case such election will control under the Plan.

          (b) WITHDRAWALS FROM EMPLOYER REGULAR MATCHING AND REGULAR PROFIT SHARING CONTRIBUTION ACCOUNTS. A withdrawal from an Employer Regular Matching or Regular Profit Sharing Contribution Account that is allowed without regard to whether the Participant has attained a specified age or completed a specific number of years of service or participation will be limited so that immediately after such withdrawal the value of the Contribution Account is not less than the greater of:

               (1) The value of such Contribution Account immediately prior to the withdrawal, minus the value of such Contribution Account 24 months prior to the date of the withdrawal.

               (2) The aggregate amount of Employer Regular Matching or Regular Profit Sharing Contributions allocated to such Contribution Account during the 24 months prior to the date of the withdrawal.

          If so specified in the Adoption Agreement this limit will cease to apply after the Participant has been an Active Participant in the Plan for five years, and will not apply to any withdrawal for Hardship.

          (c) HARDSHIP WITHDRAWALS. A withdrawal from a Contribution Account that is allowed on account of Hardship, will be subject to the following rules:

               (1) A withdrawal will not be allowed from any of the following Contribution Accounts prior to age 59 1/2: Employer Safe-Harbor or Qualified Matching Contribution Account; Employer Regular Matching Contribution Account (or the subaccount thereunder) that reflects Employer Regular Matching Contributions that were treated as ADP Amounts and included in the Actual Deferral Percentage Test of Code
          Section 401(k); Employer Safe-Harbor or Qualified Profit Sharing Contribution Account; Employer Regular Profit Sharing Contribution Account (or the subaccount thereon) that reflects Employer Regular Profit Sharing Contributions that were treated as ADP Amounts and included in the Actual Deferral Percentage Test of Code Section 401(k) or were treated as ACP Amounts and included in the Actual Contribution Percentage Test of Code Section 401(m).

               (2) A withdrawal will not be allowed from an Employee Pre-Tax Contribution Account prior to age 59 1/2 in an amount greater than the balance of such Account as of the last day of the last Plan Year ending before July 1, 1989 (or such later date specified in Treas. Reg. Section 1.401(k)-1(h) or such earlier date specified by the Plan Administrator), plus the amount of Employee Pre-Tax Contributions (but not earnings attributable thereto) added to such Contribution Account after such date and minus the amount of all prior withdrawals for Hardship after such date from such Contribution Account.

               (3) A withdrawal must be on account of an immediate financial need, and must be necessary to satisfy such need, determined as follows:

                    (A) A withdrawal will be on account of an immediate financial need if it is for one of the reasons specified as being a Hardship.

                    The Plan Administrator will be responsible for determining the existence of a Hardship. The Plan Administrator may rely on the representation as to the existence of a Hardship given by the Participant, or may require the Participant to prove a Hardship by such evidence as may be required by the Plan Administrator.

                    (B) A withdrawal will be deemed to be necessary to satisfy an immediate financial need only if the following are satisfied:

                         (i) The amount of the withdrawal may not exceed the
                    amount of the immediate

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                    financial need (adjusted to reflect income taxes or
                    penalties reasonably expected to result from the distribution, unless an option is available and is elected in the Adoption Agreement not to allow such adjustment).

                         The Plan Administrator will be responsible for
                    determining the amount of the Hardship. The Plan Administrator may rely on the representation as to that amount given by the Participant, or may require the Participant to provide the amount by such evidence as may be required by the Administrator.

                         (ii) The Participant must have obtained all withdrawals
                    and distributions, other than withdrawals for Hardship, and all nontaxable loans currently available under the Plan and all other plans maintained by any Controlled Group Member.

                         (iii) The Participant's Employee Pre-Tax and After-Tax
                    Contributions will be suspended starting as soon as administratively practicable after such withdrawal, and continuing for a period of twelve months from the start of the suspension. At the end of the suspension period, the Participant may make a new pay reduction agreement (if otherwise permitted under the Plan) to be effective as of such date as would otherwise apply under the Plan had he/she voluntarily elected to discontinue his/her Employee Pre-Tax Contribution or After-Tax Contributions (thus, the suspension period may extend beyond twelve months).

                         In addition, the Participant's Elective Deferrals and
                    voluntary contributions under all other qualified and nonqualified plans of deferred compensation maintained by any Controlled Group Member will be suspended starting as soon as administratively practicable after such withdrawal, and continuing for a period of at least twelve months after such withdrawal. If such plan does not provide for such suspension, the Plan Administrator will be responsible for ensuring that an otherwise legally enforceable agreement provides for such suspension (e.g., an employment agreement, or separate agreement providing solely for such suspension).

                         (iv) The Participant may not make Employee Pre-Tax
                    Contributions under the Plan or Elective Deferrals under any other plan maintained by any Controlled Group Member for the Employee's taxable year immediately following the year of the withdrawal in excess of the applicable limit under Code
                    Section 402(g) for such next taxable year less the amount of the Employee's Elective Deferrals for the year of the withdrawal for Hardship.

                    The Plan Administrator may direct that the conditions
               specified in (ii), (iii) and (iv) will apply only in the case of a withdrawal from an Employee Pre-Tax Contribution Account and/or only to a withdrawal made prior to age 59 1/2.

          (d) AGE AND/OR SERVICE WITHDRAWALS. A withdrawal from any Contribution Account that is allowed based on age and/or Service may be made without showing Hardship and without regard to any limits otherwise imposed under subsection (b).

          (e) WITHDRAWALS FROM MONEY PURCHASE PLAN CONTRIBUTION ACCOUNTS. A withdrawal from any Contribution Account that holds contributions made under a money purchase pension plan (for example, such accounts may have been transferred from a money purchase plan to this Plan or this Plan previously may have been amended from being a money purchase plan to being a profit sharing plan) will be subject to the withdrawal restrictions of Sec. 11.1 and the annuity requirements of Sec. 12.6.

          (f) WITHDRAWALS LIMITED TO VESTED PORTION. The amount of any withdrawal from any Contribution Account may not exceed the withdrawal balance of such Contribution Account.

          For this purpose, the "withdrawal balance" of a Contribution Account is the vested balance, minus the portion thereof attributable to any outstanding loan or life insurance, or any illiquid investment, or that is subject to any other limit on withdrawal resulting from application of law or the express terms of the Plan.

          (g) SPOUSAL CONSENT. If the Participant is subject to the annuity requirements of Sec. 12.6, those requirements will also apply to withdrawals under this section.

     11.3 MINIMUMS/MAXIMUMS; SOURCE OF FUNDS. The Plan Administrator may establish a minimum amount for a withdrawal and/or a maximum number of withdrawals that may be taken within a specified period. The Plan Administrator also may establish ordering rules specifying how withdrawals are to be drawn from the various Contribution Accounts of a Participant and from the various investments of a Contribution Account. In the absence of such rules, withdrawals will be drawn from the various Contribution Accounts on a pro-rata basis and the investments of a Contribution Account will be liquidated on a pro-rata basis.

     11.4 PARTICIPANT LOAN PROGRAM. The Lead Employer may establish a participant loan program pursuant to ERISA

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Section 408(b)(1) which, if established, is incorporated herein by reference.

     Regardless of whether a participant loan program exists under the Plan, the Lead Employer may, on a uniform and nondiscriminatory basis, accept a transfer of an outstanding loan made under the plan of a Predecessor Employer on behalf of an individual who becomes an Employee in connection with an asset or stock acquisition by a Controlled Group Member. The Lead Employer may accept a transfer of an outstanding loan even if Employee Rollover Contributions are not otherwise allowed under the Plan, even if the Plan does not otherwise accept a transfer of account balances from the plan of the Predecessor Employer, or even if the Employee is not entitled to a distribution from the plan of the Predecessor Employer. Such loan (and cash amounts resulting from repayment of such loan and investment of such cash amounts) will be credited to a Contribution Account(s) of the same type as the type to which the loan was credited under the plan of the Predecessor Employer, but the optional forms of payment that were available under the plan of the Predecessor Employer will not be available under the Plan.

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ARTICLE XII - DISTRIBUTIONS AFTER TERMINATION OF SERVICE

     12.1 DISTRIBUTIONS TO PARTICIPANTS. A Benefit will be paid (or commence to be paid) to the Participant in accordance with the terms of this Article following his/her Termination of Service (for any reason other than death) or, if this option is available and is elected in the Adoption Agreement, as of such earlier payment date as is specified in the Adoption Agreement, and by his/her Required Beginning Date.

     12.2 DISTRIBUTIONS TO BENEFICIARIES. That portion of a Benefit that has been assigned to a Beneficiary will be paid (or commence to be paid) to the Beneficiary in accordance with the terms of this Article after the death of the Participant.

     12.3 TIME, METHOD AND MEDIUM OF PAYMENT. The Benefit will be paid to a Participant or Beneficiary as follows:

          (a)  TIME OF PAYMENT.

               (1) Payment will be made (or commence) to a Participant at such time after Termination of Service as the Participant may elect, unless an option is available and is elected in the Adoption Agreement not to allow payment until a specified date or time after Termination of Service, in which case payment may not be made (or commence) prior to the date or time specified in the Adoption Agreement. However, payment will be made not later than the earliest of:

                    (A)  The Participant's Required Beginning Date; or

                    (B) Unless the Participant elects to further defer commencement, the 60th day after the later of:

                         (i)  The close of the Plan Year in which the
                    Participant reaches the later of age 62 or Normal Retirement Age; or

                         (ii) The close of the Plan Year in which the
                    Participant's Termination of Service occurs.

                    However, if the amount of the payment to be made to a
               Participant cannot be ascertained by the later of the dates specified in (i) or (ii), a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained.

                    The failure by a Participant to elect a distribution when an election is required under the Plan will be deemed for this purpose to be an election to defer the distribution.

                    (C) If an option to specify an earlier payment date is available and is elected in the Adoption Agreement, the payment date specified in the Adoption Agreement.

               (2) Payment will be made (or commence) to a Beneficiary at such time after the death of the Participant as the Beneficiary may elect, unless an option is available and is elected in the Adoption Agreement not to allow payment until a specified date or time after the death of the Participant, in which case payment may not be made (or commence) prior to the date or time specified in the Adoption Agreement. However, payment will be made (or commence) not later than the latest date allowed under the minimum distribution rules of Code Section 401(a)(9), as implemented under the Plan.

          (b) METHODS OF PAYMENTS. Payment will be made by one or a combination of the methods specified in the Adoption Agreement, subject to the annuity requirements of Sec. 12.6 and the minimum distribution rules of Sec. 12.7.

          If partial distributions are allowed under the Adoption Agreement, the Plan Administrator may establish a minimum amount for a partial distribution and/or a maximum number of partial distributions that may be taken within a specified period. The Plan Administrator also may establish a methodology of systematic partial distributions whereby a Participant or Beneficiary may elect that partial distributions be automatically paid on a periodic basis, with the amount and frequency of each payment being determined pursuant to the methodology established by the Plan Administrator. The Participant or Beneficiary may at any time choose to stop receiving partial distributions once they have started under an automatic payment methodology. While the right to receive partial distributions is an optional form of payment that may be eliminated only in accordance with Treas. Reg. Section 1.411(d)-4, the Plan Administrator may from time to time change the minimum amount for a partial distribution, the maximum number of partial distributions within a specified period or the methodology used to calculate automatic partial distributions.

          (c) MEDIUM OF PAYMENT. Payment will be made in cash unless an option is available and is elected in the Adoption Agreement to allow cash or in-kind payments, in which case payment may be made in cash or in-kind as elected by the Participant or Beneficiary. Notwithstanding the above, a Participant or Beneficiary may elect to receive payment in the form of Qualifying Employer Securities to the extent his/her Contribution Account is invested in such securities unless an option is available and is elected in the Adoption Agreement not to allow payment in such form from the Plan.

     12.4 CASH-OUT OF SMALL BENEFITS. A Benefit that does not exceed the cash-out amount will be paid in a single-sum to the Participant or Beneficiary on or as soon as administratively practicable following Termination of Service or the death of the Participant unless an option is available and is elected in the Adoption Agreement not to allow cash-out distributions from the Plan, or to

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allow cash-out distributions only at a later date following Termination of
Service or death of the Participant, in which case such election will control under the Plan. In the event of death of the Participant after the earliest payment date on which he/she could have received payment, the Benefit will be paid to his/her Beneficiary as soon as administratively practicable after the death of the Participant. If the option is available and elected by the Lead Employer, the portion of such cash-out amount that is an eligible rollover distribution will be deposited in a direct rollover to a Putnam Traditional IRA for the benefit of the Participant (or Spouse Beneficiary), unless the Participant (or Spouse Beneficiary) elects otherwise.

     If a Benefit exceeds the cash-out amount as of the payment date specified in the prior paragraph, but subsequently falls below the cash-out amount for any reason prior to the commencement of installment or annuity payments to the Participant or Beneficiary (for example, because of distributions or investment losses), the Plan Administrator may then direct that the Benefit be paid in a single-sum to the Participant or Beneficiary. However, prior to March 22, 1999, a payment will not be made under this provision if the Benefit exceeded the cash-out amount at the time of any prior withdrawal or distribution from the Plan. The Plan Administrator will be responsible for monitoring Benefits to determine whether and when payments are appropriate under this section.

     If a Benefit is zero, the Participant will be deemed to have received full distribution of the Benefit as of his/her Termination of Service for purposes of applying the Forfeiture rules of Sec. 10.2(g).

     The "cash-out" amount for this purpose is:

          (1) Prior to the first Plan Year beginning after August 5, 1997, $3,500 or such lesser amount as may have been then specified in the Plan.

          (2) Thereafter, $5,000 or such lesser amount as may be specified in the Adoption Agreement.

     12.5 CONSENT REQUIREMENTS. If a Benefit exceeds the cash-out amount (as defined in Sec. 12.4), the Participant must consent to any distribution made prior to the date he/she attains the later of age 62 or Normal Retirement Age in accordance with the following:

          (a) CONSENT WITHIN 90 DAYS. The consent must be obtained no more than 90 days prior to the Benefit Starting Date. Payment will be delayed to the extent necessary to satisfy the information requirement under subsection
     (e), or any other information requirement imposed under the Code.

          (b) SPOUSAL CONSENT. If the Participant is subject to the annuity requirements of Sec. 12.6, his/her Spouse, if any, must also consent to any distribution made to the Participant other than a distribution to purchase a Qualified Joint and Survivor Annuity. In addition, if the Participant is subject to the annuity requirements of Sec. 12.6 and the portion of the Benefit payable to the Surviving Spouse following the death of the Participant is more than the cash-out amount, the Surviving Spouse must consent to any distribution made prior to the date the Participant would have attained the later of age 62 or Normal Retirement Age. Any required consent by a Spouse or Surviving Spouse will be subject to the same information distribution and election period requirements that apply to the Participant.

          (c) NO CONSENT FOR REQUIRED DISTRIBUTIONS. Neither the consent of the Participant nor his/her Spouse is required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or 415, or reflects a refund of Excess Deferrals to comply with Code Section 402(g) or a return of contributions under the Actual Deferral Percentage Test of Code
     Section 401(k), or the Actual Contribution Percentage and/or Multiple Use Test of Code Section 401(m).

          (d)  NO CONSENT ON TERMINATION OF PLAN. Upon termination of the Plan:

               (1) If the Plan is a profit sharing plan and does not offer an annuity option purchased from a commercial provider, and if no other defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) is maintained by any Controlled Group Member, a Benefit may, without consent, be distributed to the Participant or Beneficiary.

               (2) Otherwise, a Benefit may, without consent, be transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) maintained by any Controlled Group Member if the Participant or Beneficiary does not elect an immediate distribution of such Benefit.

          (e) INFORMATION REQUIREMENTS. The Plan Administrator will provide the Participant with sufficient information regarding the optional forms of payment available under the Plan to ensure the validity of any consent required under Code Sections 411(a)(11) and 417. This information will be provided no less than 30 days and no more than 90 days prior to the Benefit Starting Date (or will be provided together with the information described in Sec. 12.6(d)). However, the Benefit Starting Date may be less than 30 days after such information is provided if the Plan Administrator provides the Participant with an explanation of the right of the Participant to have at least 30 days to consider whether or not to elect a distribution and the Participant, after receiving such explanation, affirmatively elects a distribution.

          The information described above may be provided more than 90 days prior to the Benefit Starting Date under circumstances expressly authorized in Treas. Reg. 1.411(a)-11(c), but only if the Plan Administrator then provides the Participant with a summary of such information within the time period specified in the prior paragraph.

     12.6  ANNUITY REQUIREMENTS.

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          (a)  PARTICIPANTS TO WHOM THIS SECTION APPLIES. The annuity requirements set forth in this section apply to the following Participants:

               (1) If the Plan is a money purchase pension plan, the annuity requirements apply to all Participants.

               (2) If the Plan is a profit sharing plan, the annuity requirements apply:

                    (A) If this option is available and is elected in the Adoption Agreement, to all Participants.

                    (B) To any Participant with respect to whom the Plan is a direct or indirect transferee of a defined benefit plan, a money purchase pension plan (including a target benefit plan), or, except as otherwise permitted under Code Section 411(d)(6) and the regulations thereunder, a profit sharing or stock bonus plan which is subject to the annuity requirements of Code Section 417 (other than an elective transfer under Treas. Reg. Section 1.411(d)-4 or a transfer made prior to January 1, 1985), but only to the extent of the balance of the Contribution Account or subaccount thereunder that reflects amounts attributable to the transfer from such other plan to the Plan. If the annuity requirements apply to any Participant because of this paragraph
               (B), the Plan Administrator may direct that the annuity requirements apply to all Contribution Accounts of such Participant and/or may direct that the annuity requirements apply to all Participants.

                    (C) To any Participant who is eligible and elects to receive a distribution in the form of a life contingent annuity under the Plan.

               If the Plan is a profit sharing plan, and the annuity requirements apply to a Participant because the Adoption Agreement specifies that the annuity requirements apply to all Participants as provided in subparagraph (A) or because the Plan is a direct or indirect transferee of a profit sharing plan which states that the Participant is subject to the survivor annuity requirement of Code
          Section 417 as provided in subparagraph (B), the Plan may be amended so that the annuity requirements apply only under the circumstances provided in subparagraph (C).

          However, the annuity requirements apply to a Participant described above only if he/she has at least one Hour of Service on or after August 23, 1984, or he/she does not have at least one Hour of Service on or after August 23, 1984, his/her benefit payments have not commenced prior to such date and he/she elects to have this section apply.

          (b) QUALIFIED JOINT AND SURVIVOR ANNUITY. A Participant's Benefit will be applied to purchase the following form of annuity unless a different form of payment is elected pursuant to a Qualified Election made within the period beginning 90-days prior to the Benefit Starting Date and ending 30 days after the information is given under Sec. 12.5(e) (or, if later, on the Benefit Starting Date):

               (1) If the Participant has a Spouse, a Qualified Joint and Survivor Annuity.

               (2) If the Participant does not have a Spouse, a life annuity for the Participant.

          The Participant may elect to have the payments under such an annuity start as of any date on or after the earliest payment date specified in the Adoption Agreement.

          (c) QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. The Participant's Benefit (or, if this option is available and is elected in the Adoption Agreement, 50% of the Participant's Benefit) will be applied to purchase a Qualified Preretirement Survivor Annuity if the Participant dies before the Benefit Starting Date and he/she has a Spouse, unless a waiver and designation of Beneficiary is made pursuant to a Qualified Election made within the period specified below, or the Spouse makes a Qualified Election of some other form of payment following the death of the Participant.

               (1) A Participant may make a Qualified Election to waive the Qualified Preretirement Survivor Annuity and designate a Beneficiary at any time on or after the first day of the first Plan Year in which he/she attains age 35 and prior to his/her death. If the Participant's Termination of Service occurs prior to the first day of the Plan Year in which the Participant attains age 35, a waiver and designation of Beneficiary may be made by the Participant at any time after the Termination of Service.

               (2) The Plan Administrator may permit a Participant who will not attain age 35 as of the end of the current Plan Year to make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity and designate a Beneficiary for the period beginning on the date of such election and ending on the first day of the Plan Year in which he/she attains age 35. Such election will not be valid unless the Participant receives an explanation of the Qualified Preretirement Survivor Annuity as provided in subsection (e). The Qualified Preretirement Survivor Annuity will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age
          35. Any new waiver on or after such date will be subject to the full requirements of this section.

               (3) An election by a Surviving Spouse may be made at any time after the death of the Participant and prior to the Benefit Starting Date. The Surviving Spouse may elect to have an immediate commencement annuity purchased and distributed from the Plan.

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          (d)  EXPLANATION OF QUALIFIED JOINT AND SURVIVOR ANNUITY. In the case of a Qualified Joint and Survivor Annuity, or life annuity for the Participant, the Plan Administrator will provide the Participant with an explanation of:

               (1) The terms and conditions of the life annuity or Qualified Joint and Survivor Annuity;

               (2) The Participant's right to make, and the effect of, an election to waive the life annuity or Qualified Joint and Survivor Annuity;

               (3)  The rights of the Participant's Spouse; and

               (4) The right to make, and the effect of, or revocation of a previous election to waive the life annuity or Qualified Joint and Survivor Annuity.

          The above information will be provided no less than 30 days and no more than 90 days prior to the Benefit Starting Date. However, effective as of the first day of the first Plan Year beginning on or after January 1, 1997, the information may be provided less than 30 days prior to the Benefit Starting Date (and may be provided after the Benefit Starting Date) if the Participant is given an explanation of the right of the Participant to have at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with the consent of his/her Spouse) a form of payment other than a Qualified Joint and Survivor Annuity, and the right of the Participant to revoke any payment form election at any time prior to the expiration of the seven-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided (or, if later, until the Benefit Starting Date).

          Benefit payments will be delayed to the extent necessary to satisfy the requirements of this subsection, but not beyond the latest commencement date permitted under the Plan.

          (e) EXPLANATION OF QUALIFIED PRERETIREMENT SURVIVOR ANNUITY. In the case of the Qualified Preretirement Survivor Annuity, the Plan Administrator will provide the Participant with an explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation of the Qualified Joint and Survivor Annuity. This information will be provided within the following applicable period:

               (1) The applicable period is whichever of the following periods ends last:

                    (A) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                    (B) A reasonable period ending after the Employee becomes a Participant; or

                    (C) A reasonable period ending after this section first applies to the Participant.

               Notwithstanding the foregoing, this information must be provided within a reasonable period ending after Termination of Service in the case of a Participant whose Termination of Service occurs before age 35.

               (2) For purposes of applying paragraph (1), a reasonable period ending after the enumerated events described in subparagraph (B) and
          (C) is the period beginning one year prior to the date the applicable event occurs and ending one year after that date. In the case of a Participant whose Termination of Service occurs before the Plan Year in which he/she reaches age 35, the information will be provided within the period beginning one year prior to and ending one year after Termination of Service. If such a Participant thereafter returns to employment with any Controlled Group Member, the applicable period will be redetermined for such Participant.

          (f) RESPONSIBILITY FOR ANNUITY PURCHASE. The Plan Administrator will be responsible for selecting the issuer of any annuity contract purchased under the Plan.

          (g) DEFINITIONS. The following definitions apply for purposes of this section (or where the context requires elsewhere in the Plan):

               (1) "Benefit Starting Date" - means the first day of the first period for which a benefit is paid as an annuity or in any other form available under the Plan.

               In the case of a single-sum distribution, the date of such distribution is the Benefit Starting Date. In the case of installments or distributions under a methodology of systematic partial distributions, the start of installments or the start of distributions under such methodology is a Benefit Starting Date.

               (2) "Qualified Election" - means an election that satisfies the following requirements:

               (A)  An election will not be effective unless:

                    (i)  The Participant's Spouse consents to the election;

                    (ii) The election designates a specific Beneficiary
               (including any class of Beneficiaries or any contingent Beneficiaries) which may not be changed without consent of the Spouse (or the Spouse expressly permits designations by the Participant without any further consent of the Spouse);

                    (iii) The election designates a specific form of benefit
               payment which may not be changed without consent of the

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                                       45
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               Spouse (or the Spouse expressly permits designations by the
               Participant without any further consent of the Spouse).

                    In the case of installments or systematic partial
               distributions, the ability of the Participant to modify the distribution amount or frequency, or discontinue payments, is a feature of that form of benefit payment and, accordingly, such modifications made by the Participant will not be considered a change in the form of payment for purposes of above paragraph;

                    (iv) The Spouse's consent acknowledges the effect of the
               election; and

                    (v) The Spouse's consent is witnessed by a notary public or a representative of the Plan.

               However, if it is established to the satisfaction of the Plan Administrator that there is no Spouse or that the Spouse cannot be located, a waiver by the Participant will be deemed a Qualified Election.

               (B) Any consent by a Spouse (or establishment that the consent of a Spouse may not be obtained) will be effective only with respect to such Spouse. A consent that permits designations by the Participant without any further consent must acknowledge that the Spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights.

               (C) A revocation of a prior election may be made by a Participant without the consent of his/her Spouse at any time before the Benefit Starting Date (or such later date as is specified in subsection (d)). Any consent by a Spouse is irrevocable by the Spouse.

               (D) No consent obtained under this paragraph will be valid to waive the Qualified Joint and Survivor Annuity unless the Participant has received the information required under subsection (d). No consent obtained under this paragraph will be valid to waive the Qualified Preretirement Survivor Annuity unless the Participant has received the information required under subsection (e).

          (3) "Qualified Preretirement Survivor Annuity" - means an annuity for the life of the Surviving Spouse of the Participant. The amount of such annuity is the amount of benefit which can be purchased with 100% of the Participant's Benefit or, if this option is available and is elected in the Adoption Agreement, with 50% of the Participant's Benefit.

          (4) "Qualified Joint and Survivor Annuity" - means an immediate annuity for the life of the Participant with a survivor annuity for the life of his/her Spouse which is 50% (or, if this option is available and is elected in the Adoption Agreement, which is a the percentage - not less than 50% or more than 100% - specified in the Adoption Agreement) of the amount of the annuity which is payable during the joint lives of the Participant and Spouse. The amount of such annuity is the amount of benefit which can be purchased with the Benefit.

     12.7  MINIMUM DISTRIBUTIONS.

          (a) MINIMUM DISTRIBUTION RULES. Payments will be made under the Plan as necessary to satisfy Code Section 401(a)(9), including the minimum distribution incidental death benefit requirement of Prop. Treas. Reg.
     Section 1.401(a)(9)-2, as provided in this section.

          The following rules will apply if the Required Beginning Date is amended under the Plan:

               (1) A Participant who is receiving minimum distributions may elect to discontinue such distributions until his/her post-amendment Required Beginning Date, unless an option not to allow such discontinuance is available and is elected in the Adoption Agreement.

               (2) A Participant who is not yet receiving minimum distributions but who has attained age 70 1/2 by the last day of the calendar year in which the amendment to the Required Beginning Date is effective will remain eligible to elect minimum distributions calculated under Code Section 401(a)(9) as of his/her pre-amendment Required Beginning Date. However, the Plan Administrator may determine not to provide this election if withdrawals are otherwise allowed under the Plan which would permit the Participant to duplicate such a payment stream (in which case the Participant can make withdrawals as otherwise allowed under the Plan).

          (b) MINIMUM DISTRIBUTIONS TO PARTICIPANT. A Participant's Benefit must be distributed in full, or minimum distributions must commence, by the Participant's Required Beginning Date unless the Participant's death occurs before that date.

               (1) Minimum distributions during the life of the Participant will be paid no less rapidly than by reference to one of the following periods:

                    (A) A period not longer than the life expectancy of the Participant; or

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                                       46
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                    (B)  A period not longer than the joint life and last
               survivor expectancy of the Participant and the designated Beneficiary;

          but not to exceed any maximum period specified in the Adoption Agreement.

               (2) Notwithstanding the foregoing, if the designated Beneficiary is not the Participant's Spouse, minimum distributions during the life of the Participant will be limited to the maximum period permitted under Prop. Treas. Reg. Section 1.401(a)(9)-2, as amended.

          (c) MINIMUM DISTRIBUTIONS TO BENEFICIARY - DEATH AFTER REQUIRED BEGINNING DATE. If the Participant dies on or after his/her Required Beginning Date (or after he/she commences payments under an irrevocable annuity), any remaining benefit will be paid to the Beneficiary at least as rapidly as under the minimum distribution method being used prior to the death of the Participant.

          (d) MINIMUM DISTRIBUTIONS TO BENEFICIARY - DEATH BEFORE REQUIRED BEGINNING DATE. If the Participant dies before his/her Required Beginning Date (and before he/she commences payments under an irrevocable annuity), any benefit to which a Beneficiary is entitled will be distributed to the Beneficiary not later than December 31 of the calendar year containing the fifth anniversary of the death of the Participant, subject to the following:

               (1) Unless an option is available and is elected in the Adoption Agreement not to allow this exception to the fifth anniversary rule, payments to a designated Beneficiary may extend beyond December 31 of the calendar year containing the fifth anniversary of the death of the Participant if minimum distributions are paid over a period not exceeding the life expectancy of such designated Beneficiary or payments are made under an annuity contract over the life of such designated Beneficiary (subject to recalculation in the event of a Spouse as provided in subsection (g)), provided such payments begin not later than December 31 of the calendar year following the calendar year of the death of the Participant.

               (2) Unless an option is available and is elected in the Adoption Agreement not to allow this exception to the fifth anniversary rule, if the designated Beneficiary is the Surviving Spouse of the Participant, payments pursuant to paragraph (1) may begin at any time not later than December 31 of the calendar year after the calendar year in which falls the later of the following dates:

                    (A)  The date of death of the Participant; or

                    (B)  The date the Participant would have reached age 70 1/2.

               (3) If a Surviving Spouse who is entitled to benefits under this subsection (d) dies before the date distributions to the Surviving Spouse are required to begin under paragraph (1) or (2), as applicable, this subsection (other than paragraph (2)) will be applied as if the Surviving Spouse were the Participant, with the date of death of the Surviving Spouse being substituted for the date of death of the Participant and, if the Surviving Spouse is allowed to designate a successor Beneficiary under Sec. 13.4, with the designated Beneficiary of the Surviving Spouse being substituted for the designated Beneficiary of the Participant.

               (4) If more than one Beneficiary is entitled to benefits following the death of the Participant, the interest of each Beneficiary will be segregated into a separate Contribution Account or subaccount thereof for purposes of applying this section and for purposes of investments under Article VIII.

               (5) If an annuity contract has been purchased and distributed to the Participant and if payments under that contract have irrevocably commenced prior to the Required Beginning Date, subsection (c), rather than this subsection (d), will apply to payments following the death of the Participant.

          (e) CALCULATION OF MINIMUM DISTRIBUTION. The amount of the minimum distribution for each calendar year, beginning with the first calendar year for which a minimum distribution is required, must be at least equal to the quotient obtained by dividing the Benefit measured as of the most recent Valuation Date preceding the calendar year (increased by the amount of any contributions allocated to, and decreased by the amount of any distributions made from, the Participant's Contribution Accounts as of a date in the preceding calendar year following such Valuation Date) by the number of years of life expectancy which remain, determined as provided in subsection (g).

               (1) For purposes of this subsection, the first calendar year for which a minimum distribution is required will be determined as follows:

                    (A) In the case of minimum distributions to the Participant, the first calendar year for which a minimum distribution is required is the year preceding the calendar year which contains the Participant's Required Beginning Date. The minimum distribution for subsequent calendar years, including the calendar year which contains the Participant's Required Beginning Date, must be made on or before December 31 of that calendar year.

                    For purposes of this subsection, if any portion of the
               minimum distribution for the first calendar year for which a minimum distribution is required is made during the next calendar year and on or before the Required Beginning Date, that

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                                       47
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               distribution will be treated as if it had been made in the previous calendar year.

                    (B) In the case of minimum distributions to a designated Beneficiary pursuant to subsection (d), the first calendar year for which a minimum distribution is required is the calendar year containing the latest date by which minimum distributions must start under subsection (d).

               (2) Any minimum distribution method under this section will be elected by the individual entitled to the minimum distributions and the election will specify the method for determining life expectancies under subsection (g). The election will be irrevocable after the date minimum distributions are required to start under subsection (b) or
          (d), except that:

                    (A) The individual entitled to minimum distributions may elect to receive a larger amount at any time.

                    (B) If the Participant elects to calculate minimum distributions by reference solely to his/her life expectancy, and he/she has a designated Beneficiary as of the Required Beginning Date, the minimum distributions after the life expectancy of the Participant is zero may be made by reference to the remaining joint life and last survivor expectancy of the Participant and designated Beneficiary.

                    (C)  An election may be modified as allowed under Code
               Section 401(a)(9).

               (3) Notwithstanding the foregoing, if the designated Beneficiary is not the Participant's Spouse, the amount to be distributed to the Participant for each year, beginning with the first calendar year for which a distribution is required, will not be less than the quotient obtained by dividing the Benefit by the applicable divisor determined from the table set forth in Q&A-4 of Prop. Treas. Reg. Section 1.401(a)(9)-2, as amended. Distributions after the death of the Participant will be made without regard to this paragraph (3).

          (f) CALCULATION OF ANNUITY DISTRIBUTIONS. If a Benefit is applied to purchase an annuity contract, the issuer of the contract may be any company engaged in the business of issuing annuity contracts, and the contract must satisfy the following requirements:

               (1) If the Participant has elected a term-certain annuity, the annuity contract must provide for periodic payments over a fixed period no longer than the applicable life expectancy or joint life and last survivor expectancy allowed under subsection (b) or (d). The total annual payment may not be less than the amount determined under the formula in subsection (e). Life expectancies for this purpose will be determined pursuant to subsection (g) at the time payments begin. The annuity contract will be endorsed to prohibit any optional settlement which provides for payment in any form of a life annuity.

               (2) If the Participant has elected a life-contingent annuity, the annuity contract must provide for periodic payments over the life of the Participant or Beneficiary, over the joint lives of the Participant and the designated Beneficiary.

               (3) All annuity contracts purchased hereunder must be nontransferable.

          Distributions under an annuity contract will be made in accordance with the requirements of Code Section 401(a)(9) and the regulations thereunder, and the provisions of any annuity contract will comply with the requirements of the Plan.

          (g) LIFE EXPECTANCIES. For purposes of this section, life expectancies initially will be determined based on the birth dates occurring in the first calendar year for which a minimum distribution is required, using the expected return multiples in Tables V and VI of Treas. Reg. Section 1.72-9 as amended in accordance with regulations under Code
     Section 401(a)(9). Such determinations will also be in accordance with the following:

               (1) For life expectancies determined for purposes of minimum distributions to the Participant starting as of his/her Required Beginning Date, life expectancies will be calculated based on the Participant's (and the designated Beneficiary's) age as of the birthday in the calendar year preceding the calendar year which contains the Participant's Required Beginning Date. For purposes of calculating the minimum distribution for each subsequent calendar year, one of the following methods will apply based upon the election (or default election) under paragraph (3):

                    (A) If the life expectancy of the Participant (or the joint life and last survivor expectancy of t he Participant and the designated Beneficiary who is a Surviving Spouse) is being recalculated, then the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the Surviving Spouse) will be recalculated using the Participant's (and the Spouse's) actual age as of the Participant's (and the Spouse's) birthday in each subsequent calendar year.

                    (B) If the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and the designated Beneficiary) is not being recalculated, then the initial life expectancy (or joint life and last survivor expectancy) will be reduced by one for each subsequent calendar year.

                    (C) If a joint life and last survivor expectancy is being determined by recalculating one

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

               but not both of the joint lives, then the joint life and last survivor expectancy will be recalculated using (i) the actual age of the individual whose life expectancy is being recalculated as of the individual's birthday in each subsequent calendar year and
               (ii) the adjusted age of the individual whose life expectancy is not being recalculated. An individual's "adjusted age" for this purpose is determined in accordance with regulations under Code
               Section 401(a)(9).

               (2) For life expectancies determined for purposes of minimum distributions to a Beneficiary if the Participant dies prior to his/her Required Beginning Date, the designated Beneficiary's life expectancy will be calculated based on the Beneficiary's age as of the birthday in the calendar year in which minimum distributions are required to start to the Beneficiary. For purposes of calculating the minimum distribution for each subsequent calendar year, one of the following methods will apply:

                    (A) If the designated Beneficiary is the Participant's Surviving Spouse, and the life expectancy is being recalculated, then the Surviving Spouse's life expectancy will be recalculated using the Surviving Spouse's actual age as of the Surviving Spouse's birthday in each subsequent calendar year.

                    (B) If the designated Beneficiary's life expectancy is not being recalculated, then the initial life expectancy will be reduced by one for each subsequent calendar year.

               (3) At the election of the Participant, the life expectancy of a Participant or the life expectancy of a designated Beneficiary who is the Participant's Spouse, or both of their life expectancies, may be recalculated each year, unless an option is available and is elected in the Adoption Agreement to not allow recalculation or to limit recalculation to the life expectancy of the Participant, in which case such election will control under the Plan. If recalculation is permitted at the election of the Participant, such election must be made no later than the date distributions are required to start under subsection (b) or (d), and will be irrevocable after such date. If no election is made by the date distributions are required to start under subsection (b) or (d), life expectancies will be recalculated unless an option is available and is elected in the Adoption Agreement not to have default recalculation, in which case such election will control under the Plan. The life expectancy of a Beneficiary who is not the Participant's Spouse may not be recalculated.

               (4) If the life expectancy of a Participant (or the Participant's Spouse) is being recalculated, the recalculated life expectancy of the Participant (or Spouse) will be reduced to zero in the calendar year following the calendar year in which Participant (or Spouse) dies.

               (5) If an annuity contract has been purchased and distributed to the Participant and if payments under that contract start prior to the Required Beginning Date, life expectancies for purposes of applying this subsection will be initially calculated as of the calendar year such payments commence. If an annuity is purchased with the remaining interest following the Participant's death and is distributed to the designated Beneficiary, and that annuity is scheduled to start immediately, life expectancies for purposes of applying this subsection will be initially calculated as of the calendar year in which the purchase is made.

               (6) If there is more than one designated Beneficiary, the life expectancy of the designated Beneficiary with the shortest life expectancy will be used for purposes of calculating minimum distributions under this section. If the designated Beneficiary is a trust, the life expectancy of the designated Beneficiary will be zero unless the trust complies with the requirements for look-through to the shortest life expectancy of the beneficiaries of the trust as provided in regulations or proposed regulations under Code Section 401(a)(9).

          (h) TRANSITION RULES. Notwithstanding the foregoing, but subject to the annuity requirements of Sec. 12.6, distributions may be made to any Participant or Beneficiary pursuant to any designation made prior to January 1, 1984 which satisfied all the requirements of this subsection (regardless of when distributions commence):

               (1) The distribution must be one which would not have disqualified the Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

               (2) The distribution must be in accordance with a method of distribution designated by the Participant whose interest is being distributed or, if the Participant is deceased, by his/her Beneficiary.

               (3) Such designation must have been in writing, signed by the Participant or the Beneficiary, and made before January 1, 1984.

               (4) The Participant must have accrued a benefit under the Plan as of December 31, 1983.

               (5) The method of distribution designated by the Participant or the Beneficiary must specify the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries listed in order of priority.

               (6) A distribution upon death will not be covered by this subsection unless the designation contains

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                                       49
          the required information described above with respect to the distributions to be made upon the death of the Participant.

               (7) For any distribution which commenced before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in paragraphs (1) and (5).

               (8) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the regulations thereunder, but for the TEFRA 242(b)(2) election. For calendar years beginning after 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the Income Tax Regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and Q&A J-3 of the aforesaid regulation will control.

     12.8  DIRECT ROLLOVERS.

          (a) ELIGIBLE ROLLOVER DISTRIBUTIONS. An Eligible Rollover Distributee may elect to have all or any portion of an Eligible Rollover Distribution of at least $500 (or such lesser amount as may be prescribed from time to time by the Plan Administrator) paid directly to one or more Eligible Retirement Plans.

          An Eligible Rollover Distributee may not elect a direct rollover of any deemed distribution resulting from an outstanding loan under the Plan to a Participant.

          (b) TAX INFORMATION REQUIREMENTS. The Plan Administrator will provide the Participant with the tax information required under Code Section 402(f) in such manner and in accordance with such timing rules as apply to the information required under Sec. 12.5(e).

          The tax information required under Code Section 402(f) may be provided more than 90 days prior to the Benefit Starting Date under circumstances expressly authorized in Treas. Reg. Section 1.402(f)-1, but only if the Plan Administrator then provides the Participant with a summary of such information within the time period specified in Sec. 12.5(e).

          (c) DEFAULT ROLLOVER. If this option is available and is elected in the Adoption Agreement, a Participant or Beneficiary who fails to provide a timely rollover election with respect to a Benefit subject to cash-out under Sec. 12.4 will be deemed to have elected a rollover to a Putnam Traditional IRA.

          (d) DEFINED TERMS. The following definitions apply for purposes of this section (or where the context requires elsewhere in the Plan):

               (1) "Eligible Rollover Distribution" - means any distribution of all or any portion of the balance to the credit of the Eligible Rollover Distributee except:

                    (A) Any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Eligible Rollover Distributee or the joint lives (or joint life expectancies) of the Eligible Rollover Distributee and his/her designated Beneficiary, or for a specified period of ten years or more;

                    If partial distributions are allowed under the Adoption
               Agreement and the Plan Administrator establishes a methodology for systematic partial distributions, then any distributions made under that methodology will be excepted under the prior paragraph only if (i) the methodology would result in substantially equal payments within the meaning of Notice 89-25 (or subsequent guidance issued by the Internal Revenue Service), and (ii) the methodology would necessarily result in payments over a period of at least 10 years (if the assumptions (if any) used in the methodology are true);

                    (B) Any distribution to the extent such distribution is a minimum distribution required under Code Section 401(a)(9) that is paid on or after the January 1 of the calendar year prior to the calendar year in which falls the Required Beginning Date;

                    (C) The portion of any distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Qualifying Employer Securities or Predecessor Employer Securities);

                    (D) Any distribution received on or after January 1, 1999 (or such later date as the Plan Administrator chooses to implement this provision,

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                                       50
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               but not later than January 1, 2000) from an Employee Pre-Tax
               Contribution Account for Hardship prior to Termination of Service; or

                    (E) Any other amount excluded under regulations or other guidance issued by the Internal Revenue Service.

               (2)  "Eligible Rollover Distributee" - means:

                    (A)  Any Employee or former Employee;

                    (B) The Surviving Spouse of any Employee or former Employee; or

                    (C) The Spouse or former Spouse of any Employee or former Employee who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)).

               (3) "Eligible Retirement Plan" - means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), or any other plan or account allowed under future legislation or regulation that accepts the Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     12.9 SOURCE OF FUND. The Plan Administrator may establish ordering rules specifying how distributions are to be drawn from the various Contribution Accounts of a Participant and from the various investments of a Contribution Account. In the absence of such rules, distributions will be drawn from the various Contribution Accounts on a pro-rata basis and the investments of a Contribution Account will be liquidated on a pro-rata basis.

     12.10 ACCOUNTING FOLLOWING TERMINATION OF SERVICE. A Participant's Benefit (or the remaining part thereof) will continue to be revalued as of each Valuation Date until full distribution of the Benefit has been made to the Participant or Beneficiary. Payment of the premium on an annuity contract for a distributee will be considered a full distribution for this purpose.

     12.11 REEMPLOYMENT. Payments under the Plan (other than payments under an irrevocable annuity) will cease upon reemployment of a Participant by any Controlled Group Member (except as provided by the minimum distribution rules of Code Section 401(a)(9)) and the Account will thereafter be available for withdrawal or distribution in accordance with the terms of the Plan.

     12.12 BENEFITS LIMITED TO PLAN ASSETS. All benefits to which any Person is entitled under the Plan will be provided only out of the Plan Assets and only to the extent that the Plan Assets are adequate therefore. No benefits are provided under the Plan except those expressly described herein.

     12.13 MINORS AND INCOMPETENT PAYEES. If a Participant or Beneficiary is a minor, or if the Plan Administrator believes that a Participant or Beneficiary is not able to care for his/her affairs because of a mental or physical condition, payments due such individual may be made to his/her parent (in the case of a minor), guardian, conservator, or other legal personal representative upon the furnishing of evidence of such status that is satisfactory to the Plan Administrator. Before such evidence is furnished, payments due the individual may be made, for such individual's use and benefit, to any individual or institution then in the opinion of the Plan Administrator caring for or maintaining the individual. The Plan Administrator will have no liability with respect to payments so made and will have no duty to make inquiry as to the competence of any individual entitled to receive payments hereunder.

     12.14 BENEFITS MAY NOT BE ASSIGNED OR ALIENATED. A Participant's or Beneficiary's interest in the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, directly or indirectly, subject to the following:

          (a) DOMESTIC RELATIONS ORDERS. This does not prohibit the Account of, or payments being made to, a Participant under the Plan from being assigned pursuant to a domestic relations order that is determined by the Plan Administrator to be a qualified domestic relations order (as defined in Code Section 414(p)), or a domestic relations order entered before January 1, 1986. Such assignments will be subject to the provisions of Sec. 21.5.

          (b) CONVICTIONS AND JUDGMENTS. This does not prohibit a payment made (or eligible to be made) to a Participant under the Plan from being offset by an amount that the Participant is ordered or required to pay to the Plan if the following conditions are satisfied:

               (1) The order or requirement to repay must arise under a judgment of conviction for a crime involving the Plan, under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA, or pursuant to a settlement agreement between the Secretary of Labor and the Participant in connection with a violation (or alleged violation) of
          Part 4 of such Subtitle;

               (2) The judgment, order, decree or settlement agreement must be issued or entered into on or after August 5, 1997;

               (3) The judgment, order, decree or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the payment made (or eligible to be made) to the Participant under the Plan; and

               (4) In a case in which the payment made (or eligible to be made) to the Participant is subject to the annuity requirements of Sec. 12.6, and the Participant has a Spouse at the time at which the offset is to be made, the Spouse must either:

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                                       51
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                    (A)  Consent to the offset (with such consent obtained in
               accordance with Sec. 12.6) or, have previously elected to waive the Qualified Joint and Survivor Annuity or Qualified Prere-tirement Survivor Annuity;

                    (B) Have been ordered or required in such judgment, order, decree or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of ERISA; or

                    (C) Have retained the right under such judgment, order, decree or settlement to receive a survivor annuity form of benefit pursuant to Code Section 401(a)(11).

          (c) OTHER EXCEPTIONS. This does not prohibit the Plan from recognizing any other assignment expressly allowed under Code Section 401(a)(13) and ERISA, including, but not limited to:

               (1) The enforcement of a Federal (but not State) tax levy, or collection on a judgment resulting from an unpaid tax assessment;

               (2) Any arrangement for withholding of Federal, State or local tax from benefit payments;

               (3) Any arrangement for the recovery of overpayments of benefits previously paid to a Participant or Beneficiary; or

               (4) Any arrangement for direct deposit of benefit payments (including into a joint bank account for the Participant and his/her Spouse).

     12.15 CONDITIONS PRECEDENT TO RECEIPT OF A BENEFIT. A Participant or Beneficiary is not entitled to a Benefit under the Plan until he/she has submitted all relevant data reasonably requested by the Plan Administrator (including, but not limited to, proof of birth or death), and until his/her right to that Benefit has been finally determined by the Plan Administrator.

     12.16 TRANSFER TO OTHER QUALIFIED PLAN. In lieu of distributing a Benefit under the Plan, the Plan Administrator may direct the Trustee to make a direct transfer of assets and liabilities from the Plan to some other plan which meets the requirements for qualification under Code Section 401(a), subject to the following:

          (a) NO EFFECT ON QUALIFICATION. Any such transfer will be made only if the Plan Administrator has received evidence acceptable to it that such transfer will not adversely affect the qualified status of the Plan, including evidence that the recipient plan is a qualified plan, that it contains provisions specifically authorizing it to receive direct transfers from other plans, and that the recipient plan will satisfy the applicable requirements of the Plan and the Code with respect to the transferred funds following the transfer (including but not limited to the requirements of Code Section 411(d)(6) and 417).

          (b) NOTICES. Any necessary notices will have been filed with the Internal Revenue Service at least 30 days prior to the date assets are transferred.

          (c) NO RIGHTS AFTER TRANSFER. In the event a transfer of assets and liabilities occurs under this section, each affected Participant or Beneficiary will thereafter be entitled to no further Benefit from the Plan based on Service prior to the transfer.

     12.17 SPECIAL DISTRIBUTION PROVISIONS. If the Plan includes (or included in the past) an Employee Pre-Tax Contribution Component, the Plan Administrator may direct that a Participant's Benefit be distributed upon the occurrence of any of the following events:

          (a) TERMINATION WITHOUT SUCCESSOR PLAN. The termination of the Plan without the establishment of or maintenance of a successor defined contribution plan (as defined in Treasury Regulation Section 1.401(k)-1(d)(3)) other than an employee stock ownership plan (as defined in Code Section 4975(e)), a simplified employee pension plan (as defined in Code Section 408(k)), or a SIMPLE IRA Plan (as defined in Code Section 408
     (p)).

          (b) SALE OF ASSETS OF TRADE OR BUSINESS. The disposition by a Participating Employer that is a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such Participating Employer if such Participating Employer continues to maintain the Plan after the disposition.

          This subsection (b) applies only with respect to an individual who continues employment with the corporation acquiring such assets.

          (c) SALE OF SUBSIDIARY. The disposition by a Participating Employer that is a corporation to an unrelated entity of such Participating Employer's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such Participating Employer continues to maintain the Plan after the disposition.

          This subsection (c) applies only with respect to an individual who continues employment with such subsidiary.

     Any distributions that may be made pursuant to one or more of the foregoing distributable events are subject to any applicable consent requirements for the Participant or Spouse under this Article. In addition, distributions made due to an event described in this section will be made in a lump sum.

     12.18 TAX WITHHOLDING. The Plan Administrator will be responsible for the withholding of all taxes which are required to be withheld from any payment under the Plan and will direct the Trustee regarding any such withholding, unless the Trustee has agreed to be responsible for tax withholding and remitting, in which case the Plan Administrator will provide all information reasonably requested by the Trustee to enable the Trustee to so withhold and remit.

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     12.19 DISPUTED PAYMENTS. The Plan Administrator or Trustee may withhold any payment to a Participant or Beneficiary if a dispute arises over the propriety of such payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may deposit the money into court or commence an interpleader action or take whatever other steps it deems appropriate. The Plan Administrator will be responsible for explaining to the claimants the nature of the dispute and why payment has not been made.

     The Participating Employers will indemnify the Trustee for any and all actions it takes in good faith under this section.

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ARTICLE XIII - DESIGNATION OF BENEFICIARY

     13.1 BENEFICIARY DESIGNATION. A Participant may designate any Person as his/her Beneficiary to receive any amount payable under the Plan as a result of his/her death. However, a Participant may designate a class (e.g., "children") as Beneficiary only if class designations are permitted by the Plan Administrator.

     A Participant may change or revoke a designation previously made without the consent of any Beneficiary named therein, except as limited by Sec. 13.2. If the Spouse of a Participant is designated as a Beneficiary and the Spouse and Participant divorce, the designation will be applied as if the Spouse had predeceased the Participant unless otherwise provided in the rules prescribed by the Plan Administrator, or unless otherwise required under a qualified domestic relations order, as defined in Code Section 414(p). If a Participant designates any other Beneficiary by name that is accompanied by a description of a legal, business or family relationship or only by such a description of relationship to the Participant, such Beneficiary will be deemed to have predeceased the Participant if such relationship has been dissolved or no longer exists at the death of the Participant, unless otherwise provided in the rules prescribed by the Plan Administrator.

     The Plan Administrator will be responsible for determining the identity of the Beneficiary.

     The Plan Administrator and all parties involved in making payment to a Beneficiary may rely on the latest designation on file prior to the date of the death of the Participant (or may make payment pursuant to Sec. 13.3 if a designation is not on file), will be fully protected in doing so, and will have no liability whatsoever to any Person making claim for such payment under a subsequently filed designation or for any other reason.

     13.2 SPECIAL REQUIREMENTS FOR MARRIED PARTICIPANTS. A Participant who has a Spouse is subject to the following rules:

          (a) PARTICIPANTS SUBJECT TO ANNUITY REQUIREMENTS. If the Participant is subject to the annuity requirements of Sec. 12.6, the waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and the designation of a Beneficiary must be made in accordance with a Qualified Election under Sec. 12.6.

          (b) OTHER PARTICIPANTS. If the Participant is not subject to the annuity requirements of Sec. 12.6, his/her Surviving Spouse will be his/her sole Beneficiary unless the Spouse has consented to the designation of additional or different Beneficiaries in an election that satisfies the requirements to be a Qualified Election under Sec. 12.6 (but without regard to any information requirements thereunder). However, consent is not required if it is established to the satisfaction of the Plan Administrator that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as may be prescribed by federal regulations. In addition, if this option is available and is elected in the Adoption Agreement, this consent requirement will not apply until the Participant and Spouse have been married for one year.

     This section applies only to a Participant who has at least one Hour of Service on or after August 23, 1984.

     13.3 NO DESIGNATION. If a Participant has no Surviving Spouse and if the Participant has no designation of Beneficiary on file at the time of his/her death (or if no designated Beneficiary survives the Participant), the Participant's estate will be his/her Beneficiary unless the option to designate a different default Beneficiary is available and is elected in the Adoption Agreement, in which case the Person so designated will be the Beneficiary.

     13.4 SUCCESSOR BENEFICIARY. A Beneficiary may not designate a successor Beneficiary unless this option is available and is elected in the Adoption Agreement. If a Beneficiary is permitted to designate a successor Beneficiary, such designation may not be made prior to the death of the Participant, and if made after the death of the Participant, will not be effective to the extent that it would operate to change any designation made by a Participant (e.g., if a Participant had designated a contingent Beneficiary to take on the death of the primary Beneficiary, the primary Beneficiary cannot change that designation). If a Beneficiary is not permitted to or does not designate a successor Beneficiary, any benefit remaining payable under the Plan at the death of the Beneficiary will be payable to the estate of the deceased Beneficiary.

     Notwithstanding the prior paragraph or any election made in the Adoption Agreement, if a Participant dies prior to his/her Required Beginning Date (and prior to commencement of an irrevocable annuity), if his/her Surviving Spouse is the Beneficiary, such Surviving Spouse may designate a successor Beneficiary if so permitted by the Plan Administrator. If a Surviving Spouse is permitted to designate a successor Beneficiary, such designation will be made in accordance with the same rules (other than Sec. 13.2) applicable to a designation by the Participant.

     13.5 INSURANCE CONTRACT. Notwithstanding the foregoing, if any benefits are payable under a contract issued by an insurance company to a Participant, that contract will govern the designation of Beneficiary with respect to such benefits, except to the extent the contract is inconsistent with the provisions of Sec. 12.6 or 13.2. In this situation, the Participant's Spouse must be the beneficiary under any such insurance contracts unless the spousal consent requirements of said sections are satisfied.

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ARTICLE XIV - ADMINISTRATION OF PLAN

     14.1  ADMINISTRATION.

          (a) PLAN ADMINISTRATOR. The Lead Employer will be the Plan Administrator, unless the option to designate a different Plan Administrator is available and is elected in the Adoption Agreement, in which case the Person so designated will be the Plan Administrator.

          If the Lead Employer is the Plan Administrator and the Lead Employer delegates administrative authority to a committee of individuals, or if the Plan Administrator is a committee of individuals, the Lead Employer may establish rules of procedure for the committee, including rules regarding how such committee is to act (e.g., by meeting or by agreement without a meeting), the vote required for action by the committee (e.g., a majority or a majority of a quorum), and other procedures for the operation of the committee as deemed appropriate by the Lead Employer. Any such committee may delegate authority among the members of the committee unless such delegation is expressly prohibited by the Lead Employer.

          (b) AUTHORITY AND DUTIES OF PLAN ADMINISTRATOR. The Plan Administrator will manage the operation and administration of the Plan and make all decisions and determinations incident thereto, except to the extent that authority with respect to a particular item is expressly reserved to another Person in the Plan or Trust Agreement or is delegated to another Person by the Lead Employer. The duties of the Plan Administrator will include (but are not limited to) the following:

               (1) To ensure proper determination of eligibility to participate in each Component of the Plan;

               (2) To ensure proper implementation of pay reduction agreements under the payroll system of the Participating Employers (as necessary to provide for Employee Pre-Tax Contributions, Employee After-Tax Contributions, loan repayments or for any other purpose under the
          Plan);

               (3)  To ensure proper allocation of contributions;

               (4) To ensure proper determination of the eligibility for, and the amount, manner and timing of any distribution of, benefits from the Plan;

               (5) To ensure proper documentation and disbursements of loans and proper repayment of loans made by Participants;

               (6)  To ensure proper resolution of any claim for benefits;

               (7) To ensure proper distribution of all statements and information required by law to Participants and Beneficiaries;

               (8) To ensure proper filing of all information, reports and other documents required by law with the Internal Revenue Service, the Department of Labor or other governmental agencies; and

               (9) To ensure compliance with all disclosure requirements of ERISA.

          (c) RULES AND PROCEDURES, ELECTIONS, INFORMATION AND CONSENTS. The Plan Administrator may establish rules and procedures for the proper administration of the Plan as are deemed appropriate by the Plan Administrator. The Plan Administrator will ensure that any such rules and procedures comply with applicable law and terms of the Plan, and that such rules and procedures do not result in impermissible discrimination in favor of Highly Compensated Employees.

          Any election, designation, investment direction, pay reduction or withholding agreement, notice, consent or other communication required or allowed of a Participant, Spouse or Beneficiary must be made in such manner and in accordance with such rules as may be prescribed by the Plan Administrator. The Plan Administrator may require or allow that the election, designation, investment direction, pay reduction or withholding agreement, notice, consent or other communication be given in writing (that is, on paper), or by means of voice response or other electronic media to the extent that the use of voice response or other electronic media is not prohibited by the Code or ERISA.

          Any direction, notice or other communication between the Plan Administrator (or its designee) and Putnam Fiduciary Trust Company, the Trustee or a Participant, Spouse or Beneficiary may be in writing (that is, on paper) or by telephone or other electronic media to the extent that the use of telephone or other electronic media is not prohibited by the Code or ERISA.

          (d) RECORDKEEPERS AND OTHER NON-DISCRETIONARY SERVICE PROVIDERS. The Plan Administrator may retain a re-cordkeeper and other non-discretionary service providers as deemed appropriate by the Plan Administrator. The Plan Administrator is responsible for the overall operation and administration of the Plan, and is responsible for providing the recordkeeper or other non-discretionary service provider with all data and other information necessary for the record-keeper or service provider to perform the services for which it was retained under the Plan. A recordkeeper or other non-discretionary service provider may act on directions which the recordkeeper or service provider deems in good faith to have been authorized by the Plan Administrator, and may rely on (without any obligation to inquire as to the validity or correctness of) the data and other information supplied by the Plan Administrator.

          (e) RECORDKEEPING TRANSITIONS. In the event of a change in recordkeepers for the Plan, a transition or "blackout" period may occur during which withdrawals, distributions, loans, investment changes and other transactions may be suspended to provide for an orderly and accurate transfer

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     of records. The Lead Employer assumes full responsibility for any and all claims that relate to the blackout period, including, but not limited to, claims based on the resulting delay in the processing of withdrawals and distributions or based on investment performance during the period in which investment transactions are suspended.

     14.2  FIDUCIARY PROVISIONS.

          (a) NAMED FIDUCIARIES. The Lead Employer will be responsible for selecting, allocating the fiduciary responsibilities among, and monitoring the performance of the Named Fiduciaries. Any Person may serve in more than one fiduciary capacity with respect to the Plan.

          (b) AUTHORITY AND DUTIES OF FIDUCIARIES. A Named Fiduciary will have such authority and responsibility as may be assigned under the Plan or Trust Agreement, or as may be delegated to the Named Fiduciary by the Lead Employer, and a Named Fiduciary will be recognized and treated as a fiduciary only with respect to the particular fiduciary functions as to which such fiduciary has authority and responsibility.

          A Named Fiduciary (or any other fiduciary) will discharge his/her/its duties with respect to the Plan solely in the interests of Participants and their Beneficiaries and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. A fiduciary with respect to the Plan will not cause the Plan to engage in any prohibited transaction within the meaning of ERISA.

          (c) ADVISERS. A Named Fiduciary may retain one or more Persons to render advice with regard to any authority or responsibility such fiduciary has under the Plan.

     14.3  COMPENSATION, FEES AND EXPENSES.

          (a) COMPENSATION. A Named Fiduciary (other than an Employee, Participant or a Controlled Group Member), and a recordkeeper or other non-discretionary service provider to the Plan, will be entitled to receive such reasonable compensation for services rendered, and for the reimbursement of expenses properly and actually incurred in the performance of such services, as may be agreed to between the fiduciary, recordkeeper or other non-discretionary service provider and the Lead Employer.

          (b) PAYMENT OF COMPENSATION, FEES AND EXPENSES OUT OF PLAN ASSETS. Compensation and expense reimbursements payable to fiduciaries, and to recordkeepers and other non-discretionary service providers, and any other fees and expenses incurred in the operation or administration of the Plan, may be paid out of Plan Assets if not prohibited by ERISA. Such other fees and expenses include, but are not limited to, recordkeeping fees, trustee and custodial fees, check processing fees, fees and expenses for investment education or advice services, premiums on bonds required under ERISA, and also any direct costs (including any of the above fees and expenses initially paid by a Participating Employer) incurred by any Participating Employer to the extent that payment of such amounts out of the Plan Assets is not prohibited by ERISA.

          The Plan Administrator will provide such information to Participants and Beneficiaries as the Plan Administrator deems appropriate with respect to fees and fee arrangements of any service provider or investment, and no Trustee or service provider will have any responsibility for providing such information to any Participant or Beneficiary.

     14.4 RECORDS. The Plan Administrator will retain such records as are required by ERISA (or any other applicable law). Records will be retained as long as necessary for the proper administration of the Plan and at least for any period required by ERISA (or other applicable law).

     The Plan Administrator will be responsible for providing directions to any Person performing any function in the operation or administration of the Plan or the investment or control of Plan Assets as to the records to be retained by the Person, the format of such records and the length of time such records are to be retained for purposes of the Plan.

     14.5 COMMUNICATIONS TO PAYEES. A Participant, Beneficiary or alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)) will be obligated to keep his/her address current with the Plan Administrator, and any communications sent by the Plan Administrator (or any recordkeeper or other service provider to the Plan) to a Participant, Beneficiary or alternate payee at his/her last known mailing address will be sufficient under the Plan and will be binding on the Person.

     14.6 CORRECTION OF ERRORS. The Plan Administrator may cause such equitable adjustments to be made as it considers appropriate to correct any mathematical and accounting errors that may be made or any mistakes that may arise by reason of factual errors in information supplied to the Participating Employers, Plan Administrator, Trustee, recordkeeper, or other non-discretionary service provider.

     The Plan Administrator will be responsible for determining whether any correction made under the Plan is appropriate under the Employee Plans Compliance Resolution System (EPCRS), or any successor procedures issued by the Internal Revenue Service, and all Persons performing any function in the operation or administration of the Plan or the investment or control of Plan Assets may rely on the determination of the Plan Administrator.

     14.7 CLAIMS PROCEDURE. The Plan Administrator will establish a claims procedure consistent with the requirements of ERISA. In the case of a Plan established and maintained pursuant to a collective bargaining agreement, such claims procedure will incorporate any claims procedures set forth in the collective bargaining agreement.

     The following claims procedure will apply in the absence of a different claims procedure established by the Plan Administrator:

          (a) Initial Benefit Claim. The Plan Administrator will establish procedures for benefit elections under the Plan.

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     A Participant or Beneficiary (or authorized representative of such person)
     who does not receive the benefit sought under the election procedures may file a formal claim for benefit with the Plan Administrator.

          The Plan Administrator will process a formal claim for benefits as follows:

               (1) The Plan Administrator will ordinarily provide notification of its claim determination within 90 days of the date on which the claim is received. However, if special circumstances require an extension of the period of time for processing a claim, the Plan Administrator may extend the determination period for up to an additional 90 days by notifying the claimant of the extension, the reason why the extension is necessary, and the date by which the Plan Administrator expects to render the claim determination.

               (2) If a claim is denied in whole or in part, the notification letter will inform the claimant of the specific reason(s) for the denial, reference the specific provisions of the Plan upon which the determination was based, describe any additional material or information necessary to perfect the claim and explain the need for such material or information, describe the Plan's review procedures and deadlines, and reference the claimant's right to bring a civil action under ERISA Section 502(a).

          (b) REVIEW OF DENIAL OF BENEFIT CLAIM. If a claimant wishes to seek review of a claim denial, the claimant (or such person's authorized representative) must request a review within 60 days after receiving notice of the benefit determination. The claimant (and/or such person's authorized representative) will have the opportunity to submit written comments, documents, records, and other information relating to the claim, irrespective of whether these were submitted or considered in the initial claim determination, and to obtain access to and copies of documents, records and other information relevant to the claim.

               (1) Unless paragraph (2) applies, the Plan Administrator will ordinarily provide notification of its review determination within 60 days of the date on which the request for review is received. However, if special circumstances require an extension of the period of time for processing, the Plan Administrator may extend the determination period for up to an additional 60 days by giving the claimant written notice of the extension, the reason why the extension is necessary, a request for any additional information required to complete the review and the date by which the Plan Administrator expects to render the review determination. In addition, if the claimant has failed to provide information necessary to reach a determination on review, the extended determination period will be tolled from the date the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

               (2) If administrative authority for review of claims rests with a committee and the committee holds regularly scheduled meetings at least quarterly, the review determination will be made no later than the date of the committee meeting that immediately follows the receipt of a request for review, unless the request for review is filed within 30 days preceding the date of such meeting. In such case, a review determination may be made by no later than the date of the second meeting following the receipt of the request for review. If special circumstances require a further extension of time for processing, a review determination will be rendered not later than the third meeting of the committee or board following the receipt of the request for review. If such an extension of time for review is required because of special circumstances, the Plan Administrator will provide the claimant with written notice of the extension, describing the special circumstances and the date as of which the review determination is expected to be made, prior to commencement of the extension. If the claimant has failed to provide information necessary to reach a determination upon review, the extended determination period will be tolled from the date the notification of the extension is sent to the claimant until the date on which the claimant responds to the request for additional information. The Plan Administrator will notify the claimant of the review determination as soon as administratively possible, but not later than 5 days after the determination is made.

               (3) If a claim is denied upon review in whole or in part, the notification letter will inform the claimant of the specific reason(s) for the denial, reference the specific provisions of the Plan upon which the determination was based and reference the claimant's right to bring a civil action under ERISA Section 502(a).

     A Participant or Beneficiary will not be entitled to seek judicial review of any claim denial unless he/she has complied with such claims procedure and exhausted his/her review rights under such procedure.

     14.8 BONDING. Plan officials (as defined in ERISA Section 412) will be bonded to the extent required by ERISA. Premiums for such bonding may, in the sole discretion of the Lead Employer, be paid in whole or in part from Plan Assets. The Lead Employer may provide by agreement with any Person that the premium for required bonding will be paid by such Person.

     14.9 WAIVER OF NOTICE. Any notice required under the Plan may be waived by the Person entitled to such notice.

     14.10 AGENT FOR LEGAL PROCESS. The Lead Employer will be the agent for service of legal process with respect to any matter concerning the Plan, unless and until the Lead Employer designates some other Person as such agent.

     14.11 ACTIONS AGAINST THE SECRETARY OF LABOR. The Plan Administrator may bring suit to review a final order of the Secretary of Labor, to restrain the Secretary of Labor from taking any

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actions contrary to the provisions of ERISA, or to compel the Secretary to take any action required under Title I of ERISA. If the Plan Administrator acting in good faith brings any such suit in connection with any matter affecting the Plan, the costs and expenses (including legal fees) of such suit may be paid from the Fund.

     14.12 EFFECT OF CRIMINAL CONVICTION. A Person who has been convicted of a crime will not be permitted to serve as Plan Administrator, fiduciary, officer, trustee, custodian, counsel, agent, or employee of, or as a consultant to, the Plan, if prohibited from so serving by ERISA.

     14.13 QUALIFYING EMPLOYER SECURITIES. The Plan Assets may include Qualifying Employer Securities unless an option is available and is elected in the Adoption Agreement not to allow investment in Qualifying Employer Securities.

     The following rules will apply with respect to Qualifying Employer
Securities:

          (a) SECURITIES LAW COMPLIANCE. The Lead Employer will be responsible for compliance with any applicable federal or state securities law with respect to all aspects of the Plan (by way of example, but not limitation, if Employee Contribution Accounts can be invested in Qualifying Employer Securities, the Lead Employer will be responsible for taking such steps as may be necessary to register the Plan).

          The Lead Employer will be responsible for all reporting and compliance requirements under federal or state securities laws with respect to the ownership of Qualifying Employer Securities by the Plan (including any reports required under section 13 or 16 of the Securities Exchange Act of 1934, as amended).

          (b) TRANSACTIONS WITH DISQUALIFIED PERSONS OR PARTIES IN INTEREST. If Qualifying Employer Securities are purchased or sold by the Plan from or to a "disqualified person" (as defined in Code Section 4975(e)(2)) or a "party in interest" (as defined in ERISA Section 3(14)), and if there is no generally recognized market for such securities, the purchase will be for not more than fair market value and the sale will be for not less than fair market value, as determined in good faith by the Person with power to control such purchase or sale by the Plan. No commissions may be charged with respect to such purchase or sale.

          (c) ERISA LIMIT. The Plan may not acquire Qualifying Employer Securities if such acquisition would cause the Plan to exceed the 10% limit under ERISA Section 407. If the Plan is a profit sharing plan, this limit will not apply to any Component other than the Employee Pre-Tax Component, and will not apply to the Employee Pre-Tax Component under the circumstances described in ERISA Section 407(h); generally if:

               (1) An Employee Pre-Tax Contribution Account may be invested in Qualifying Employer Securities only at the direction of a Participant or Beneficiary (that is, such investments are not required under the terms of the investment policy established by the Lead Employer and are not made at the direction of anyone other than the Participant or Beneficiary);

               (2) On the last day of the prior Plan Year, the fair market value of the assets of all individual account plans (as defined in ERISA Section 407(d)) maintained by any Controlled Group Member does not exceed the 10% of the fair market value of the assets of all pension plans (other than multiemployer plans) maintained by any Controlled Group Member; or

               (3) The portion of a Participant's Employee Pre-Tax Contributions that are required to be invested in Qualifying Employer Securities (or qualifying employer real property) for any Plan Year does not exceed 1% of the Participant's Plan Compensation for the Plan Year.

          (d) VOTING. The Lead Employer (or a Named Fiduciary designated by the Lead Employer) will be responsible for voting Qualifying Employer Securities unless an option is available and is elected in the Adoption Agreement to allow voting by another Person, in which case such election will control under the Plan. If the Participants and Beneficiaries control voting rights, any Qualifying Employer Securities for which a Participant or Beneficiary does not give timely direction, and any Qualifying Employer Securities held in a Pending Allocation Account, will be voted in the same proportion as the vote cast with respect to Qualifying Employer Securities for which timely directions are given unless otherwise specified in the Adoption Agreement.

          The Plan Administrator will be responsible for selecting an agent to effectuate any such vote ("Voting Agent"). The Plan Administrator will, before each meeting of shareholders, cause to be sent to each Person with power to control such voting rights a copy of any information provided to shareholders and, if applicable, a form for instructing the Voting Agent. The Voting Agent may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

          If Participants and Beneficiaries control voting rights, the Participants and Beneficiaries will be deemed to be Named Fiduciaries of the Plan. The Voting Agent will hold their individual directions in confidence and, except as required by law, will not divulge or release such individual directions to anyone associated with any Control Group Member. The Plan Administrator may require verification of compliance by the Voting Agent with the directions received from Participants by any independent auditor selected by the Plan Administrator, provided that such auditor agrees to maintain the confidentiality of such individual directions.

          (e) TENDER DECISIONS. The Lead Employer (or a Named Fiduciary designated by the Lead Employer) will be responsible for the decision whether to tender in response to a tender or exchange offer for Qualifying Employer Securities, or the decision to take cash or stock for Qualifying Employer Securities in response to a cash or stock offer made in

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     connection with a significant corporate event (as defined below) unless an option is available and is elected in the Adoption Agreement to allow such decisions to be made by another Person, in which case such election will control under the Plan. If the Participants and Beneficiaries control such decisions, any Qualifying Employer Securities for which a Participant or Beneficiary does not give timely direction, and any Qualifying Employer Securities held in a Pending Allocation Account, will not be tendered unless otherwise specified in the Adoption Agreement.

          The Plan Administrator will be responsible for selecting an agent to effectuate any such direction ("Tender Agent"). The Plan Administrator will, as soon as practicable after the commencement of a tender or exchange offer, cause each Person with power to control the response to such tender or exchange offer to be advised of the terms of the offer and, if applicable, to be provided with a form for instructing the Tender Agent. In advising such Persons of the terms of the offer, the Lead Employer may require the Plan Administrator to include statements from its board of directors setting forth the board's position with respect to the offer.

          If Participants and Beneficiaries control tender decisions, the Participants and Beneficiaries will be deemed to be Named Fiduciaries of the Plan. The Tender Agent will hold their individual directions in confidence and, except as required by law, will not divulge or release such individual directions to anyone associated with any Control Group Member. The Plan Administrator may require verification of compliance by the Tender Agent with the directions received from Participants by any independent auditor selected by the Plan Administrator, provided that such auditor agrees to maintain the confidentiality of such individual directions.

          If the tender or exchange offer is limited so that all of the shares that the Participants have directed to be tendered or exchanged cannot be tendered or exchanged, the shares that each Participant has directed to be tendered or exchanged will be deemed to have been tendered or exchanged in the same ratio that the number of shares actually tendered or exchanged bears to the total number of shares that the Participants have directed to be tendered or exchanged.

          A "significant corporate event" for this purpose will mean any corporate merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business, or such similar transaction as may be prescribed in regulations under Code Section 409(e)(3).

     14.14 PREDECESSOR EMPLOYER SECURITIES. The Plan Assets may include Predecessor Employer Securities (for example, such securities may have been held by the Plan while the Lead Employer was part of another controlled group of corporations, or may result from a transfer of account balances and assets from a plan maintained by a Predecessor Employer or the merger of a plan previously maintained by a Predecessor Employer with and into the Plan).

     Voting rights with respect to Predecessor Employer Securities will be exercised by the Lead Employer (or by a Named Fiduciary designated by the Lead Employer). The investment decisions specified in Sec. 14.13(e) with respect to Predecessor Employer Securities will be made in the manner that applies to Qualifying Employer Securities under Sec. 14.13(c).

     14.15 EXERCISE OF DISCRETIONARY AUTHORITY. The Plan Administrator, and any other Person who has authority with respect to the management or administration of the Plan or the investment or control of Plan Assets may exercise that authority in his/her/its full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all Persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by the court of law unless found to be arbitrary and capricious or made in bad faith.

     The Plan Administrator is responsible for determining whether the exercise of discretionary authority with respect to the management or administration of the Plan creates a separate benefit, right or feature within the meaning of Treas. Reg. Section 1.401(a)(4)-4, and for insuring compliance with the nondiscrimination requirements imposed with respect to benefits, rights or features under Treas. Reg. Section 1.401(a)(4)-4. Further, the Plan Administrator is responsible for insuring that any exercise of discretion with respect to the operation or administration of the Plan does not constitute prohibited discrimination in favor of Highly Compensated Employees, or is otherwise discriminatory under any Federal law (e.g. Title VII, ADEA) or applicable State law.

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ARTICLE XV - PARTICIPATING EMPLOYERS

     15.1  PARTICIPATING EMPLOYERS AND AGREEMENT TO BE BOUND.

          (a) PARTICIPATING EMPLOYERS. If the Plan is a standardized plan, all Controlled Group Members will be Participating Employers; otherwise, if the Plan is a nonstandardized plan, any Controlled Group Member may become a Participating Employer by appropriate action taken to adopt the Plan.

          (b) AGREEMENT TO BE BOUND. The Lead Employer and each other Participating Employer agrees to be bound by all terms of the Plan.

     15.2 CONTRIBUTIONS BY PARTICIPATING EMPLOYERS. The same schedule for Employer Safe-Harbor Matching, Regular Matching and Qualified Matching Contributions and/or the same formula for Employer Safe-Harbor Profit Sharing, Regular Profit Sharing and Qualified Profit Sharing Contributions, or Employer Safe-Harbor Pension or Regular Pension Contributions, will apply to Participants of all Participating Employers. Forfeitures will be determined and applied without regard to the Participating Employer with which the Employee who incurs the Forfeiture or the eligible Participants who will receive an allocation of the Forfeitures is employed.

     15.3 ADMINISTRATIVE EXPENSES. The Plan Administrator may apportion any expenses that are connected with the operation or administration of the Plan or Trust Fund and that are not paid out of Plan Assets among the Participating Employers in any manner the Plan Administrator deems appropriate.

     15.4 LEAD EMPLOYER ACTS ON BEHALF OF PARTICIPATING EMPLOYERS. By adopting the Plan, each Participating Employer consents to and ratifies the appointment of the Trustee, and also appoints the Lead Employer and the Plan Administrator (if other than the Lead Employer) to act as its designated representative in all matters relating to the Plan and Trust Fund, and agrees that the acts of the Lead Employer or Plan Administrator will bind the Participating Employer to the same extent as if the Participating Employer had taken those acts itself. The Lead Employer also will have the authority to amend the Plan with respect to all Participating Employers, and an amendment will be binding on each Participating Employer and its Employees (unless the joint participation in the Plan by the Participating Employer is discontinued pursuant to Sec. 15.6).

     15.5  DISCONTINUANCE OF JOINT PARTICIPATION OF A PARTICIPATING EMPLOYER.

          (a) DISCONTINUANCE BY ACTION OF LEAD OR PARTICIPATING EMPLOYER. If the Plan is a standardized plan, the joint participation of a Participating Employer may be discontinued by first converting the Plan into a non-standardized or individually designed plan.

          If the Plan is a non-standardized plan, the Lead Employer may discontinue the joint participation in the Plan by another Participating Employer, and any Participating Employer may discontinue its joint participation in the Plan with the other Participating Employers. Any action to remove a Participating Employer must be in the form of an amendment to the Participating Employer Addendum to the Adoption Agreement that removes the employer as a Participating Employer. If the Lead Employer wishes to discontinue its participation in the Plan, the amendment providing such removal may also designate a different Lead Employer from among the Participating Employers (otherwise, the Lead Employer will continue as such even if it is no longer a Participating Employer).

          (b) AUTOMATIC DISCONTINUANCE UPON CEASING TO BE A CONTROLLED GROUP MEMBER. A Participating Employer will automatically cease to be a Participating Employer as of the date it ceases to be a Controlled Group Member. If the Lead Employer and a former Controlled Group Member agree to spin off the portion of the Plan attributable to the former Controlled Group Member, the Lead Employer will cause a determination to be made of the equitable part of the assets held on account of Employees (and former Employees as so agreed between the Lead Employer and former Controlled Group Member) of the former Controlled Group Member and their Beneficiaries. The Lead Employer will direct the Trustee to transfer assets representing such equitable part to a separate fund for the plan of the former Controlled Group Member. Such former Controlled Group Member may thereafter exercise, with respect to such separate fund, all the rights and powers reserved to the Lead Employer with respect to the separate fund. The plan of the former Controlled Group Member will, until amended by the former Controlled Group Member, continue as an individually designed plan with the same terms as the Plan, except that with respect to the separate plan of the former Controlled Group Member the word "Lead Employer" will thereafter be considered to refer only to the former Controlled Group Member. Any such spin-off will be effected in such manner that each Participant or Beneficiary would (if the Plan and the plan of the former Controlled Group Member then immediately terminated) receive a benefit which is equal to or greater than the benefit the individual would have been entitled to receive immediately before such spin-off if the Plan had then terminated.

          If the Lead Employer determines not to spin off the portion of the Plan attributable to the former Controlled Group Member, the Contribution Accounts of Participants of the former Controlled Group Member and their Beneficiaries will continue to be held in the Plan for distribution in accordance with the provisions of the Plan.

     15.6 REORGANIZATIONS OF PARTICIPATING EMPLOYERS. If two or more Participating Employers are consolidated or merged or in the event one or more Participating Employers acquires the assets of another Participating Employer, the Plan will be deemed to have continued, without termination and without a complete discontinuance of contributions, as to all the Participating Employers involved in such reorganization and their Employees. In such

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event, in administering the Plan, the corporation resulting from the consolidation, the surviving corporation in the merger, or the Participating Employer acquiring the assets will be considered as a continuation of all of the Participating Employers involved in the reorganization.

     15.7 ACQUISITION OF A CONTROLLED GROUP MEMBER. If the Plan is a standardized plan, any business entity that becomes a Controlled Group Member will automatically become a Participating Employer. However, if so specified in the Adoption Agreement, Covered Employment does not include employment during the transition period described in Code Section 410(b)(6)(C) - generally the period beginning on the acquisition date and ending on the last day of the following Plan Year - provided the acquisition qualifies for the transition relief available under Code Section 410(b)(6).

     If the Plan is a non-standardized plan, any business entity that becomes a Controlled Group Member will not become a Participating Employer unless and until it is specified as such in the Adoption Agreement and it takes appropriate action to adopt the Plan.

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ARTICLE XVI - AMENDMENT, TERMINATION AND MERGER

     16.1  AMENDMENT.

          (a) AMENDMENT BY LEAD EMPLOYER. The Lead Employer may amend the Plan from time to time in any respect; provided that, an amendment will not change the rights, duties or responsibilities of a Trustee without the express consent of the Trustee.

          (b) AMENDMENT BY PROTOTYPE SPONSOR. Putnam Fiduciary Trust Company may amend the Plan from time to time in any respect (other than by changing an election made in the Adoption Agreement). Any such amendment will be deemed to have been made with the full consent of the Lead Employer. However, Putnam Fiduciary Trust Company will have no duty to amend the Plan and no Person (including a Participant or Beneficiary, or a Participating Employer) will have any right or claim against Putnam Fiduciary Trust Company for any consequences resulting from any failure to amend the Plan. Putnam Fiduciary Trust Company will notify the Lead Employer of any amendment at such time and in such manner as is deemed appropriate by Putnam Fiduciary Trust Company.

          The ability of Putnam Fiduciary Trust Company to amend the Plan will terminate if the Plan ceases to be a prototype plan as provided in Sec. 16.3.

     No amendment will be effective to the extent it has the effect of decreasing the accrued benefit of any Participant, except to the extent permitted under Code Section 411(d)(6) or 412(c)(8). No amendment will decrease the vested interest of any Participant determined without regard to such amendment as of the later of the date the amendment is adopted or the date it becomes effective.

     16.2 EFFECT OF AMENDMENT IN EVENT OF A PRIOR TERMINATION OF SERVICE. Any Benefit (or portion thereof) that has been paid prior to the effective date of an amendment will not be affected by that amendment except as expressly required by law. Further, if a Participant's Termination of Service occurred before the effective date of any amendment that alters the manner in which vesting service or the vested percentage is calculated under the Plan, that amendment will not alter the vested balance of such Participant unless the amendment specifically provides that it applies to terminated Participants or except as expressly required by law.

     16.3 NONCONFORMITY TO PROTOTYPE PLAN. The Plan will no longer be a prototype plan and will thereafter be an individually designed plan as follows:

          (a) AMENDMENT. The Plan will no longer be a prototype plan if the Lead Employer amends the Plan in any manner other than by changing the options specified in the Adoption Agreement, adds overriding language in the Adoption Agreement when such language is necessary to satisfy Code
     Section 415 or 416 because of the required aggregation of multiple plans, or adds model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. If the Lead Employer amends the Plan by adding overriding language in the Adoption Agreement other than as provided above, the Lead Employer may submit such Plan to the Internal Revenue Service for a determination letter that the prototype status continues with respect to the Plan, subject to the right of Putnam Fiduciary Trust Company to discontinue its role as sponsor of the prototype pursuant to subsection
     (d).

          For so long as the Plan remains a prototype plan, the Lead Employer will promptly notify Putnam Fiduciary Trust Company of any amendment made to the Plan (but failure to provide such notice will not invalidate the amendment). The Lead Employer will promptly provide notice of its discontinuance of the Plan in the form of this prototype plan to Putnam Fiduciary Trust Company.

          (b) FUNDING WAIVER. The Plan will no longer be a prototype plan if it is a money purchase pension plan and the Lead Employer modifies the Plan to reflect a waiver of the minimum funding requirement under Code Section 412(d).

          (c) FAILURE TO QUALIFY. The Plan will no longer be a prototype plan if it fails to meet the requirements of Code Section 401(a); and the Lead Employer will promptly provide notice of such failure to Putnam Fiduciary Trust Company.

          (d) DISCONTINUANCE BY PUTNAM FIDUCIARY TRUST COMPANY. Continued acceptance of the Plan as a prototype by Putnam Fiduciary Trust Company is expressly conditioned on compliance with such business and investment standards and requirements as may be established from time to time by Putnam Fiduciary Trust Company. Accordingly, the Plan will no longer be a prototype if Putnam Fiduciary Trust Company discontinues its role as sponsor of the prototype with respect to the Plan.

          Putnam Fiduciary Trust Company will inform the Lead Employer and Plan Administrator if it discontinues its role as sponsor of the prototype with respect to the Plan.

     16.4  PERMANENT DISCONTINUANCE OF CONTRIBUTIONS OR TERMINATION OF PLAN.

          (a) DISCONTINUANCE OF CONTRIBUTIONS. The Lead Employer may cause all contributions to be discontinued under the Plan. After such discontinuance, no Employee will become a Participant in the Plan, no further contributions will be made to the Plan and the balance of the Contribution Accounts of each Participant which has not previously become a Forfeiture will become fully vested and nonforfeitable as of the date of the discontinuance. Subject to the foregoing, all of the provisions of the Plan will continue in effect, and upon entitlement thereto, distributions will be made in accordance with the provisions of the Plan.

          Whether there has been a discontinuance of contributions under the Plan will be determined at the level of the Plan, and not at the level of any Component; thus, the elimination

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     of any Component will not be a discontinuance of contributions if contributions continue under any other Component.

          (b) TERMINATION. The Lead Employer may at any time terminate the Plan by appropriate action that specifies the termination date. After such termination date:

               (1)  No Employee will become a Participant in the Plan;

               (2) No further contributions will be made to the Plan except as required to meet pre-termination date contribution requirements, and for purposes of determining such contributions, Plan Compensation for the Plan Year does not include amounts paid after the termination date;

               (3) Any Pending Allocation Account will be allocated among the Participants in such manner as may be directed by the Plan Administrator;

               (4) Each Participant will obtain a fully vested and non-forfeitable interest in the balance of all Contribution Accounts which have not previously become a Forfeiture (subject to the provisions of the Plan regarding Forfeiture in the event of missing Participants or Beneficiaries); and

               (5) An immediate distribution option will be available to each Participant; provided that the Trust Agreement will continue in force for the purpose of making such distributions until the Plan Assets have been entirely distributed.

          Notwithstanding any contrary provision of the Plan, the Plan Administrator may defer any distribution of benefit payments to Participants and Beneficiaries with respect to which such termination applies until after the receipt of a final determination from the Internal Revenue Service or any court of competent jurisdiction regarding the effect of such termination on the qualified status of the Plan under Code Section 401(a), and appropriate adjustment of Accounts has been made to reflect taxes, costs, and expenses (if any) incident to such termination. However, any corrective distribution of Excess Contributions or Excess Aggregate Contributions to satisfy the Actual Deferral Percentage Test of Code
     Section 401(k) or the Actual Contribution Percentage or Multiple Use Test of Code Section 401(m) for the Plan Year in which the termination occurs will be made as soon as administratively practicable, but not more than 12 months, after the termination date. If distributions on termination have already been made, distribution reporting will be amended to show the portion of any such distribution that is a corrective distribution.

          (c) PARTIAL TERMINATION. The Lead Employer may declare a partial termination of the Plan or a partial termination may occur by operation of law, as determined by the Lead Employer. If there is a partial termination of the Plan, the balance of the Contribution Accounts of each Participant who is in a classification with respect to which the partial termination occurs which has not previously become a Forfeiture will become fully vested and nonforfeitable as of the date of the partial termination. Subject to the foregoing, all of the provisions of the Plan will continue in effect as to each such Participant, and upon entitlement thereto distributions will be made in accordance with the provisions of the Plan.

          (d) CONTINUATION OF TRUST FUND. The Trust Fund will continue in effect after termination of the Plan until all assets have been distributed from the Trust Fund.

     16.5 TERMINATION WITHOUT ACTION BY THE LEAD EMPLOYER. The Plan will terminate as of the deemed abandonment date and, upon such termination, the provisions of this Article will apply in the same manner as if the Lead Employer had terminated the Plan under Sec. 16.4(b), subject to the following:

          (a) DISTRIBUTION OPTIONS. As of the deemed abandonment date, the Plan will cease to provide for any form of distribution other than a single lump-sum payment, except to the extent it is required to provide another form under Sec. 12.6 or Code Section 411(d)(6).

           (b) VESTING. As of the deemed abandonment date, the Plan will be treated as having been terminated under Sec. 16.4(b) for purposes of determining the non-forfeitable interest of Participants in the balance of their Contribution Accounts unless a partial termination has occurred prior to the deemed abandonment date under Sec. 16.4(c) (in which case, vesting will occur as of the partial termination date).

           (c) PENDING ALLOCATION ACCOUNTS As of the deemed abandonment date, any Pending Allocation Account will be applied to pay administrative expenses and any balance remaining will be allocated among the Participants pro rata based upon the balance of their Contribution Accounts.

           (d) DISTRIBUTION OF ASSETS. The Trustee will furnish each Participant with a means to request a distribution of his/her Benefit. Participants must request distribution of their Benefits within 90 days. The Trustee will distribute the Benefit of Participants who request distribution in good order pursuant to such requests, and will distribute the Benefits of Participants who do not request distribution within such period in the manner required under Sec. 12.6 or, if none, in a single cash payment.

     The "deemed abandonment date" for this purpose is the date 60 days after the Trustee has received evidence that the Lead Employer has ceased business operations (or, if the Lead Employer is a natural person, died), unless another Participating Employer earlier becomes the Lead Employer. Such evidence may include, without limitation, evidence that the United States Postal Service cannot locate the Lead Employer for purposes of forwarding or delivering written material to such Lead Employer.

     16.6 MERGER, CONSOLIDATION, OR TRANSFER OF ASSETS. In the case of any merger or consolidation of the Plan with any other plan, or in the case of the transfer of assets or liabilities of the Plan to any other plan, provision will be made so that each Participant and Beneficiary would (if such other plan then terminated) receive

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a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant or Beneficiary would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

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ARTICLE XVII - TOP-HEAVY RULES

ARTICLE XVII  APPLIES ONLY IF THE PLAN IS TOP-HEAVY.

     17.1  MINIMUM CONTRIBUTION.

          (a) MINIMUM CONTRIBUTION AMOUNT. If the Plan is Top-Heavy, the Employer Contributions and Forfeitures (other than Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions, and Forfeitures allocated as such) allocated to each Top-Heavy Eligible Participant will be not less than the smaller of:

               (1) 3% of his/her Top-Heavy Compensation for the Plan Year, or such greater percentage as may be specified in the Adoption Agreement to apply under the circumstances where a defined benefit plan also is maintained by a Controlled Group Member; or

               (2) A percent of his/her Top-Heavy Compensation for the Plan Year equal to the highest contribution percentage of any Key-Employee for the Plan Year.

               The "contribution percentage" for this purpose is the percentage determined by dividing the Employee Pre-Tax Contributions and Employer Contributions and Forfeitures allocated to the Key-Employee for the Plan Year by his/her Top-Heavy Compensation for the Plan Year.

               This paragraph (2) will not apply if the Plan is adopted as a paired plan.

          Employee Pre-Tax Contributions and Employer Safe-Harbor Matching, Regular Matching and Qualified Matching Contributions may not be treated as Employer Contributions for purposes of satisfying the minimum contribution requirements of this section. However, such contributions will be treated as Employer Contributions for purposes of determining the contribution percentage under paragraph (2), and for purposes of determining whether the Plan is Top-Heavy.

          The minimum contribution required under this subsection (a) will be provided to any Top-Heavy Eligible Participant even if he/she would not otherwise receive an Employer Regular Profit Sharing Contribution, or Employer Regular Pension Contribution, for the Plan Year because such contribution is not provided for under the Plan or because the Participant has not completed a specified number of Hours of Service. However, the minimum contribution will not be provided under the Plan to any Participant who is covered under any other defined contribution or defined benefit plan of any Controlled Group Member if the minimum contribution or benefit requirement that applies under Code Section 416 to plans that are Top-Heavy is satisfied under such other plan or plans with respect to such Participant, as specified in the Adoption Agreement. If any one plan of a set of paired defined contribution plans is specified in the Adoption Agreement as the plan under which the minimum contribution will be made, and the coverage under the paired plans is not identical, then the minimum contribution will be provided under each paired plan, including the Plan.

          (b) METHOD OF SATISFYING MINIMUM CONTRIBUTION. To satisfy the minimum contribution requirement:

               (1) If the Plan is a profit sharing plan that does not otherwise provide for an Employer Safe-Harbor or Regular Profit Sharing Contribution, an Employer Regular Profit Sharing Contribution will be made on behalf of each Top-Heavy Eligible Participant in an amount necessary to satisfy the minimum contribution requirement.

               (2) If the Plan is a profit sharing plan that provides for an Employer Safe-Harbor Profit Sharing Contribution, the contribution formula under Sec. 6.1 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

                    (i) The contribution will be made on behalf of those Participants who are otherwise entitled to a contribution under Sec. 6.1 plus the Top -Heavy Eligible Participants (to the extent such groups differ).

                    (ii) The contribution will be determined using Top-Heavy
               Compensation for the Plan Year instead of Plan Compensation for the Plan Year (to the extent such definitions differ).

               (3) If the Plan is a profit sharing plan that does not provide for an Employer Safe-Harbor Profit Sharing Contribution but provides for an Employer Regular Profit Sharing Contribution, the contribution or allocation formula under Sec. 6.2 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

                    (i) The contribution or allocation will be made on behalf of those Participants who are otherwise entitled to a contribution or allocation under Sec. 6.2 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

                    (ii) The contribution or allocation will be determined using
               Top-Heavy Compensation for the Plan Year instead of Plan Compensation for the Plan Year (if the contribution or allocation is otherwise based on Plan Compensation for the Plan Year, and to the extent such definitions differ).

                    (iii) If the Plan otherwise provides for a variable
               contribution that is allocated among the eligible Participants using a two- or three-step integrated allocation formula, and if the allocation under such formula (with the modifications in (i) and (ii)) would not satisfy the minimum contribution requirement, the allocation will instead be

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               made using the four-step allocation formula specified in Sec.
               6.2(a)(2)(C).

                    (iv) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is determined using an integrated formula, and the base contribution percentage under such formula is less than the minimum required contribution percentage, the base contribution percentage under such formula will be increased to equal the minimum contribution percentage for the Plan Year.

                    (v) If the Plan otherwise provides for a variable contribution that is allocated among the eligible Participants as an equal dollar amount or pursuant to a uniform points allocation formula, or a fixed contribution for each eligible Participant that is determined by reference to a unit of service (e.g., week or day), and if the contribution or allocation under such formula would not satisfy the minimum contribution requirement, the allocation will instead be made in proportion to Top -Heavy Compensation for the Plan Year.

               (4) If the Plan is a money purchase pension plan that provides for an Employer Safe-Harbor Pension Contribution, the contribution formula under Sec. 7.1 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

                    (i) The contribution will be made on behalf of those Participants who are otherwise entitled to a contribution under Sec. 7.1 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

                    (ii) The contribution will be determined using Top-Heavy
               Compensation for the Plan Year instead of Plan Compensation for the Plan Year (to the extent such definitions differ).

               (5) If the Plan is a money purchase pension plan that provides for an Employer Regular Pension Contribution but not an Employer Safe-Harbor Pension Contribution, the contribution or allocation formula under Sec. 7.2 will be applied with the following modifications, unless an additional contribution is elected under paragraph (6):

                    (i) The contribution or allocation will be made on behalf of those Participants who are otherwise entitled to a contribution or allocation under Sec. 7.2 plus the Top-Heavy Eligible Participants (to the extent such groups differ).

                    (ii) The contribution or allocation will be determined using
               Top-Heavy Compensation for the Plan Year instead of Plan Compensation for the Plan Year (to the extent such definitions differ).

                    (iii) If the Plan otherwise provides for a fixed
               contribution for the Plan that is allocated among the eligible Participants using a two-step integrated allocation formula, and the allocation under such formula (with the modifications in (i) and (ii)) would not satisfy the minimum contribution requirement, the allocation will instead be made using the four-step allocation formula specified in Sec. 6.2(a)(2)(C).

                    (iv) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is determined using an integrated formula, and the base contribution percentage under such formula is less than the minimum required contribution percentage, the base contribution percentage under such formula will be increased to equal the minimum contribution percentage for the Plan Year.

                    (v) If the Plan otherwise provides for a fixed contribution for each eligible Participant that is an equal dollar amount, and if the contribution under such formula would not satisfy the minimum contribution requirement, then the total contribution called for under such formula on behalf of all eligible Participants will be made to the Plan and will be allocated among the eligible Participants in proportion to Top-Heavy Compensation for the Plan Year instead of as an equal dollar amount.

               (6) If the Plan is a non-standardized plan and if this option is available and is elected in the Adoption Agreement, then in lieu of the modifications to the contribution or allocation formula under paragraphs (2) through (5), an additional Employer Safe-Harbor Profit Sharing or Regular Profit Sharing Contribution (in that order), or an additional Employer Safe-Harbor Pension or Regular Pension Contribution (in that order) will be made on behalf of each Top-Heavy Eligible Participant as necessary to satisfy Code Section 416.

     17.2 VESTING. If the Plan is Top-Heavy, the vested percentage of any Participant in his/her Employer Regular Matching or Regular Profit Sharing Contribution Account, or Employer Regular Pension Contribution Account, will be determined as follows:

          (a) If the vesting schedule specified in the Adoption Agreement for a Contribution Account provides for a vested percentage at each year of Service level in Column A which is at least as great as the vested percentage specified in Column B, then the vested percentage of the Participant will be the greater of the vested percentage determined under the schedule specified in the Adoption Agreement or the vested percentage determined under Column C:

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
             A                B                  C
        -----------       ----------         ----------
          Years of          Vested             Vested
          Service         Percentage         Percentage
        -----------       ----------         ----------
        Less than 2            0%                  0%
             2                 0%                 20%
             3                20%                 40%
             4                40%                 60%
             5                60%                 80%
             6                80%                100%
        7 or more            100%                100%

          (b) Otherwise, the vested percentage of the Participant will be the greater of the vested percentage determined under the schedule specified in the Adoption Agreement, or the vested percentage determined under Column B:

                     A                     B
                -----------            ----------
                  Years of               Vested
                  Service              Percentage
                -----------            ----------
                Less than 3                  0%
                 3 or more                 100%

     This section will apply only to a Participant who is credited with at least one Hour of Service on or after the first day of the Plan Year in which the Plan is Top-Heavy.

     This section will continue to apply after the Plan ceases to be Top-Heavy with respect to Participants described in the prior paragraph and all Employees who therefore become Active Participants, unless an option is available and is elected in the Adoption Agreement to have this section cease to apply, or continue to apply only with respect to those Participants who have at least three years of Service as of the last day of the Plan Year in which the Plan is Top-Heavy, in which case such election will control under the Plan. If it is elected that this section will cease to apply to all Participants, then the election procedures of Sec. 10.2(k) will apply to any Participant who has at least three years of Service as of the last day of the last Plan Year in which the Plan is Top-Heavy.

     17.3 CODE SECTION 415 ADJUSTMENT FOR LIMITATION YEARS BEGINNING BEFORE JANUARY 1, 2000. If the Plan is Top-Heavy, and if during any Limitation Year beginning before January 1, 2000, a Participant is also a participant in a defined benefit plan maintained by any Controlled Group Member, a factor of 1.0 will be substituted for the factor of 1.25 in the denominators of the Defined Benefit Fraction and the Defined Contribution Fraction (and the adjustment will be made to the transitional rule described in Code Section 416(h)(4)) if the Top-Heavy Ratio exceeds 90% for such Limitation Year. Such substitution also will be made for such Limitation Year if the Plan is Top-Heavy but the Top-Heavy Ratio does not exceed 90%, unless under the terms of the Plan as in effect prior to amendment in the form of this prototype, either a minimum benefit of 3% per year of service (up to 30%) is provided in a defined benefit plan for such Participant, or a minimum contribution of 7.5% is provided in a defined contribution plan for such Participant.

     This section will not apply to any Limitation Year beginning on or after January 1, 2000.

     17.4 DEFINED TERMS. The following definitions will apply for purposes of this Article (or where the context requires elsewhere in the Plan):

          (a) DETERMINATION DATE - means the last day of the preceding Plan Year or, for the first Plan Year, the last day of such Plan Year.

          (b)  KEY EMPLOYEE - means any individual defined as such in Code
     Section 416(i); generally, any Employee or former Employee (including the Beneficiary of a deceased Employee or former Employee) who at any time during the Top-Heavy Determination Period was:

               (1) An officer who has Top-Heavy Compensation greater than 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) for any such Plan Year. However, no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) will be treated as officers.

               (2) A more than one-half percent owner who owns one of the ten largest interests and who has Top-Heavy Compensation in excess of the dollar limitation under Code Section 415(c)(1)(A). If two Employees have the same interest, the one having the greater Top-Heavy Compensation will be treated as having the larger interest.

               (3)  A more than five-percent owner.

               (4) A more than one-percent owner who has Top-Heavy Compensation of more than $150,000.

          An individual's ownership will be determined using the ownership attribution rules of Code Section 318.

          (c) NON-KEY EMPLOYEE - means any Employee or former Employee (including the Beneficiary of a deceased Employee or former Employee) who is not a Key-Employee.

          (d) PERMISSIVE AGGREGATION GROUP - means the Required Aggregation Group plus any other plan of any Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Section 401(a)(4) and 410(b).

          (e) PRESENT VALUE - means present value calculated using the actuarial factors specified in the defined benefit plan that is part of the Required or Permissive Aggregation Group, as applicable, or, if this information is gathered on the Adoption Agreement, the actuarial factors specified in the Adoption Agreement. If there is more than one defined benefit plan that is part of the Required or Permissive Aggregation Group, the actuarial factors used will be those that produce the lowest Top-Heavy Ratio.

          (f)  REQUIRED AGGREGATION GROUP - means:

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               (1)  Each qualified plan of any Controlled Group Member in which at least one Key Employee participates or participated at any time during the Top-Heavy Determination Period (whether or not the plan has terminated); and

               (2) Any other qualified plan of any Controlled Group Member which enables a plan described in (1) to meet the requirements of Code
          Section 401(a)(4) or 410(b).

          (g) TOP-HEAVY - means the condition of the Plan that exists (or would exist) for any Plan Year beginning after December 31, 1983, if:

               (1) The Plan is not part of a Required Aggregation Group and the Top-Heavy Ratio for the Plan exceeds 60%.

               (2) The Plan is a part of a Required Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%.

          Notwithstanding the above, the Plan is NOT Top-Heavy if the Plan is a part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Permissive Aggregation Group does not exceed 60%.

          (h) TOP-HEAVY COMPENSATION - means Plan Compensation determined without regard to any exclusions specified in the Adoption Agreement.

          (i) TOP-HEAVY COMPENSATION FOR THE PLAN YEAR - means Top-Heavy Compensation actually paid during, and the Earned Income for, the Plan Year. However, if it is specified in the Adoption Agreement that only amounts paid after the Entry Date are included in Plan Compensation for purposes of determining or allocating Employer Regular Profit Sharing Contributions or Employer Regular Pension Contributions, only amounts paid after the Entry Date will be included in Top-Heavy Compensation for the Plan Year for purposes of satisfying the minimum contribution requirement under Sec. 17.1(b) by means of such type of Employer Contribution.

          (j) TOP-HEAVY DETERMINATION PERIOD - means the Plan Year containing the Determination Date and the four preceding Plan Years.

          (k)  TOP-HEAVY ELIGIBLE PARTICIPANT - means a Participant who:

               (1) Is an Active Participant in any Component at any time during the Plan Year,

               (2) Is an Employee on the last day of the Plan Year, or, if the Plan is a standardized plan, is either an Employee on the last day of the Plan Year or has at least 501 Hours of Service during the Plan Year; and

               (3) Is a Non-Key Employee with respect to the Plan Year or, if the Plan is a non-standardized plan and if this option is available and is elected in the Adoption Agreement, is either a Key- or Non-Key- Employee with respect to the Plan Year.

          A Participant is not a Top-Heavy Eligible Participant with respect to the Plan if subsection (a) does not apply to the Participant because he/she is covered under another defined contribution or defined benefit plan that provides for the minimum contribution or benefit required under Code
     Section 416 (but such Participant will be a Top-Heavy Eligible Participant with respect to such plan).

          (l)  TOP-HEAVY RATIO - means the ratio determined as follows:

               (1) If no Controlled Group Member maintains or has maintained any defined benefit plan which during the five-year period ending on the Determination Date has or has had accrued benefits, the Top-Heavy Ratio for the Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the defined contribution plan or plans of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the denominator of which is the sum of all account balances under the defined contribution plan or plans (including any part of any account balance distributed in the five-year period ending on the Determination Date), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio will be increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

               (2) If any Controlled Group Member maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of account balances under the defined contribution plan or plans of all Key Employees (determined in accordance with paragraph (1) above), and the Present Value of accrued benefits under the defined benefit plan or plans for all Key Employees as of the Determination Date, and the denominator of which is the sum of all account balances under the defined contribution plan or plans (determined in accordance with paragraph (1) above), and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date, all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for

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

          any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

               (3) For purposes of paragraphs (1) and (2) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (i) who is not a Key Employee but who was a Key Employee in a prior year, or (ii) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the determination of the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

               (4) The accrued benefit of a Participant other than a Key Employee will be determined under the method (if any) that uniformly applies for accrual purposes under all defined benefit plans maintained by any Controlled Group Member, or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

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ARTICLE XVIII - LIMITATIONS ON ALLOCATIONS

     18.1 IF COVERED ONLY UNDER THE PLAN. If the Participant does not participate in, and has never participated in another qualified plan, welfare benefit fund (as defined in Code Section 419(e)), individual medical account (as defined in Code Section 415(l)(2)) or simplified employee pension (as defined in Code Section 408(k) maintained by any Controlled Group Member which provides an Annual Addition for the current Limitation Year, the Annual Additions that may be credited to the Participant's Contribution Accounts under the Plan for the current Limitation Year will not exceed the Maximum Permissible Amount.

     If the Annual Additions that would otherwise be contributed or allocated to the Participant's Contribution Accounts would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount, subject to the following rules:

          (a) PERMISSIBLE PRACTICES. The Plan Administrator may initially determine the Maximum Permissible Amount for a Participant using the following practices:

               (1) The Plan Administrator may initially use a reasonable estimate of the Participant's 415 Compensation for the Limitation Year, and Employer Contributions then can be made based on such estimate. Then, as soon as is administratively practicable after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual 415 Compensation for the Limitation Year.

               (2) The Plan Administrator may initially determine the Maximum Permissible Amount for a Participant without regard to Employee Pre-Tax and After-Tax Contributions that are subject to refund under subsection (b)(1) and (2), below, and without regard to the corresponding Employer Matching Contributions that will be subject to forfeiture as a result of such refunds. Employer Safe-Harbor, Regular and Qualified Profit Sharing Contributions, or Employer Regular Pension Contributions, then can be made based on such determination.

               The Maximum Permissible Amount for the Limitation Year will be determined by taking into account the amount disregarded above.

          (b) CORRECTION OF EXCESS. If as a result of using the permissible practices in subsection (a), or as a result of an allocation of Forfeitures, or as a result of a reasonable error in determining the amount of Employee Pre-Tax Contributions that may be made with respect to a Participant or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the Excess Amount will be disposed of as follows:

               (1) Any Employee After-Tax Contributions (plus attributable gains), to the extent they would reduce the Excess Amount, will be returned to the Participant. Gains will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which gain and loss is allocated to Contribution Accounts for the Limitation Year.

               (2) Any Employee Pre-Tax Contributions (plus attributable gains), to the extent they would reduce the Excess Amount, will be returned to the Participant. Gains will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which gain and loss is allocated to Contribution Accounts for the Limitation Year.

               (3) If an Excess Amount still exists after the application of paragraphs (1) and (2), and any Forfeiture of Employer Safe-Harbor, Regular or Qualified Matching Contributions under Sec. 5.2(e), the remaining Excess Amount will be disposed of under one of the following methods as specified in the Adoption Agreement:

                    (A) If the individual reduction method is specified in the Adoption Agreement, then:

                         (i) If the Participant is an Active Participant at the end of the Limitation Year, the Excess Amount in the Participant's Contributions Accounts will be used to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, (including any allocation of Forfeitures) for such Participant in the next and succeeding Limitation Years.

                         (ii) If the Participant is not an Active Participant at
                    the end of the Limitation Year, the Excess Amount will be credited to a Pending Allocation Account. The Pending Allocation Account will be applied as determined by the Plan Administrator to reduce future Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, (including any allocation of Forfeitures) for all remaining Participants in the next and succeeding Limitation Years. If a Pending Allocation Account is in existence at any time during a particular Limitation Year, all amounts in the Pending Allocation Account

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

                    must be allocated and reallocated to Participants' Accounts before any Employer Contributions may be made to the Plan for that Limitation Year.

                    (B) If the suspense account method is specified in the Adoption Agreement, the Excess Amount will be held unallocated in a Pending Allocation Account and will be applied as determined by the Plan Administrator to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing and Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, of all Participants in the next and succeeding Limitation Years and will be allocated in such Limitation Years.

                    (C) If the current reallocation method is specified in the Adoption Agreement, the Excess Amount will be allocated and reallocated to other Active Participants as of the last day of the Limitation Year in proportion to Plan Compensation, provided that such allocation will not cause the Annual Additions to any Participant to exceed the limit specified in this Article. If the full Excess Amount cannot be reallocated, it will be held unallocated in a Pending Allocation Account and applied as provided above in subparagraph (B).

               (4) If a Pending Allocation Account is in existence at any time during the Limitation Year pursuant to this section, it will participate in the allocation of the investment gains and losses under the Plan, unless an option is available and elected in the Adoption Agreement for such a Pending Allocation Account not to share in the allocation of gains and losses, in which case such election will control under the Plan.

     18.2 IF ALSO COVERED UNDER ANOTHER DEFINED CONTRIBUTION PLAN.

          (a) MASTER OR PROTOTYPE DEFINED CONTRIBUTION PLAN. If, in addition to the Plan, the Participant is covered under another qualified master or prototype defined contribution plan, a welfare benefit fund (as defined in Code Section 419(e)), an individual medical account (as defined in Code
     Section 415(l)(2)), or simplified employee pension (as defined in Code
     Section 408(k)), maintained by a Controlled Group Member which provides an Annual Addition during the current Limitation Year:

               (1) The Annual Additions which may be credited to a Participant's Contributions Accounts under the Plan for the current Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to the Participant's accounts under the other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions for the current Limitation Year. If the Annual Additions with respect to the Participant under other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions are less than the Maximum Permissible Amount and the Annual Additions that would otherwise be contributed or allocated to the Participant's Contributions Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified plans, welfare benefit funds, individual medical accounts or simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Contributions Accounts under the Plan for the Limitation Year.

               (2) The Plan Administrator may use the permissible practices specified in Sec. 18.1(a).

               (3) If as a result of using the permissible practices in Sec. 18.1(a), or as a result of the allocation of Forfeitures, or as a result of a reasonable error in determining the amount of Elective Deferrals that may be made with respect to a Participant or under other facts and circumstances allowed by the Internal Revenue Service, a Participant's Annual Additions under the Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions attributable to a welfare benefit fund or an individual medical account, regardless of the actual allocation date.

               (4) If an Excess Amount was allocated to a Participant on an allocation date of the Plan which coincides with an allocation date of another plan, the Excess Amount attributed to the Plan will be the product of:

                    (A) The total Excess Amount allocated as of such date, times

                    (B) The ratio of (i) the Annual Additions allocated to the Participant for the Limitation Year as of such date under the Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified master or prototype defined contributions plans.

               Any Excess Amount attributed to the Plan will be disposed in the manner described in Sec. 18.1(b).

          (b) DEFINED CONTRIBUTION PLAN THAT IS NOT A MASTER OR PROTOTYPE DEFINED CONTRIBUTION PLAN. If the Participant is

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

     covered under another qualified defined contribution plan maintained by a Controlled Group Member which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant's Contribution Accounts under the Plan for any Limitation Year will be limited in accordance with subsection (a) as though the other plan were a Master or Prototype Plan unless other limitations are specified in the Adoption Agreement.

     18.3 IF ALSO COVERED UNDER DEFINED BENEFIT PLAN. If the Plan was in existence prior to the first day of the first Limitation Year beginning on or after January 1, 2000, and if during such Limitation Year any Controlled Group Member maintained a qualified defined benefit plan covering any Participant in the Plan, the sum of the Participant's Defined Benefit Fraction and Defined Contribution Fraction will not exceed 1.0 in any such Limitation Year. This limit will be met in the manner specified under the terms of the Plan as in effect prior to amendment in the form of this prototype by either reducing the Participant's Projected Annual Benefit in one or more of the qualified defined benefit plans that provide current accruals, or by limiting Annual Additions, as necessary so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0.

     This limit will not apply for any Limitation Year beginning on or after January 1, 2000.

     18.4 DEFINED TERMS. The following definitions will apply for purposes of this Article (or where the context requires elsewhere in the Plan):

          (a) 415 COMPENSATION - means Plan Compensation, unless a different definition is available and is elected in the Adoption Agreement, in which case such definition will control under the Plan. In any event, 415 Compensation will be determined without regard to any exclusions from Plan Compensation specified in the Adoption Agreement and without regard to the limit imposed under Code Section 401(a)(17). For Limitation Years beginning on or after January 1, 1998, 415 Compensation includes Elective Deferrals and contributions under a cafeteria plan described in Code Section 125 or a Code Section 457 plan (but it does not include such amounts prior to such Limitation Year).

          If this option is available and is elected in the Adoption Agreement with respect to Plan Compensation, 415 Compensation will be imputed during periods of permanent and total disability (within the meaning of Code
     Section 22(e)(3)). The amount imputed hereunder is the 415 Compensation the disabled Participant would have received if he/she had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled.

          (b) 415 COMPENSATION FOR THE LIMITATION YEAR - means 415 Compensation actually paid or includible in gross income during such Limitation Year, except that the Plan Administrator may elect to include on a uniform and consistent basis and pursuant to applicable regulations any de minimis amounts earned but not paid during a year because of the timing of pay periods and pay dates which are paid during the first few weeks of the next year.

          (c) ANNUAL ADDITIONS - means the sum of the following amounts credited to a Participant's account for the Limitation Year:

               (1)  Employer contributions.

               (2)  Employee contributions.

               (3)  Forfeitures.

               (4) Amounts allocated after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(2)) which is part of a pension or annuity plan maintained by a Controlled Group Member.

               (5) Amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Code Section 419A(d)(3)), under a welfare benefit fund (as defined in Code Section 419(e)), maintained by a Controlled Group Member.

               (6) Amounts allocated under a simplified employee pension (as defined in Code Section 408(k)).

               (7) Any allocation of any amount that has been transferred from a terminating defined benefit plan (or gain allocable thereto) to an account under any defined contribution plan maintained by a Controlled Group Member that is described in Code Section 4980(d)(2)(C).

          Any Excess Amount applied in the Limitation Year in accordance with this Article to reduce Employer Safe-Harbor Matching, Regular Matching, Safe-Harbor Profit Sharing or Regular Profit Sharing Contributions, or Employer Safe-Harbor or Regular Pension Contributions, will be considered Annual Additions for such Limitation Year.

          Excess Deferrals that are distributed no later than the first April 15 following the close of the taxable year of the Participant in accordance with Treasury Reg. Section 1.402(g)-1(e)(2) or (3) are not Annual Additions. Otherwise, contributions do not fail to be Annual Additions merely because they are Excess Deferrals, Excess Contributions or Excess Aggregate Contributions, or merely because Excess Contributions or Excess Aggregate Contributions are corrected through distribution or recharacterization in order to satisfy the Actual Deferral Percentage Test of Code Section 401(k) or the Actual Contribution Percentage Test of Code
     Section 401(m), or the multiple use test.

          Employer Safe-Harbor, Regular or Qualified Matching Contributions that are forfeited because the Employee Pre-Tax or After-Tax Contributions on which they are based are refunded pursuant to Sec. 18.1(b) are not Annual Additions.

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          (d)  DEFINED BENEFIT FRACTION - means a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by any Controlled Group Member, and the denominator of which is the lesser of 125% of the dollar limitation determined for the Limitation Year under Code Sections 415(b) and (d) or 140% of the Participant's Highest Average Compensation, including any adjustments under Code Section 415(b). Notwithstanding the previous sentence, if the Participant was a participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by any Controlled Group Member which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

          (e) DEFINED CONTRIBUTION FRACTION - means a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by any Controlled Group Member for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by any Controlled Group Member, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e)), individual medical accounts (as defined in Code Section 415(l)(2)), and simplified employee pensions (as defined in Code Section 408(k)) maintained by any Controlled Group Member), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with any Controlled Group Member (regardless of whether a defined contribution plan was maintained by any Controlled Group Member). The maximum aggregate amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code Section 415(c)(1)(A) or 35% of the Participant's 415 Compensation for such year. If the Participant was a participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by any Controlled Group Member which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of the Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 6, 1986, but using the Code
     Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987. The Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all employee contributions as Annual Additions.

          (f) EXCESS AMOUNT - means the excess of the Participant's Annual Additions over the Maximum Permissible Amount for the Limitation Year.

          (g) HIGHEST AVERAGE COMPENSATION - means the average 415 Compensation for the three consecutive years of Service with a Controlled Group Member that produce the highest average.

          (h) LIMITATION YEAR - means the twelve-consecutive-month period ending on the last day of the Plan Year, unless a different definition is available and is elected in the Adoption Agreement, in which case such definition will control under the Plan. All qualified plans maintained by all Controlled Group Members must use the same Limitation Year. If the Limitation Year is amended to a different twelve-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (i) MASTER OR PROTOTYPE PLAN - means a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) MAXIMUM PERMISSIBLE AMOUNT - means the maximum Annual Addition that may be contributed or allocated to a Participant's Contribution Accounts under the Plan for any Limitation Year, which will not exceed the lesser of:

               (1)  $30,000 (or such other amount as may be in effect under Code
          Section 415(c)(1)(A) for the Limitation Year).

               If a short Limitation Year is created because of an amendment changing the Limitation Year to a different twelve-consecutive-month period, the dollar limit above will be multiplied by the number of months (full months) in the short Limitation Year and divided by 12.

               (2) 25% of the Participant's 415 Compensation for the Limitation Year.

          The limitation referred to in paragraph (2) will not apply to any contribution for medical benefits (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

          (k) PROJECTED ANNUAL BENEFIT - means the annual retirement benefit (adjusted to an actuarially equivalent straight-life annuity if such benefit is expressed in a form other than a straight-life annuity or qualified joint and survivor

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     annuity) to which an individual would be entitled under the terms of a defined benefit plan assuming the individual will continue employment until normal retirement age under that plan (or current age, if later), and the individual's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

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ARTICLE XIX - LIMIT ON ELECTIVE DEFERRALS, ADP/ACP TESTS

SEC. 19.1 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

     19.1 RETURN OF EXCESS DEFERRALS.

          (a) REFUND OF EXCESS DEFERRALS. A Participant may assign all or a portion of his/her Excess Deferrals for his/her taxable year to the Plan and request a refund from the Plan. The Plan Administrator will cause a refund to be made to the Participant of any such Excess Deferrals (and the gain or loss allocable thereto) by April 15 of the taxable year following the taxable year in which the deferral was made, provided a timely and proper refund request is received from the Participant.

          Excess Deferrals refunded under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

          (b) REQUEST FOR REFUND. A Participant's request for refund of Excess Deferrals must be received by March 1 of the year after the taxable year in which the amounts were deferred under the Plan. The Participant must represent that if such amounts are not distributed, the Participant's Employee Pre-Tax Contributions, when added to other Elective Deferrals, will exceed the limit imposed under Code Section 402(g) for the taxable year in which he/she made the Employee Pre-Tax Contributions.

          A Participant will be deemed to have submitted a request for refund to the extent he/she has Excess Deferrals for the taxable year taking into account only Employee Pre-Tax Contributions under the Plan and Elective Deferrals under any other plan maintained by a Controlled Group Member.

          (c) DETERMINING GAIN OR LOSS. Excess Deferrals to be distributed to a Participant will be adjusted for gain or loss allocable thereto using the same method specified for Excess Contributions under Sec. 19.2(d), applied solely by reference to the Employee Pre-Tax Contribution Account of the Participant.

          (d) REDUCTION FOR EXCESS CONTRIBUTIONS. Excess Deferrals which would otherwise be distributed pursuant to this section will be reduced, in accordance with applicable regulations, by the Excess Contributions that have previously been distributed or recharacterized pursuant to Sec. 19.2(c) for the Plan Year beginning with or within the taxable year of the Participant.

SEC. 19.2 APPLIES ONLY IF THE PLAN IS A PROFIT SHARING PLAN.

     19.2 ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION 401(k).

          (a) ACTUAL DEFERRAL PERCENTAGE TEST. The Plan will satisfy the requirements of either paragraph (1), (2) or (3) each Plan Year:

               (1) 1.25X TEST. The Plan satisfies this requirement if the Actual Deferral Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

                    (A) If the current year testing method is specified in the Adoption Agreement, 1.25 times the Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

                    (B) If the prior year testing method is specified in the Adoption Agreement, 1.25 times the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

               (2) 2x/2%+ TEST. The Plan satisfies this requirement if the Actual Deferral Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

                    (A) If the current year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

                    (B) If the prior year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

               (3) SAFE-HARBOR CONTRIBUTIONS. The Plan satisfies this requirement for a Plan Year beginning on or after January 1, 1999, if:

                    (A) The Plan is designated as a Safe-Harbor Plan in the Adoption Agreement and Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Contributions are made for the Plan Year under the Plan, or if this option is available and elected in the Adoption Agreement, safe-harbor contributions are made for the Plan Year under another plan maintained by the Participating Employers; and

                    (B) The Plan Administrator provides such information to Eligible Employees as is required under Code Section 401(k)(12)(D) - generally, at least 30, but not more than 90, days before the beginning of the Plan Year, the Plan Administrator will provide each Eligible Employee information as to his/her rights and obligations under the

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               Plan. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive the information for that reason, the information must be provided no more than 90 days before the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee.

               If the Plan is a profit sharing plan and there is an age and service requirement imposed on participation in the Employer Safe-Harbor Matching or Safe-Harbor Profit Sharing Component, or on participation in the other plan that provides for safe-harbor contributions, that is greater than the age and service requirement imposed on participation in the Employee Pre-Tax Component, the Employee Pre-Tax Component will be treated as two such Components - one covering those Participants who have reached age 21 and completed one year of Service, and the other covering those Participants who have not reached age 21 or not completed one year of Service. The Component covering those Participants who have not reached age 21 or not completed one year of Service must comply with one of the tests in paragraphs (1) or (2), even if the Component covering those Participants who have reached age 21 and completed one year of Service complies with this paragraph (3).

          An election to use the current year testing method can be undone only if the Plan meets the requirements for changing to the prior year testing method set forth in Notice 98-1 (or subsequent guidance issued by the Internal Revenue Service). For this purpose, reliance upon paragraph (3) above to satisfy this section will be deemed to be an election to use the current year testing method.

          (b) DETERMINING AND ALLOCATING THE EXCESS CONTRIBUTIONS. The Plan will have Excess Contributions if neither paragraph (1), (2) nor (3) of subsection (a) is satisfied for a Plan Year. The Excess Contributions will first be determined by starting with the Highly Compensated Employee(s) who has the highest Deferral Percentage, and reducing his/her Deferral Percentage to equal that of the Highly Compensated Employee(s) who has the next highest Deferral Percentage, and continuing in that manner until either paragraph (1) or (2) of subsection (a) is satisfied. The Excess Contributions will equal the sum total of the percentage reduction for each Highly Compensated Employee multiplied by his/her 414(s) Compensation for the Plan Year.

          The Excess Contributions will then be allocated among the Highly Compensated Employees starting with the Highly Compensated Employee(s) with the highest ADP Amounts, and reducing his/her ADP Amounts to equal those of the Highly Compensated Employee(s) with the next highest ADP Amounts, and continuing in that manner until the Excess Contributions have been allocated among the Highly Compensated Employees.

          (c) TREATMENT OF ALLOCATED EXCESS CONTRIBUTIONS. The portion of the Excess Contributions allocated to each Highly Compensated Employee will be treated as follows:

               (1) If Employee After-Tax Contributions are allowed under the Plan, the Plan Administrator may direct that all or a portion of the Excess Contributions allocated to each Highly Compensated Employee be treated and reported as an amount distributed to the Participant and then contributed to the Plan as an Employee After-Tax Contribution unless an option is available and is elected in the Adoption Agreement not to allow such recharacterization or to allow such recharacterization only at the election of the Participant, in which case such election will control under the Plan. Recharacterized amounts will remain 100% vested and will continue to be treated as an Employer Contribution for the purposes specified in Treas. Reg.
          Section 1.401(k)-1(f)(3)(ii)(B), but will be subject to the same distribution options as Employee After-Tax Contributions under the Plan. Amounts may not be recharacterized to the extent that such amounts, in combination with other Employee After-Tax Contributions made by the Participant, would exceed any limits imposed on Employee After-Tax Contributions under the Plan and, if recharacterization is allowed at the election of the Participant, amounts may not be recharacterized to the extent such recharacterization would cause the Plan to fail (or further fail) the Actual Contribution Percentage Test. Recharacterization must occur no later than two and one-half months after the last day of the Plan Year with respect to which the Excess Contributions relate, and will be deemed to occur no earlier than the date the last Highly Compensated Employee is informed of the amount recharacterized and the consequences of such recharacterization. Recharacterized amounts will be reported as taxable to the Participant for the taxable year of the Participant in which the Participant would have received those amounts had the Participant elected to receive them in cash, determined on a "first-in, first-recharacterized" basis.

               (2) Otherwise, to the extent not corrected through recharacterization under paragraph (1), the portion of the Excess Contributions allocated to each Highly Compensated Employee (plus any gain and minus any loss allocable thereto) will be distributed to the Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year to which the Excess Contributions relate. However, to the extent such amounts are not distributed within 2 1/2 months after the last day of the preceding Plan Year, a 10% excise tax will be imposed with respect to the undistributed amount on the Participating Employers.

          Excess Contributions distributed or recharacterized under this section for a Plan Year will be reduced by the amount of any Excess Deferrals previously distributed to the Participant

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     for the taxable year of the Participant ending with or within the Plan
     Year. If the entire Benefit of a Highly Compensated Employee has been distributed during the Plan Year (or prior to a corrective distribution under this section), the distribution will be deemed to have been a corrective distribution to the extent that a corrective distribution would have been required under this section.

          Excess Contributions that are recharacterized will be attributed to Employee Pre-Tax Contributions.

          Excess Contributions (plus any gain and minus any loss allocable thereto) that are distributed will be attributed to Employee Pre-Tax Contributions and to Employer Contributions that were treated as ADP Amounts for the Plan Year in such order as may be established by the Plan Administrator. If the Plan Administrator does not establish an order, Excess Contributions will be attributed first to Employee Pre-Tax Contributions, and next to the following Employer Contributions in the following order to the extent that such contributions were treated as ADP Amounts for the Plan Year: Employer Regular Matching Contributions, Employer Qualified Matching Contributions, Employer Regular Profit Sharing Contributions, and Employer Qualified Profit Sharing Contributions.

          Employee Pre-Tax Contributions that are recharacterized or distributed under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

          (d) DETERMINING GAIN OR LOSS. The Excess Contributions to be distributed to a Participant will be adjusted for gain or loss for the Plan Year plus, if this option is available and is elected in the Adoption Agreement, gain or loss for the "gap period" - that is, the period between the end of the Plan Year and the date of distribution.

          The gain or loss on Excess Contributions allocated to any Participant for the Plan Year will be determined in accordance with the following:

               (1) If this option is available and is elected in the Adoption Agreement, the gain or loss allocable to Excess Contributions for the Plan Year will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which gain and loss is allocated to Contribution Accounts for the Plan Year.

               (2) Otherwise, the safe-harbor method will be used whereby the gain or loss allocable to Excess Contributions for the Plan Year is equal to the gain or loss allocated to the Participant's Employee Pre-Tax Contribution Account, and to the Contribution Accounts (or subaccounts thereunder) reflecting Employer Contributions that have been treated as ADP Amounts for the Plan Year multiplied by a fraction. The numerator of the fraction is the Excess Contributions to be distributed to the Participant for the Plan Year, and the denominator of the fraction is sum of:

                    (A) The balance, as of the beginning of the Plan Year, of the Participant's Employee Pre-Tax Contribution Account and the Contribution Accounts (or subaccounts thereunder) reflecting Employer Contributions that were treated as ADP Amounts for prior Plan Years; plus

                    (B) The Participant's Employee Pre-Tax Contributions, and the Employer Contributions that are treated as ADP Amounts for the Plan Year.

          The allocable gain or loss for the gap period (if included in the distribution) will be equal to 10% of the amount of gain or loss determined above, multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the date of the distribution. In determining the number of calendar months which have elapsed, any distribution made on or before the 15th day of any month will be treated as having been made on the last day of the preceding month, and any distribution made after the 15th day of any month will be treated as having been made on the first day of the next month.

          (e) AUTHORITY TO LIMIT CONTRIBUTIONS BY HIGHLY COMPENSATED EMPLOYEES. The Plan Administrator may at any time during the Plan Year make an estimate of the amount of Employee Pre-Tax Contributions that will be permitted under this section for the Plan Year and may reduce the maximum percent or amount permitted to be contributed by Highly Compensated Employees to the extent the Plan Administrator determines in its sole discretion to be necessary to satisfy the section.

          (f) AGGREGATION OF PLANS. If the Plan satisfies the requirements of Code Section 401(k), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section will be applied as if all such plans were a single plan. If the prior year testing method is specified in the Adoption Agreement, any adjustments to the Actual Deferral Percentage of the Non-Highly Compensated Employees for the prior year will be made in accordance with Notice 98-1 and any superseding guidance issued by the Internal Revenue Service. Plans may be aggregated in order to satisfy Code Section 401(k) only if they use the same testing method and only if they have the same Plan Year.

          If a Highly Compensated Employee participates in two or more plans maintained by any Controlled Group Member to which Elective Deferrals are made, all such contributions must be aggregated for purposes of applying the provisions of this section. This provision will be applied by treating all such plans with Plan Years ending within the same calendar year as a single plan unless mandatorily disaggregated pursuant to regulations under Code Section 401(k).

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          (g)  DISAGGREGATION OF COLLECTIVE BARGAINING EMPLOYEES. If Collective
     Bargaining Employees participate in the Plan, the portion of the Plan benefiting the members of each collective bargaining unit will be treated as a separate Plan for purposes of applying this section. However, at the discretion of the Plan Administrator, two or more separate collective bargaining units may be aggregated and treated as one unit for this purpose provided the combinations of units is reasonable and reasonably consistent from year to year.

          (h) MERGERS, SPIN-OFFS AND ASSET TRANSFERS. The Plan Administrator will determine the appropriate manner in which the Actual Deferral Percentage Test is to be applied In the event of a merger, spin-off or asset transfer involving the Plan, based upon such authority (if any) as may be issued by the Internal Revenue Service.

          (i) RECORDS. The Plan Administrator will maintain (or cause to be maintained) records sufficient to demonstrate compliance with this section and to show the amount of Employer Contributions treated as ADP Amounts.

     19.3 ADJUSTMENT OF CONTRIBUTIONS REQUIRED BY CODE SECTION 401(m).

          (a) ACTUAL CONTRIBUTION PERCENTAGE TEST. The Plan will satisfy the requirements of either paragraph (1), (2) or (3) each Plan Year:

               (1) 1.25x TEST. The Plan satisfies this requirement if the Actual Contribution Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

                    (A) If the current year testing method is specified in the Adoption Agreement, 1.25 times the Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

                    (B) If the prior year testing method is specified in the Adoption Agreement, 1.25 times the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

               (2) 2X/2%+ TEST. The Plan satisfies this requirement if the Actual Contribution Percentage for the current Plan Year of the Eligible Employees who are Highly Compensated Employees for the current Plan Year does not exceed the following:

                    (A) If the current year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

                    (B) If the prior year testing method is specified in the Adoption Agreement, the lesser of 2 times or 2% plus the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who were Non-Highly Compensated Employees for the prior Plan Year.

               (3) SAFE-HARBOR CONTRIBUTIONS. The Plan satisfies this requirement for a Plan Year beginning on or after January 1, 1999, if:

                    (A)  The Plan is a profit sharing plan;

                    (B) The Plan is designated as a Safe-Harbor Plan in the Adoption Agreement and Employer Safe-Harbor Matching and/or Safe-Harbor Profit Sharing Contributions are made for the Plan Year under the Plan, or if this option is available and is elected in the Adoption Agreement, safe-harbor contributions are made for the Plan Year under another plan maintained by the Participating Employers;

                    (C) The Plan does not provide for Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions based on Employee Pre-Tax and/or After-Tax Contributions in excess of 6% of Plan Compensation, and, if the Plan provides for Employer Safe-Harbor Matching Contributions and discretionary Employer Regular Matching Contributions, such discretionary contributions made on behalf of any Eligible Employee do not exceed 4% of Plan Compensation for the Plan Year; and

                    (D) The Plan Administrator provides such information to Eligible Employees as is required under Code Section 401(k)(12)(D) - generally, at least 30, but not more than 90, days before the beginning of the Plan Year, the Plan Administrator will inform each Eligible Employee of his/her rights and obligations under the Plan. If an Employee becomes an Eligible Employee after the 90th day before the beginning of the Plan Year and does not receive the information for that reason, such information must be provided no more than 90 days before the Employee becomes an Eligible Employee, but not later than the date the Employee becomes an Eligible Employee.

               If the Plan provides for Employee After-Tax Contributions, such contributions must satisfy one of the tests in paragraphs (1) or (2), above, notwithstanding that contributions are otherwise provided that satisfy this paragraph (3).

          An election to use the current year testing method can be undone only if the Plan meets the requirements for changing

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     to the prior year testing method set forth in Notice 98-1 (or subsequent guidance issued by the Internal Revenue Service). For this purpose, reliance upon paragraph (3) above to satisfy this section will be deemed to be an election to use the current year testing method.

          (b) DETERMINING AND ALLOCATING THE EXCESS AGGREGATE CONTRIBUTIONS. The Plan will have Excess Aggregate Contributions if neither paragraph (1),
     (2) nor (3) of subsection (a) is satisfied for a Plan Year. The Excess Aggregate Contributions will first be determined by starting with the Highly Compensated Employee(s) who has the highest Contribution Percentage, and reducing his/her Contribution Percentage to equal that of the Highly Compensated Employee(s) who has the next highest Contribution Percentage, and continuing in that manner until either paragraph (1) or (2) of subsection (a) is satisfied. The Excess Aggregate Contributions will equal the sum total of the percentage reduction for each Highly Compensated Employee multiplied by his/her 414(s) Compensation for the Plan Year.

          The Excess Aggregate Contributions will then be allocated among the Highly Compensated Employees starting with the Highly Compensated Employee(s) with the highest ACP Amounts, and reducing his/her ACP Amounts to equal those of the Highly Compensated Employee(s) with the next highest ACP Amounts, and continuing in that manner until the Excess Aggregate Contributions have been allocated among the Highly Compensated Employees.

          (c)  TREATMENT OF ALLOCATED EXCESS AGGREGATE CONTRIBUTIONS.
     The portion of the Excess Aggregate Contribution allocated to each Highly Compensated Employee will be treated as follows:

               (1) To the extent that the portion of the Excess Aggregate Contributions allocated to the Highly Compensated Employee is attributable to Employer Regular Matching Contributions and he/she would not be vested in such Employer Regular Matching Contributions if his/her Termination of Service occurred on the last day of the Plan Year with respect to which such contributions were made, the amount will be treated as a Forfeiture and will be applied in the manner specified in the Adoption Agreement.

               (2) Otherwise, the portion of the Excess Aggregate Contributions allocated to each Highly Compensated Employee (plus any gain and minus any loss allocable thereto) will be distributed to the Highly Compensated Employee no later than the last day of the Plan Year following the Plan Year to which the Excess Aggregate Contributions relate. However, if such amounts are distributed more than 2 1/2 months after the last day of the preceding Plan Year, a 10% excise tax will be imposed with respect to the undistributed amount on the Participating Employers.

          If the Benefit of a Highly Compensated Employee has been distributed in full during the Plan Year (or prior to a corrective distribution under this section), the distribution will be deemed to have been a corrective distribution to the extent that a corrective distribution would have been required under this section.

          Excess Aggregate Contributions will be attributed to Employee After-Tax Contributions and to Employer Contributions that were treated as ACP Amounts for the Plan Year in such order as may be established by the Plan Administrator. If the Plan Administrator does not establish an order, Excess Aggregate Contributions will be attributed first to Employee After-Tax Contributions, next to the following Employer Contributions in the following order to the extent that such contributions were treated as ACP Amounts for the Plan Year: Employer Regular Matching Contributions, Employer Qualified Matching Contributions, Employer Qualified Profit Sharing Contributions, Employer Safe-Harbor Matching Contributions, Employer Safe-Harbor Profit Sharing Contributions, and finally to Employee PreTax Contributions that were treated as ACP Amounts for the Plan Year.

          Employee After-Tax Contributions that are distributed under this section may result in a Forfeiture of Employer Safe-Harbor Matching, Regular Matching and/or Qualified Matching Contributions as provided in Sec. 5.2(e).

          (d) DETERMINING GAIN OR LOSS. The Excess Aggregate Contributions to be distributed to a Participant will be adjusted for gain or loss for the Plan Year plus, if this option is available and is elected in the Adoption Agreement, gain or loss for the "gap period" - that is, the period between the end of the Plan Year and the date of distribution.

          The gain or loss on Excess Aggregate Contributions allocated to any Participant for the Plan Year will be determined in accordance with the following:

               (1) If this option is available and is elected in the Adoption Agreement, the gain or loss allocable to Excess Aggregate Contributions for the Plan Year will be determined in accordance with a uniform method that is established by the Plan Administrator and that reasonably reflects the manner in which income and loss is allocated to Contribution Accounts for the Plan Year.

               (2) Otherwise, the safe-harbor method will be used whereby the gain or loss allocable to Excess Aggregate Contributions for the Plan Year will be equal to the gain or loss allocated to the Participant's Employee After-Tax Contribution Account and to the Contribution Accounts (or subaccounts thereunder) reflecting Employee Pre-Tax Contributions and Employer Contributions that have been treated as ACP Amounts for the Plan Year multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions to be distributed to the Participant for the Plan Year, and the denominator of the fraction is sum of:

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                    (A)  The balance, as of the beginning of the Plan Year, of the Participant's Employee After-Tax Contribution Account and the Contribution Accounts (or subaccounts thereunder) reflecting Employee Pre-Tax Contributions and Employer Contributions that have been treated as ACP Amounts for prior Plan Years; plus

                    (B) The Employee After-Tax Contributions and the Employee Pre-Tax Contributions and Employer Contributions that are treated as ACP Amounts for the Plan Year.

          The allocable gain or loss for the gap period (if included in the distribution), will be equal to 10% of the amount of gain or loss determined above, multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the date of the distribution. In determining the number of calendar months which have elapsed, any distribution made on or before the 15th day of any month will be treated as having been made on the last day of the preceding month, and any distribution made after the 15th day of any month will be treated as having been made on the first day of the next month.

          (e) AUTHORITY TO LIMIT CONTRIBUTIONS BY HIGHLY COMPENSATED EMPLOYEES. The Plan Administrator may at any time during the Plan Year make an estimate of the amount of Employee After-Tax Contributions and Employer Regular Matching Contributions that will be permitted under this section for the Plan Year and may reduce the maximum percent or amount permitted to be contributed as Employee Pre-Tax or After-Tax Contributions by Highly Compensated Employees to the extent the Plan Administrator determines to be necessary to satisfy this section.

          The Lead Employer further reserves the right to amend the schedule for Employer Regular Matching Contributions to reduce or eliminate such contributions for Highly Compensated Employees to be made with respect to Match Eligible Contributions made after the later of the effective date or adoption date of the amendment.

          (f) AGGREGATION OF PLANS. If the Plan satisfies the requirements of Code Section 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with the Plan, then this section will be applied as if all such plans were a single plan. If the prior year testing method is being used, any adjustments to the Actual Contribution Percentage of the Non-Highly Compensated Employees for the prior year will be made in accordance with Notice 98-1 and any superseding guidance issued by the Internal Revenue Service. Plans may be aggregated in order to satisfy Code Section 401(m) only if they use the same testing method and only if they have the same Plan Year.

          If a Highly Compensated Employee participates in two or more plans maintained by any Controlled Group Member to which Employee After-Tax Contributions or Employer Safe-Harbor Matching, Regular Matching or Qualified Matching Contributions are made, all such contributions must be aggregated for purposes of applying the provisions of this section. This provision will be applied by treating all such plans with Plan Years ending within the same calendar year as a single plan unless mandatorily disag-gregated pursuant to regulations under Code Section 401(m).

          (g) DISAGGREGATION OF COLLECTIVE BARGAINING EMPLOYEES. If Collective Bargaining Employees participate in the Plan, the portion of the Plan benefiting the members of each collective bargaining unit will be treated as a separate plan for purposes of applying this section. This section will not apply to the portion of the Plan benefiting Collective Bargaining Employees.

          (h) MERGERS, SPIN-OFFS AND ASSET TRANSFERS. The Plan Administrator will determine the appropriate manner in which the Actual Contribution Percentage Test is to be applied in the event of a merger, spin-off or asset transfer involving the Plan, based upon such authority (if any) as may be issued by the Internal Revenue Service.

          (i) RECORDS. The Plan Administrator will maintain (or cause to be maintained) records sufficient to demonstrate compliance with this section and to show the amount of the Employee Pre-Tax Contributions and the Employer Contributions treated as ACP Amounts.

     19.4 NO MULTIPLE USE OF ALTERNATIVE LIMITATIONS. This section will apply only if the Plan does not rely on Sec. 19.2(a)(3) to satisfy the Average Deferral Percentage Test, and the 1.25x Test is not satisfied under either Sec.
19.2 or 19.3 (after the recharacterization, distributions or Forfeitures called for under such sections).

          (a) MULTIPLE USE TEST. The sum of the Actual Deferral Percentage and the Actual Contribution Percentage of the group of Eligible Employees who are Highly Compensated Employees for the current Plan Year (after adjustment of each under Sec. 19.2 and 19.3) will not exceed the greater of the following:

               (1)  The sum of the following amounts:

                    (A) 1.25 multiplied by the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees; and

                    (B) The lesser of 2 multiplied by, or 2% plus, the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees.

               (2)  The sum of the following amounts:

                    (A) 1.25 multiplied by the lesser of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees

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               who are Non-Highly Compensated Employees; and

                    (B) The lesser of 2 multiplied by, or 2% plus, the greater of the Actual Deferral Percentage or the Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees.

          The Actual Deferral Percentage and Actual Contribution Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees that is used above will be Actual Deferral Percentage and Actual Contribution Percentage for the same Plan Year used in Sec. 19.2 and 19.3 (depending on whether the current year or prior year testing method is used).

          (b) CORRECTING FOR MULTIPLE USE. If the Multiple Use Test is not satisfied, the Plan Administrator may direct that additional corrective action will be taken to:

               (1) Reduce the Actual Deferral Percentage (until the test is satisfied).

               (2) Reduce the Actual Contribution Percentage (until the test is satisfied).

               (3) Proportionately reduce the Actual Deferral Percentage and Actual Contribution Percentage (until the test is satisfied).

          However, if a correction method election is available and is elected in the Adoption Agreement, such correction method will control under the Plan.

     19.5 EXCEPTION TO INFORMATION AND CONSENT REQUIREMENTS. Excess Deferrals, Excess Contributions and Excess Aggregate Contributions may be distributed without regard to any information or consent requirements otherwise imposed on distributions from the Plan.

     19.6 DEFINED TERMS. For purposes of this Article (or where the context requires elsewhere in the Plan), the following definitions will apply:

          (a)  ACP AMOUNTS - means the sum of the following:

               (1) The Employee After-Tax Contributions made by the Participant for the Plan Year (including Employee Pre-Tax Contributions recharacterized as Employee After-Tax Contributions under Sec. 19.2(c)(1)), but excluding any such contributions refunded to comply with the Annual Addition limit of Code Section 415.

               (2) The Employer Regular Matching Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions to the extent that the Plan Administrator directs that such contributions be treated as ADP Amounts for the Plan Year, and excluding any such contributions that are deemed to be Forfeitures pursuant to Sec. 5.2(e).

               If the Plan provides for Employer Safe-Harbor Matching Contributions but does not satisfy the requirements of Sec. 19.3(a)(3), the Employer Safe-Harbor Matching Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Matching Contributions, to the extent allowed or required under the correction procedures contained in Revenue Procedure 2001-17 on Employee Plan Compliance Resolution System or subsequent guidance issued by the Internal Revenue Service.

               (3) The Employer Qualified Matching Contributions made on behalf of the Participant for the Plan Year to the extent that the Plan Administrator directs that such contributions be treated as ACP Amounts for the Plan Year, but excluding any such contributions that are deemed to be Forfeitures pursuant to Sec. 5.2(e).

               (4) The Employer Qualified Profit Sharing Contributions made on behalf of the Participant for the Plan Year to the extent that the Plan Administrator directs that such contributions be treated as ACP Amounts for the Plan Year.

               (5) The Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant for the Plan Year, but only to the extent that such contributions exceed the minimum required (that is, 3% of Plan Compensation) to satisfy the safe-harbor requirements of Code
          Section 401(k)(12)(C), and only to the extent the Plan Administrator directs that such contributions in excess of the minimum required be treated as ACP Amounts for the Plan Year.

               (6) To the extent the Plan Administrator so directs, any of the following amounts:

                    (A) Employee Pre-Tax Contributions, (provided that the Actual Deferral Percentage Test is satisfied both with and without the exclusion of such contributions), but excluding any such contributions refunded to comply with the Annual Addition limit of Code Section 415.

                    (B) Employer Regular Profit Sharing Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Profit Sharing Contributions and further provided that the non-discrimination requirements of Code Section 401(a)(4) are satisfied both with and without the exclusion of such contributions).

               If the Plan provides for Employer Safe-Harbor Profit Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant

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          for the Plan Year will be treated in the same manner as described above for Employer Regular Profit Sharing Contributions, to the extent allowed or required under the correction procedures contained in Revenue Procedure 2001-17 on Employee Plan Compliance Resolution System or subsequent guidance issued by the Internal Revenue Service (otherwise, they will be treated as described in paragraph (5)). However, Employer Safe-Harbor Profit Sharing Contributions may be treated as ACP Amounts regardless of whether it is specified in the Adoption Agreement that such treatment is permitted for Employer Regular Profit Sharing Contributions.

          Employee After-Tax Contributions will be included in the ACP Amounts for the Plan Year in which such contributions were paid into the Trust Fund. However, if Employee After-Tax Contributions are collected by payroll withholding or by check or other instrument delivered to a Participating Employer or Plan Administrator, such contributions will be included in the ACP Amounts for the Plan Year in which they were so withheld or delivered if they are then transferred to the Trust Fund within a reasonable time after the end of the Plan Year.

          Elective Deferrals and Employer Contributions made for a Plan Year will be included as part of the ACP Amounts for such Plan Year only if paid to the Trustee before the end of the 12-month period immediately following the Plan Year; otherwise, they will be included as part of the ACP Amounts for the Plan Year in which paid to the Trustee.

          (b) ACTUAL CONTRIBUTION PERCENTAGE - means the average of the Contribution Percentages of the group of Eligible Employees who are Non-Highly Compensated Employees, and of the group of Eligible Employees who are Highly Compensated Employees.

          If the prior year testing method is being used, for the first Plan Year that the Plan permits any Participant to make Employee After-Tax Contributions or for which Employer Regular Matching Contributions are made (and provided this is not a successor plan), for purposes of the prior year testing method, the Actual Contribution Percentage for the prior Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be deemed to be the greater of:

               (1)  3%; or

               (2) The Actual Contribution Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

          If the prior year testing method is being used, and there has been a plan coverage change as defined in Notice 98-1 or subsequent guidance issued by the Internal Revenue Service, the Actual Contribution Percentage for Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be the weighted average of the percentages for the various prior year subgroups calculated in accordance with Notice 98-1 or subsequent guidance issued by the Internal Revenue Service. However, if 90% or more of the total number of Non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, or under such other circumstances as may be permitted by the Internal Revenue Service, the Plan Administrator may elect to use the Actual Contribution Percentage for such single prior year subgroup in lieu of using a weighted average.

          The Actual Contribution Percentage will be calculated to the nearest one-hundredth of one percent.

          The Plan Administrator will direct the manner in which the Actual Contribution Percentage will be determined in the event of a merger or spin-off involving the Plan during the Plan Year.

          (c) ACTUAL DEFERRAL PERCENTAGE - means the average of the Deferral Percentages of the group of Eligible Employees who are Non-Highly Compensated Employees, and of the group of Eligible Employees who are Highly Compensated Employees.

          If the prior year testing method is being used, for the first Plan Year that the Plan permits any Participant to make Employee Pre-Tax Contributions (and provided this is not a successor plan), for purposes of the prior year testing method, the Actual Deferral Percentage for the prior Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be deemed to be the greater of:

               (1)  3%; or

               (2) The Actual Deferral Percentage for the current Plan Year of the group of Eligible Employees who are Non-Highly Compensated Employees for the current Plan Year.

          If the prior year testing method is being used, and there has been a plan coverage change as defined in Notice 98-1 or subsequent guidance issued by the Internal Revenue Service, the Actual Deferral Percentage of the group of Eligible Employees who are Non-Highly Compensated Employees for the prior Plan Year will be the weighted average of the percentages for the various prior year subgroups calculated in accordance with Notice 98-1 or subsequent guidance issued by the Internal Revenue Service. However, if 90% or more of the total number of Non-Highly Compensated Employees from all prior year subgroups are from a single prior year subgroup, or under such other circumstances as may be permitted by the Internal Revenue Service, the Plan Administrator may elect to use the Actual Deferral Percentage for such single prior year subgroup in lieu of using a weighted average.

          The Actual Deferral Percentage will be calculated to the nearest one-hundredth of one percent.

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                                       82
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          The Plan Administrator will direct the manner in which the Actual
     Deferral Percentage will be determined in the event of a merger or spin-off involving the Plan during the Plan Year.

          (d)  ADP AMOUNTS - means the sum of the following:

               (1) The Employee Pre-Tax Contributions made on behalf of the Participant for the Plan Year, including any Excess Deferrals of Highly Compensated Employees that are distributed under Sec. 19.1, but excluding any Excess Deferrals of Non-Highly Compensated Employees made under the plans of the Controlled Group Members, and excluding any such contributions refunded to comply with the Annual Addition limit of Code Section 415.

               (2) The Employer Qualified Matching Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions that the Plan Administrator directs be treated as ACP Amounts for the Plan Year, and excluding any such contributions that are treated as Forfeitures pursuant to Sec. 5.2(e).

               (3) The Employer Qualified Profit Sharing Contributions made on behalf of the Participant for the Plan Year, but excluding any such contributions that the Plan Administrator directs be treated as ACP Amounts for the Plan Year.

               (4) To the extent the Plan Administrator directs, any of the following amounts:

                    (A) Employer Regular Profit Sharing Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Profit Sharing Contributions and further provided that the non-discrimination requirements of Code Section 401(a)(4) are satisfied both with and without the exclusion of such contributions).

                    (B) Employer Regular Matching Contributions made on behalf of the Participant for the Plan Year (provided that such contributions satisfy the requirements to be Employer Qualified Matching Contributions), but excluding any such contributions that are treated as Forfeitures pursuant to Sec. 5.2(e).

               If the Plan provides for Employer Safe-Harbor Matching Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Matching Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Matching Contributions, to the extent allowed or required under the correction procedures contained in Revenue Procedure 2001-17 on Employee Plan Compliance Resolution System or subsequent guidance issued by the Internal Revenue Service. Similarly, if the Plan provides for Employer Safe-Harbor Profit Contributions but does not satisfy the requirements of Sec. 19.2(a)(3), the Employer Safe-Harbor Profit Sharing Contributions made on behalf of the Participant for the Plan Year will be treated in the same manner as described above for Employer Regular Profit Sharing Contributions, to the extent allowed or required under the correction procedures contained in Revenue Procedure 2001-17 on Employee Plan Compliance Resolution System or subsequent guidance issued by the Internal Revenue Service. However, Employer Safe-Harbor Matching and Profit Sharing Contributions may be treated as ADP Amounts regardless of whether it is specified in the Adoption Agreement that such treatment is permitted for Employer Regular Matching and Profit sharing Contributions.

          Elective Deferrals and Employer Contributions made for a Plan Year will be included as part of the ADP Amounts for such Plan Year only if paid to the Trustee before the end of the 12-month period immediately following the Plan Year; otherwise, they will be included in the ADP Amounts for the Plan Year in which paid to the Trustee.

          (e) CONTRIBUTION PERCENTAGE - means the ratio (expressed as a percentage) determined by dividing the ACP Amounts of the Eligible Employee for the Plan Year by his/her 414(s) Compensation for the Plan Year.

          (f) DEFERRAL PERCENTAGE - means the ratio (expressed as a percentage) determined by dividing the ADP Amounts of the Eligible Employee for the Plan Year by his/her 414(s) Compensation for the Plan Year.

          (g)  ELIGIBLE EMPLOYEE - means:

               (1) For purposes of calculating the Actual Deferral Percentage, any Participant who is eligible to make Employee Pre-Tax Contributions for any portion of the Plan Year (regardless of whether he/she makes such contributions).

               (2)  For purposes of calculating the Actual Contribution
          Percentage:

                    (A) Any Participant who is eligible to make Employee After-Tax Contributions for any portion of the Plan Year (regardless of whether he/she makes such contributions);

                    (B) Any Participant who would be eligible to receive an Employer Safe-Harbor, Regular or Qualified Matching Contribution for the Plan Year were he/she to have made Match Eligible Contributions (regardless of whether he/she makes such contributions); or

                    (C) If Employee Pre-Tax Contributions are treated as ACP Amounts for the Plan Year, any Participant who is eligible to make Employee

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                                       83
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               Pre-Tax Contributions for any portion of the Plan Year
               (regardless of whether he/she makes such contributions).

          The Plan Administrator may direct that Non-Highly Compensated Employees who have not attained age 21 or have not completed one year of Service (or who have not yet reached the Entry Date specified by the Plan Administrator that is not later than the latest Entry Date that would be permissible under Code Section 410(b)), may be disregarded and treated as not being Eligible Employees. However, this is permitted only if the portion of the Component that covers Participants (either Highly Compensated Employees or Non-Highly Compensated Employees) who have not attained age 21 or have not completed one year of Service (or who have not yet reached the applicable Entry Date), and the remaining portion of the Component each satisfy the coverage requirements of Code Section 410(b).

          (h) EXCESS DEFERRALS - means the amount of any Elective Deferrals made for the taxable year of a Participant in excess of the limit for such year under Code Section 402(g).

          (i) 414(s) COMPENSATION FOR THE PLAN YEAR - means Plan Compensation for the Plan Year if such definition satisfies Code Section 414(s), or such other definition of compensation that satisfies Code Section 414(s) and is directed to be used for the Plan Year by the Plan Administrator, but in all events disregarding any amounts in excess of the limit imposed under Code
     Section 401(a)(17).

          The Plan Administrator may direct that different definitions of 414(s) Compensation for the Plan Year be used for different Plan Years, but the same definition must be used for all Participants for a particular Plan Year. 414(s) Compensation for the Plan Year only includes amounts paid after the Entry Date for the applicable Component, unless directed otherwise by the Plan Administrator.

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                                       84
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ARTICLE XX - TRUST PROVISIONS

     20.1 APPOINTMENT AND ACCEPTANCE OF PUTNAM FIDUCIARY TRUST COMPANY.

          (a) APPOINTMENT. If so specified in the Adoption Agreement, the Lead Employer appoints Putnam Fiduciary Trust Company to be the trustee of the Trust Fund, and represents that all necessary action has been taken for the appointment of Putnam Fiduciary Trust Company as such and that the trust provisions of this Article constitute a legal, valid and binding obligation of the Lead Employer.

          (b) ACCEPTANCE. Putnam Fiduciary Trust Company accepts its appointment as such and agrees to perform its duties as Trustee under this Article.

          (c) ROLE. Putnam Fiduciary Trust Company will serve as a non-discretionary, directed trustee of the Trust Fund as described in ERISA
     Section 403(a). Putnam Fiduciary Trust Company is responsible for maintaining custody of the assets held in the Trust Fund, for investing those assets as directed by the Person assigned this function pursuant to the Plan, and for making distributions to payees as directed by the Plan Administrator.

          Putnam Fiduciary Trust Company may serve as recordkeeper with respect to all or a portion of the Plan pursuant to the terms of a separate recordkeeping agreement. That agreement governs the duties and responsibilities of Putnam Fiduciary Trust Company as recordkeeper, and this Article governs the duties and responsibilities of Putnam Fiduciary Trust Company as Trustee.

          (d) DIRECTION. Except to the extent expressly provided in this Article, Putnam Fiduciary Trust Company will have no duty to take any action unless the Lead Employer, Plan Administrator or other responsible Person provides Putnam Fiduciary Trust Company with instructions in a form and manner required by Putnam Fiduciary Trust Company.

          Putnam Fiduciary Trust Company may conclusively rely upon and be protected in acting in good faith upon any representation or direction from the Lead Employer, Plan Administrator or other responsible Person, or any other notice, request, consent, certificate, or other document believed by Putnam Fiduciary Trust Company to be genuine and properly executed. Putnam Fiduciary Trust Company may recognize standing requests, directions, requisitions or instructions.

     20.2 TRUST FUND.

          (a) TRUST FUND. The Trust Fund consists of all the money, securities, debt instruments and other property acceptable to Putnam Fiduciary Trust Company which may be transferred, assigned and delivered to Putnam Fiduciary Trust Company from time to time to be held in trust hereunder, together with the investments made with them, the proceeds received from them, and the gains and accumulations on them, and the portion thereof from time to time remaining, to be held and disposed of by Putnam Fiduciary Trust Company (without distinction between principal and interest) in accordance with the terms and provisions of the Plan and proper directions received by Putnam Fiduciary Trust Company.

          Certain Plan Assets (including, but not limited to, Segregated Investment Portfolios, Participant loan notes, insurance contracts and securities or debt instruments of the Lead Employer, a Controlled Group Member or a Predecessor Employer) may be held by the Plan Administrator or such other entity as Putnam Fiduciary Trust Company may appoint as custodian or subcustodian on behalf of Putnam Fiduciary Trust Company.

          (b) EXCLUSIVE PURPOSE. The Trust Fund will be used for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan, as provided in ERISA. The Trust Fund may not be used for, or diverted to, other purposes and no amendment will be effective if it causes such diversion. However, this exclusive purpose requirement and prohibition on diversion will not prevent the return of amounts to any source pursuant to express provisions of the Plan.

          (c) OTHER TRUST FUNDS. The Trust Fund constitutes a single and independent trust. If other trust funds are established for the Plan, those other trust funds are separate from this Trust Fund and are not governed by this Article. The Lead Employer is responsible for establishing and supervising the various trust funds for the Plan. Putnam Fiduciary Trust Company has no duty or authority to inquire into the existence or operation of any other trust fund, and will not be responsible for any Plan Assets held in any other trust fund.

          (d) TAX EXEMPTION. The Lead Employer is responsible for ensuring that the Plan is a qualified plan under Code Section 401(a) and that the Trust Fund is entitled to tax exemption as a trust under Code Section 501(a), including ensuring that the trust is a qualified domestic trust because all substantial decisions of the trust are controlled by U.S. corporations, partnerships, citizens, or residents. Putnam Fiduciary Trust Company is entitled to assume that the Plan and Trust Fund are so qualified and exempt, until it receives notice to the contrary from the Lead Employer.

     20.3 PUTNAM'S ROLE WITH RESPECT TO CONTRIBUTIONS.

          (a) RECEIPT OF ASSETS. Putnam Fiduciary Trust Company will receive and accept for the Trust Fund all money, securities and other property acceptable to it that is transferred, assigned and delivered to it from any source by or at the direction of the Lead Employer or Plan Administrator. Putnam Fiduciary Trust Company has no duty or authority to inquire into the source of any assets transferred to it or the authority or right of the transferor of such assets to transfer them to Putnam Fiduciary Trust Company.

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                                       85
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          (b)  NO DUTY TO REQUIRE CONTRIBUTIONS. Putnam Fiduciary Trust Company
     will maintain safe custody of such money, securities and other property as it actually receives and accepts for the Trust Fund. However, Putnam Fiduciary Trust Company has no duty or authority to require any contributions or transfers to be made under the Plan to Putnam Fiduciary Trust Company, compute any amount to be contributed or transferred under the Plan to Putnam Fiduciary Trust Company, determine whether amounts received by Putnam Fiduciary Trust Company comply with the Plan, the Code, ERISA or other applicable law, or enforce contribution amounts for sufficiency under the Code or ERISA.

          (c) LOCATION AND EVIDENCE OF OWNERSHIP. Except as permitted by ERISA, Putnam Fiduciary Trust Company will not maintain the indicia of ownership of any Plan Assets of the Trust Fund outside the jurisdiction of the district courts of the United States.

          (d) RETURN OF UNIDENTIFIED ASSETS. If Putnam Fiduciary Trust Company receives any money, securities or other property from a source other than a Participating Employer and has not received appropriate notification that such assets are to be accepted for the Trust Fund, Putnam Fiduciary Trust Company is authorized to return such assets to the source from which received or to the Lead Employer. Putnam Fiduciary Trust Company will not be liable for any assets returned in such circumstances.

     20.4 PUTNAM'S ROLE WITH RESPECT TO INVESTMENTS.

          (a) PROCESSING TRANSACTIONS. No investment transaction for the Trust Fund will be processed until Putnam Fiduciary Trust Company receives direction in proper form. Investment transactions will be processed either as soon as administratively practicable thereafter or, if later, on the scheduled date for processing.

          Putnam Fiduciary Trust Company may rely conclusively on any investment directions communicated to it by the Person authorized to give such directions and will have no responsibility to see that the investment directions comply with the terms of the Plan. However, if Putnam Fiduciary Trust Company receives any direction that appears to it in its sole judgment to be incomplete or unclear, it will not be required to act on such directions and may either hold such amounts uninvested without liability until proper directions are received or deposit such amount in the Default Investment under subsection (b). In the absence of proper investment directions, Putnam Fiduciary Trust Company will not be liable for interest, or market gains or losses on any cash balances maintained in the Trust Fund.

               (1) LEGITIMATE DELAY. Putnam Fiduciary Trust Company may delay the processing of any investment transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to provide timely values or prices, or to correct for any errors or omissions).

               (2) NO GUARANTEE OF PROCESSING TIME. Putnam Fiduciary Trust Company is not a guarantor of timely processing of any investment transaction with respect to the Plan or any Person, nor will it have any responsibility for market fluctuations.

               (3) OTHER LIMITATIONS. Except as may otherwise be required by ERISA, Putnam Fiduciary Trust Company will invest the Trust Fund as directed by the Person responsible for such matters, and Putnam Fiduciary Trust Company will have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust Fund. Putnam Fiduciary Trust Company has no duty or authority to provide investment advice with respect to the assets of the Trust Fund, monitor investment performance or the diversification of assets, question any investment direction it receives in proper form, or inquire into the authority or right of any Person to make any investment direction which Putnam Fiduciary Trust Company receives in proper form. Putnam Fiduciary Trust Company will not be liable for any loss of any kind which may result from any action taken by it in accordance with an investment direction it receives in proper form or from any action omitted because no such direction is received.

          (b)  DEFAULT INVESTMENT.

               (1) DESIGNATION. The Lead Employer will designate an investment (the "Default Investment") which will serve as the directed investment for any cash in the Trust Fund for which Putnam Fiduciary Trust Company has not received some other investment direction in proper form and which is not returned pursuant to the provisions of the Plan.

               (2) COMPATIBILITY. The Default Investment may be any Mutual Fund, common trust fund or collective investment fund whether or not maintained or advised by Putnam Fiduciary Trust Company or any of its affiliates, interest bearing account of Putnam Fiduciary Trust Company or an affiliated financial organization, or other investment. However, such investment must be acceptable to Putnam Fiduciary Trust Company and compatible with its procedures for depositing cash into the investment and for withdrawing cash from it for reinvestment in other assets, as directed.

               (3) CHANGES. The Default Investment will be designated in such manner as Putnam Fiduciary Trust Company may reasonably require. The Lead Employer may change that designation from time to time by delivering a new designation to Putnam Fiduciary Trust Company. Until a new designation is received, Putnam Fiduciary Trust Company is entitled to rely

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          on the latest designation provided to it without further inquiry or verification.

          (c) INVESTMENT RESTRICTIONS. Putnam Fiduciary Trust Company will hold only those assets or categories of assets mutually agreed to between it and the Lead Employer.

          The Lead Employer may add or remove types, categories, or classes of assets or investments with reasonable notice to and the consent of Putnam Fiduciary Trust Company. Further, the Lead Employer may limit the available investment options under the Plan, and may impose separate limitations for different Accounts or for terminated Participants.

          (d) DELEGATION OF INVESTMENT CONTROL TO PARTICIPANTS AND BENEFICIARIES. The Lead Employer may direct that one or more Mutual Funds, Pooled Investment Funds, Employer Stock Funds and/or Segregated Investment Portfolios be made available as permissible investment options under the Plan and may permit Participants and Beneficiaries to control the investment of Plan Assets attributable to some or all of their Contribution Accounts among those investment options pursuant to the Plan. The Plan Administrator will be responsible for delivering to each Participant and Beneficiary a copy of the current prospectus for any investment option in which his/her Contribution Accounts are to be invested as required by any federal or state law. Putnam Fiduciary Trust Company will have no liability for the investment performance of Accounts where a Participant or Beneficiary has control of the investments, without regard to whether the Participant or Beneficiary has actually exercised control with respect to such Contribution Accounts.

          (e) DELEGATION OF INVESTMENT CONTROL TO INVESTMENT MANAGER. The Lead Employer may engage an Investment Manager to manage the investment of all or any specified portion of the Trust Fund. To effectuate such an engagement, an investment management agreement will be entered into between the Lead Employer and the Investment Manager that sets forth the responsibilities and liabilities of the Investment Manager.

          An Investment Manager will have the authority to direct Putnam Fiduciary Trust Company as to (and have full responsibility for) the investment of that portion of the Trust Fund under its investment control for so long as the engagement of the Investment Manager remains in effect. The portion of the Trust Fund under the investment control of the Investment Manager will be segregated from the remaining portion of the Trust Fund, but the indicia of ownership will remain with Putnam Fiduciary Trust Company. The Investment Manager will have the same investment authority as the Lead Employer. However, the Lead Employer will have the voting power with respect to all stocks and other assets held in that portion of the Trust Fund under the investment control of the Investment Manager unless such voting control is delegated under the investment management agreement to the Investment Manager.

          Putnam Fiduciary Trust Company will act strictly in accordance with the directions of the Investment Manager, and will be fully protected in relying on such investment directions. Putnam Fiduciary Trust Company will not have the authority to question any such direction, review any investments, make any suggestions to, or evaluate the performance of, any Investment Manager. The Investment Manager may issue orders for the purchase, conversion, or sale of securities directly to a broker-dealer, including a brokerage facility of the Investment Manager, and investments may be made in shares of investment companies and/or Pooled Investment Funds for which the Investment Manager (or its affiliate) may be acting as an investment manager or is in some other way connected. If requested by Putnam Fiduciary Trust Company, notification of each order directed to a broker-dealer (or a copy thereof) will be given to Putnam Fiduciary Trust Company by the Investment Manager.

          Unless the Lead Employer engages Putnam Fiduciary Trust Company or an affiliate of Putnam Fiduciary Trust Company as an Investment Manager to manage the investment of all or any specified portion of the Trust Fund by entering into a separate investment management agreement with Putnam Fiduciary Trust Company or affiliate of Putnam Fiduciary Trust Company, neither Putnam Fiduciary Trust Company nor any of its affiliates will have any duty or authority to control or manage the investment or reinvestment of the Trust Fund.

          (f) DELEGATION OF INVESTMENT CONTROL TO OTHER NAMED FIDUCIARY. The Lead Employer may delegate to one or more other Named Fiduciaries (that is, to an individual, committee or entity other than an Investment Manager or Participants and Beneficiaries) the authority to direct Putnam Fiduciary Trust Company as to the investment of all or any specified portion, of the Trust Fund. To effectuate such a delegation, an investment management agreement will be entered into between the Lead Employer and the Named Fiduciary that sets forth the responsibilities and liabilities of the Named Fiduciary.

          A Named Fiduciary will have the authority to direct Putnam Fiduciary Trust Company as to (and full responsibility for) the investment of that portion of the Trust Fund under the investment control of the Named Fiduciary for so long as the appointment of the Named Fiduciary remains in effect. The portion of the Trust Fund under the investment control of the Named Fiduciary will be segregated from the remaining portion of the Trust Fund, but the indicia of ownership will remain with Putnam Fiduciary Trust Company. The Named Fiduciary will have the same investment authority as the Lead Employer. However, the Lead Employer will have the voting power with respect to all stocks and other assets held in that portion of the Trust Fund under the investment control of the Named Fiduciary unless such voting control is delegated under the investment management agreement to the Named Fiduciary.

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          Putnam Fiduciary Trust Company will act strictly in accordance with the directions of the Named Fiduciary, and will be fully protected in relying on such investment directions. Putnam Fiduciary Trust Company will not have the authority to question any such direction, review any investments, make any suggestions to, or evaluate the performance of, any Named Fiduciary.

          (g) LOANS PURSUANT TO PARTICIPANT LOAN PROGRAM. The Lead Employer may establish a participant loan program under the Plan, pursuant to which the Plan Administrator may direct Putnam Fiduciary Trust Company to make loans to Participants and Beneficiaries from the Trust Fund. The responsibility of Putnam Fiduciary Trust Company will be limited to implementing such directions as it receives in proper form. Putnam Fiduciary Trust Company will not be obligated to collect any loan payments or see that payments received by the Trust Fund are in accordance with the loan documents. All such responsibility is allocated to the Plan Administrator.

     20.5 PUTNAM'S ROLE WITH RESPECT TO DISTRIBUTIONS. Putnam Fiduciary Trust Company will distribute money, securities and other property from the Trust Fund as directed by the Plan Administrator to the payees specified by the Plan Administrator, provided that such directions are given in such form as Putnam Fiduciary Trust Company may reasonably require.

     Putnam Fiduciary Trust Company has no duty or authority to determine whether any payee is in fact entitled to a distribution or the amount of any distribution under the terms of the Plan, or whether a direction by the Plan Administrator complies with the Plan, the Code, ERISA or other applicable law. Putnam Fiduciary Trust Company will not be liable for any distribution made by it in accordance with the Plan Administrator's directions.

     20.6 NONDISCRETIONARY TRUSTEE POWERS. Solely at the direction of the Person assigned investment functions pursuant to the Plan, but subject to ERISA, Putnam Fiduciary Trust Company is authorized and empowered as follows:

          (a) INVESTMENT IN SECURITIES AND OTHER PROPERTY. Putnam Fiduciary Trust Company may invest in any securities and other property of whatsoever kind and nature, including (but not limited to) common, preferred, or other stocks of any corporation (including, if authorized in the Adoption Agreement or Basic Plan Document, Qualifying Employer Securities and/or Predecessor Employer Securities); voting trust certificates; open-end or closed-end Mutual Funds; partnership interests; bonds, notes, and debentures, secured or unsecured; mortgages on real or personal property; conditional sales contracts; and improved or unimproved real estate and leases.

          (b) INVESTMENT IN COMMON TRUST FUNDS OR COLLECTIVE INVESTMENT FUNDS. Putnam Fiduciary Trust Company may invest in any common trust fund or collective investment fund (whether or not Putnam Fiduciary Trust Company acts as or is affiliated with the trustee or investment manager thereof) for the collective investment of assets of qualified retirement trusts, individual retirement accounts and plans of governmental units. The provisions of the document governing any such common trust fund or collective investment fund, as they may be amended from time to time, will govern any investment therein and are hereby made a part of this Trust Agreement for so long as any portion of the Trust Fund is so invested.

          (c) INVESTMENT IN TIME DEPOSITS. Putnam Fiduciary Trust Company may invest in time deposits, savings accounts, certificates of deposit, or similar investments bearing reasonable rates of interest which are maintained by Putnam Fiduciary Trust Company, an affiliate of Putnam Fiduciary Trust Company, or another financial organization.

          (d) INVESTMENT IN INSURANCE CONTRACTS. Putnam Fiduciary Trust Company may apply for any contract (including but not limited to a group annuity contract or a guaranteed investment contract) issued by an insurance company, may accept and hold any such contract, and may assign and deliver any such contract. Any such contract may provide for the allocation of amounts received by the insurance company to its general account and/or to one or more of its separate accounts. Such separate accounts may include separate accounts maintained for the collective investment of assets of qualified retirement trusts and may be invested, without distinction between principal and income, in securities and other property, or part interest (including any partnership interest) in property, real or personal, foreign or domestic, and any rights, warrants and options to acquire any of the foregoing. The insurance company will have exclusive responsibility for the investment and management of any amounts held under such contract, subject to the right of the Person assigned investment functions pursuant to the Plan to specify how amounts held under the contract are to be allocated among the accounts provided for in the contract.

          (e) INVESTMENT ON A COMMINGLED BASIS. Putnam Fiduciary Trust Company may commingle for investment all or any part of the assets of the Trust Fund with assets of other trusts entitled to tax exemption under Code
     Section 501(a) established by a Participating Employer or any Controlled Group Member; provided that records are at all times maintained of the portion of the commingled properly allocable to each trust.

          (f) INVESTMENT IN OPTION CONTRACTS. Putnam Fiduciary Trust Company may engage in the writing, sale, and purchase of option contracts; and may acquire and exercise options to purchase or sell securities, futures contracts or other assets.

          (g) TRANSACTIONS INVOLVING FUTURES CONTRACTS. Putnam Fiduciary Trust Company may purchase and sell financial or other futures contracts in transactions executed through a generally recognized commodities or securities exchange.

          (h) INVESTMENT IN QUALIFYING EMPLOYER SECURITIES OR REAL PROPERTY. Putnam Fiduciary Trust Company may acquire

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     and hold securities which constitute Qualifying Employer Securities, or
     Predecessor Employer Securities, or property which constitutes qualifying employer real property with respect to a Plan (as those terms are defined in ERISA Section 407).

          Putnam Fiduciary Trust Company will have no responsibility for determining whether such acquisition or holding complies with any federal or state securities laws or ERISA. Putnam Fiduciary Trust Company will provide to the Lead Employer such information on ownership of Qualifying Employer Securities by the Trust Fund as the Lead Employer may reasonably request in order to comply with its responsibilities under Sec. 14.13.

          (i) FOREIGN EXCHANGE TRANSACTIONS. Putnam Fiduciary Trust Company may convert any monies into any currency through foreign exchange transactions (which may be effected with Putnam Fiduciary Trust Company or an affiliate of Putnam Fiduciary Trust Company to the extent permitted by ERISA).

          (j) TO TRANSFER PROPERTY. Putnam Fiduciary Trust Company may sell, grant options to buy, transfer, assign, convey, exchange, mortgage, pledge, lease or otherwise dispose of any of the property comprising the Trust Fund.

          (k) TO CONTRACT. Putnam Fiduciary Trust Company may renew or extend or participate in the renewal or extension of any note, bond or other evidence of indebtedness, or any other contract or lease, or may exchange the same, or may agree to a reduction in the rate of interest or rent thereon or to any other modification or change in the terms thereof, or of the security therefor, or any guaranty thereof, may waive any default, whether in the performance of any covenant or condition of any such note, bond or other evidence of indebtedness, or any other contract or lease, or of the security therefor, and may carry the same past due or may enforce any such default; may exercise and enforce any and all rights to foreclose, may bid on property in foreclosure; may exercise and enforce in any action, suit, or proceeding at law or in equity any rights or remedies in respect to any such note, bond or other evidence of indebtedness, or any other contract or lease, or the security therefor; may pay, compromise, and discharge with the funds of the Trust Fund any and all liens, charges, or encumbrances upon the same, and may make, execute, and deliver any and all instruments, contracts, or agreements necessary or proper for the accomplishment of any of the foregoing powers.

          (l) TO BORROW MONEY. Putnam Fiduciary Trust Company may borrow money for the benefit of the Trust Fund from any lender; may secure any loan so made by pledge or mortgage of the Trust Fund assets; and may renew existing loans. However, the Trust Fund cannot borrow money for the purpose of acquiring Qualifying Employer Securities or Predecessor Employer Securities.

          (m) TO LEND MONEY. Putnam Fiduciary Trust Company may make loans to individual Participants and Beneficiaries of the Plan on such terms and in such amounts as directed by the Lead Employer or the Plan Administrator.

          (n) TO LEND SECURITIES. Putnam Fiduciary Trust Company may lend securities held in the Trust Fund to a broker-dealer or other borrower; may secure the same in any manner permitted by law and the provisions of this Trust Agreement; and during the term of any such loan, may permit the loaned securities to be transferred into the name of and voted by the borrowers or others. In connection with the exercise of the above powers, Putnam Fiduciary Trust Company may hold any property deposited as collateral by the borrower pursuant to any master loan agreement in bulk, together with the unallocated interests of other lenders, and to retain any such property upon the default of the borrower, whether or not investment in such property is authorized under the Trust Agreement, and to receive compensation therefor out of any amounts paid by or charged to the account of the borrower.

          (o) TO IMPROVE, MAINTAIN, AND PROTECT PROPERTY. Putnam Fiduciary Trust Company may use the assets of the Trust Fund for the purpose of improving, maintaining, or protecting property acquired by the Trust Fund, including the purchase of insurance thereon, and may pay, compromise, and discharge with the assets of the Trust Fund any and all liens, charges, or encumbrances at any time upon the same.

          (p) TO HOLD UNINVESTED CASH. Putnam Fiduciary Trust Company may hold uninvested cash funds to meet the anticipated cash requirements of the Plan from time to time and may deposit the same or any part thereof, either separately or together with other trust funds held by Putnam Fiduciary Trust Company, in its own deposit department or with an affiliate of Putnam Fiduciary Trust Company or may deposit the same in its name as Trustee in such other depositories.

          (q) TO VOTE STOCK AND MUTUAL FUND SHARES. Putnam Fiduciary Trust Company may vote all shares of stock and all shares of Mutual Funds and may issue proxies to vote such shares. Putnam Fiduciary Trust Company may also give general or special proxies or powers of attorney, with or without substitution.

          Putnam Fiduciary Trust Company will transmit to the Plan Administrator (or its designee) copies of any notices of shareholders' meetings, proxies or proxy -soliciting materials, prospectuses or the annual or other reports to shareholders received by Putnam Fiduciary Trust Company, with respect to shares of stock or shares of Mutual Funds held in the Trust Fund. The Plan Administrator will direct Putnam Fiduciary Trust Company how to vote such shares, unless voting authority with respect thereto has been retained by the Lead Employer or delegated by the Lead Employer to a Named Fiduciary, in which case the Plan Administrator will deliver such materials to such Person. Directions to Putnam Fiduciary Trust Company as to the voting of shares must be

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     given in a manner approved by Putnam Fiduciary Trust Company. Putnam
     Fiduciary Trust Company will not vote those shares of stock or shares of Mutual Funds for which no voting directions are timely received.

          Notwithstanding the above, Putnam Fiduciary Trust Company will vote shares of Qualifying Employer Securities or Predecessor Employer Securities in the manner provided in the Plan.

          (r) TO EXERCISE OTHER POWERS WITH RESPECT TO STOCK AND MUTUAL FUND SHARES. Putnam Fiduciary Trust Company may exercise any conversion privilege and/or subscription right available in connection with any securities or other property at any time held by it, to oppose or to consent to the reorganization, consolidation, merger, or readjustment of the finances of any corporation, company, or association or to the sale, mortgage, pledge or lease of the property of any corporation, company, or association, the securities of which may at any time be held by it and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions, and the payment of expenses, assessments, or subscriptions which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire, and to deposit any property with any protective, reorganization, or similar committee or with depositories designated thereby, to delegate power thereto, and to pay or agree to pay part of the expenses and compensation of any such committee and any assessments levied with respect to property so deposited.

          Notwithstanding the above, Putnam Fiduciary Trust Company will not be responsible for taking any action or exercising any right described in this subsection with respect to securities or other property of the Trust Fund unless, at least three business days prior to the date on which such power is to be exercised, it or its agents are in actual possession or control of such securities or property (if such possession or control is necessary to exercise any such power) and have received instructions to exercise any such power from the Person assigned investment functions pursuant to the Plan.

          (s) TO PROSECUTE AND DEFEND LEGAL ACTIONS. Putnam Fiduciary Trust Company may institute, prosecute, maintain, or defend any proceeding at law or in equity concerning the Trust Fund or any asset of the Trust Fund, at the sole cost and expense of the Trust Fund, and may compromise, settle, and adjust any claims and liabilities asserted against or in favor of the Trust Fund, but Putnam Fiduciary Trust Company will be under no duty or obligation to institute, maintain, or defend any action, suit, or other legal proceeding unless it has been indemnified to its satisfaction against any and all loss, cost, expense, and liability it may sustain or anticipate by reason thereof.

          (t) TO EXERCISE OTHER DIRECTED POWERS. Putnam Fiduciary Trust Company may also make such other investments and take such other actions with respect to the assets of Trust Fund as the Person assigned investment functions pursuant to the Plan may direct.

     Notwithstanding the above, Putnam Fiduciary Trust Company will not be required to follow an investment direction if it would require that Putnam Fiduciary Trust Company obtain a license that it does not already possess, if it would require that Putnam Fiduciary Trust Company be or become a resident of a state or country in which it is not a resident, or if the investment is of a type not otherwise handled by Putnam Fiduciary Trust Company in the normal course of its business.

     20.7 MINISTERIAL TRUSTEE POWERS. Putnam Fiduciary Trust Company will have (without the additional approval of or any direction from any Person) all such powers as Putnam Fiduciary Trust Company may determine from time to time to be appropriate and helpful to the exercise of its duties in connection with the Trust Fund, including, but not limited to, the following:

          (a) TO EXECUTE DOCUMENTS. Putnam Fiduciary Trust Company may make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or desirable to carry out its duties in connection with the Trust Fund.

          (b) TO HOLD TITLE IN NOMINEE FORM. Putnam Fiduciary Trust Company may purchase and hold securities, debt instruments and other property in its name or in the name of a nominee with depositories or agent depositories or in another form as it may deem appropriate, or to deposit any securities or other property in a depository, clearing corporation, or similar corporation, either domestic or foreign, with or without disclosing any fiduciary relationship. However, on the books and records of Putnam Fiduciary Trust Company, such securities, debt instruments and other property will be shown to be a part of the Trust Fund, and the purchase or holding by Putnam Fiduciary Trust Company in the name of a nominee will not relieve Putnam Fiduciary Trust Company from liability for the safe custody and proper disposition of such securities and properties in accordance with the terms of this Trust Agreement.

          (c) TO USE FEDERAL BOOK-ENTRY ACCOUNT SYSTEM. Putnam Fiduciary Trust Company may participate in and use the federal book-entry account system (a service provided for its member banks by the Federal Reserve Bank).

          (d) TO EMPLOY AGENTS, COUNSEL, ETC. Putnam Fiduciary Trust Company may employ such agents, custodians, subcustodians, experts, counsel, and other persons (any of whom may also be employed by or represent a Participating Employer or a Controlled Group Member) deemed by Putnam Fiduciary Trust Company to be necessary or desirable for the administration of the Trust Fund; to rely and act on information and advice furnished by such agents, custodians, subcustodians, experts, counsel, and other persons; and to pay their reasonable expenses and compensation for services to the trust from the Trust Fund.

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          (e)  TO PAY TAXES ON TRUST FUND. Putnam Fiduciary Trust Company may
     pay out of the Trust Fund all property taxes, income taxes, and other taxes of any and all kinds levied or assessed under existing or future laws against the Trust Fund, and to prepare and file any tax returns or reports incident thereto.

          Putnam Fiduciary Trust Company may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Lead Employer or Plan Administrator advises Putnam Fiduciary Trust Company that, in the opinion of counsel for the Lead Employer or the Plan, such taxes are not lawfully assessed. If the Lead Employer or Plan Administrator so advises Putnam Fiduciary Trust Company, Putnam Fiduciary Trust Company, if so directed by the Lead Employer or Plan Administrator and suitable provision for its indemnity has been made, will contest the validity of such taxes in any manner deemed appropriate by the Lead Employer, Plan Administrator or counsel for the Lead Employer or the Plan. The word "taxes" in this subsection will be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed. Any taxes, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets will, if allocable to the Accounts of specific Participants or Beneficiaries, be charged to such Accounts, and if not so allocable, they will be equitably apportioned among all Accounts.

          (f) TO PAY TAXES ON BENEFIT PAYMENTS. Putnam Fiduciary Trust Company may pay any estate, inheritance, income, or other tax, charge, or assessment which it will be or may be required to pay out of any benefit payments.

          (g) TO RETAIN PROPERTY IN DISPUTE. Putnam Fiduciary Trust Company may retain any funds or property subject to any dispute without liability for the payment of interest, and to decline to make payment or delivery of the funds or property until final adjudication is made by a court of competent jurisdiction or until a binding agreement is entered into among all parties to the dispute.

          (h) TO PROVIDE ANCILLARY SERVICES. Putnam Fiduciary Trust Company may provide ancillary services to the Trust Fund for not more than reasonable compensation.

          (i) TO BRING LEGAL ACTION. Putnam Fiduciary Trust Company may bring action before any court of competent jurisdiction for instructions with respect to any matter pertaining to the interpretation of this Trust Agreement or the administration of the Trust Fund, to deposit money into court or bring interpleader actions, and to pay the reasonable costs and expenses of such actions (including attorneys' fees and expenses) from the Trust Fund.

          (j) TO DEFEND LEGAL ACTIONS. Putnam Fiduciary Trust Company may defend any proceeding at law or in equity with respect to any matter pertaining to its duties and services in connection with the Plan or Trust Fund; to compromise, settle, and adjust any claims and liabilities asserted against it; and, to the extent permitted under ERISA, to be reimbursed from the Trust Fund for the reasonable costs and expenses (including attorneys' fees and expenses) of such defense.

     20.8 USE OF AFFILIATES. Putnam Fiduciary Trust Company is authorized to contract or make arrangements with any affiliate for the provisions of necessary services to the Plan. Putnam Fiduciary Trust Company is specifically authorized to place securities orders, settle securities trades, hold securities in custody and perform related activities on behalf of the Plan through a broker-dealer that is an affiliate of Putnam Fiduciary Trust Company ("Affiliate Broker"). However, such Affiliate Broker will perform such acts for the Plan only if the Lead Employer and/or other authorized Person has designated the Affiliate Broker as a broker-dealer for the Trust Fund and the Lead Employer and/or other authorized Person have received necessary disclosure under ERISA.

     20.9 ADMINISTRATIVE MATTERS.

          (a) RECORDS, INSPECTION AND AUDIT. Putnam Fiduciary Trust Company will keep accurate and detailed records and accounts of all receipts, investments, disbursements and other transactions as required by law with respect to the Trust Fund. All records, books and accounts relating to the Trust Fund will be made available for inspection upon reasonable request made to Putnam Fiduciary Trust Company.

          (b) ACCOUNTING. As soon as reasonably practicable following the close of each Plan Year, and as soon as reasonably practicable after the resignation or removal of Putnam Fiduciary Trust Company has become effective, Putnam Fiduciary Trust Company will provide the Plan Administrator with an account setting forth all receipts, investments, disbursements and other transactions during such year, or during the part of the year to the date the resignation or removal is effective, and containing a description of all securities purchased and sold, the cost or net proceeds of sale, the securities and investments held at the end of such period, and the cost of each item thereof as carried on the books of Putnam Fiduciary Trust Company. The accounting will include a listing of the assets of the Trust Fund showing the value of each such asset at the close of the period covered by the accounting.

          An accounting will be deemed to have been approved by the Plan Administrator unless the Lead Employer or Plan Administrator objects to the contents of an accounting within 60 days of its mailing by Putnam Fiduciary Trust Company. Any objections must set forth the specific grounds on which they are based.

          On direction of the Lead Employer or Plan Administrator, and if agreed by Putnam Fiduciary Trust Company, Putnam Fiduciary Trust Company will provide interim accountings, valuations, or other reports concerning the assets of the Trust Fund.

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          Putnam Fiduciary Trust Company's accounting will be at the Trust Fund level rather than the Participant level, and Putnam Fiduciary Trust Company will not be responsible for Participant level accounting or reporting except as provided in subsection (d). Putnam Fiduciary Trust Company will also furnish the Plan Administrator with such other information as Putnam Fiduciary Trust Company possesses and which is necessary for the Plan Administrator to comply with the reporting requirements of ERISA.

          (c) RECORD RETENTION. Putnam Fiduciary Trust Company will retain its records relating to the Trust Fund as long as necessary for the proper administration of the Plan and at least for any period required by ERISA (or other applicable law). Writing, photostating, photographing, microfilming, magnetic media, mechanical or electrical recording, or other forms of data retention will be acceptable means of record retention.

          (d) NO RESPONSIBILITY FOR PARTICIPANT-LEVEL RECORD-KEEPING OR COMMUNICATIONS WITH PARTICIPANTS. Unless Putnam Fiduciary Trust Company also service as a recordkeeper for all or a portion of the Plan pursuant to a separate agreement with the Lead Employer or the Plan Administrator, Putnam Fiduciary Trust Company will not be responsible for Participant level recordkeeping or reporting, including, but not limited to, allocating contributions or gains or losses to recordkeeping accounts of Participants, processing Participant investment change requests, processing loan or distribution requests, or preparing or providing benefit statements to Participants. Similarly, unless otherwise agreed in a separate agreement between the Lead Employer or the Plan Administrator and Putnam Fiduciary Trust Company, Putnam Fiduciary Trust Company will not be responsible for any communications to Participants and Beneficiaries regarding the Plan or the Trust Fund.

     20.10 COMPENSATION AND EXPENSES. Putnam Fiduciary Trust Company will be entitled to receive such reasonable compensation for its services in connection with the Plan as may be agreed upon with the Lead Employer. Putnam Fiduciary Trust Company will be entitled to reimbursement for all reasonable and necessary costs, expenses, and disbursements incurred by it in the performance of such services, including, without limitation, attorneys' fees. Such compensation and reimbursements will be paid from the Trust Fund unless paid directly by a Participating Employer within a reasonable time as specified by Putnam Fiduciary Trust Company. However, the Lead Employer will pay such compensation and reimbursements if ERISA or other applicable law prohibits Putnam Fiduciary Trust Company from being paid out of the Trust Fund.

     Any expense paid from the Trust Fund which is specifically allocable to one or more investment funds maintained under the Plan will be charged against such investment funds. If the Plan permits Participant-directed investment of Contribution Accounts, any expenses that are allocable to the Contribution Accounts of a specific Participant will be charged against his/her Contribution Account to the extent permitted by law and in accordance with procedures adopted by the Plan Administrator from time to time. Otherwise, such expenses will be equitably apportioned across all Plan investment funds.

          (a) INTEREST ON PROCESSING ACCOUNTS. The Participating Employers understand and acknowledge that the compensation otherwise charged by Putnam Fiduciary Trust Company for services hereunder would be higher if Putnam Fiduciary Trust Company did not receive credit and/or interest on aggregate cash balances that Putnam Fiduciary Trust Company has on deposit in any of the following accounts:

               (i) A settlement account that reflects contributions or other cash amounts that have been directed to be invested in a particular investment option (e.g., a Mutual Fund) from the date of the transaction to the settlement date for such transaction (e.g., T+1 or T+3).

               (ii) A disbursement account to accommodate distributions from the Plan.

               (iii) Any other similar processing account to accommodate transactions involving any Plan Asset.

          The compensation of Putnam Fiduciary Trust Company will therefore include such credit or interest unless a separate agreement with the Lead Employer expressly provides otherwise.

          (b) 12b-1 AND OTHER FEES. The Participating Employers understand and acknowledge that certain Mutual Funds (or their servicing agents, advisers, or distributors) which may be held in the Trust Fund may pay, directly or indirectly, fees or other compensation to Putnam Fiduciary Trust Company (or its related entities) as administrative expenses of the Mutual Fund or pursuant to a plan described in Securities and Exchange Commission Rule 12b-1. Such fees or other compensation are described in the fee schedules, prospectuses and/or other disclosure materials provided to the Lead Employer or Person assigned investment functions pursuant to the Plan. The compensation of Putnam Fiduciary Trust Company will include such payments made to Putnam Fiduciary Trust Company (or its related entities) unless a separate agreement with the Lead Employer expressly provides otherwise.

     20.11 INDEMNIFICATION. The Participating Employers, jointly and severally, will hold harmless and indemnify Putnam Fiduciary Trust Company from any loss, damage, liability, claim, cost or expenses, including legal fees, which Putnam Fiduciary Trust Company may incur by reason of its services as a Trustee, as long as such loss is not a result of Putnam Fiduciary Trust Company's negligence, willful misconduct or breach of the terms of this Article.

     Putnam Fiduciary Trust Company will hold harmless and indemnify the Participating Employers from any loss, damage, liability, claim, cost or expense, including legal fees, which the Participating Employers may incur by reason of Putnam Fiduciary Trust Company's negligence, willful misconduct or breach of the terms of this Article.

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     This indemnification provision will survive the termination of the Plan and/or the trust provisions of this Article.

     20.12 CHANGE IN TRUSTEE.

          (a) RESIGNATION OR REMOVAL. Putnam Fiduciary Trust Company may resign at any time by giving 60 days' advance notice to the Lead Employer, and the Lead Employer may remove Putnam Fiduciary Trust Company at any time by giving 60 days' advance notice to Putnam Fiduciary Trust Company (in either event, a shorter notice period may be agreed to by the Lead Employer and Putnam Fiduciary Trust Company). If Putnam Fiduciary Trust Company resigns or is removed, the Lead Employer will promptly appoint a successor, and if no successor is appointed within a reasonable period of time after Putnam Fiduciary Trust Company resigns or is removed, Putnam Fiduciary Trust Company may, after notice to the Lead Employer, apply to a court of competent jurisdiction for the court to appoint a successor. The Lead Employer will furnish Putnam Fiduciary Trust Company with notice of the appointment of a successor and evidence of the acceptance by the successor of such appointment, and Putnam Fiduciary Trust Company will cease to be Trustee only upon receipt of such notice and evidence.

          The appointment of any successor Trustee will immediately vest title to the assets of the Trust Fund in the successor Trustee without any separate instrument or conveyance. However, upon request of the successor Trustee, the Lead Employer and Trustee who ceases to act as Trustee will execute and deliver any instruments of conveyance and any further assurances, and do anything else reasonably required to fully vest and confirm in the successor Trustee all the rights, title and interest of the resigning or removed Trustee in the Trust Fund. The resigning or removed Trustee will have no duties, responsibilities or liability with respect to the acts or omissions of any successor Trustee

          (b) DUTIES ON SUCCESSION. A successor Trustee will have all the rights, titles, powers, duties, exemptions, and limitations of the predecessor Trustee under this Trust Agreement. Putnam Fiduciary Trust Company will, upon the appointment and acceptance of a successor Trustee, transfer and deliver the assets of the Trust Fund to the successor after reserving such reasonable amount as it will deem necessary to provide for its fees and expenses and any sums chargeable against the Trust Fund for which it may be liable. Putnam Fiduciary Trust Company will do all acts necessary to vest title of record in the successor Trustee. If any assets in the Trust Fund have been invested in a common trust fund or collective investment fund, Putnam Fiduciary Trust Company will cause such investment to be liquidated at the earliest practical time after notice has been given or received by Putnam Fiduciary Trust Company of the resignation or removal. No Person becoming a Trustee hereunder will be in any way liable or responsible for anything done or omitted to be done by any Trustee prior to such Person's acceptance of the trusteeship.

          (c) CHANGES IN ORGANIZATION OF TRUSTEE. If Putnam Fiduciary Trust Company is succeeded by another corporation or association, through merger, consolidation or otherwise, the acquiring corporation or association will thereupon become Trustee under this Trust Agreement. If Putnam Fiduciary Trust Company sells and transfers substantially all of its assets and business to another corporation or association, the acquiring corporation or association will become Trustee under this Trust Agreement. In each case the acquiring corporation or association will be Trustee of the Trust Fund as though specifically so named herein. Notwithstanding the foregoing provisions of this section, an acquiring corporation or association will become Trustee hereunder only if it has trust powers and is formed under the laws of the United States of America or any subdivision thereof.

     20.13 MISCELLANEOUS.

          (a) AMENDMENT OF PLAN. It is understood that the Lead Employer or Sponsor of the Prototype may amend the Plan (including this Article) from time to time. Promptly upon the adoption of any amendment, the Lead Employer will furnish Putnam Fiduciary Trust Company with a copy of the amendment with appropriate evidence of its adoption. However, no such amendment will change the rights, duties, or responsibilities of Putnam Fiduciary Trust Company without its consent. Such consent will be evidenced by Putnam Fiduciary Trust Company signing the amended version of the Adoption Agreement or this Trust Agreement, as appropriate. Putnam Fiduciary Trust Company may rely on the latest documents furnished it as above provided without further inquiry or verification.

          (b) BANKRUPTCY OF LEAD EMPLOYER. If the Lead Employer becomes insolvent, files for or becomes subject to bankruptcy or a similar proceeding in state or federal court, the Lead Employer will notify Putnam Fiduciary Trust Company as soon as possible. The notification will include confirmation of the individual(s) who will direct Putnam Fiduciary Trust Company. If, within 60 days of such filing the Lead Employer does not notify Putnam Fiduciary Trust Company, Putnam Fiduciary Trust Company may invoke the provisions of Sec. 16.5.

          In the case of bankruptcy, insolvency, or dissolution of the Lead Employer, Putnam Fiduciary Trust Company will have the right to petition a court of competent jurisdiction to appoint a new Trustee, the costs of such action being payable from the Trust Fund.

          If Putnam Fiduciary Trust Company receives notice of the Lead Employer's bankruptcy, insolvency or dissolution (either by the Lead Employer or a court of competent jurisdiction), or if the Plan has been deemed abandoned as described in Sec. 16.5, above, any fees and other expenses relating to the provision of services under this Trust Agreement (whether current or overdue) may be immediately deducted from the Trust Fund.

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          (c)  DEALINGS OF OTHERS WITH TRUSTEE. No Person dealing with Putnam
     Fiduciary Trust Company will be required to see to the application of any money paid or property delivered to Putnam Fiduciary Trust Company or to determine whether Putnam Fiduciary Trust Company is acting pursuant to any authority granted to it under the Trust Agreement.

          (d) SUCCESSORS. This Trust Agreement will be binding on the Participating Employers and their successors. If a purchaser of all or substantially all of the assets of a Participating Employer elects to continue the Plan, such successor or purchaser will be bound by this Trust Agreement.

          (e) CUSTODIAL FUNCTIONS FOR OTHER TRUSTEE. Putnam Fiduciary Trust Company may serve a custodial function with respect to all or a portion of the Plan Assets under circumstances where it does not serve as a Trustee. In such case, the duties, responsibilities and liabilities set forth in this Article will apply to Putnam Fiduciary Trust Company as custodian of such assets in the same manner as if it were Trustee, and all references in this Article to the role of Putnam Fiduciary Trust Company as Trustee should be read to refer to its role as custodian with respect to such Plan Assets.

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ARTICLE XXI- MISCELLANEOUS PROVISIONS

     21.1 OFFSET FOR LEASED EMPLOYEE BENEFITS. The contributions received by a Leased Employee under a qualified plan maintained by the leasing organization and that are attributable to services performed for a Participating Employer may be applied as an offset against Employer Regular Profit Sharing Contributions, or Employer Regular Pension Contributions, in such manner as the Plan Administrator determines is consistent with Code Section 414(n).

     21.2 COVERAGE FAILURES. If the Plan is a nonstandardized plan, and it would otherwise fail to satisfy the coverage requirements of Code Section 410(b) for a Plan Year because of a requirement that a Participant complete a specified number (greater than 501) of Hours of Service during the Plan Year or be an Employee on the last day of the Plan Year in order to receive an Employer Contribution, then the Hours of Service requirement will be reduced by one, and one again (but not below 501), until a sufficient number of individuals receive a contribution to pass the coverage requirements of Code Section 410(b). If the Plan fails to satisfy the coverage requirement after such process, then the last day requirement will be applied by treating all individuals who were Employees on the day before the last day of the Plan Year, and the day before that again, as having been employed on the last day of the Plan Year until a sufficient number of individuals receive a contribution to pass the coverage requirements of Code Section 410(b).

     21.3 QUALIFIED MILITARY SERVICE. The Plan will comply with the requirements of Code Section 414(u) with respect to each Participant who is absent from service because of "qualified military service" (as defined in Code Section 414(u)(5)) provided that he/she returns to employment within such period after the end of the qualified military service as is prescribed under Code Section 414(u) (or other federal law cited therein). Accordingly, any such Participant will be permitted to make additional Employee Pre-Tax Contributions after his/her reemployment, will receive Employer Contributions, and will receive service credit for the period of qualified military service as required under Code Section 414(u).

     This provision will apply beginning on December 12, 1994.

     21.4 NO DIVERSION. The Trust Fund will be for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan. Accordingly, Plan Assets may not be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries and no amendment will be effective if it causes such diversion. Notwithstanding the foregoing, the Trustee will return amounts to the Participating Employers if the Lead Employer or Plan Administrator certifies that one of the following circumstances exists:

          (a) CONTRIBUTIONS MADE BY MISTAKE. If the Lead Employer determines that any contribution (or portion thereof) is made by a mistake of fact, the Trustee will, upon direction of the Lead Employer, return such contribution within one year. Gains attributable to such contribution (or portion thereof) will not be returned, but will remain in the Trust Fund and will be credited to a Pending Allocation Account. However, the amount returned will be reduced by any losses attributable to such contribution (or portion thereof).

          (b) CONTRIBUTIONS CONDITIONED ON QUALIFICATION. Contributions are conditioned upon initial qualification of the Plan under Code Section 401(a). If the Plan receives an adverse determination from the Internal Revenue Service with respect to such initial qualification, the Trustee will, upon direction of the Lead Employer or Plan Administrator, return the amount of such contribution within one year after the date of denial of qualification of the Plan; provided, however, that the application for qualification must have been submitted to the Internal Revenue Service by the time prescribed by law for filing the Lead Employer's federal income tax return for the taxable year in which the Plan is adopted, or by such later date as the Secretary of the Treasury may prescribe. For this purpose, the amount to be so returned will be the contributions actually made, adjusted for the investment experience of, and any expenses chargeable against, the portion of the Plan Assets attributable to the contributions actually made to the Plan.

          (c) CONTRIBUTIONS CONDITIONED ON DEDUCTIBILITY. Each employer contribution is conditioned upon its deductibility under Code Section 404. To the extent the deduction is disallowed by the Internal Revenue Service, the Trustee will, upon direction of the Lead Employer or Plan Administrator, return such contribution (to the extent disallowed) within one year after the disallowance of the deduction. However, gains attributable to such contribution (or disallowed portion thereof) will not be returned but will remain in the Trust Fund and will be credited to a Pending Allocation Account, and the amount returned will be reduced by any losses attributable to such contribution (or disallowed portion thereof).

          (d) RESIDUAL ASSETS. If any residual assets remain in the Trust Fund after the liabilities of the Plan to Participants and Beneficiaries have been satisfied and all reasonable expenses of the Plan have been paid, the Trustee will, upon direction of the Lead Employer or Plan Administrator, return such residual assets to Participating Employers, to the extent such residual assets are held in a Pending Allocation Account or cannot be allocated to Participants (for example, when there is no Plan Compensation upon which to allocate the remaining assets).

     In the case of any such return of contributions, adjustments will be made to the Contribution Accounts of Participants, and any Pending Allocation Account resulting from gains on returned amounts will be applied, in such manner as is directed by the Plan Administrator.

     21.5 QUALIFIED DOMESTIC RELATIONS ORDERS. Notwithstanding any contrary provision, an individual who is entitled to payments from the Plan as an "alternate payee" pursuant to a qualified domestic relations order (as defined in Code Section 414(p)) may, if the order so provides, receive a lump sum payment from the Plan of the amount payable to such individual as soon as administratively

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practicable after the date the order is determined to be a qualified domestic relations order, and all time for appeal of such determination has elapsed under the qualified domestic relations order procedures prescribed by the Plan Administrator. This payment form is available in addition to any payment forms otherwise provided under the Plan and authorized under the qualified domestic relations order.

     The Plan Administrator will be responsible for determining the "qualified" status of a domestic relations order, and a domestic relations order will not be effective for any purpose of the Plan until it is adopted by the court or applicable state authority and it is determined to be a qualified domestic relations order by the Plan Administrator. The Plan Administrator is not obligated to take any action (e.g., suspending distributions or investment transactions) in response to a proposed or draft order, or on information that any order is to be filed with the Plan. Further, the Plan Administrator may suspend payments under an order that it previously has determined to be a qualified domestic relations order if the Plan Administrator has received evidence calling into question the validity of such order under applicable domestic relations law. In such case, the Plan Administrator will take such actions as he/she/it deems reasonable to determine the validity of the order.

     A qualified domestic relations order may provide for an immediate assignment of only the vested portion of a Contribution Account, but may not provide for an immediate assignment of that portion of the vested portion of a Contribution Account that is subject to any lien (e.g., the portion that is subject to a tax levy, or the portion that secures a loan made to the Participant).

     21.6 INSURANCE COMPANY NOT RESPONSIBLE FOR VALIDITY OF PLAN. No insurance company that issues a contract under the Plan will have any responsibility for the validity of the Plan. An insurance company to which an application may be submitted hereunder may accept such application and will have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether an individual on whose life any contract is to be issued is entitled to such contract under the Plan.

     21.7 ADJUSTMENT OF DOLLAR LIMITS. The dollar limits imposed under the Code for various purposes as specified in the Plan will be adjusted from time to time for cost-of-living increases as provided in the Code.

     21.8 NO GUARANTEE OF EMPLOYMENT. Participation in the Plan does not constitute a guarantee or contract of employment with any Controlled Group Member. Participation in the Plan will in no way interfere with any rights the employer has to determine the duration of employment or the duration of an individual's status as a Self-Employed Individual.

     21.9 HEADINGS. Headings at the beginning of Articles and Sections are for convenience of reference, will not be considered a part of the text of the Plan, and will not influence its construction.

     21.10 CAPITALIZED DEFINITIONS. Capitalized terms used in the Plan will have their meaning as defined in the Plan unless the context clearly indicates to the contrary.

     21.11 GENDER. Any references to the masculine gender include the feminine and vice versa.

     21.12 USE OF COMPOUNDS OF WORD "HERE". Use of the words "hereof", "herein", "hereunder", or similar compounds of the word "here" will mean and refer to the entire Plan unless the context clearly indicates to the contrary.

     21.13 PLAN CONSTRUED AS A WHOLE. The provisions of the Plan will be construed as a whole in such manner as to carry out the provisions thereof and will not be construed separately without relation to the context.

     21.14 BENEFITING. A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Treas. Reg. Section 1.410(b)-3(a).

M1:888169.02

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